Filed Pursuant to Rule 424(b)(3) Registration No. 333-169345

Behringer Harvard Opportunity REIT II, Inc. is a Maryland corporation that elected to be taxed as a real estate investment trust beginning with the taxable year that ended December 31, 2008. We intend to acquire and operate a diverse portfolio of real estate assets. We focus on investments with possibilities for short-term capital appreciation as well as investments that also present opportunities for higher current income. We may invest in properties requiring development, redevelopment or repositioning, those located in markets and submarkets with high growth potential and those available from distressed sellers. We may acquire office, industrial, retail, hospitality, recreation and leisure, single-tenant, multifamily and other properties. We may originate or invest in real estate-related securities, commercial mortgage-backed securities, mortgage, bridge or mezzanine loans and Section 1031 tenant-in-common interests, or in entities that make similar investments. We expect to make our investments in or in respect of real estate assets located in the United States and other countries. As of the date of this prospectus we own interests in ten real properties and one real estate loan receivable.

We are offering a maximum of 50,000,000 shares of our common stock at a price of $10.00 per share in this follow-on primary offering, with discounts available to investors who purchase more than 50,000 shares and to other categories of purchasers. We also are offering 25,000,000 shares of common stock pursuant to our distribution reinvestment plan at $9.50 per share. We reserve the right to reallocate the shares we are offering between the primary offering and our distribution reinvestment plan. The minimum purchase is $2,000, except in New York where the minimum purchase is $2,500. This offering will terminate on or before July 5, 2013 (unless extended as permitted under applicable law).

The Offering:

	Price to Public	Selling Commissions	Dealer Manager Fee	Net Proceeds (Before Expenses)
Primary Offering
Per Share	$10.00	$0.70	$0.25	$9.05
Total Maximum	$500,000,000	$35,000,000	$12,500,000	$452,500,000
Distribution Reinvestment Plan
Per Share	$9.50	$—	$—	$9.50
Total Maximum	$237,500,000	$—	$—	$237,500,000

Investing in our common stock involves a high degree of risk. You should purchase shares only if you can afford a complete loss. See "Risk Factors" beginning on page 42. The most significant risks relating to your investment include the following:

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  There is no public trading market for our shares, and we cannot assure you that one will ever develop. You will have difficulty selling your shares, and if you are able to sell your shares, you will likely have to sell them at a loss. Until we list or liquidate, your shares will continue to be illiquid and you may, for an indefinite period of time, be unable to convert your investment into cash easily with minimum loss.

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  We commenced operations in April 2008, have a limited operating history, and have experienced losses in the past and may continue to experience losses in the future. As of March 31, 2011, we had an accumulated net loss to our stockholders of $11.8 million. This is a blind pool offering, so you will not have the opportunity to evaluate our investments before we make them. In addition, our board of directors may change our investment policies and objectives without stockholder approval, which could alter the nature of your investment.

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  If we raise substantially less than the maximum offering amount, we may not be able to invest in a diverse portfolio and the value of your investment may fluctuate more widely with the performance of specific investments.

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  The offering price of our shares of common stock for this offering was not determined on an independent basis, and this price is not a reflection of the book or net value of our assets or to our expected operating income.

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  We rely on our advisor to select properties and other investments and conduct our operations. Our advisor and its affiliates are largely dependent on fee income from us and other Behringer Harvard sponsored programs. If this fee income is adversely affected and our advisor became unable to meet its obligations, we would likely suffer significant business disruptions.

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  We are obligated to pay substantial fees to our advisor and its affiliates, some of which are payable based upon factors other than the quality of services provided to us. Our advisor and its affiliates face conflicts of interest, such as competing demands upon their time, their involvement with other Behringer Harvard entities and the allocation of opportunities among their affiliated entities and us.

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  Our advisor owns all 1,000 outstanding shares of our non-participating, non-voting, convertible stock. The convertible stock will convert into shares of our common stock upon certain events. The interests of our stockholders will be diluted upon such conversion.

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  We may incur substantial debt, which could hinder our ability to make distributions to our stockholders or could decrease the value of your investment in the event that income on, or the value of, the property securing such debt falls.

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  Until the proceeds from our public offerings are invested and generating operating cash flow, some or all of our distributions have been and may continue to be paid from other sources, such as from the proceeds of our public offerings, cash advances by our advisor, cash resulting from a waiver of fees or reimbursements due to our advisor, and borrowings in anticipation of future operating cash flow which may reduce the amount of capital we invest in assets, and negatively impact the return on your investment and the value of your investment. Our organizational documents do not limit the amount of distributions we can fund from sources other than from operating cash flow. We can provide no assurances that future cash flow will support paying our currently established distributions or maintaining distributions at any particular level or at all.

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  Our investment strategy may cause us to lose our REIT status, or to own and sell properties through taxable REIT subsidiaries, each of which would diminish the return to our stockholders.

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  We have made and expect to continue to make foreign investments and will be susceptible to changes in currency exchange rates, adverse political or economic developments, lack of uniform accounting standards and changes in foreign laws.

Neither the Securities and Exchange Commission, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. No one is authorized to make any statement about this offering different from those that appear in this prospectus. The use of projections or forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence that may flow from an investment in this offering is not permitted.

The dealer manager of this offering, Behringer Securities LP, an affiliate of our advisor, is not required to sell any specific number of shares or dollar amount of our common stock but will use its best efforts to sell the shares offered hereby. We expect Behringer Securities LP to engage third party broker-dealers to sell our shares in this offering.

The date of this prospectus is July 5, 2011.

i

SUITABILITY STANDARDS

General

        An investment in our common stock involves significant risk and is only suitable for persons who have adequate financial means, desire a relatively long-term investment and who will not need short-term liquidity from their investment. Persons who meet this standard and seek to diversify their personal portfolios with a finite-life, real estate-based investment, preserve capital, obtain the benefits of potential capital appreciation over the anticipated life of the fund, and who are able to hold their investment for a time period consistent with our liquidity plans are most likely to benefit from an investment in our company. On the other hand, we caution persons who require short-term liquidity or guaranteed income, or who seek a short-term investment, not to consider an investment in our common stock as meeting these needs.

        In order to purchase shares in this offering, you must:

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  meet the applicable financial suitability standards as described below; and

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  purchase at least the minimum number of shares as described below.

        We have established suitability standards for initial stockholders and subsequent purchasers of shares from our stockholders. These suitability standards require that a purchaser of shares have, excluding the value of a purchaser's home, home furnishings and automobiles, either:

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  a net worth of at least $250,000; or

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  a gross annual income of at least $70,000 and a net worth of at least $70,000.

        A few states have established suitability requirements in addition to the ones described above. Shares are sold to investors in these states only if they meet the additional suitability standards set forth below:

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  Kansas and Maine—It is recommended by both the office of the Kansas Securities Commissioner and the Maine Office of Securities that Kansas and Maine investors not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments. Liquid net worth is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

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  Alabama, California, Kentucky, Massachusetts, Oregon, Pennsylvania and Tennessee—Investors must have a liquid net worth of at least 10 times their investment in us.

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  Michigan, North Dakota and Ohio—Investors must have a liquid net worth of at least 10 times their investment in us and other Behringer Harvard sponsored real estate programs.

        The minimum purchase is 200 shares ($2,000), except in New York, where the minimum purchase is 250 shares ($2,500). You may not transfer fewer shares than the minimum purchase requirement nor may you transfer, fractionalize or subdivide your shares so as to retain less than the number of shares required for the minimum purchase except, in both cases, in connection with certain redemptions or by operation of law. In order to satisfy the minimum purchase requirements for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100. You should note that an investment in shares of our common stock will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code of 1986, as amended (Internal Revenue Code).

        After you have purchased the minimum investment in this offering, or have satisfied the minimum purchase requirements of Behringer Harvard REIT I, Behringer Harvard Multifamily REIT II, Behringer Harvard Opportunity REIT I, Behringer Harvard Multifamily REIT I, Behringer Harvard

Short-Term Opportunity Fund I, Behringer Harvard Mid-Term Value Enhancement Fund I or any other Behringer Harvard public real estate program, and if you continue to hold such minimum investment, any additional purchase must be in increments of at least 20 shares ($200), except for purchases of shares pursuant to our distribution reinvestment plan, which may be in lesser amounts.

        In the case of sales to fiduciary accounts, these suitability standards must be met by one of the following: (1) the fiduciary account, (2) the person who directly or indirectly supplied the funds for the purchase of the shares or (3) the beneficiary of the account. These suitability standards are intended to help ensure that, given the long-term nature of an investment in our shares, our investment objectives and the relative illiquidity of our shares, shares of our common stock are an appropriate investment for those of you who become investors.

        Our sponsor, those selling shares on our behalf and participating broker-dealers and registered investment advisers recommending the purchase of shares in this offering are required to:

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  make every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for each investor based on information provided by such investor to the broker-dealer or registered investment adviser, including such investor's age, investment objectives, investment experience, income, net worth, financial situation and other investments; and

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  maintain records for at least six years of the information used to determine that an investment in the shares is suitable and appropriate for each investor.

In making this determination, your participating broker-dealer or your registered investment adviser considers, based on a review of the information provided by you, whether you:

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  meet the minimum income and net worth standards established in your state;

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  can reasonably benefit from an investment in our common stock based on your overall investment objectives and portfolio structure;

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  are able to bear the economic risk of the investment based on your overall financial situation; and

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  have an apparent understanding of:

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  the fundamental risks of an investment in our common stock;

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  the risk that you may lose your entire investment;

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  the lack of liquidity of our common stock;

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  the restrictions on transferability of our common stock;

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  the background and qualifications of our advisor; and

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  the tax consequences of an investment in our common stock.

Restrictions Imposed by the PATRIOT Act and Related Acts

        The shares of common stock offered hereby may not be offered, sold, transferred or delivered, directly or indirectly, to any "unacceptable investor." "Unacceptable investor" means any person who is a:

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  person or entity who is a "designated national," "specially designated national," "specially designated terrorist," "specially designated global terrorist," "foreign terrorist organization," or "blocked person" within the definitions set forth in the Foreign Assets Control Regulations of the U.S. Treasury Department;

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  person acting on behalf of, or any entity owned or controlled by, any government against whom the United States maintains economic sanctions or embargoes under the Regulations of the U.S. Treasury Department;

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  person or entity subject to additional restrictions imposed by any of the following statutes or regulations and executive orders issued thereunder: the Trading with the Enemy Act, the National Emergencies Act, the Antiterrorism and Effective Death Penalty Act of 1996, the International Emergency Economic Powers Act, the United Nations Participation Act, the International Security and Development Cooperation Act, the Nuclear Proliferation Prevention Act of 1994, the Foreign Narcotics Kingpin Designation Act, the Iran and Libya Sanctions Act of 1996, the Cuban Democracy Act, the Cuban Liberty and Democratic Solidarity Act and the Foreign Operations, Export Financing and Related Programs Appropriations Act or any other law of similar import as to any non-U.S. country, as each such act or law has been or may be amended, adjusted, modified or reviewed from time to time; or

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  person or entity designated or blocked, associated or involved in terrorism, or subject to restrictions under laws, regulations, or executive orders as may apply in the future similar to those set forth above.

PROSPECTUS SUMMARY

        As used herein and unless otherwise required by context, the term "prospectus" refers to this prospectus as amended and supplemented. This prospectus summary highlights selected information contained elsewhere in this prospectus. See also the "Questions and Answers About This Offering" section immediately following this summary. This section and the "Questions and Answers About This Offering" section do not contain all of the information that is important to your decision whether to invest in our common stock. To understand this offering fully, you should read the entire prospectus carefully, including the "Risk Factors" section and the financial statements incorporated by reference in this prospectus.

 Behringer Harvard Opportunity REIT II, Inc.

        Behringer Harvard Opportunity REIT II, Inc. is a Maryland corporation formed in January 2007 that elected to be taxed as a real estate investment trust (REIT) under the Internal Revenue Code, beginning with the taxable year ended December 31, 2008. We intend to acquire and operate commercial real estate and real estate-related assets on an opportunistic basis. In particular, we focus generally on acquiring commercial properties with significant possibilities for short-term capital appreciation, such as those requiring development, redevelopment or repositioning, those located in markets and submarkets with high growth potential and those available from sellers who are distressed or face time-sensitive deadlines. In addition, given economic conditions as of the date of this prospectus, our opportunistic investment strategy may also include investments in real estate-related assets that present opportunities for higher current income. Such investments may also have capital gain characteristics, whether as a result of a discount purchase or related equity participations. Our management and board have extensive experience investing in numerous types of properties. Thus, we may acquire a wide variety of commercial properties, including office, industrial, retail, hospitality, recreation and leisure, single-tenant, multifamily and other real properties. These properties may be existing, income-producing properties, newly constructed properties or properties under development or construction and may include multifamily properties purchased for conversion into condominiums and single-tenant properties that may be converted for multifamily use. Further, we may invest in real estate-related securities, including securities issued by other real estate companies, either for investment or in change of control transactions completed on a negotiated basis or otherwise. We also may originate or invest in commercial mortgage-backed securities, mortgage, bridge or mezzanine loans and Section 1031 tenant-in-common interests (including those issued by affiliates of our advisor), or in entities that make investments similar to the foregoing. We expect to make our investments in or in respect of real estate assets located in the United States and other countries based on our view of existing market conditions. Our investment strategy is designed to provide investors with a diversified portfolio of real estate assets.

        We commenced an initial public offering of shares of our common stock on January 21, 2008, pursuant to which we offered 100,000,000 shares of our common stock at a price of $10.00 per share in our primary offering. We also offered 25,000,000 shares of common stock pursuant to our distribution reinvestment plan at $9.50 per share. Our initial public offering terminated on July 3, 2011. As of June 24, 2011 we had raised gross offering proceeds of approximately $245 million from the sale of approximately 24.6 million shares in our initial public offering, including shares sold under our distribution reinvestment plan.

        We plan to own substantially all of our assets and conduct our operations through Behringer Harvard Opportunity OP II LP, which we refer to as our operating partnership in this prospectus. Our wholly owned subsidiary, BHO II, Inc., is the sole general partner of and owns a 0.1% partnership interest in Behringer Harvard Opportunity OP II. BHO Business Trust II, our wholly owned subsidiary, is the sole limited partner and the owner of the remaining 99.9% interest in Behringer Harvard Opportunity OP II.

        Our office is located at 15601 Dallas Parkway, Suite 600, Addison, Texas 75001. Our toll free telephone number is (866) 655-3600.

Our Advisor

        Our external advisor is Behringer Harvard Opportunity Advisors II, LLC, a Texas limited liability company that was formed on March 16, 2010 when Behringer Harvard Opportunity Advisors II LP, a Texas limited partnership formed in January 2007, was converted to a limited liability company. Behringer Harvard Opportunity Advisors II is responsible for managing our day-to-day affairs and for identifying and making acquisitions and investments on our behalf.

Our Management

        We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Our board of directors, including a majority of our independent directors, must approve each investment proposed by our advisor, as well as certain other matters set forth in our charter. We have six members on our board of directors. A majority of the directors are independent of our advisor and have responsibility for reviewing its performance. Our directors are elected annually by our stockholders. Although we have executive officers who manage our operations, we do not have any paid employees.

Our REIT Status

        As a REIT, we generally are not subject to federal income tax on income that we distribute to our stockholders. Under the Internal Revenue Code, REITs are subject to numerous organizational and operational requirements, including a requirement that they distribute at least 90% of their taxable income, excluding income from operations or sales through a taxable REIT subsidiary, or TRS. If we fail to qualify for taxation as a REIT in any year, our income for that year will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four years following the year of our failure to qualify as a REIT. Even if we qualify as a REIT for federal income tax purposes, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.

Terms of the Offering

        We are offering a maximum of 50,000,000 shares of our common stock to the public in our primary offering through Behringer Securities, our dealer manager and a registered broker-dealer affiliated with our advisor. The shares are being offered at a price of $10.00 per share with discounts available to certain categories of purchasers. We are also offering 25,000,000 shares for sale pursuant to our distribution reinvestment plan at a price of $9.50 per share. We reserve the right to reallocate the shares of common stock registered in this offering between the primary offering and the distribution reinvestment plan. The offering of our shares will terminate on or before July 5, 2013. However, our board of directors may extend the offering an additional year. If we extend the offering for another year and file another registration statement during the one-year extension in order to sell additional shares, we could continue to sell shares in this offering until the earlier of 180 days after the third anniversary of the effectiveness of this offering or the effective date of the subsequent registration statement. If we extend the primary offering beyond July 5, 2013, we will provide that information in a prospectus supplement. If we file a subsequent registration statement, we could continue offering shares with the same or different terms and conditions. Nothing in our organizational documents prohibits us from engaging in additional subsequent public offerings of our stock. Although we could continue public offerings indefinitely, and although we have not set a date or an aggregate amount of offering proceeds beyond which we must stop offering shares, we do not expect to continue offering shares beyond July 5, 2013. Our board of directors has the discretion to extend the offering period for the shares being sold pursuant to our distribution reinvestment plan up to the sixth anniversary of the termination of the primary offering, in which case we will notify participants in the plan of such extension. Our board of directors may terminate this offering at any time prior to the termination date. This offering must be registered in every state in which we offer or sell shares. Generally, such registrations are for a period of one year. Thus, we may have to stop selling shares in any state in which the registration is not renewed annually.

        In connection with our organization, we issued to Behringer Harvard Holdings, an affiliate of our advisor, 1,000 shares of our non-participating, non-voting, convertible stock. On April 2, 2010, Behringer Harvard Holdings transferred ownership of the convertible stock to our advisor. The convertible stock is non-voting, is not entitled to any distributions and is a separate class of stock from the common stock to be issued in this offering. Any reference in this prospectus to our "common stock" means the class of common stock offered hereby. Any reference in this prospectus to our "convertible stock" means the class of non-participating, non-voting, convertible stock currently owned by our advisor.

Summary Risk Factors

        An investment in our common stock is subject to significant risks that are described in more detail in the "Risk Factors" and "Conflicts of Interest" sections of this prospectus. If we are unable to effectively manage the impact of these risks, we may not meet our investment objectives and, therefore, you may lose some or all of your investment. The following is a summary of the risks that we believe are most relevant to an investment in shares of our common stock:

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  There is no public trading market for our shares, and we cannot assure you that one will ever develop. Until our shares are listed, if ever, you may not sell your shares unless the buyer meets the applicable suitability and minimum purchase standards. Furthermore, if we do not achieve our goal of commencing a liquidation or listing within three to six years after the termination of our initial public offering, your shares may continue to be illiquid and you may, for an indefinite period of time, be unable to convert your investment into cash easily with minimum loss. In addition, our charter prohibits the ownership of more than 9.8% of our outstanding shares of common or preferred stock, unless exempted by our board of directors. Until our shares are publicly traded, you will have difficulty selling your shares, and even if you are able to sell your shares, you will likely have to sell them at a substantial discount.

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  The offering price of our shares of common stock for this offering was not determined on an independent basis, and this price is not a reflection of the book or net value of our assets or to our expected operating income. We have adopted a valuation policy in respect of estimating the per share value of our common stock and expect to disclose such valuation annually in our annual report on Form 10-K, but this estimated value is subject to significant limitations. Pursuant to our valuation policy, during the following time periods we generally will use the gross offering price of a share of the common stock as our estimated per share value:

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  during this offering;

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  if we have commenced another offering of common stock, during such follow-on offering; and

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  for 18 months after the termination of the later of this offering or any follow-on offering.

    In addition, if we have commenced an offering of other securities from which our board of directors believes the value of a share of common stock can be estimated, during such subsequent offering period and for 18 months after the termination of such offering, we will use the value derived from the gross offering price of the other security, as the per share estimated value of the common stock. For purposes of the foregoing, an offering does not include any offering related to a distribution reinvestment plan, employee benefit plan or the redemption of interests in our operating partnership. This estimated value is not likely to reflect the proceeds you would receive upon our liquidation or upon the sale of your shares. In addition, this per share valuation method is not designed to arrive at a valuation that is related to any individual or aggregated value estimates or appraisals of the value of our assets.

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  We commenced operations in April 2008, have only a limited operating history, no established financing sources other than proceeds from our public offerings, and have experienced losses in the past and may continue to experience losses in the future. In addition, the prior performance of real estate investment programs sponsored by affiliates of our advisor may not be indicative of our future results. As of March 31, 2011, we had an accumulated net loss to our stockholders of $11.8 million.

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  This is a "blind pool" offering because we own few assets, and although our advisor is continuing to present investment opportunities to us, we have not entered into any purchase and sale agreements for which to apply proceeds from this offering as of the date of this prospectus. You will not have the opportunity to evaluate our investments prior to our making them. You must rely totally upon our advisor's ability to select our investments. In addition, our board of directors may change our investment policies and objectives without stockholder approval, which could alter the nature of your investment.

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  The number of investments that we will make and the diversification of those investments will be reduced to the extent that we sell less than the maximum offering of 50,000,000 shares. There is a greater risk that you will lose money in your investment if we cannot diversify our portfolio.

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  Our ability to achieve our investment objectives and to make distributions depends on the performance of our advisor for the day-to-day management of our business and the selection of our real estate properties, loans and other investments. Our advisor and its affiliates are largely dependent on fee income from us and other Behringer Harvard sponsored programs. If this fee income is adversely affected, our advisor may become unable to meet its obligations, and we would likely suffer significant business disruptions.

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  Recent and ongoing global economic concerns may adversely affect our operating results and financial condition, the value of our investments and our ability to obtain financing on attractive terms, if at all.

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  Our opportunistic property acquisition strategy may involve the acquisition of properties in markets that are depressed or overbuilt, and/or those with high growth potential in real estate lease rates and sale prices. As a result of our investment in these types of markets, we face increased risks relating to changes in local market conditions and increased competition for similar properties in the same market, as well as increased risks that these markets will not recover and the value of our properties in these markets will not increase, or will decrease, over time. Our intended approach to acquiring and operating income-producing properties involves more risk than comparable real estate programs that have a targeted holding period for investments longer than ours, utilize leverage to a lesser degree and/or employ more conservative investment strategies.

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  Until the proceeds from our public offerings are invested and generating operating cash flow sufficient to fully fund distributions to our stockholders, some or all of our distributions have been and may continue to be paid from other sources, such as from the proceeds of our public offerings, cash advances to us by our advisor, cash resulting from a deferral of asset management fees, and borrowings (including borrowings secured by our assets) in anticipation of future operating cash flow, which may reduce the amount of capital we invest in assets, and negatively impact the return on your investment and the value of your investment. Our organizational documents do not limit the amount of distributions we can fund from sources other than from operating cash flow. We can provide no assurances that future cash flow will support paying our currently established distributions or maintaining distributions at any particular level or at all.

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  For the four quarters ended March 31, 2011, we paid aggregate cash distributions of approximately $3.2 million which were funded with proceeds from our initial public offering. For the three months ended March 31, 2011, we redeemed approximately $0.5 million of shares which were funded with proceeds from our distribution reinvestment plan. For these periods, neither our redemptions nor our cash distributions were funded with cash provided by operating activities.

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  We expect to have little cash flow from operations available for distribution until we make substantial investments. To the extent our investments are in development or redevelopment projects or in properties that have significant capital requirements, our ability to make distributions may be negatively impacted, especially during our early periods of operation.

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  We pay substantial fees to our advisor and its affiliates, some of which are payable based upon factors other than the quality of services provided to us. These fees could influence our advisor's advice to us as well as the judgment of affiliates of our advisor performing services for us.

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  Each of our executive officers also serve as officers of our advisor, our property manager, our dealer manager and other entities affiliated with our advisor, including the advisors to and general partners of other Behringer Harvard sponsored real estate programs. Our advisor and its affiliates face various conflicts of interest resulting from their activities, such as conflicts related to allocating the purchase and leasing of properties and other assets between us and other Behringer Harvard sponsored programs, conflicts related to any joint ventures, tenant-in-common investments or other co-ownership arrangements between us and any such other programs and conflicts arising from time demands placed on our advisor and its executive officers in serving other Behringer Harvard sponsored programs.

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  In connection with our organization, we issued to Behringer Harvard Holdings, an affiliate of our advisor, 1,000 shares of our convertible stock at a purchase price of $1.00 per share. On April 2, 2010, Behringer Harvard Holdings transferred ownership of the convertible stock to our advisor. Under limited circumstances, these shares may be converted into shares of our common stock, resulting in dilution of our stockholders' interest in us. Generally, our convertible stock will convert into shares of common stock on one of two events. First, it will convert if we have paid distributions to common stockholders such that aggregate distributions are equal to 100% of the price at which we sold our outstanding shares of common stock plus an amount sufficient to produce a 10% cumulative, non-compounded, annual return at that price. Alternatively, the convertible stock will convert if we list our shares of common stock on a national securities exchange and, on the 31st trading day after listing, the value of our company based on the average trading price of our shares of common stock since the listing, plus prior distributions, combine to meet the same 10% return threshold for our common stockholders. Our advisor and Mr. Behringer can influence whether and when our common stock is listed for trading on a national securities exchange or our assets are liquidated, and their interests in our convertible stock could influence their judgment with respect to listing or liquidating.

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  We may incur substantial debt. Loans we obtain will be secured by some of our properties, which will put those properties at risk of forfeiture if we are unable to pay our debts and could hinder our ability to make distributions to our stockholders or could decrease the return on your investment and the value of your investment in the event income on such properties, or their value, falls. Principal and interest payments on these loans reduce the amount of money available to make distributions to you.

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  To ensure that we continue to qualify as a REIT, our charter contains certain protective provisions, including a provision that prohibits any stockholder from owning more than 9.8% of our outstanding shares of common or preferred stock during any time that we are qualified as a REIT. However, our charter also allows our board to waive compliance with certain of these protective provisions, which may have the effect of jeopardizing our REIT status. Furthermore, this limitation does not apply to the holder of our convertible stock or shares of common stock issued upon conversion of our convertible stock.

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  We may not remain qualified as a REIT for federal income tax purposes, which would subject us to the payment of tax on our income at corporate rates and reduce the amount of funds available for payment of distributions to our stockholders.

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  If we hold and sell one or more properties through TRSs, our return to stockholders would be diminished because the gain from any such sale would be subject to a corporate-level tax, thereby reducing the net proceeds from such sale available for distribution to our stockholders. Moreover, if the ownership and sale of one of more of our properties by a TRS causes the value of our non-mortgage securities in our TRSs to exceed 25% of the value of all of our assets at the end of any calendar quarter, we may lose our status as a REIT.

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  Real estate investments are subject to general downturns in the industry as well as downturns in specific geographic areas. We cannot predict what the occupancy level will be in a particular building or that any tenant or mortgage or other real estate-related loan borrower will remain solvent. We also cannot predict the future value of our properties. Accordingly, we cannot guarantee that you will receive cash distributions or appreciation of your investment.

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  We have made and expect to continue to make foreign investments and will be susceptible to risks associated with such investments, including changes in currency exchange rates, adverse political or economic developments, lack of uniform accounting standards and changes in foreign laws.

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  You will not have preemptive rights as a stockholder; thus, any shares we issue in the future may dilute your interest in us.

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  We may invest some of the offering proceeds to acquire vacant land on which a building will be constructed in the future. Additionally, we may acquire property for redevelopment. These types of investments involve risks relating to the construction company's ability to control construction costs, failure to perform, or failure to build or redevelop in conformity with plan specifications and timetables. We will be subject to potential cost overruns and time delays for properties under construction or redevelopment. Increased costs of newly constructed or redeveloped properties may reduce our returns to you, while construction delays may delay our ability to distribute cash to you.

Description of Properties and Real Estate-Related Investments to be Acquired

        As of the date of this prospectus, we own interests in ten real properties and one real estate loan receivable. We use an opportunistic investment strategy to acquire real estate and real estate-related investments. We seek to invest in properties that we believe may be repositioned or redeveloped so that they will reach an optimum value within three to six years after the termination of our initial public offering. We may acquire properties with lower tenant quality or low occupancy rates and reposition them by seeking to improve the property, tenant quality and occupancy rates and thereby increase lease revenues and overall property value. We may also acquire properties from sellers who are distressed or face time-sensitive deadlines with the expectation that we can achieve better success with the properties. Further, we may invest in properties that we believe present an opportunity for enhanced future value because all or a portion of the tenant leases expire within a short period after the date of acquisition and we intend to renew leases or replace existing tenants at the properties for improved tenant quality.

        We may invest in a wide variety of commercial properties, including, without limitation, office buildings, shopping centers, business and industrial parks, manufacturing facilities, single-tenant properties, multifamily properties, warehouses and distribution facilities, motel and hotel properties and recreation and leisure properties, such as marinas, ski resorts and spa and health facilities located on or near resort properties we may acquire. We may purchase properties that have been constructed and have operating histories, are newly constructed, are under development or construction, or are not yet developed. Additionally, as a property reaches what we believe to be its optimum value, we will consider disposing of the property and may do so for the purpose of either distributing the net sale proceeds to our stockholders or investing the proceeds in other properties that we believe may produce a higher overall future return to our investors. We anticipate that such dispositions typically would occur during the period from three to six years after the termination of our initial public offering. However, we may consider investing in properties with a different anticipated holding period in the event such properties provide an opportunity for an attractive overall return. For example, we may acquire or develop multifamily properties specifically to convert directly into condominiums as well as upgrade and sell existing properties as individual condominiums. We may also acquire properties in markets that are depressed or overbuilt with the anticipation that, within our anticipated holding period, the markets will recover and favorably impact the value of these properties. Many of the markets where we will acquire properties may have high growth potential in real estate lease rates and sale prices. In addition, we may acquire interests in other entities with similar real property investments or investment strategies. As a result of our flexibility to invest in a variety of types of commercial properties rather than in specific limited property types, our intent to target properties with significant possibilities for near-term capital appreciation, and our use of a higher degree of leverage, we believe that we will have the opportunity to provide a rate of return superior to real estate programs that invest in a limited range of property types, have a longer anticipated holding period, utilize leverage to a lesser degree and/or employ more conservative investment strategies. We expect to make our investments in or in respect of real estate assets located in the United States and other countries.

        In addition, to the extent that our advisor determines that it is advantageous, we may originate or invest in (1) equity securities such as common stocks, preferred stocks and convertible preferred securities of public or private real estate companies such as other REITs and other real estate operating companies, (2) debt securities such as commercial mortgages, mortgage loan participations, commercial mortgage-backed securities and debt securities issued by other real estate companies, and (3) mezzanine loans, bridge loans and certain non-U.S. dollar denominated securities. In each case, these real estate-related assets will have been identified as being opportunistic investments with significant possibilities for near-term capital appreciation or higher current income.

        We may enter into one or more joint ventures, tenant-in-common investments or other co-ownership arrangements for the acquisition, development or improvement of properties with third parties or certain affiliates of our advisor, including other present and future REITs and real estate limited partnerships sponsored by affiliates of our advisor. We may also serve as lender to these joint ventures, tenant-in-common programs or other Behringer Harvard sponsored programs.

Description of Portfolio as of March 31, 2011

        As of March 31, 2011, we consolidated eight real property investments. In addition, we have a noncontrolling, unconsolidated ownership interest in one real property investment that we account for using the equity method. All of our real property ownership interests have been acquired from third parties unaffiliated with us or our advisor. The following is a summary of our consolidated real property investments as of March 31, 2011:

Property Name	Location	Property Type	Date Acquired		Ownership Interest(1)		Contract Purchase Price(2)		Approximate Rentable Space or Number of Units and Total Square Feet of Units	Approximate Annualized Base Rent or Average Effective Monthly Rent Per Unit(3)		Average Remaining Lease Term in Years	Approximate % Occupied
1875 Lawrence	Denver, Colorado	Office Building	10/28/08		100%		$34,500,000		185,000 sq. ft.	$4,195,800		3.5	71%
Palms of Monterrey(4)	Fort Myers, Florida	Multifamily	5/10/10		90%		$25,400,000	(4)	408 units and 518,000 sq. ft.	$861		N/A	97%
Holstenplatz	Hamburg, Germany	Office Building	6/30/10		100%		$12,500,000	(5)	80,000 sq. ft.	$1,353,600		4.5	86%
Archibald Business Center	Ontario, California	Office and Industrial Warehouse	8/27/10		80%		$9,500,000		231,000 sq. ft.	$693,000		0.8	100%
Parrot's Landing	North Lauderdale, Florida	Multifamily	9/17/10		90%		$42,000,000		560 units and 519,000 sq. ft.	$890		N/A	93%
Florida MOB Portfolio(7)	South Florida	Medical Office	10/8/10 & 10/20/10	(7)	90	%(8)	$70,800,000		694,000 sq. ft.	$13,533,000		3	82%
Courtyard Kauai at Coconut Beach Hotel	Kauai, Hawaii	Hotel	10/20/10		80%		$38,000,000	(9)	311 rooms and 6,200 sq. feet of meeting space		(10)	N/A	50%
Interchange Business Center	San Bernardino, California	Industrial	11/23/10		80%		$30,000,000		802,000	$3,055,620		2.8	29%

(1)
Properties in which we do not own a 100% interest were acquired through joint ventures with unaffiliated third parties. In each of our joint venture arrangements, our joint venture partner may manage the property subject to our approval of all major decisions. In addition, our joint venture partners generally receive a promote after the joint venture members have received a preferred return.

(2)
Contract purchase price excludes closing costs. We have funded the contract purchase price for our real property investments based on our ownership interest in the property.

(3)
Annualized base rent for our office and industrial properties is calculated by annualizing the current, in-place monthly base rent for leases as of March 31, 2011 and does not take into account any rent concessions or prospective rent increases. To the extent we are required to provide rent concessions in the future, our annualized base rent may be lower. For the three months ended March 31, 2011, we incurred $0.1 million in free rent, which is less than 1% of our consolidated rental revenues as of March 31, 2011. Effective monthly rent per unit for our multifamily properties reflects tenant concessions available over the term of the lease.

(4)
Prior to May 10, 2010, our investment was in the promissory note secured by a first lien mortgage on Palms of Monterrey that we purchased in default on October 2, 2009. We acquired a fee simple interest in Palms of Monterrey through foreclosure proceedings. The contract purchase price of the property is the purchase price for the promissory note we acquired in default.

(5)
The contract purchase price for Holstenplatz was €10.25 million. The contract purchase price provided in the table is based upon a spot foreign exchange rate of $1.22 per Euro as of June 30, 2010, the date of acquisition.

(6)
The annualized base rent for Holstenplatz was €960,143 as of March 31, 2011. The annualized base rent provided in the table is based upon a spot foreign exchange rate of $1.40979 per Euro as of March 31, 2011.

(7)
On October 8, 2010, we acquired a portfolio of eight medical office buildings and fee simple title to certain excess land related to the portfolio, and entered into ground leases with the seller for each of the eight buildings, which ground leases expire in October 2060 with an option to extend the lease for 25 years, known as the Original Florida MOB Portfolio. Fee simple title to the land upon which the eight buildings are located was retained by the seller. On October 20, 2010, we acquired a medical office building known as Gardens Medical Pavilion. Collectively, we refer to the Original Florida MOB Portfolio and Gardens Medical Pavilion as the Florida MOB Portfolio.

(8)
The Florida MOB Portfolio consists of nine medical office buildings. We own 90% of each of eight of the buildings. We own 90% of an 88.7% JV interest in the ninth building, Gardens Medical Pavilion.

(9)
The Courtyard Kauai at Coconut Beach Hotel was acquired for the assumption and modification of $38 million of existing senior financing secured by a first lien mortgage on the property.

(10)
As of March 31, 2011, the average daily rate per room was $103.14, and revenue per available room was $44.21.

        In addition to the properties summarized above, we have a noncontrolling, unconsolidated net 16% ownership interest in a joint venture that owns a two-building industrial warehouse complex with an aggregate 1.4 million square feet of rentable space located in San Bernardino, California ("Inland Empire Distribution Center") that we account for using the equity method. We paid $3.7 million, exclusive of closing costs, for our equity interest.

        As of March 31, 2011, we owned one real estate loan receivable acquired through a transaction with a third party unaffiliated with us or our advisor. The following is a summary of our real estate loan receivable as of March 31, 2011 (dollars in thousands):

Loan Name/ Location of Related Property or Collateral	Date Acquired	Property Type	Loan Type	Payment Type		Outstanding Principal Balance	Purchase Price	Contractual Interest Rate	Maturity Date	Carrying Amount
PAL Junior Loan/ U.S. Army Installations Nationwide	8/14/2009	Hospitality/Redevelopment	Second Mortgage		(1)	$25,000	Origination	18%	9/1/2016	$25,193

(1)
Interest only monthly payments calculated at the rate of 10% per annum (the "Minimum Monthly Payment") from October 1, 2009 through September 1, 2011. Minimum Monthly Payments, and accrued and unpaid interest to the extent of available cash flow from October 1, 2011 and ending on September 1, 2013. Minimum Monthly Payments, and accrued and unpaid interest and principal to the extent of available cash flow from October 1, 2013 and ending on August 1, 2016 with any remaining principal amount and accrued and unpaid interest due and payable upon maturity.

Policy with Respect to Leverage

        There is no limitation on the amount we may invest in any single property or other asset or on the amount we can borrow for the purchase of any individual property or other investment. Under our charter, the maximum amount of our indebtedness shall not exceed 300% of our "net assets" (as defined by our charter) as of the date of any borrowing; however, we may exceed that limit if approved by a majority of our independent directors. In addition to our charter limitation, our board of directors has adopted a policy to generally limit our aggregate borrowings to approximately 75% of the aggregate value of our assets unless substantial justification exists that borrowing a greater amount is in our best interests. Our policy limitation, however, does not apply to individual real estate assets and only will apply once we have ceased raising capital under this or any subsequent offering and invested substantially all of our capital. As a result, we expect to borrow more than 75% of the contract purchase price of each real estate asset we acquire to the extent our board of directors determines that borrowing these amounts is prudent. Our board of directors must review our aggregate borrowings at least quarterly. We have not established any financing sources except proceeds from our public offerings at this time. See the "Investment Objectives and Criteria—Borrowing Policies" section of this prospectus for a more detailed discussion of our borrowing policies.

Estimated Use of Proceeds of this Offering

        Assuming that we sell the maximum offering of 50,000,000 shares pursuant to our primary offering and no shares are reallocated from our distribution reinvestment plan to our primary offering, we expect to use up to approximately 89.0% of the gross proceeds raised in this primary offering for investment in real estate, loans and other investments, paying acquisition fees and expenses incurred in making such investments and for any capital reserves we may establish. We expect to use up to approximately 86.4% of the gross proceeds to make investments in real estate properties, mortgage, bridge or mezzanine loans and other investments and to use approximately 2.6% of the gross proceeds for payment of acquisition fees and expenses related to the selection and acquisition of our investments, assuming no debt financing fee or establishment of capital reserves. The remaining gross proceeds from the primary offering, up to 11.0%, will be used to pay selling commissions, dealer manager fees and other organization and offering costs. The amount available for investment will be less to the extent we use proceeds from our primary offering to fund redemptions under our share redemption program or to fund distributions to stockholders.

Investment Objectives

        Our primary investment objectives are:

  •
  to realize growth in the value of our investments within three to six years of the termination of our initial public offering;

  •
  to preserve, protect and return your capital contribution;

  •
  to grow net cash from operations so more cash is available for distributions to you; and

  •
  to enable you to realize a return of your investment by beginning the process of liquidating and distributing cash to you or by listing our shares for trading on a national securities exchange within three to six years after termination of our initial public offering.

        If we do not begin the process of liquidating our assets or listing our shares within six years of the termination of our initial public offering, our charter requires that we hold a stockholders meeting to vote on a proposal for our orderly liquidation unless a majority of our board of directors and a majority of our independent directors vote to defer such a meeting beyond the sixth anniversary of the termination of our initial public offering. The proposal would include information regarding appraisals of our portfolio. If our stockholders did not approve the proposal, we would obtain new appraisals and resubmit the proposal by proxy statement to our stockholders up to once every two years upon the written request of stockholders owning 10% of our outstanding common stock.

        See the "Investment Objectives and Criteria" section of this prospectus for a more complete description of our business and objectives.

Distribution Policy

        In order to qualify as a REIT, we are required to distribute at least 90% of our annual REIT taxable income to our stockholders. Until we generate sufficient cash flow from operations to fully fund the payment of distributions, some or all of our distributions will be paid from other sources. As of the date of this prospectus, our distributions were partially funded from cash flow from operations and the remainder from other financing activities, such as proceeds from our initial public offering. To the extent our investments are in development or redevelopment projects or in properties that have significant capital requirements, our ability to make distributions may be negatively impacted, especially during our early periods of operation. As development projects are completed and begin to generate income, we expect to have additional funds available to pay distributions. We can provide no assurances as to when we will begin to generate sufficient cash flow from operations to fully fund distributions.

        Distributions are authorized at the discretion of our board of directors, based on its analysis of our performance over the previous period, expectations of performance for future periods, including actual and anticipated operating cash flow, changes in market capitalization rates for investments suitable for our portfolio, capital expenditure needs, general financial condition, and other factors that our board deems relevant. The board's decision will be influenced, in substantial part, by its obligation to ensure that we maintain our status as a REIT. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period but may be paid in anticipation of cash flow that we expect to receive during a later period or of receiving funds in an attempt to make distributions relatively uniform. Our board of directors declares distributions on a monthly or quarterly basis, portions of which are paid on a monthly basis. Monthly distributions are paid based on daily record dates so our investors will be entitled to be paid distributions beginning on the day they purchase shares. Since we commenced operations on April 1, 2008, our board of directors has declared distributions based on daily record dates through June 30, 2011.

        Many of the factors that can affect the availability and timing of cash distributions to stockholders are beyond our control, and a change in any one factor could adversely affect our ability to pay future distributions. There can be no assurance that future cash flow will support paying our currently established distributions or maintaining distributions at any particular level or at all.

Conflicts of Interest

        Our advisor and its executive officers experience conflicts of interest in connection with the management of our business affairs, including the following:

  •
  Our advisor and its executive officers have to allocate their time between us and the other Behringer Harvard sponsored programs and activities in which they are involved.

  •
  The executive officers of our advisor and its affiliates are advisors or general partners of other Behringer Harvard sponsored programs, and they must determine which Behringer Harvard sponsored program or other entity should purchase any particular property or make any other investment, or enter into a joint venture or co-ownership arrangement for the acquisition of specific investments.

  •
  We may compete with other Behringer Harvard sponsored programs for the same tenants in negotiating leases or in selling similar properties in the same geographic region, and the executive officers of our advisor may face conflicts with respect to negotiating with such tenants and purchasers.

  •
  Our advisor and its affiliates receive fees in connection with transactions involving the purchase and management of our investments regardless of the quality of the services provided to us.

  •
  In connection with our organization, we issued 1,000 shares of our convertible stock to Behringer Harvard Holdings, an affiliate of our advisor, for an aggregate purchase price of $1,000. On April 2, 2010, Behringer Harvard Holdings transferred ownership of the convertible stock to our advisor. Under limited circumstances, these shares of convertible stock may be converted into shares of our common stock, thereby resulting in dilution of our stockholders' interest in us. The possibility of this conversion may influence our advisor's judgment when recommending the timing of listing or liquidating.

  •
  We may seek stockholder approval to internalize our management by acquiring assets and personnel from our advisor for consideration that would be negotiated at that time. The payment of such consideration could result in dilution of your interest in us and could reduce the net income per share and funds from operations per share attributable to your investment. Additionally, in an internalization transaction, members of our advisor's management that become our employees may receive more compensation than they receive from our advisor. These possibilities may provide incentives to our advisor or its management to pursue an internalization transaction rather than an alternative strategy, even if such alternative strategy might otherwise be in our stockholders' best interests.

See the "Conflicts of Interest" section of this prospectus for a detailed discussion of the various conflicts of interest relating to your investment, as well as the procedures that we have established to resolve or mitigate a number of these potential conflicts.

Behringer Harvard Affiliates

        The following chart shows the ownership structure of the various Behringer Harvard entities that are affiliated with us or our advisor. The address of the executive offices of each of the listed Behringer Harvard entities is 15601 Dallas Parkway, Suite 600, Addison, Texas 75001.

(1)
Robert M. Behringer, our Chairman of the Board and director, controls the disposition of approximately 40% of the outstanding limited liability company interests and the voting of 85% of the outstanding limited liability company interests of Behringer Harvard Holdings.

(2)
Behringer Harvard employees will own up to 99% of the membership interests in Behringer Harvard Opportunity REIT II LTIP, LLC but will have no voting rights associated with their membership interests.

(3)
Behringer Harvard Holdings indirectly owns approximately 88.8% of the outstanding limited liability company interests in, and 100% of the voting rights and management control of, Behringer Harvard Opportunity Advisors II, our advisor, and Behringer Harvard Opportunity II Management

  Services, LLC ("BHO II Management"), our property manager. The remaining approximately 11.2% interest in our advisor and property manager, which generally represents an interest in any amount received by Behringer Harvard upon conversion of the convertible stock or an internalization, is owned indirectly by Behringer Harvard Holdings and by Behringer Harvard employees. Behringer Harvard Partners is the 99.9% owner and the sole limited partner of Behringer Securities, our dealer manager. Harvard Property Trust, LLC, a wholly owned subsidiary of Behringer Harvard Holdings, is the owner of the remaining 0.1% interest in and the sole general partner of Behringer Securities.

(4)
Behringer Harvard Holdings currently owns 22,471 shares of our issued and outstanding common stock. Behringer Harvard Opportunity Advisors II currently owns all 1,000 shares of our issued and outstanding convertible stock. The convertible stock is convertible into common shares in certain circumstances. However, the actual number of shares of common stock issuable upon conversion of the convertible stock is indeterminable at this time.

Behringer Harvard Opportunity OP II LP

        Behringer Harvard Opportunity OP II LP was formed on January 12, 2007 to acquire, own and operate properties on our behalf. Because we plan to conduct substantially all of our operations through Behringer Harvard Opportunity OP II, we are considered an UPREIT. UPREIT stands for "Umbrella Partnership Real Estate Investment Trust." The UPREIT structure is used because a sale of property directly to the REIT is generally a taxable transaction to the selling property owner. In an UPREIT structure, a seller of a property who desires to defer taxable gain on the sale of his property may be able to transfer the property to the UPREIT in exchange for limited partnership units in the UPREIT and defer taxation of gain until the seller later sells or exchanges his UPREIT units. Using an UPREIT structure may give us an advantage in acquiring desired properties from persons who may not otherwise sell their properties because of unfavorable tax results. At present, we have no plans to acquire any specific properties in exchange for units of Behringer Harvard Opportunity OP II. The holders of units in Behringer Harvard Opportunity OP II may have their units exchanged for cash or shares of our common stock under certain circumstances described in the section of this prospectus captioned "The Operating Partnership Agreement."

Compensation to Our Advisor and Its Affiliates

        The following table summarizes and discloses all of the compensation and fees, including reimbursement of expenses, paid or reimbursed by us for the three months ended March 31, 2011 and the year ended December 31, 2010 and to be paid or reimbursed by us during this offering to Behringer Harvard Opportunity Advisors II, Behringer Securities and their affiliates during the various phases of our organization and operation. The estimated maximum dollar amounts are based on the sale of a maximum of 50,000,000 shares to the public at $10.00 per share in our primary offering. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and the distribution reinvestment plan. Offering-stage compensation relates only to this primary offering, as opposed to any subsequent offerings. All or a portion of the selling commissions will not be charged with regard to shares sold to certain categories of purchasers and for sales eligible for volume discounts and, in limited circumstances, the dealer manager fee may be reduced with respect to certain purchases.

Type of Compensation— To Whom Paid	Form of Compensation	Amounts Paid or Reimbursed for the Three Months Ended March 31, 2011/ the Year Ended December 31, 2010	Estimated Maximum Dollar Amount
Offering Stage
Selling Commissions—Behringer Securities	Up to 7% of gross offering proceeds before reallowance of selling commissions earned by participating broker-dealers. Behringer Securities reallows 100% of selling commissions earned to participating broker-dealers. No selling commissions are paid for sales under the distribution reinvestment plan.	$0.5 million/$5.0 million	$35 million
Dealer Manager Fee—Behringer Securities

Up to 2.5% of gross offering proceeds before reallowance to participating broker-dealers. Pursuant to separately negotiated agreements, Behringer Securities may reallow a portion of its dealer manager fee in an aggregate amount up to 1.5% of gross offering proceeds to broker-dealers participating in the offering for marketing fees and expenses, conference fees and non-itemized, non-invoiced due diligence efforts. Further, in special cases pursuant to separately negotiated agreements and subject to applicable Financial Industry Regulatory Authority (FINRA) limitations, Behringer Securities may use a portion of the dealer manager fee to reimburse certain broker-dealers participating in the offering for technology costs and expenses associated with the offering and costs and expenses associated with the facilitation of the marketing and ownership of our shares by such broker-dealers' customers. No dealer manager fee is paid for sales under the distribution reinvestment plan.

		$0.2 million/$1.8 million	$12.5 million

Type of Compensation— To Whom Paid	Form of Compensation	Amounts Paid or Reimbursed for the Three Months Ended March 31, 2011/ the Year Ended December 31, 2010	Estimated Maximum Dollar Amount
Reimbursement of Other Organization and Offering Expenses—Behringer Harvard Opportunity Advisors II or its affiliates

We have reimbursed our advisor an aggregate of $7.5 million for organization and offering expenses that it has incurred on our behalf (other than selling commissions and the dealer manager fee) with respect to our initial public offering and this primary offering. No additional reimbursements will be made until the completion of this primary offering. Upon completion of this primary offering, our advisor will reimburse us to the extent that the total amount spent by us on organization and offering expenses in both our initial public primary offering and this primary offering (other than selling commissions and the dealer manager fee) exceeds 1.5% of the gross proceeds raised in the completed initial public primary offering and this primary offering; however, if we have not reimbursed our advisor in excess of 1.5% of the gross proceeds raised in both our completed initial public primary offering and this primary offering, we will reimburse our advisor for any additional organization and offering expenses it incurs up to the 1.5% limit. On October 2, 2009, our advisor waived our obligation to pay $3.5 million of organization and offering expenses (other than selling commissions and the dealer manager fee) it incurred on our behalf through December 31, 2008. Our advisor and its affiliates will be responsible for the payment of organization and offering expenses related to our completed initial public primary offering and this primary offering (other than selling commissions and the dealer manager fee) to the extent they exceed 1.5% of gross proceeds raised in the initial public primary offering and this primary offering. Although we are contractually obligated to reimburse the advisor for organization and offering expenses (other than selling commissions and the dealer manager fee) up to 1.5% of the gross proceeds raised in the initial public primary offering and this primary offering, we currently estimate that our organization and offering expenses (other than selling commissions and the dealer manager fee) in connection with this primary offering will be approximately $7.4 million, or 1.47% of the gross proceeds of this primary offering, assuming we sell the maximum number of shares in this primary offering. Our total organization and offering expenses (including selling commissions and dealer manager fees) in this offering may not exceed 15% of gross proceeds from this offering.

		$0/$1.8 million	$7.5 million
Acquisition and Development Stage
Acquisition and Advisory Fees—Behringer Harvard Opportunity Advisors II or its affiliates	2.5% of the funds paid and/or budgeted in respect of the purchase, development, construction or improvement of each asset we acquire, including any debt attributable to these assets, and 2.5% of the funds advanced in respect of a loan or other investment.	$0.1 million/$4.7 million	$10.8 million (assuming no debt financing to purchase assets) $42.9 million (assuming debt financing equal to 75% of the aggregate value of our assets)

Type of Compensation— To Whom Paid	Form of Compensation	Amounts Paid or Reimbursed for the Three Months Ended March 31, 2011/ the Year Ended December 31, 2010	Estimated Maximum Dollar Amount
Acquisition Expenses—Behringer Harvard Opportunity Advisors II or its affiliates

Our advisor or its affiliates receive a non-accountable acquisition expense reimbursement in the amount of 0.25% of the funds paid for purchasing an asset, including any debt attributable to the asset, plus 0.25% of the funds budgeted for development, construction or improvement in the case of assets that we acquire and intend to develop, construct or improve. Our advisor or its affiliates also receive a non-accountable acquisition expense reimbursement in the amount of 0.25% of the funds advanced in respect of a loan or other investment. We also pay third parties, or reimburse the advisor or its affiliates, for any investment-related expenses due to third parties in the case of a completed investment, including, but not limited to, legal fees and expenses, travel and communications expenses, costs of appraisals, accounting fees and expenses, third-party brokerage or finder's fees, title insurance, premium expenses and other closing costs. In addition, to the extent our advisor or its affiliates directly provide services formerly provided or usually provided by third parties, including without limitation accounting services related to the preparation of audits required by the SEC, property condition reports, title services, title insurance, insurance brokerage or environmental services related to the preparation of environmental assessments in connection with a completed investment the direct employee costs and burden to our advisor of providing these services are acquisition expenses for which we reimburse our advisor. In addition, acquisition expenses for which we reimburse our advisor include any payments made to (i) a prospective seller of an asset, (ii) an agent of a prospective seller of an asset, or (iii) a party that has the right to control the sale of an asset intended for investment by us that are not refundable and that are not ultimately applied against the purchase price for such asset. Except as described above with respect to services customarily or previously provided by third parties, our advisor is responsible for paying all of the expenses it incurs associated with persons employed by the advisor to the extent dedicated to making investments for us, such as wages and benefits of the investment personnel. Our advisor is also responsible for paying all of the investment-related expenses that we or our advisor incurs that are due to third parties or related to the additional services provided by our advisor as described above with respect to investments we do not make other than certain non-refundable payments made in connection with any acquisition.

		less than $0.1 million/$0.5 million	Actual amounts cannot be determined at the present time.

Type of Compensation— To Whom Paid	Form of Compensation	Amounts Paid or Reimbursed for the Three Months Ended March 31, 2011/ the Year Ended December 31, 2010	Estimated Maximum Dollar Amount
Debt Financing Fee—Behringer Harvard Opportunity Advisors II or its affiliates

1% of the amount available under any loan or line of credit made available to us. The advisor will use some or all of this amount to reimburse third parties with whom it subcontracts to coordinate financing for us.

$0/$1.4 million

Actual amounts are dependent upon the amount of any debt financed and therefore cannot be determined at the present time. If we utilize leverage equal to 75% of the aggregate value of our assets, the fees would be $13.4 million.

Development Fee—Behringer Development

We will pay a development fee in an amount that is usual and customary for comparable services rendered to similar projects in the geographic market of the project; provided, however, that we will only pay a development fee to an affiliate of our advisor if such affiliate provides the development services and if a majority of our independent directors determines that such development fee is fair and reasonable and on terms and conditions not less favorable than those available from unaffiliated third parties.

		N/A	Actual amounts are dependent upon usual and customary development fees for specific projects and therefore the amount cannot be determined at the present time.
Operational Stage
Property Management, Construction Supervision and Leasing Fees—BHO II Management	Property management fees equal to 4.5% of the gross revenues of the properties managed by BHO II Management. In the event that we contract directly with a third-party property manager in respect of a property, we will pay BHO II Management an oversight fee equal to 0.5% of the gross revenues of the property managed. In no event will we pay both a property management fee and an oversight fee to BHO II Management with respect to any particular property. In the event that we own a property through a joint venture that does not pay BHO II Management directly for its services, we will pay BHO II Management a management fee or oversight fee, as applicable, based only on our economic interest in that property. In the event that BHO II Management supervises the construction work at any of our properties, we will pay BHO II Management a construction supervision fee equal to an amount not greater than 5% of all hard construction costs incurred in connection with the construction work. In addition to the property management fee or oversight fee and the construction supervision fee, if BHO II Management provides leasing services with respect to a property, we will pay BHO II Management leasing fees in an amount equal to the leasing fees charged by unaffiliated persons rendering comparable services in the same geographic location of the applicable property. BHO II Management may subcontract the performance of its property management and leasing duties to third parties and BHO II Management will pay a portion of its property management fee to the third parties with whom it subcontracts for these services.	$0.1 million/$0.1 million	Actual amounts are dependent upon gross revenues of specific properties, any hard construction costs incurred in repairing and improving those properties and actual management fees or property management fees and customary leasing fees and therefore cannot be determined at the present time.

Type of Compensation— To Whom Paid	Form of Compensation	Amounts Paid or Reimbursed for the Three Months Ended March 31, 2011/ the Year Ended December 31, 2010	Estimated Maximum Dollar Amount

We reimburse the costs and expenses incurred by BHO II Management on our behalf, including the wages and salaries and other employee-related expenses of all on-site employees of BHO II Management or its subcontractors who are engaged in the operation, management, maintenance or access control of our properties, including taxes, insurance and benefits relating to such employees, and legal, travel and other out-of-pocket expenses that are directly related to the management of specific properties. Furthermore, other third-party charges, including fees and expenses of third-party accountants, are reimbursed.

Asset Management Fee—Behringer Harvard Opportunity Advisors II or its affiliates

Monthly fee equal to one-twelfth of 1.0% of the sum of the higher of the cost or value of each asset, where cost equals the amount actually paid and/or budgeted (excluding acquisition fees and expenses) in respect of the purchase, development, construction or improvement of an asset, including the amount of any debt attributable to the asset (including debt encumbering the asset after its acquisition) and where the value of an asset is the value established by the most recent independent valuation report, if available, without reduction for depreciation, bad debts or other non-cash reserves. The asset management fee is based only on the portion of the cost or value attributable to our investment in an asset if we do not own all or a majority of an asset, do not manage or control the asset, and did not or do not provide substantial services in the acquisition, development or management of the asset.

		$0.6 million/$1.3 million	Actual amounts are dependent upon aggregate asset value and therefore cannot be determined at the present time.

Type of Compensation— To Whom Paid	Form of Compensation	Amounts Paid or Reimbursed for the Three Months Ended March 31, 2011/ the Year Ended December 31, 2010	Estimated Maximum Dollar Amount
Common Stock Issuable Upon Conversion of Convertible Stock—Behringer Harvard Opportunity Advisors II

Our convertible stock will convert into shares of common stock on one of two events. First, it will convert if we have paid distributions to common stockholders such that aggregate distributions are equal to 100% of the price at which we sold our outstanding shares of common stock plus an amount sufficient to produce a 10% cumulative, non-compounded, annual return at that price. Alternatively, the convertible stock will convert if we list our shares of common stock on a national securities exchange and, on the 31st trading day after listing, the value of our company based on the average trading price of our shares of common stock since the listing, plus prior distributions, combine to meet the same 10% return threshold for our common stockholders. Each of these two events is a "Triggering Event." Upon a Triggering Event, our convertible stock will, unless our advisory management agreement with our advisor has been terminated or not renewed on account of a material breach by our advisor, generally convert into shares of common stock with a value equal to the lesser of (A) 20% of the excess of our enterprise value plus the aggregate value of distributions paid to date on then outstanding shares of our common stock over the aggregate issue price of those outstanding shares plus a 10% cumulative, non-compounded, annual return on the issue price of those outstanding shares or (B) 15% of the excess of our enterprise value plus the aggregate value of distributions paid to date on then outstanding shares of our common stock over the aggregate issue price of those outstanding shares plus a 6% cumulative, non-compounded, annual return on the issue price of those outstanding shares. However, if our advisory management agreement with our advisor expires without renewal or is terminated (other than because of a material breach by our advisor) prior to a Triggering Event, then upon a Triggering Event the holder of the convertible stock will be entitled to a prorated portion of the number of shares of common stock determined by the foregoing calculation, where such proration is based on the percentage of time we were advised by our advisor.

		N/A	Actual amounts depend on the value of our company at the time the convertible stock converts and therefore cannot be determined at the present time.

Type of Compensation— To Whom Paid	Form of Compensation	Amounts Paid or Reimbursed for the Three Months Ended March 31, 2011/ the Year Ended December 31, 2010	Estimated Maximum Dollar Amount
Operating Expenses—Behringer Harvard Opportunity Advisors II

We reimburse our advisor for all expenses paid or incurred by our advisor in connection with the services provided to us, subject to the limitation that we will not reimburse our advisor for any amount by which our operating expenses (including the asset management fee) at the end of the four preceding fiscal quarters exceeds the greater of: (A) 2% of our average invested assets, or (B) 25% of our net income determined without reduction for any additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of our assets for that period. If we have already reimbursed our advisor for such excess operating expenses, our advisor will be required to repay such amount to us. Notwithstanding the above, we may reimburse our advisor for expenses in excess of this limitation if a majority of the independent directors determines that such excess expenses are justified based on unusual and non-recurring factors. We will not reimburse our advisor or its affiliates for services for which our advisor or its affiliates are entitled to compensation in the form of a separate fee other than with respect to acquisition services formerly provided or usually provided by third parties.

		$0.2 million/$0.9 million	Actual amounts are dependent upon expenses paid or incurred and therefore cannot be determined at the present time.

        There are many additional conditions and restrictions on the amount of compensation our advisor and its affiliates may receive. There are also some smaller items of compensation and expense reimbursements that our advisor may receive. For a more detailed explanation of the fees and expenses payable to our advisor and its affiliates, see "Estimated Use of Proceeds" and "Management—Management Compensation."

Listing or Liquidation

        Depending upon then prevailing market conditions, it is our intention to consider beginning the process of liquidating our assets and distributing the net proceeds to our stockholders within three to six years after the termination of our initial public offering. If we do not begin an orderly liquidation within that period, we may seek to have our shares listed on a national securities exchange. If we do not begin the process of liquidating our assets or listing our shares within six years of the termination of our initial public offering, our charter requires that we hold a stockholders meeting to vote on a proposal for our orderly liquidation unless a majority of our board of directors and a majority of our independent directors vote to defer such a meeting beyond the sixth anniversary of the termination of our initial public offering. The proposal would include information regarding appraisals of our portfolio. If our stockholders did not approve the proposal, we would obtain new appraisals and resubmit the proposal by proxy statement to our stockholders up to once every two years upon the written request of stockholders owning 10% of our outstanding common stock.

        Market conditions and other factors could cause us to delay the commencement of our liquidation or to delay the listing of our shares on a national securities exchange beyond six years from the termination of our initial public offering. Even after we decide to liquidate, we are under no obligation to conclude our liquidation within a set time because the timing of the sale of our assets will depend on real estate and financial markets, economic conditions of the areas in which the properties are located and federal income tax effects on stockholders that may prevail in the future, and we cannot assure you that we will be able to liquidate our assets. After commencing a liquidation, we would continue in existence until all properties are sold and our other assets are liquidated.

        While engaged in a public offering of its common stock, each of the six other Behringer Harvard sponsored public real estate programs has disclosed in its prospectus the targeted time at which it anticipates providing stockholders with a liquidity event. To date, none of these programs has experienced such a liquidity event. The following summary sets forth the dates on which these programs anticipate engaging in a liquidity event:

  •
  Behringer Harvard REIT I, Inc. has stated that it targets a liquidity event by the twelfth anniversary of the termination of its initial public offering, which occurred in February 2005.

  •
  Behringer Harvard Opportunity REIT I, Inc. has stated that it targets a liquidity event by the sixth anniversary of the termination of its primary offering, which occurred in December 2007 and has recently disclosed that it has entered the disposition phase of its life cycle.

  •
  Behringer Harvard Multifamily REIT I, Inc. has stated that it targets a liquidity event by the sixth anniversary of the termination of its current primary offering, which has not yet occurred.

  •
  Behringer Harvard Multifamily REIT II, Inc. has stated that it targets a liquidity event by the fourth anniversary of the termination of its proposed primary offering, subject to then prevailing market conditions, but it has not yet commenced its proposed primary offering.

  •
  Behringer Harvard Short-Term Opportunity Fund I LP disclosed an original targeted liquidity date of the fifth anniversary of the termination of its initial public offering, which occurred in February 2005. It has subsequently disclosed that given current market conditions the program's life will extend beyond its original anticipated liquidation date.

  •
  Behringer Harvard Mid-Term Value Enhancement Fund I LP has stated that it targets a liquidity event by the eighth anniversary of the termination of its initial public offering, which occurred in February 2005. On February 16, 2011, in accordance with a plan of liquidation, Behringer Harvard Mid-Term Value Enhancement Fund I LP transferred its assets to a liquidating trust and is in its final disposition phase.

As discussed elsewhere in this prospectus, we target a liquidity event by the sixth anniversary of the termination of our initial public offering.

        See "Prior Performance Summary—Public Programs" for additional discussion regarding these programs.

Distribution Reinvestment Plan

        You may participate in our distribution reinvestment plan pursuant to which you may have the distributions you receive reinvested in shares of our common stock. Regardless of whether you participate in our distribution reinvestment plan, you will be taxed on your distributions to the extent they constitute taxable income. If you elect to participate in the distribution reinvestment plan and are subject to federal income taxation, you will incur a tax liability for distributions allocated to you even though you have elected not to receive the distributions in cash but rather to have the distributions withheld and reinvested pursuant to the distribution reinvestment plan. Specifically, you will be treated as if you have received the distribution from us in cash and then applied such distribution to the purchase of additional shares. In addition, to the extent you purchase shares through our distribution reinvestment plan at a discount to their fair market value, you will be treated for tax purposes as receiving an additional distribution equal to the amount of the discount. In other words, based on the current offering price, participants in our distribution reinvestment plan will be treated as having received a distribution of $10.00 for each $9.50 reinvested by them under our distribution reinvestment plan. You will be taxed on the amount of such distribution as a dividend to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain dividend.

        We may suspend or terminate the distribution reinvestment plan in our discretion at any time upon ten days' notice to plan participants (which may be given by letter, delivered by electronic means or given by including such information in a Current Report on Form 8-K or in our annual or quarterly reports, all publicly filed with the SEC). See the "Summary of Distribution Reinvestment Plan and Automatic Purchase Plan" for further explanation of our distribution reinvestment plan. A complete copy of our distribution reinvestment plan is attached as Exhibit B to this prospectus.

Share Redemption Program

        Our board of directors has adopted a share redemption program that permits you to sell your shares back to us after you have held them for at least one year, subject to the significant conditions and limitations of the program. Our board of directors can amend the provisions of our share redemption program without the approval of our stockholders. The terms on which we redeem shares may differ between redemptions upon a stockholder's death, "qualifying disability" (as defined in the share redemption program), or confinement to a long-term care facility (collectively referred to herein as "Exceptional Redemptions") and all other redemptions (referred to herein as "Ordinary Redemptions"). The purchase price for shares redeemed under the redemption program is set forth below.

        In the case of Ordinary Redemptions, the purchase price per share will equal 90% of (i) the most recently disclosed estimated value per share as determined in accordance with our valuation policy, less (ii) the aggregate distributions per share of any net sale proceeds from the sale of one or more of our assets, or other special distributions so designated by our board of directors, distributed to stockholders after the valuation was determined (the "Valuation Adjustment"); provided, however, that the purchase price per share shall not exceed: (1) prior to the first valuation conducted by the board of directors, or a committee thereof (the "Initial Board Valuation"), under the valuation policy, 90% of (i) average price per share the original purchaser or purchasers of shares paid to us for all of his or her shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock) (the "Original Share Price") less (ii) the aggregate distributions per share of any net sale proceeds from the sale of one or more of our assets, or other special distributions so designated by the board of directors, distributed to stockholders prior to the redemption date (the "Special Distributions"); or (2) on or after the Initial Board Valuation, the Original Share Price less any Special Distributions. For information about our valuation policy, see "Description of Shares—Valuation Policy."

        In the case of Exceptional Redemptions, the purchase price per share will be equal to: (1) prior to the Initial Board Valuation, the Original Share Price less any Special Distributions; or (2) on or after the Initial Board Valuation, the most recently disclosed valuation less any Valuation Adjustment, provided, however, that the purchase price per share may not exceed the Original Share Price less any Special Distributions.

        Notwithstanding the redemption prices set forth above, our board of directors may determine, whether pursuant to formulae or processes approved or set by our board of directors, the redemption price of the shares, which may differ between Ordinary Redemptions and Exceptional Redemptions; provided, however, that we must provide at least 30 days' notice to stockholders before applying this new price determined by our board of directors.

        Any shares approved for redemption will be redeemed on a periodic basis as determined from time to time by our board of directors, and no less frequently than annually. We will not redeem, during any twelve-month period, more than 5% of the weighted average number of shares outstanding during the twelve-month period immediately prior to the date of redemption. Generally, the cash available for redemption on any particular date will be limited to the proceeds from our distribution reinvestment plan during the period consisting of the preceding four fiscal quarters for which financial statements are available, less any cash already used for redemptions during the same period, plus, if we had positive operating cash flow during such preceding four fiscal quarters, 1% of all operating cash flow during such preceding four fiscal quarters. The redemption limitations apply to all redemptions, whether Ordinary or Exceptional Redemptions.

        Our board of directors reserves the right in its sole discretion at any time and from time to time to (1) waive the one-year holding requirement applicable to exigent circumstances such as bankruptcy, a mandatory distribution requirement under a stockholder's IRA or with respect to shares purchased under or through our distribution reinvestment plan, (2) reject any request for redemption, (3) change the purchase price for redemptions (with 30 days' notice), (4) limit the funds to be used for redemptions hereunder or otherwise change the redemption limitations or (5) amend, suspend (in whole or in part) or terminate the share redemption program. If we suspend our share redemption program (in whole or in part), except as otherwise provided by the board of directors, until the suspension is lifted, we will not accept any requests for redemption in respect of shares to which such suspension applies in subsequent periods and any such requests and all pending requests that are subject to the suspension will not be honored or retained, but will be returned to the requestor. Our advisor and its affiliates will defer their own redemption requests, if any, until all other requests for redemption have been satisfied in any particular period. If a request for an Exceptional Redemption is made within one year of the event giving rise to eligibility for an Exceptional Redemption, we will waive the one-year holding requirement (a) upon the request of the estate, heir or beneficiary of a deceased stockholder or (b) upon the stockholder's qualifying disability or confinement to a long-term care facility, provided that the condition causing such disability or need for long-term care was not preexisting on the date that such person became a stockholder.

        In general, a stockholder or his or her estate, heir or beneficiary may present to us fewer than all of the shares then owned for redemption, except that the minimum number of shares that must be presented for redemption must be at least 25% of the holder's shares. If, however, redemption is being requested (1) within the one-year timeframe discussed above on behalf of a deceased stockholder or by a stockholder with a qualifying disability or who is confined to a long-term care facility or (2) by a stockholder due to other exigent circumstances, such as bankruptcy or a mandatory distribution requirement under such stockholder's IRA, a minimum of 10% of the stockholder's shares may be presented for redemption; provided, however, that any future redemption request by the stockholder must present for redemption at least 25% of the stockholder's remaining shares. Except in the case of redemptions due to a mandatory distribution under a stockholder's IRA, we will treat a redemption request that would cause a stockholder to own fewer than 200 shares as a request to redeem all of his or her shares, and we will vary from pro rata treatment of redemptions from a stockholder's accounts (if more than one account) as necessary to avoid having stockholders hold fewer than 200 shares. In the case of stockholders who undertake a series of partial redemptions, appropriate adjustments in the purchase price for the redeemed shares will be made so that the blended price per share for all redeemed shares reflects the average price per share the original purchaser or purchasers of shares paid to us for all of his or her shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock) owned by the stockholder through the dates of each redemption.

        In connection with a request for redemption, the stockholder or his or her estate, heir or beneficiary will be required to certify to us that the stockholder either (1) acquired the shares requested to be repurchased directly from us or (2) acquired the shares from the original investor by way of a bona fide gift not for value to, or for the benefit of, a member of the investor's immediate or extended family (including the investor's spouse, parents, siblings, children or grandchildren and including relatives by marriage) or through a transfer to a custodian, trustee or other fiduciary for the account of the investor or members of the investor's immediate or extended family in connection with an estate planning transaction, including by bequest or inheritance upon death or operation of law. See "Description of Shares—Share Redemption Program."

ERISA Considerations

        The section of this prospectus entitled "Investment by ERISA Plans and Certain Tax-Exempt Entities" describes the effect the purchase of shares has on individual retirement accounts (IRAs) and retirement plans subject to the Employee Retirement Income Security Act of 1974, as amended (ERISA) and/or the Internal Revenue Code. ERISA is a federal law that regulates the operation of certain tax-advantaged retirement plans. Any retirement plan trustee or individual considering purchasing shares for a retirement plan or an IRA should read carefully the section of this prospectus captioned "Investment by ERISA Plans and Certain Tax-Exempt Entities."

Description of Common Stock

  General

        Our board of directors has authorized the issuance of shares of our common stock without certificates. Instead, your investment will be recorded on our books only. We expect that, until our common stock is listed for trading on a national securities exchange, we will not issue shares in certificated form. We maintain a stock ledger that contains the name and address of each stockholder and the number of shares that the stockholder holds. If you wish to transfer your shares, you are required to send an executed transfer form to us, along with a fee to cover reasonable transfer costs, in an amount as determined by our board of directors. We will provide the required form to you upon request.

  Stockholder Voting Rights and Limitations

        We hold annual meetings of our stockholders for the purpose of electing our directors or conducting other business matters that may be properly presented at such meetings. We may also call a special meeting of stockholders from time to time for the purpose of conducting certain matters. You are entitled to one vote for each share of common stock you own as of the record date for these meetings. The holder of the convertible stock is generally not entitled to vote such shares on matters presented to stockholders.

  Restriction on Share Ownership

        Our charter contains a restriction on ownership of our shares that generally prevents any one person from owning more than 9.8% of our outstanding shares of common or preferred stock, unless otherwise excepted by our board of directors or charter. In addition, until our shares are listed, if ever, investors in this offering and subsequent purchasers of their shares must meet the applicable suitability and minimum purchase requirements set forth in this prospectus. For a more complete description of the shares, including restrictions on the ownership of shares, see "Description of Shares."

Other Behringer Harvard Programs

        In addition to our REIT, Behringer Harvard Holdings and its affiliates are currently sponsoring or have recently sponsored six other public real estate programs through Behringer Harvard Holdings (Behringer Harvard REIT I, Behringer Harvard Opportunity REIT I, Behringer Harvard Multifamily

REIT I, Behringer Harvard Mid-Term Value Enhancement Fund I, Behringer Harvard Short-Term Opportunity Fund I and Behringer Harvard Multifamily REIT II). The initial public offerings with respect to Behringer Harvard Short-Term Opportunity Fund I, Behringer Harvard Mid-Term Value Enhancement Fund I and Behringer Harvard REIT I terminated on February 19, 2005. Behringer Harvard REIT I initiated a follow-on offering on February 19, 2005, which was terminated on October 20, 2006 in all jurisdictions except Pennsylvania where it was terminated on February 12, 2007. A second follow-on offering commenced on October 20, 2006 in all jurisdictions except Pennsylvania where it commenced on February 12, 2007. The second follow-on offering terminated on December 31, 2008. Behringer Harvard Opportunity REIT I's initial public offering terminated on December 28, 2007. Behringer Harvard Multifamily REIT II's initial public offering is currently in registration with the SEC for the offer and sale to the public of up to 300,000,000 shares of common stock at $10.00 per share in its primary offering plus an additional 75,000,000 shares of common stock at $9.50 per share pursuant to its distribution reinvestment plan. Behringer Harvard Multifamily REIT I commenced its initial public offering on September 5, 2008. In addition, any of the other Behringer Harvard sponsored public real estate programs with available proceeds could compete with us for investment opportunities. However, we believe that only Behringer Harvard Multifamily REIT II is likely to increase its portfolio significantly at the same time that we are attempting to do so.

        In addition, the private programs sponsored by Behringer Harvard Holdings and by Mr. Behringer prior to the founding of Behringer Harvard Holdings during the ten-year period ended December 31, 2010, include three single-asset, real estate limited partnerships, nine private offerings of tenant-in-common interests, one privately offered REIT, Behringer Harvard Multifamily REIT I, Inc. (which is currently conducting a public offering), and two privately offered real estate limited partnerships, Behringer Harvard Strategic Opportunity Fund I LP and Behringer Harvard Strategic Opportunity Fund II LP. During the ten-year period ended December 31, 2010, approximately 123,100 investors had invested an aggregate of approximately $4.7 billion in the foregoing real estate programs and the publicly offered REITs described above. A discussion of the programs sponsored by Behringer Harvard Holdings and Mr. Behringer and certain statistical data relating to the programs with investment objectives similar to ours is provided in the "Prior Performance Summary" section in this prospectus. The prior performance of the programs previously sponsored by Behringer Harvard Holdings and Mr. Behringer is not necessarily indicative of the results that we will achieve. Therefore, you should not assume that you will experience returns, if any, comparable to those experienced by investors in these prior real estate programs.

QUESTIONS AND ANSWERS ABOUT THIS OFFERING

        Below we have provided some of the more frequently asked questions and answers relating to an offering of this type. Please see the remainder of this prospectus for more detailed information about this offering.

Q:    What is a REIT?

  A:
  In general, a REIT is a company that:

  •
  pays distributions to stockholders of at least 90% of its taxable income;

  •
  avoids the "double taxation" treatment of income that generally results from investments in a corporation because a REIT is not generally subject to federal corporate income taxes on its net income, provided certain income tax requirements are satisfied;

  •
  combines the capital of many investors to acquire or provide financing for real estate-based investment; and

  •
  offers the benefit of a diversified real estate portfolio under professional management.

Q:    Why are you structured as a REIT?

  A:
  Each Behringer Harvard sponsored program is structured using the business form (either a "C corporation," REIT or limited partnership) that the sponsor believes to be most advantageous to investors under the circumstances. For example, if a Behringer Harvard program were to be structured as a standard C corporation, the entity would be taxed on its income, and investors would be taxed on any cash distributions they receive. In contrast, REITs generally are not taxed on income distributed to investors. Thus, in order to avoid the so-called "double taxation" inherent in the C corporation structure, we and the other private and publicly offered real estate programs sponsored by affiliates of our advisor, namely Behringer Harvard Mid-Term Value Enhancement Fund I, Behringer Harvard Short-Term Opportunity Fund I, Behringer Harvard REIT I, Behringer Harvard Multifamily REIT II, Behringer Harvard Strategic Opportunity Fund I, Behringer Harvard Strategic Opportunity Fund II, Behringer Harvard Multifamily REIT I and Behringer Harvard Opportunity REIT I have been structured either as limited partnerships or REITs.

    Although REITs often receive substantially better tax treatment than entities taxed as standard C corporations, it is possible that future legislation or certain real estate investment opportunities in which we choose to participate would cause a REIT to be a less advantageous tax status for us than if we were taxed for federal income tax purposes as a C corporation. As a result, our charter provides our board of directors with the power, under certain circumstances, to revoke or otherwise terminate our REIT election and cause us to be taxed as a C corporation, without the vote of our stockholders. Our board of directors has fiduciary duties to us and to our stockholders and could cause such changes in our tax treatment only if it determines in good faith that such changes are in the best interest of our stockholders.

    The decision of whether a fund should be formed as a REIT or a limited partnership is more complex. Limited partnerships are structured such that income and losses are allocated directly to individual investors rather than realized at the partnership level. Limited partnerships often use this feature to creatively allocate income and losses to certain investors or classes of investors. If we were structured as a partnership, then we could potentially be characterized as a "publicly traded partnership," which could require us to be taxed as a C corporation and subject to double taxation. Moreover, if we were structured as a partnership and were not characterized as a "publicly traded partnership," then the tax reporting required to be delivered to partners would be significantly more complex and onerous than is required to be delivered by a REIT to its stockholders, investors may be required to pay state and local taxes in the states in which we own properties and the income allocated to partners that are tax-exempt entities would more likely be characterized as "unrelated business taxable income" than the allocation of the same income by a REIT to its tax-exempt stockholders. In light of these and other factors, we have been structured as a REIT. Regardless of the choice of entity used, Behringer Harvard sponsored programs are designed to operate consistently with the goal of being focused on business fundamentals and maximizing returns to investors.

Q:    What is the experience of your executive officers and directors?

  A:
  Our senior management team has significant experience acquiring, financing, developing and managing both institutional and non-institutional commercial real estate. For example, Robert M. Behringer, our Chairman of the Board and director, has over 25 years of experience in the real estate industry. Mr. Behringer has experience investing in, managing and financing approximately 200 different properties including office, retail, and industrial properties with over 33 million square feet of space, and apartment, hotel and recreational properties. Robert S. Aisner, our President, Chief Executive Officer and a director, has over 30 years of real estate experience and, prior to joining the Behringer Harvard organization in 2003, Mr. Aisner served as an executive officer of a publicly traded apartment REIT. See "Management—Executive Officers and Directors" for an extensive discussion of senior management and their experience.

Q:    In what types of real property will you invest?

  A:
  We intend to acquire and operate commercial real estate. In particular, we focus generally on acquiring commercial properties with significant possibilities for short-term capital appreciation, such as those requiring development, redevelopment or repositioning, those located in markets with high growth potential and those available from distressed sellers. Our management and board have extensive experience investing in numerous types of properties. Thus, we may acquire office, industrial, retail, hospitality, recreation and leisure, single-tenant, multifamily and other real properties. These properties may be existing, income-producing properties, newly constructed properties or properties under development or construction and may include multifamily properties purchased for conversion into condominiums and single-tenant properties that may be converted for multifamily use. We expect to make our investments in or in respect of real estate assets located in the United States and other countries based on our view of existing market conditions. Our opportunistic property acquisition strategy may involve the acquisition of properties in markets that are depressed or overbuilt, and/or have high growth potential in real estate lease rates and sale prices.

Q:    Will you invest in anything other than real property?

  A:
  Yes. Our opportunistic investment strategy also includes investments in real estate-related assets with opportunities for higher current income that may also have capital gain characteristics, whether as a result of a discount purchase or related equity participation. We may invest in real estate-related securities including securities issued by other real estate companies, either for investment or in change of control transactions completed on a negotiated basis or otherwise. We also may originate or invest in commercial mortgage-backed securities, Section 1031 tenant-in-common interests (including those issued by programs sponsored by Behringer Harvard Holdings or its affiliates) and other securities. We also may provide mortgage, bridge or mezzanine loans to owners of real properties or purchase mortgage, bridge or mezzanine loans or participations in mortgage, bridge or mezzanine loans from other mortgage lenders. These mortgage, bridge or mezzanine loans may be in the form of promissory notes or other evidences of indebtedness of the borrower that are secured or collateralized by real estate owned by the borrower. We may make or purchase mortgage, bridge, mezzanine or other loans or participations in such loans made by a borrower located outside the United States or secured by property located outside the United States. We also may invest in entities that make investments similar to the foregoing. Because there are significant limits on the amount of non-real estate assets that we may own without losing our status as a REIT, we are significantly limited as to ownership of non-real estate assets.

Q:    Does your advisor use any specific criteria when selecting potential investments?

  A:
  Our advisor considers relevant real property and financial factors in selecting properties, including condition and location of the property, its income-producing capacity and the prospects for its long-term appreciation. Acquisitions or originations of loans are evaluated for the quality of income, and the quality of the borrower and the security for the loan or the nature and possibility of the acquisition of the underlying real estate asset. Investments in other real estate-related securities will adhere to similar principles. In addition, we consider the impact of each investment as it relates to our portfolio as a whole.

Q:    How has your portfolio performed to date?

  A:
  This question is best answered with a summary presentation of our selected financial data.

    Summary Selected Financial Data

    The following selected financial data should be read in conjunction with our consolidated financial statements and the notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in our Annual Report on Form 10-K for the year ended December 31, 2010 and our Quarterly Report on Form 10-Q for the three months ended March 31, 2011, both incorporated by reference into the prospectus (in thousands, except per share amounts).

		As of December 31,
	As of March 31, 2011
		2010	2009	2008	2007
Balance Sheet Information:
Total assets	$373,434	$367,479	$144,937	$86,343	$203

Long-term debt obligations	177,246	$175,378	$18,500	$18,500	$—
Other liabilities	10,981	9,890	3,838	9,021	54
Stockholders' equity	185,207	182,211	122,599	58,822	149

Total liabilities and stockholders' equity	$373,434	$367,479	$144,937	$86,343	$203

	Three Months Ended March 31,					From Inception (January 9, 2007) Through December 31, 2007
			Year Ended December 31,
	2011	2010	2010	2009	2008
Operating Information:
Revenues	$10,664	$2,688	$19,248	$6,375	$913	$—
Operating Expenses:
Property operating expenses	4,653	330	6,541	1,381	302	—
Real estate taxes	1,182	160	1,723	646	77	—
Property management fees	329	47	487	172	34	—

Total operating expenses	6,164	537	8,751	2,199	413	—
Non-Operating Expenses:
Depreciation and amortization	4,167	557	6,877	2,422	399	—
General and administrative expenses	478	382	2,032	1,545	652	54
Acquisition expense	345	48	11,277	—	—	—
Asset management fees	623	186	1,349	457	61	—
Interest expense	2,233	322	2,843	1,309	—	—

Total non-operating expenses	7,846	1,495	24,378	5,733	1,112	54
Interest income, net	62	110	483	484	363	2
Gain on sale of investment	—	—	204
Bargain purchase gain	—	—	5,492	—	—	—
Other expense	—	—	(133)	—	—	—

Income (loss) before equity in losses of unconsolidated joint ventures and noncontrolling interest	(3,284)	766	(7,835)	(1,073)	(249)	(52)
Equity in losses of unconsolidated joint ventures	(152)	(7)	(347)	(2)	—	—

Net income (loss)	(3,436)	759	(8,182)	(1,075)	(249)	(52)
Add: Net (income) loss attributable to the noncontrolling interest	469	(72)	755	9	—	—

Net income (loss) attributable to common shareholders	$(2,967)	$687	$(7,427)	$(1,066)	$(249)	$(52)

Net income (loss) per share attributable to common shareholders basic and diluted	$(0.13)	$.04	$(0.39)	$(0.10)	$(0.09)	$(2.30)

Distributions declared per share	$0.12	$0.12	$0.50	$0.42	$0.23	$—

Comprehensive income (loss)
Net income (loss)	$(3,436)	$759	$(8,812)	$(1,075)	$(249)	$(52)

Other comprehensive income:
Unrealized gains (losses) on interest rate derivatives	(4)	—	130	—	—	—
Foreign currency translation gain	189	—	305	—	—	—

Total other comprehensive income	185	—	435	—	—	—

Comprehensive income (loss)	(3,251)	759	(7,747)
Comprehensive (income) loss attributable to noncontrolling interest	469	(72)	730	—	—	—

Comprehensive income (loss) attributable to common shareholders	$(2,782)	$687	$(7,017)	$(1,075)	$(249)	$(52)

Cash Flow Information:
Cash provided by (used in) operating activities	$(412)	$1,170	$(8,237)	$315	$(95)	$2
Cash used in investing activities	$(236)	$(270)	$(190,929)	$(40,630)	$(35,056)	$—
Cash provided by financing activities	$8,041	$19,582	$180,933	$60,449	$82,323	$201

    Summary Information Regarding Our Distributions and Cash Flow Provided by Operations

    The following are the distributions paid and declared, our cash flow used in operations, and the source of funding for cash distributions paid for the four quarters ended March 31, 2011 (dollars in thousands except per share amounts). This information should be considered in connection with the more detailed discussions of our distributions at "Selected Information Regarding Our Operations—Distributions" and our distribution policy at "Description of Shares—Distributions."

	Distributions Paid			Distributions Declared			Sources of Cash Distributions
	Cash	Reinvested	Total	Total Distributions Declared	Declared Distributions per Share	Cash Flow Used in Operations	Cash Flow from Operating Activities/Percent of Total Cash Distributions Paid		Offering Proceeds/ Percent of Total Cash Distributions Paid
2011
First Quarter	$901	$1,872	$2,773	$2,815	$0.123	$(412)	$	—/—%	$901/100%
2010
Fourth Quarter	845	1,814	2,659	2,740	0.126	(6,344)		—/—%	845/100%
Third Quarter	794	1,736	2,530	2,587	0.126	(1,130)		—/—%	794/100%
Second Quarter	677	1,553	2,230	2,323	0.125	(1,933)		—/—%	677/100%

    Distributions declared per share assume the share was issued and outstanding each day during the period and is based on a declared daily distribution of $0.0013699 per share per day. Each day during the four quarters ended March 31, 2011 was a record date for distributions.

Q:    How are you different from your competitors who offer unlisted finite-life public REIT shares or real estate limited partnership units?

  A:
  We intend to hold our properties and other investments for a relatively short period of time with a view toward realizing growth in the value of our investments to enhance the value received upon the ultimate sale of such properties or other investments or the listing of our shares for trading on a national securities exchange. We also intend to preserve, protect and return the capital contributions of our stockholders (through the ultimate sale of our investments or the listing of our shares for trading on a national securities exchange), and to increase net cash flow from operations that will be available for distribution to our stockholders. Our intended approach to acquiring and operating income-producing properties involves more risk than comparable real estate programs that have a targeted holding period for investments longer than ours, utilize leverage to a lesser degree and/or employ more conservative investment strategies. We believe this strategy may enhance our return. Also, it is our management's belief that our investment strategy will enhance our ability to enter into joint ventures with other institutional real property investors (such as pension funds, public REITs and other large institutional real estate investors) having similar real estate investment objectives. This can allow greater diversity of our investment portfolio by increasing the number of assets in which we may invest.

    In addition to our focus on capital appreciation, as an asset reaches what we believe to be its optimum value, we will consider disposing of the asset and may do so for the purpose of either distributing the net sale proceeds to our stockholders or investing the proceeds in other properties or other investments that we believe may produce an enhanced overall future return to our investors. We anticipate that any such dispositions typically would occur during the period from three to six years after the termination of our initial public offering. Generally, our strategy is to hold real estate interests for a period sufficient to avoid application of the 100% tax on "prohibited transactions." However, we may also avoid imposition of this tax by holding assets in a TRS. Selling property within a TRS subjects any gain to taxation at regular corporate income tax rates. We may also hold other properties in, or engage in activities through, a TRS in order to avoid receiving the benefit of income or services that would jeopardize our REIT status. For example, we will be unable to operate any hotel properties that we acquire or participate in the decisions affecting the daily operations of hotels. We therefore may lease hotels we acquire to a TRS in which we may own up to a 100% interest, and the TRS would enter into management agreements with independent contractors. We may also use TRSs to satisfy various lending requirements with respect to special-purpose bankruptcy-remote entities. Using TRSs may decrease the amount available for distribution to our stockholders when compared to operating or selling properties or other assets directly. Also, any income produced by a TRS, except to the extent such income is distributed to the REIT as a dividend, is not considered REIT taxable income from which we must distribute at least 90% to our stockholders under applicable REIT tax rules.

    If we do not begin the process of liquidating our assets or listing our shares within six years of the termination of our initial public offering, our charter requires that we hold a stockholders meeting to vote on a proposal for our orderly liquidation unless a majority of our board of directors and a majority of our independent directors vote to defer such a meeting beyond the sixth anniversary of the termination of our initial public offering. The proposal would include information regarding appraisals of our portfolio. If our stockholders did not approve the proposal, we would obtain new appraisals and resubmit the proposal by proxy statement to our stockholders up to once every two years upon the written request of stockholders owning 10% of our outstanding common stock. Prior to making an acquisition, we will perform an individual analysis of the asset to determine whether it meets our investment criteria, including the probability of sale at an optimum price within our targeted fund life.

Q:    Who will choose the investments you make?

  A:
  Behringer Harvard Opportunity Advisors II is our advisor and makes recommendations on all investments to our board of directors. Our advisor is controlled indirectly by Behringer Harvard Holdings and Robert M. Behringer, our Chairman of the Board and director. During the ten-year period ended December 31, 2010, Behringer Harvard Holdings and Mr. Behringer had sponsored private and public real estate programs that have raised approximately $4.7 billion from approximately 123,100 investors. Robert S. Aisner, who is our President, Chief Executive Officer and a director as well as the President and Chief Executive Officer of our advisor, together with James D. Fant, our advisor's Chief Investment Officer and Senior Vice President—Real Estate, make property acquisition recommendations on behalf of our advisor to our board of directors. Our board of directors, including a majority of our independent directors, must approve all of our investments.

Q:    Why do you intend to acquire some of your assets in joint ventures?

  A:
  We intend to acquire properties and other investments in joint ventures, tenant-in-common investments or other co-ownership arrangements when we determine it is advantageous for us to do so, including when desirable to participate in acquisitions controlled by a third party or when such party has special knowledge of such asset, to diversify our portfolio in terms of geographic region or property type, to access capital of third parties and to enable us to make investments sooner than would be possible otherwise. The sooner we are able to make investments, the greater our ability will be to make distributions from our operating cash flow and for capital appreciation of the investments. Additionally, increased portfolio diversification made possible by investing through joint ventures, tenant-in-common investments and similar arrangements will help reduce the risk to investors as compared to a program with a smaller number of investments. Such joint ventures may be with third parties or affiliates of our advisor. We may also make or invest in mortgage, bridge or mezzanine loans secured by properties owned by such joint ventures.

Q:    What steps do you take to make sure you invest in environmentally compliant property?

  A:
  For acquisitions in the United States, we will always obtain a Phase I environmental assessment of each property purchased and for each property secured by a mortgage loan. We will not purchase the property or mortgage loan unless we are generally satisfied with the environmental status of the property. A Phase I environmental site assessment basically consists of a visual survey of the building and the property in an attempt to identify areas of potential environmental concern, visually observing neighboring properties to assess surface conditions or activities that may have an adverse environmental impact on the property, and contacting local governmental agency personnel and performing a regulatory agency file search in an attempt to determine any known environmental concerns in the immediate vicinity of the property. A Phase I environmental site assessment does not generally include any sampling or testing of soil, groundwater or building materials from the property. With respect to international investments, we will seek to obtain an environmental assessment that is customary in the location where the property is being acquired.

Q:    What are your typical lease provisions?

  A:
  We will execute new tenant leases and existing tenant lease renewals, expansions, and extensions with terms that are dictated by the current submarket conditions and the verifiable creditworthiness of each particular tenant. In general, we expect to enter into standard commercial leases. These may include standard multi-tenant commercial leases, "triple net" leases or participating leases. In addition, we may enter into leases with a TRS of ours with respect to certain hospitality properties. Under standard multi-tenant commercial leases, tenants generally reimburse the landlord for their pro rata share of annual increases in operating expenses above the base amount of operating expenses established in the initial year of the lease term. Under triple net leases, tenants generally are responsible for their pro rata share of building operating expenses in full for each year of the lease term. Under participating leases, which are common for retail properties, the landlord shares in a percentage of the tenant's revenue. We expect our standard multi-tenant and participating lease terms will have initial terms of not less than three years and will include renewal options that are granted at the greater of market rates or the existing rental rate at expiration. We expect our triple net leases will be for initial terms of ten years or more, and that any leases with TRSs would be for terms of five years.

    With respect to any multifamily real estate investments, we will use the standardized residential lease for each state in which we own an apartment community. Residential leases typically have terms of one year or less.

Q:    How will you determine whether tenants have the appropriate creditworthiness for each building lease?

  A:
  We intend to use industry credit rating services to the extent available to determine the creditworthiness of potential tenants and any personal guarantor or corporate guarantor of each potential tenant to the extent available. We will review the reports produced by these services together with relevant financial and other data collected from these parties before consummating a lease transaction. Such relevant data from potential tenants and guarantors includes income statements and balance sheets for current and prior periods, net worth or cash flow of guarantors, and business plans and other data we deem relevant. However, in light of our desire to purchase properties that we believe present an opportunity for enhanced future value, any lesser creditworthiness of existing tenants may not be a significant factor in determining whether to acquire the property. We anticipate that we will invest in properties that we believe may be repositioned for greater value due, in whole or in part, to the presence of tenants that do not have strong credit. In such cases, our strategy will include undertaking efforts to attract new, more creditworthy tenants.

Q:    How will you decide to sell one or more assets?

  A:
  As each of our investments reach what we believe to be its optimum value, we will consider disposing of the investment and may do so for the purpose of either distributing the net sale proceeds to our stockholders or investing the proceeds in other assets that we believe may produce a higher overall future return to our investors. We anticipate that any such dispositions typically would occur during the period from three to six years from the termination of our initial public offering. However, in accordance with our investment objective of achieving maximum capital appreciation, we may sell a particular property or other asset before or after this anticipated holding period if, in the judgment of our advisor and our board of directors, selling the asset is in our best interest. The determination of when a particular investment should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property or other investment is anticipated to decline substantially, whether we could apply the proceeds from the sale of the asset to make other investments consistent with our investment objectives, whether disposition of the asset would allow us to increase cash flow, and whether the sale of the asset would constitute a prohibited transaction under the Internal Revenue Code or otherwise impact our status as a REIT. Our ability to dispose of property during the first few years following its acquisition is restricted to a substantial extent as a result of our REIT status. Under applicable provisions of the Internal Revenue Code regarding prohibited transactions by REITs, a REIT that sells property other than foreclosure property that is deemed to be inventory or property held primarily for sale in the ordinary course of business is deemed a "dealer" and subject to a 100% penalty tax on the net income from any such transaction. As a result, our board of directors will attempt to structure any disposition of our properties to avoid this penalty tax, including possibly through reliance on safe harbors available under the Internal Revenue Code for properties held at least four years or through the use of a TRS. See "Federal Income Tax Considerations—Taxation of the Company."

    When we determine to sell a particular property or other investment, we will seek to achieve a selling price that maximizes the capital appreciation for investors based on then-current market conditions. We cannot assure you that this objective will be realized. The selling price of a leased property will be determined in large part by the amount of rent payable by the tenants.

Q:    Will the distributions I receive be taxable as ordinary income?

  A:
  Yes and no. Generally, distributions that you receive, including distributions that are reinvested pursuant to our distribution reinvestment plan, will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. Participants in our distribution reinvestment plan will also be treated for tax purposes as having received an additional distribution to the extent that they purchase shares under the distribution reinvestment plan at a discount to fair market value. As a result, participants in our distribution reinvestment plan may have tax liability with respect to their share of our taxable income, but they will not receive cash distributions to pay such liability.

    We expect that some portion of your distributions will not be subject to tax in the year in which they are received because depreciation expense reduces the amount of taxable income but does not reduce cash available for distribution. The portion of your distribution that is not subject to tax immediately is considered a return of capital for tax purposes and will reduce the tax basis of your investment. Distributions that constitute a return of capital, in effect, defer a portion of your tax until your investment is sold or we are liquidated, at which time you will be taxed at capital gains rates. However, because each investor's tax considerations are different, we suggest that you consult with your tax advisor.

Q:    How does a "best efforts" offering work?

  A:
  We are offering up to 50,000,000 shares of common stock in our primary offering on a "best efforts" basis. When shares are offered to the public on a "best efforts" basis, the dealer manager is required to use only its best efforts to sell the shares and it has no firm commitment or obligation to purchase any of the shares. We are also offering up to 25,000,000 shares of common stock for sale pursuant to our distribution investment plan. We may reallocate the shares of common stock being offered in this prospectus between the primary offering and the distribution reinvestment plan.

Q:    Who can buy shares?

  A:
  An investment in our company is only suitable for persons who have adequate financial means and who will not need short-term liquidity from their investment. We have established suitability standards for initial stockholders and subsequent purchasers of shares from our stockholders. These suitability standards require that a purchaser of shares have, excluding the value of a purchaser's home, home furnishings and automobiles, either: (1) a net worth of at least $70,000 and an annual gross income of at least $70,000, or (2) a net worth of at least $250,000. Some jurisdictions impose higher suitability standards. For more information, see "Suitability Standards."

Q:    For whom may an investment in our shares be appropriate?

  A:
  An investment in our shares may be appropriate for you if you meet the suitability standards mentioned above, seek to diversify your personal portfolio with a finite-life, real estate-based investment, seek to realize growth in the value of your investment over the anticipated life of the fund, seek to preserve capital and are able to hold your investment for a time period consistent with our liquidity plans. On the other hand, we caution persons who require short-term liquidity or guaranteed income not to consider an investment in our shares as meeting those needs.

    We have generally conformed our investment approach, the compensation of our advisor and its affiliates and other operational terms to those of other publicly offered Behringer Harvard programs sponsored by our advisor and its affiliates. We believe our approach provides simplicity and consistency among Behringer Harvard sponsored programs, so that investors who subscribe for equity interests in one Behringer Harvard sponsored program will be able to easily understand and compare the terms and results of other Behringer Harvard sponsored programs.

Q:    May I make an investment through my IRA, SEP or other tax-deferred account?

  A:
  Yes. You may make an investment through your IRA, a simplified employee pension (SEP) plan or other tax-deferred account. In making these investment decisions, you should, at a minimum, consider: (1) whether the investment is in accordance with the documents and instruments governing such IRA, SEP or other tax-deferred account; (2) whether the investment satisfies the fiduciary requirements associated with such IRA, SEP or other tax-deferred account; (3) whether the investment will generate unrelated business taxable income (UBTI) to such IRA, SEP or other account; (4) whether there is sufficient liquidity for such investment under such IRA, SEP or other tax-deferred account; (5) the need to value the assets of such IRA, SEP or other tax-deferred account annually or more frequently; and (6) whether such investment would constitute a prohibited transaction under applicable law.

Q:    Have you arranged a custodian for investments made through IRA, SEP or other tax-deferred accounts?

  A:
  Yes. We have arranged for certain providers to serve as custodians for investors of our common stock who desire to establish an IRA, SEP or certain other tax-deferred accounts. For a current list of custodians, please check with your financial advisor or contact Behringer Harvard Investment Services at (866) 655-3600.

Q:    Is there any minimum investment required?

  A:
  Yes. The minimum purchase is 200 shares, except in New York, where the minimum purchase is 250 shares. After you have purchased the minimum investment in this offering, or have satisfied the minimum purchase requirements of Behringer Harvard REIT I, Behringer Harvard Multifamily REIT II, Behringer Harvard Opportunity REIT I, Behringer Harvard Multifamily REIT I, Behringer Harvard Short-Term Opportunity Fund I, Behringer Harvard Mid-Term Value Enhancement Fund I or any other public Behringer Harvard real estate program, and if you continue to hold such minimum investment, any additional purchase must be in increments of at least $200, except for purchases of shares pursuant to our distribution reinvestment plan, which may be in lesser amounts. For more information, see "Suitability Standards."

Q:    How do I subscribe for shares?

  A:
  If you choose to purchase shares in this offering, you will need to complete and sign the execution copy of the subscription agreement and pay for the shares at the time you subscribe. A specimen copy of the subscription agreement, including instructions for completing it, is included in this prospectus as Exhibit A. We expect to admit stockholders on at least a monthly basis.

Q:    If I buy shares in this offering, how may I later sell them?

  A:
  At the time you purchase the shares, they will not be listed for trading on any national securities exchange or over-the-counter market. Until our shares are listed, if ever, you may not sell your shares unless the buyer meets the applicable suitability and minimum purchase standards. In addition, our charter prohibits the ownership by one person of more than 9.8% of our outstanding shares of common or preferred stock, unless exempted by our board of directors. Until our shares are publicly traded, you will have difficulty selling your shares, and even if you are able to sell your shares, you will likely have to sell them at a substantial discount.

    After you have held your shares for at least one year, you may be able to have your shares repurchased by us pursuant to our share redemption program, which is subject to significant conditions and limitations. Our board of directors can amend the provisions of our share redemption program without the approval of our stockholders. The terms of our redemption plan are more generous for redemptions sought upon a stockholder's death, qualifying disability (as defined below) or confinement to a long-term care facility.

Q:    What are your exit strategies?

  A:
  Depending upon then prevailing market conditions, it is our management's intention to consider beginning the process of liquidating our assets and distributing the net proceeds to our stockholders within three to six years after the termination of our initial public offering. If we do not liquidate within that period, we may cause our shares to be listed for trading on a national securities exchange. If we do not begin the process of liquidating our assets or listing our shares by the sixth anniversary of the termination of our initial public offering, unless extended by a majority of the board of directors and a majority of the independent directors, we will hold a stockholders meeting to vote on a proposal for our orderly liquidation, which proposal will include information regarding appraisals of our portfolio. If our stockholders do not approve the proposal, we will obtain new appraisals and resubmit the proposal by proxy statement to our stockholders up to once every two years upon the written request of stockholders owning 10% of our outstanding common stock.

Q:    Will I be notified of how my investment is doing?

  A:
  You will receive periodic updates on the performance of your investment in us, including:

  •
  a quarterly distribution report;

  •
  three quarterly financial reports on Form 10-Q;

  •
  an annual report on Form 10-K; and

  •
  an annual Form 1099.

    We will provide this information to you via one or more of the following methods, in our discretion and with your consent, if necessary:

    •
    U.S. mail or other courier;

    •
    facsimile;

    •
    in a filing with the SEC or annual report; and

    •
    posting on our affiliated web site at www.behringerharvard.com.

    In addition, we have adopted a valuation policy in respect of estimating the per share value of our common stock and expect to disclose such valuation annually in our annual report on Form 10-K and we may also disseminate this value by a posting on the web site maintained for us and other programs sponsored by Behringer Harvard at www.behringerharvard.com or by other means. Pursuant to our valuation policy, during the following time periods we generally will use the gross offering price of a share of the common stock as our estimated per share value:

    •
    during this offering;

    •
    if we have commenced another offering of common stock, during such follow-on offering; and

    •
    for 18 months after the termination of the later of this offering or any follow-on offering.

    In addition, if we have commenced an offering of other securities from which our board of directors believes the value of a share of common stock can be estimated, during such subsequent offering period and for 18 months after the termination of such offering, we will use the value derived from the gross offering price of the other security, as the per share estimated value of the common stock. For purposes of the foregoing, an offering does not include any offering related to a distribution reinvestment plan, employee benefit plan or the redemption of interests in our operating partnership. This estimated value is not likely to reflect the proceeds you would receive upon our liquidation or upon the sale of your shares. In addition, this per share valuation method is not designed to arrive at a valuation that is related to any individual or aggregated value estimates or appraisals of the value of our assets. We expect that 18 months after the termination of this offering or a subsequent offering of our common stock (or other securities from which our board of directors believes the value of a share of common stock can be estimated), not including any offering related to a distribution reinvestment plan, employee benefit plan or the redemption of interests in our operating partnership, the estimated value we provide for our common stock will be based on valuations of our properties and other assets.

    Certain additional information concerning our business and our advisor and its affiliates will be available at www.behringerharvard.com. The contents of this web site are not incorporated by reference in or otherwise a part of this prospectus. In addition, our prospectus, amendments and supplements to this prospectus and our annual reports on Form 10-K and quarterly financial reports on Form 10-Q will also be available to the public at the SEC's website at www.sec.gov/edgar/searchedgar/webusers.htm.

Q:    When will I receive my detailed tax information?

  A:
  Your Form 1099 tax information will be placed in the mail by January 31 of each year.

Q:    Who is the transfer agent?

  A:
  DST Systems, Inc. is our transfer agent. Its address is:

    DST Systems, Inc.
    430 West 7th Street
    Kansas City, Missouri 64105

    To ensure that any account changes are made promptly and accurately, all changes including your address, ownership type and distribution mailing address should be directed to the transfer agent.

Q:    Where do I send my subscription materials?

  A:
  For custodial accounts (such as are commonly used for IRAs) send the completed subscription agreement to your custodian who will forward the agreement as instructed below.

    For non-custodial accounts, send the completed subscription agreement and check to:

Behringer Harvard Investment Services (866) 655-3600
Regular Mail:	Express/Overnight Delivery:
P.O. Box 219768 Kansas City, MO 64121-9768	430 West 7th Street Kansas City, MO 64105-1407

Q:    Who can help answer my questions?

  A:
  If you have more questions about the offering or if you would like additional copies of this prospectus, you should contact your registered representative or contact:

    Behringer Securities LP
    15601 Dallas Parkway, Suite 600
    Addison, Texas 75001
    (866) 655-3700

RISK FACTORS

        Your purchase of shares involves a number of risks. You should carefully consider the following risk factors in conjunction with the other information contained in this prospectus before purchasing our shares. The risks discussed in this prospectus could adversely affect our business, operating results, prospects and financial condition. This could cause the value of our shares to decline and could cause you to lose all or part of your investment. The risks and uncertainties described below are not the only ones we face but do represent those risks and uncertainties that we believe are material to us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also harm our business.

 Risks Related to an Investment in Behringer Harvard Opportunity REIT II

         There is no public trading market for your shares; therefore, it will be difficult for you to sell your shares. If you are able to sell your shares, you may have to sell them at a substantial discount from the public offering price.

        There is no public market for the shares. In addition, the price you receive for the sale of any shares of our common stock is likely to be less than the proportionate value of our investments. Therefore, you should purchase the shares only as a long-term investment. The minimum purchase requirements and suitability standards imposed on prospective investors in this offering also apply to subsequent purchasers of our shares. If you are able to find a buyer for your shares, you may not sell your shares to such buyer unless the buyer meets the suitability standards applicable to him, which may inhibit your ability to sell your shares. Our board of directors may reject any request for redemption of shares or amend, suspend or terminate our share redemption program at any time. Therefore, it will be difficult for you to sell your shares promptly or at all. You may not be able to sell your shares in the event of an emergency, and, if you are able to sell your shares, you may have to sell them at a substantial discount from the public offering price. It is also likely that your shares would not be accepted as the primary collateral for a loan. See "Suitability Standards," "Description of Shares—Restriction on Ownership of Shares" and "—Share Redemption Program" elsewhere in this prospectus for a more complete discussion on the restrictions on your ability to transfer your shares.

         We and the other public Behringer Harvard sponsored programs have experienced losses in the past, and we may experience similar losses in the future.

        For the year ended December 31, 2010, we made cumulative distributions of $9.3 million, we had a net loss of $8.2 million, and negative cash flow from operations of $8.2 million. For the three months ended March 31, 2011, we made cumulative distributions of $2.8 million, we had a net loss of $3.4 million, and negative cash flow from operations of $0.4 million. Our losses can be attributed, in part, to the initial start-up costs and operating expenses incurred prior to purchasing properties and making investments in properties that are in lease up and have not yet reached stabilization. In addition, depreciation and amortization expenses substantially reduced our income. Due to recent changes in accounting principles generally accepted in the United States which were effective in 2009, acquisition expenses now also reduce income (prior to 2009 such expenses were capitalized). Historically, other public programs sponsored by affiliates of our advisor have also experienced losses, especially during the early periods of their operation. We cannot assure you that, in the future, we will be profitable or that we will realize growth in the value of our assets.

         We may suffer from delays in locating suitable investments, which could adversely affect the return on your investment.

        Our ability to achieve our investment objectives and to make distributions to our stockholders is dependent upon the performance of our advisor in the acquisition of our investments and the determination of any financing arrangements as well as the performance of our property manager in the selection of tenants and the negotiation of leases. The current market for properties that meet our investment objectives is highly competitive, as is the leasing market for such properties. The more shares we sell in this offering, the greater our challenge will be to invest all of the net offering proceeds on attractive terms. Except for the investments described in this prospectus and in one or more supplements to this prospectus, you will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments. You must rely entirely on the oversight of our board of directors, the management ability of our advisor and the performance of the property manager. We cannot be sure that our advisor will be successful in obtaining suitable investments on financially attractive terms.

        We could suffer from delays in locating suitable investments as a result of our reliance on our advisor at times when management of our advisor is simultaneously seeking to locate suitable investments for other Behringer Harvard sponsored programs, some of which have investment objectives and employ investment strategies that are similar to ours.

        Additionally, as a public company, we are subject to the ongoing reporting requirements under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Pursuant to the Exchange Act, we may be required to file with the SEC financial statements of properties we acquire or, in certain cases, financial statements of the tenants of the acquired properties. To the extent any required financial statements are not available or cannot be obtained, we will not be able to acquire the property. As a result, we may not be able to acquire certain properties that otherwise would be a suitable investment. We could suffer delays in our property acquisitions due to these reporting requirements.

        Furthermore, where we acquire properties prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space. Therefore, you could suffer delays in the receipt of distributions attributable to those particular properties.

        Delays we encounter in the selection, acquisition and development of properties could adversely affect your returns. In addition, if we are unable to invest our offering proceeds in real properties in a timely manner, we will hold the proceeds of this offering in an interest-bearing account, invest the proceeds in short-term, investment-grade investments or, ultimately, liquidate. In such an event, our ability to pay distributions to our stockholders and the returns to our stockholders would be adversely affected.

         If we continue to pay a portion of distributions from sources other than our cash flow from operations, we will have fewer funds available for the acquisition of properties, and your overall return may be reduced.

        Our organizational documents permit us to make distributions from any source, such as from the proceeds of this offering or other offerings, cash advances to us by our advisor, cash resulting from a waiver of asset management fees, and borrowings, including borrowings secured by our assets, in anticipation of future operating cash flow. If we continue to fund a portion of distributions from financings or the net proceeds from our public offerings, we will have fewer funds available for acquiring properties and other investments, and your overall return may be reduced. Further, to the extent distributions have or continue to exceed cash flow from operations, a stockholder's basis in our stock will be reduced and, to the extent distributions exceed a stockholder's basis, the stockholder may recognize capital gain. Our organizational documents do not limit the amount of distributions we can fund from sources other than from operating cash flow.

         To the extent offering proceeds are used to pay fees to our advisor or its affiliates or to fund distributions, our investors will realize dilution and later investors may also realize a lower rate of return than investors who invest earlier in this offering.

        Our advisor and its affiliates provide services for us in connection with, among other things, the offer and sale of our shares, the selection and acquisition of our investments, the management and leasing of our properties, the servicing of our mortgage, bridge, mezzanine or other loans, and the disposition of our assets. We pay them substantial upfront fees for some of these services, which reduces the amount of cash available for investment in real estate or distribution to you. Largely as a result of these substantial fees, we expect that for each share sold in our primary offering, assuming we sell the maximum primary offering, no more than $8.64 will be available for investment in real estate, depending primarily upon the number of shares we sell.

        In addition, we have used offering proceeds to fund distributions, and later investors who did not receive those distributions will experience additional immediate dilution of their investment. Also, to the extent we incur debt to fund distributions earlier in our public offerings, the amount of cash available for distributions in future periods will be decreased by the repayment of such debt.

        The use of offering proceeds to pay fees to our advisor and its affiliates or to fund distributions increases the risk that the amount available for distribution to stockholders upon a liquidation of our portfolio would be less than the purchase price of the shares in our offering.

         Investors who invest in us at the beginning of our offering may realize a lower rate of return than later investors.

        There can be no assurances as to when we will begin to generate sufficient cash flow to fully fund the payment of distributions. As a result, investors who invest in us before we generate significant cash flow may realize a lower rate of return than later investors. We expect to have little cash flow from operations available for distribution until we make substantial investments. In addition, to the extent our investments are in development or redevelopment projects or in properties that have significant capital requirements, our ability to make distributions may be negatively impacted, especially during our early periods of operation. Therefore, until such time as we have sufficient cash flow from operations to fully fund the payment of distributions therefrom, some or all of our distributions will be paid from other sources, such as from the proceeds of our public offerings, cash advances to us by our advisor, cash resulting from a waiver of asset management fees, and borrowings, including borrowings secured by our assets, in anticipation of future operating cash flow.

         We may have to make decisions on whether to invest in certain properties, without detailed information on the property.

        To effectively compete for the acquisition of properties and other investments, our advisor and board of directors may be required to make decisions or post substantial non-refundable deposits prior to the completion of our analysis and due diligence on property acquisitions. In such cases, the information available to our advisor and board of directors at the time of making any particular investment decision, including the decision to pay any non-refundable deposit and the decision to consummate any particular acquisition, may be limited, and our advisor and board of directors may not have access to detailed information regarding any particular investment property, such as physical characteristics, environmental matters, zoning regulations or other local conditions affecting the investment property. Therefore, no assurance can be given that our advisor and board of directors will have knowledge of all circumstances that may adversely affect an investment. In addition, our advisor and board of directors expect to rely upon independent consultants in connection with their evaluation of proposed investment properties, and no assurance can be given as to the accuracy or completeness of the information provided by such independent consultants.

         This is a blind pool offering, so you will not have the opportunity to evaluate our investments before we make them.

        Because we have made only 12 investments (11 after the sale of Stone Creek in 2010) in real estate and real estate-related assets and although our advisor is continuing to present investment opportunities to us, we have not entered into any purchase and sale agreements for other investments for which to apply proceeds from this offering as of the date of this prospectus. Therefore, we are not able to provide you with information to evaluate our investments prior to acquisition. We will seek to invest substantially all of our offering proceeds available for investment, after the payment of fees and expenses, in the acquisition of real estate and real estate-related assets. We have established policies relating to the creditworthiness of tenants and managers, but our board of directors will have wide discretion in implementing these policies, and you will not have the opportunity to evaluate potential tenants or managers. In light of our desire to purchase properties that we believe present an opportunity for enhanced future value, the creditworthiness of existing tenants may not be a significant factor in determining whether to acquire the property. We anticipate that we will invest in properties that we believe may be repositioned for greater value due, in whole or in part, to the presence of tenants that do not have strong credit. In such cases, our strategy will include repositioning the property to attract new, more creditworthy tenants. For a more detailed discussion of our investment policies, see "Investment Objectives and Criteria—Acquisition and Investment Policies."

         If we are unable to raise substantial funds, we will be limited in the number and type of investments we may make, and the value of your investment in us will fluctuate with the performance of the specific investments we make.

        This offering is being made on a "best efforts" basis, meaning that our dealer manager is only required to use its best efforts to sell our shares and has no firm commitment or obligation to purchase any of the shares. As a result, we cannot assure you of the amount of proceeds that will be raised in this offering. We are dependent on funds from this offering to make additional investments, resulting in greater diversification in terms of the number of investments owned, the geographic regions in which our investments are located and the types of investments that we acquire. If we do not raise significant additional funds in this offering, the more likely it will be that we cannot achieve significant diversification and the likelihood of our profitability being affected by the performance of any one of our investments will increase. We are not limited in the number or size of our investments or the percentage of net proceeds we may dedicate to a single investment. Your investment in our shares will be subject to greater risk to the extent that we lack a diversified portfolio of investments. In addition, to the extent we are not able to raise additional funds, our fixed operating expenses, as a percentage of gross income, would be higher, and our financial condition and ability to pay distributions could be adversely affected.

         We and our advisor have a limited operating history, we have no established financing sources, and the prior performance of real estate investment programs sponsored by Behringer Harvard Holdings and Robert M. Behringer may not be indicative of our future results.

        We and our advisor have only limited operating histories. You should not rely upon the past performance of other real estate investment programs sponsored by Behringer Harvard Holdings and Robert M. Behringer, our Chairman of the Board and director, to predict our future results. We were incorporated in January 2007, commenced operations in April 2008, and, as of the date of this prospectus, we have made 12 investments in real estate and real estate-related assets. Accordingly, the prior performance of real estate investment programs sponsored Behringer Harvard Holdings and Robert M. Behringer may not be indicative of our future results.

        Moreover, we have no established financing sources other than our offering proceeds. If our capital resources are insufficient to support our operations, we will not be successful.

        You should consider our prospects in light of the risks, uncertainties and difficulties frequently encountered by companies that are, like us, in their early stage of development. To be successful in this market, we must, among other things:

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  identify and acquire investments that further our investment strategies;

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  maintain our network of licensed securities brokers and other agents;

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  attract, integrate, motivate and retain qualified personnel to manage our day-to-day operations;

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  respond to competition for our targeted real estate properties and other investments, as well as for potential investors in us; and

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  continue to build and expand our operations structure to support our business.

        We cannot guarantee that we will succeed in achieving these goals, and our failure to do so could cause you to lose all or a portion of your investment.

         If we lose or are unable to obtain key personnel, our ability to implement our investment strategies could be delayed or hindered.

        Our success depends to a significant degree upon the continued contributions of our chairman, certain executive officers and other key personnel, of us, our advisor and its affiliates, including Robert M. Behringer and Robert S. Aisner, each of whom would be difficult to replace. We do not have employment agreements with our chairman and executive officers, and we cannot guarantee that they will remain affiliated with us. Although our chairman, several of our executive officers and other key personnel, including Mr. Behringer and Mr. Aisner, have entered into employment agreements with affiliates of our advisor, including Harvard Property Trust, LLC, these agreements are terminable at will, and we cannot guarantee that such persons will remain affiliated with our advisor. If any of our key personnel were to cease their affiliation with us, our advisor or its affiliates, our operating results could suffer. We do not intend to maintain key person life insurance on any of our key personnel. We believe that our future success depends, in large part, upon our advisor's and its affiliates' ability to hire and retain highly skilled managerial, operational and marketing personnel. Competition for persons with these skills is intense, and we cannot assure you that our advisor will be successful in attracting and retaining such skilled personnel. Further, we have established, and intend in the future to establish, strategic relationships with firms that have special expertise in certain services or as to assets both nationally and in certain geographic regions. Maintaining these relationships will be important for us to effectively compete for assets. We cannot assure you that we will be successful in attracting and retaining such strategic relationships. If we lose or are unable to obtain the services of key personnel or do not establish or maintain appropriate strategic relationships, our ability to implement our investment strategies could be delayed or hindered.

         If we internalize our management functions, your interest in us could be diluted, and we could incur other significant costs associated with being self-managed.

        Our strategy may involve becoming "self-managed" by internalizing our management functions, particularly if we seek to list our shares on an exchange as a way of providing our stockholders with a liquidity event. The method by which we could internalize these functions could take many forms. We may hire our own group of executives and other employees or we may elect to negotiate to acquire our advisor's and property manager's assets and personnel. Under our advisory management agreement, we are restricted from hiring or soliciting any employee of our advisor or its affiliates for one year from the termination of the agreement. We are similarly restricted under our property management agreement with respect to the employees of our property manager or its affiliates. These restrictions could make it difficult to internalize our management functions without acquiring assets and personnel from our advisor and its affiliates for consideration that would be negotiated at that time. At this time, we cannot be sure of the form or amount of consideration or other terms relating to any such acquisition. Such consideration could take many forms, including cash payments, promissory notes and shares of our stock. An internalization transaction could result in significant payments to affiliates of our advisor irrespective of whether you enjoyed the returns on which we have conditioned other back-end compensation. The payment of such consideration could result in dilution of your interests as a stockholder and could reduce the net income per share and modified funds from operations per share attributable to your investment. We will not be required to seek a stockholder vote to become self-managed.

        In addition, while we would no longer bear the costs of the various fees and expenses we pay to our advisor under the advisory management agreement if we internalize, our direct expenses would include general and administrative costs, including legal, accounting and other expenses related to corporate governance and SEC reporting and compliance. We would also incur the compensation and benefits costs of our officers and other employees and consultants that are now paid by our advisor or its affiliates. In addition, we may issue equity awards to officers, employees and consultants, which awards would decrease net income and modified funds from operations and may further dilute your investment. We cannot reasonably estimate the amount of fees to our advisor we would save and the costs we would incur if we became self-managed. If the expenses we assume as a result of an internalization are higher than the expenses we avoid paying to our advisor, our net income per share and funds from operations per share would be lower as a result of the internalization than it otherwise would have been, potentially decreasing the amount of funds available to distribute to our stockholders and the value of our shares.

        As currently organized, we do not directly employ any employees. If we elect to internalize our operations, we would employ personnel and would be subject to potential liabilities commonly faced by employers, such as workers disability and compensation claims, potential labor disputes and other employee-related liabilities and grievances. Nothing in our charter prohibits us from entering into the transaction described above.

        Additionally, there is no assurance that internalizing our management functions will prove to be beneficial to us and our stockholders. We could have difficulty integrating our management functions as a stand-alone entity. As of March 31, 2011, certain personnel of our advisor and its affiliates perform property management, asset management and general and administrative functions, including accounting and financial reporting, for multiple entities. We could fail to properly identify the appropriate mix of personnel and capital needs to operate as a stand-alone entity. An inability to manage an internalization transaction effectively could thus result in our incurring excess costs and/or suffering deficiencies in our disclosure controls and procedures or our internal control over financial reporting. Such deficiencies could cause us to incur additional costs, and our management's attention could be diverted from most effectively managing our portfolio of investments.

         If we were to internalize our management or if another investment program, whether sponsored by our sponsor or otherwise, hires the employees of our advisor in connection with its own internalization transaction or otherwise, our ability to conduct our business may be adversely affected.

        We rely on persons employed by our advisor to manage our day-to-day operations. If we were to effectuate an internalization of our advisor, we may not be able to retain all of the employees of the advisor or to maintain a relationship with our sponsor. In addition, some of the employees of the advisor may provide services to one or more other investment programs. These programs or third parties may decide to retain some or all of the advisor's key employees in the future. If this occurs, these programs could hire certain of the persons currently employed by the advisor who are most familiar with our business and operations, thereby potentially adversely impacting our business.

         Our rights and the rights of our stockholders to recover claims against our independent directors are limited, which could reduce your and our recovery against them if they negligently cause us to incur losses.

        Maryland law provides that a director has no liability in that capacity if he performs his duties in good faith, in a manner he reasonably believes to be in our best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Our charter provides that no independent director shall be liable to us or our stockholders for monetary damages and that we will generally indemnify them for losses unless they are grossly negligent or engage in willful misconduct. As a result, you and we may have more limited rights against our independent directors than might otherwise exist under common law, which could reduce your and our recovery from these persons if they act in a negligent manner. In addition, we may be obligated to fund the defense costs incurred by our independent directors (as well as by our other directors, officers, employees and agents) in some cases, which would decrease the cash otherwise available for distributions to you.

         Your investment may be subject to additional risks if we make international investments.

        We have purchased and expect to continue to purchase real estate assets located outside the United States and may make or purchase mortgage, bridge, mezzanine or other loans or participations in mortgage, bridge, mezzanine or other loans made by a borrower located outside the United States or secured by property located outside the United States. These investments may be affected by factors peculiar to the laws of the jurisdiction in which the borrower or the property is located. These laws may expose us to risks that are different from and in addition to those commonly found in the United States. Foreign investments could be subject to the following risks:

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  governmental laws, rules and policies including laws relating to the foreign ownership of real property or mortgages and laws relating to the ability of foreign persons or corporations to remove profits earned from activities within the country to the person's or corporation's country of origin;

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  variations in currency exchange rates;

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  adverse market conditions caused by inflation or other changes in national or local economic conditions;

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  changes in relative interest rates;

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  changes in the availability, cost and terms of mortgage funds resulting from varying national economic policies;

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  changes in real estate and other tax rates, the tax treatment of transaction structures and other changes in operating expenses in a particular country where we have an investment;

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  our REIT tax status not being respected under foreign laws, in which case income or gains from foreign sources would likely be subject to foreign taxes, withholding taxes, transfer taxes, and value added taxes;

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  lack of uniform accounting standards (including availability of information in accordance with U.S. generally accepted accounting principles ("GAAP"));

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  changes in land use and zoning laws;

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  more stringent environmental laws or changes in such laws;

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  changes in the social stability or other political, economic or diplomatic developments in or affecting a country where we have an investment;

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  we, our sponsor and its affiliates have relatively less experience with respect to investing in real property or other investments outside the United States as compared to domestic investments; and

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  legal and logistical barriers to enforcing our contractual rights.

        Any of these risks could have an adverse effect on our business, results of operations and ability to pay distributions to our stockholders.

         If our sponsor, our advisor or its affiliates waive or defer certain fees due to them, our results of operations and distributions may be artificially high.

        From time to time, our sponsor, our advisor or its affiliates may agree to waive or defer all or a portion of the acquisition, asset management or other fees, compensation or incentives due to them, pay general administrative expenses or otherwise supplement stockholder returns in order to increase the amount of cash available to make distributions to stockholders. If our sponsor, our advisor or its affiliates choose to no longer waive or defer such fees and incentives, our results of operations will be lower than in previous periods and your return on your investment could be negatively affected.

Risks Related to Conflicts of Interest

        We will be subject to conflicts of interest arising out of our relationships with our advisor and its affiliates, including the material conflicts discussed below. The "Conflicts of Interest" section of this prospectus provides a more detailed discussion of the conflicts of interest between us and our advisor and its affiliates and our policies to reduce or eliminate certain potential conflicts.

         Because a number of Behringer Harvard real estate programs use investment strategies that are similar to ours, our advisor and its and our executive officers will face conflicts of interest relating to the purchase and leasing of properties and other investments, and such conflicts may not be resolved in our favor.

        There may be periods during which one or more Behringer Harvard sponsored programs are seeking to invest in similar properties and other real estate-related investments. As a result, we may be buying properties and other real estate-related investments at the same time as one or more of the other Behringer Harvard sponsored programs managed by officers and employees of our advisor and/or its affiliates, and these other Behringer Harvard sponsored programs may use investment strategies that are similar to ours. Our executive officers and the executive officers of our advisor are also the executive officers of other Behringer Harvard sponsored REITs and their advisors, the general partners of Behringer Harvard sponsored partnerships and/or the advisors or fiduciaries of other Behringer Harvard sponsored programs, and these entities are and will be under common control. There is a risk that our advisor will choose a property that provides lower returns to us than a property purchased by another Behringer Harvard sponsored program. In the event these conflicts arise, we cannot assure you that our best interests will be met when officers and employees acting on behalf of our advisor and on behalf of advisors and managers of other Behringer Harvard sponsored programs decide whether to allocate any particular property to us or to another Behringer Harvard sponsored program or affiliate of our advisor, which may have an investment strategy that is similar to ours. In addition, we may acquire properties in geographic areas where other Behringer Harvard sponsored programs own properties. If one of the other Behringer Harvard sponsored programs attracts a tenant for which we are competing, we could suffer a loss of revenue due to delays in locating another suitable tenant. Similar conflicts of interest may apply if our advisor determines to make or purchase mortgage, bridge or mezzanine loans or participations in mortgage, bridge or mezzanine loans on our behalf because other Behringer Harvard sponsored programs may be competing with us for such investments. You will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved before or after making your investment.

         Behringer Harvard Opportunity Advisors II and its affiliates, including all of our executive officers and some of our directors, will face conflicts of interest caused by their compensation arrangements with us, which could result in actions that are not in the long-term best interests of our stockholders.

        Our advisor, Behringer Harvard Opportunity Advisors II and its affiliates, including our dealer manager and our property manager, are entitled to substantial fees from us under the terms of the advisory management agreement, dealer manager agreement and property management agreement. These fees could influence our advisor's advice to us as well as the judgment of affiliates of our advisor performing services for us. Among other matters, these compensation arrangements could affect their judgment with respect to:

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  the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory management agreement, the dealer manager agreement and the property management agreement;

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  public offerings of equity by us, which entitle Behringer Securities to dealer manager fees and will likely entitle our advisor to increased acquisition and asset management fees;

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  property sales, which may result in the issuance to our advisor of shares of our common stock through the conversion of our convertible stock;

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  property acquisitions from other Behringer Harvard sponsored programs, which might entitle affiliates of our advisor to real estate commissions and possible success-based sale fees in connection with its services for the seller;

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  property acquisitions from third parties, which entitle our advisor to acquisition fees and asset management fees;

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  borrowings to acquire properties, which borrowings will increase the acquisition and asset management fees payable to our advisor;

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  determining the compensation paid to employees for services provided to us, which could be influenced in part by whether the advisor is reimbursed by us for the related salaries and benefits;

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  whether we seek to internalize our management functions, which internalization could result in our retaining some of our advisor's key officers and employees for compensation that is greater than that which they currently earn or which could require additional payments to affiliates of our advisor to purchase the assets and operations of our advisor;

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  whether and when we seek to list our common stock on a national securities exchange, which listing could entitle our advisor to the issuance of shares of our common stock through the conversion of our convertible stock; and

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  whether and when we seek to sell the company or its assets, which sale may result in the issuance of shares of our common stock to our advisor through the conversion of our convertible stock.

        The fees our advisor receives in connection with transactions involving the purchase and management of an asset are based on the cost of the investment, including the amount budgeted for the development, construction, and improvement of each asset, and not based on the quality of the investment or the quality of the services rendered to us. This may influence our advisor to recommend riskier transactions to us. Furthermore, the advisor will refund these fees to the extent they are based on budgeted amounts that prove too high once development, construction, or improvements are completed, but the fact that these fees are initially calculated in part based on budgeted amounts could influence our advisor to overstate the estimated costs of development, construction, or improvements in order to accelerate the cash flow it receives. In addition, the conversion feature of our convertible stock could cause us to make different investment or disposition decisions than we would otherwise make, in order to avoid the stock conversion.

         Our advisor will face conflicts of interest relating to joint ventures, tenant-in-common investments or other co-ownership arrangements that we enter with affiliates of our sponsor or advisor or with other Behringer Harvard sponsored programs, which could result in a disproportionate benefit to affiliates of our sponsor or advisor or to another Behringer Harvard sponsored program.

        We may enter into joint ventures, tenant-in-common investments or other co-ownership arrangements with other Behringer Harvard sponsored programs for the acquisition, development or improvement of properties as well as the acquisition of real estate-related investments. These Behringer Harvard sponsored programs are likely to include single-client, institutional-investor accounts in which Behringer Harvard has been engaged by an institutional investor to locate and manage real estate investments on behalf of an institutional investor and with which such sponsor or advisor affiliate may invest. The executive officers of our advisor are also the executive officers of other Behringer Harvard sponsored REITs and their advisors, the general partners of other Behringer Harvard sponsored partnerships and/or the advisors or fiduciaries of other Behringer Harvard sponsored programs. These executive officers will face conflicts of interest in determining which Behringer Harvard sponsored program should enter into any particular joint venture, tenant-in-common or co-ownership arrangement. These persons may also have a conflict in structuring the terms of the relationship between our interests and the interests of the Behringer Harvard sponsored co-venturer, co-tenant or partner as well as conflicts of interest in managing the joint venture. Further, the fiduciary obligations that our advisor or our board of directors may owe to a co-venturer, co-tenant or partner affiliated with our sponsor or advisor may make it more difficult for us to enforce our rights.

        In the event that we enter into a joint venture, tenant-in-common investment or other co-ownership arrangements with another Behringer Harvard sponsored program or joint venture, our advisor and its affiliates may have a conflict of interest when determining when and whether to buy or sell a particular real estate property, exercising buy/sell rights or making other major decisions, and you may face certain additional risks. For example, it is anticipated that certain Behringer Harvard sponsored funds will never have an active trading market. Therefore, if we become listed for trading on a national securities exchange, we may develop more divergent goals and objectives from such joint venturer with respect to the sale of properties in the future. In addition, in the event we enter into a joint venture with a Behringer Harvard sponsored program that has a term shorter than ours, the joint venture may be required to sell its properties at the time of the other Behringer Harvard sponsored program's liquidation. We may not desire to sell the properties at such time. Even if the terms of any joint venture agreement between us and another Behringer Harvard sponsored program grant us a right of first refusal to buy such properties, we may not have sufficient funds to exercise our right of first refusal under these circumstances.

        Because Mr. Behringer and his affiliates control us and other Behringer Harvard sponsored programs, agreements and transactions among the parties with respect to any joint venture, tenant-in-common investment or other co-ownership arrangement between or among such parties will not have the benefit of arm's-length negotiation of the type normally conducted between unrelated co-venturers. Under these joint ventures, neither co-venturer may have the power to control the venture, and under certain circumstances, an impasse could be reached regarding matters pertaining to the co-ownership arrangement, which might have a negative influence on the joint venture and decrease potential returns to you. In the event that a co-venturer has a right of first refusal to buy out the other co-venturer, it may be unable to finance such buy-out at that time. If our interest is subject to a buy/sell right, we may not have sufficient cash, available borrowing capacity or other capital resources to allow us to elect to purchase an interest of a co-venturer subject to the buy/sell right, in which case we may be forced to sell our interest as the result of the exercise of such right when we would otherwise prefer to keep our interest. Furthermore, we may not be able to sell our interest in a joint venture if we desire to exit the venture for any reason or if our interest is likewise subject to a right of first refusal of our co-venturer or partner, our ability to sell such interest may be adversely impacted by such right. For a more detailed discussion, see "Conflicts of Interest—Joint Ventures and 1031 Tenant-in-Common Transactions with Affiliates of Our Sponsor and Our Advisor."

         Our advisor's executive officers and key personnel and the executive officers and key personnel of Behringer Harvard affiliated entities that conduct our day-to-day operations and this offering will face competing demands on their time, and this may cause our investment returns to suffer.

        We rely upon the executive officers of our advisor and the executive officers and employees of Behringer Harvard affiliated entities to conduct our day-to-day operations and this offering. These persons also conduct the day-to-day operations of other Behringer Harvard sponsored programs and may have other business interests as well. Because these persons have competing interests on their time and resources, they may have conflicts of interest in allocating their time between our business and these other activities. During times of intense activity in other programs and ventures, they may devote less time and resources to our business than is necessary or appropriate. If this occurs, the returns on our investments may suffer.

         Our officers face conflicts of interest related to the positions they hold with entities affiliated with our advisor, which could diminish the value of the services they provide to us.

        Certain of our executive officers are also officers of our advisor, our property manager, our dealer manager and other entities affiliated with our advisor, including the advisors and fiduciaries to other Behringer Harvard sponsored programs. As a result, these individuals owe fiduciary duties to these other entities and their investors, which may conflict with the fiduciary duties that they owe to us and our stockholders. Their loyalties to these other entities and investors could result in action or inaction that is detrimental to our business, which could harm the implementation of our business strategy and our investment and leasing opportunities. Conflicts with our business and interests are most likely to arise from involvement in activities related to (1) allocation of new investments and management time and services between us and the other entities, (2) the timing and terms of the investment in or sale of an asset, (3) development of our properties by affiliates of our advisor, (4) investments with affiliates of our advisor, (5) compensation to our advisor, and (6) our relationship with our dealer manager and property manager. If we do not successfully implement our business strategy, we may be unable to generate the cash needed to make distributions to you and to maintain or increase the value of our assets.

         Our independent directors are involved in other businesses, investments and activities, therefore they may have conflicts of interest in allocating their time between our business and these other activities.

        Our independent directors are involved in other businesses, investments and activities. Because these persons have competing interests on their time and resources, they may have conflicts of interest in allocating their time between our business and these other activities. Should our independent directors inappropriately devote insufficient time or resources to our business, then our performance may suffer.

         Your investment will be diluted upon conversion of the convertible stock.

        In connection with our organization, Behringer Harvard Holdings, an affiliate of our advisor, purchased 1,000 shares of our convertible stock for an aggregate purchase price of $1,000. On April 2, 2010, Behringer Harvard Holdings transferred ownership of the convertible stock to our advisor. Under limited circumstances, these shares may be converted into shares of our common stock, resulting in dilution of our stockholders' interest in us. Our convertible stock will convert into shares of common stock on one of two events. First, it will convert if we have paid distributions to common stockholders such that aggregate distributions are equal to 100% of the price at which we sold our outstanding shares of common stock plus an amount sufficient to produce a 10% cumulative, non-compounded, annual return at that price. Alternatively, the convertible stock will convert if we list our shares of common stock on a national securities exchange and, on the 31st trading day after listing, the value of our company based on the average trading price of our shares of common stock since the listing, plus prior distributions, combine to meet the same 10% return threshold for our common stockholders. Each of these two events is a "Triggering Event." Upon a Triggering Event, our convertible stock will, unless our advisory management agreement with our advisor has been terminated or not renewed on account of a material breach by our advisor, generally convert into shares of common stock with a value equal to the lesser of (A) 20% of the excess of our enterprise value plus the aggregate value of distributions paid to date on then outstanding shares of our common stock over the aggregate issue price of those outstanding shares plus a 10% cumulative, non-compounded, annual return on the issue price of those outstanding shares or (B) 15% of the excess of our enterprise value plus the aggregate value of distributions paid to date on then outstanding shares of our common stock over the aggregate issue price of those outstanding shares plus a 6% cumulative, non-compounded, annual return on the issue price of those outstanding shares. However, if our advisory management agreement with our advisor expires without renewal or is terminated (other than because of a material breach by our advisor) prior to a Triggering Event, then upon a Triggering Event the holder of the convertible stock will be entitled to a prorated portion of the number of shares of common stock determined by the foregoing calculation, where such proration is based on the percentage of time we were advised by our advisor. As a result, following conversion, the holder of the convertible stock will be entitled to a portion of amounts distributable to our stockholders, which such amounts distributable to the holder could be significant. See "Description of Shares—Convertible Stock."

        Our advisor and Mr. Behringer can influence whether we terminate the advisory management agreement or allow it to expire without renewal, or whether our common stock is listed for trading on a national securities exchange. Accordingly, our advisor can influence both the conversion of the convertible stock and the resulting dilution of other stockholders' interests.

         Because we rely on affiliates of Behringer Harvard Holdings for the provision of advisory, property management and dealer manager services, if Behringer Harvard Holdings is unable to meet its obligations we may be required to find alternative providers of these services, which could result in a significant and costly disruption of our business.

        Behringer Harvard Holdings, through one or more of its subsidiaries, owns and controls our advisor, our property manager and our dealer manager. The operations of our advisor, our property manager and our dealer manager rely substantially on Behringer Harvard Holdings. Behringer Harvard Holdings is largely dependent on fee income from its sponsored real estate programs. The current real estate market disruptions could adversely affect the amount of such fee income. In the event that Behringer Harvard Holdings becomes unable to meet its obligations as they become due, we might be required to find alternative service providers, which could result in a significant disruption of our business and would likely adversely affect the value of your investment in us. Further, given the non-compete agreements in place with Behringer Harvard Holdings' employees and the non-solicitation agreements we have with our advisor and property manager, it would be difficult for us to utilize any current employees that provide services to us.

Risks Related to Our Business in General

         A limit on the number of shares a person may own may discourage a takeover.

        Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. Unless exempted by our board of directors, no person may own more than 9.8% of our outstanding shares of common or preferred stock. This restriction may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might otherwise provide stockholders with the opportunity to receive a control premium for their shares. See "Description of Shares—Restriction on Ownership of Shares."

         Our charter permits our board of directors to issue stock with terms that may subordinate the rights of the holders of our current common stock or discourage a third party from acquiring us.

        Our charter permits our board of directors to issue up to 400,001,000 shares of capital stock. Our board of directors, without any action by our stockholders, may (1) increase or decrease the aggregate number of shares, (2) increase or decrease the number of shares of any class or series we have authority to issue or (3) classify or reclassify any unissued common stock or preferred stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications, or terms or conditions of redemption of any such stock. Thus, our board of directors could authorize the issuance of such stock with terms and conditions that could subordinate the rights of the holders of our current common stock or have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock. See "Description of Shares—Preferred Stock."

         Maryland law prohibits certain business combinations, which may make it more difficult for us to be acquired.

        Under Maryland law, "business combinations" between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

  •
  any person who beneficially owns 10% or more of the voting power of the then outstanding voting stock of the corporation; or

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  an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

        A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

        After the expiration of the five-year period described above, any business combination between a Maryland corporation and an interested stockholder must generally be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

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  80% of the votes entitled to be cast by holders of the then outstanding shares of voting stock of the corporation; and

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  two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

        These super-majority vote requirements do not apply if the corporation's common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. Maryland law also permits various exemptions from these provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer. For a more detailed discussion of the Maryland laws governing us and the ownership of our shares of common stock, see "Description of Shares—Provisions of Maryland Law and of Our Charter and Bylaws—Business Combinations."

         Maryland law also limits the ability of a third party to buy a large stake in us and exercise voting power in electing directors.

        Maryland law provides a second anti-takeover statute, the Control Share Acquisition Act, which provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by the corporation's disinterested stockholders by a vote of two-thirds of the votes entitled to be cast on the matter. Shares of stock owned by interested stockholders, that is, by the acquirer, by officers or by directors who are employees of the corporation, are excluded from the vote on whether to accord voting rights to the control shares. "Control shares" are voting shares of stock that would entitle the acquirer to exercise voting power in electing directors within specified ranges of voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition of control shares. The control share acquisition statute does not apply (1) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (2) to acquisitions approved or exempted by a corporation's charter or bylaws. Our bylaws contain a provision exempting from the Control Share Acquisition Act any and all acquisitions by any person of shares of our stock. We can offer no assurance that this provision will not be amended or eliminated at any time in the future. This statute could have the effect of discouraging offers from third parties to acquire us and increasing the difficulty of successfully completing this type of offer by anyone other than our affiliates or any of their affiliates. For a more detailed discussion of the Maryland laws governing control share acquisitions, see the section of this prospectus captioned "Description of Shares—Provisions of Maryland Law and of Our Charter and Bylaws—Control Share Acquisitions."

         Our charter includes an anti-takeover provision that may discourage a stockholder from launching a tender offer for our shares.

        Our charter provides that any tender offer made by a stockholder, including any "mini-tender" offer, must comply with most provisions of Regulation 14D of the Exchange Act. The offering stockholder must provide our company notice of such tender offer at least ten business days before initiating the tender offer. If the offering stockholder does not comply with these requirements, our company will have the right to redeem that stockholder's shares and any shares acquired in such tender offer. In addition, the non-complying stockholder shall be responsible for all of our company's expenses in connection with that stockholder's noncompliance. This provision of our charter may discourage a stockholder from initiating a tender offer for our shares and prevent you from receiving a premium price for your shares in such a transaction.

         Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act; if we or our subsidiaries become an unregistered investment company, we could not continue our business.

        Neither we nor any of our subsidiaries intend to register as investment companies under the Investment Company Act of 1940, as amended (the "Investment Company Act"). If we or any of our subsidiaries were obligated to register as investment companies, we would have to comply with a variety of substantive requirements under the Investment Company Act that impose, among other things:

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  limitations on capital structure;

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  restrictions on specified investments;

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  prohibitions on transactions with affiliates; and

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  compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.

        Under the relevant provisions of Section 3(a)(1) of the Investment Company Act, an investment company is any issuer that:

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  is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities (the "primarily engaged test"); or

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  is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire "investment securities" having a value exceeding 40% of the value of such issuer's total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis (the "40% test"). "Investment securities" excludes U.S. government securities and securities of majority owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) (relating to private investment companies).

        We believe that we and our operating partnership satisfy both tests above. With respect to the 40% test, most of the entities through which we and our operating partnership own our assets are majority owned subsidiaries that are not themselves investment companies and are not relying on the exceptions from the definition of investment company under Section 3(c)(1) or Section 3(c)(7).

        With respect to the primarily engaged test, we and our operating partnership are holding companies and do not intend to invest or trade in securities ourselves. Rather, through the majority owned subsidiaries of our operating partnership, we and our operating partnership are primarily engaged in the non-investment company businesses of these subsidiaries.

        We believe that most of the subsidiaries of our operating partnership may rely on Section 3(c)(5)(C) of the Investment Company Act for an exception from the definition of an investment company. (Any other subsidiaries of our operating partnership should be able to rely on the exceptions for private investment companies pursuant to Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.) As reflected in no-action letters, the SEC staff's position on Section 3(c)(5)(C) generally requires that an issuer maintain at least 55% of its assets in "mortgages and other liens on and interests in real estate," or qualifying assets; at least 80% of its assets in qualifying assets plus real estate-related assets; and no more than 20% of the value of its assets in other than qualifying assets and real estate-related assets, which we refer to as miscellaneous assets. To constitute a qualifying asset under this 55% requirement, a real estate interest must meet various criteria based on no-action letters.

        If, however, the value of the subsidiaries of our operating partnership that must rely on Section 3(c)(1) or Section 3(c)(7) is greater than 40% of the value of the assets of our operating partnership, then we and our operating partnership may seek to rely on the exception from registration under Section 3(c)(6) if we and our operating partnership are "primarily engaged," through majority owned subsidiaries, in the business of purchasing or otherwise acquiring mortgages and other interests in real estate. The SEC staff has issued little interpretive guidance with respect to Section 3(c)(6); however, it is our view that we and our operating partnership may rely on Section 3(c)(6) if 55% of the assets of our operating partnership consist of, and at least 55% of the income of our operating partnership is derived from, majority owned subsidiaries that rely on Section 3(c)(5)(C).

        To maintain compliance with the Investment Company Act, our subsidiaries may be unable to sell assets we would otherwise want them to sell and may need to sell assets we would otherwise wish them to retain. In addition, our subsidiaries may have to acquire additional assets that they might not otherwise have acquired or may have to forego opportunities to make investments that we would otherwise want them to make and would be important to our investment strategy. Moreover, the SEC may issue interpretations with respect to various types of assets that are contrary to our views, and current SEC staff interpretations are subject to change, which increases the risk of non-compliance and the risk that we may be forced to make adverse changes to our portfolio.

        The method we use to classify our assets for purposes of the Investment Company Act is based in large measure upon no-action positions taken by the SEC staff in the past. These no-action positions were issued in accordance with factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than ten years ago. No assurance can be given that the SEC staff will concur with our classification of our assets. In addition, the SEC staff may, in the future, issue further guidance that may require us to re-classify our assets for purposes of qualifying for exemption from regulation under the Investment Company Act. If we are required to re-classify our assets, we may no longer be in compliance with the exemption from the definition of an "investment company" provided by Section 3(c)(5)(C) of the Investment Company Act.

        If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of us and liquidate our business. For more information related to compliance with the Investment Company Act, see "Investment Objectives and Criteria—Investment Limitations to Avoid Registration as an Investment Company."

         Rapid changes in the values of potential investments in CMBS or other real estate-related investments may make it more difficult for us to maintain our qualification as a REIT or our exception from the Investment Company Act.

        If the market value or income potential of our real estate-related investments, including potential investments in commercial mortgage-backed securities ("CMBS"), declines as a result of increased interest rates, prepayment rates or other factors, we may need to increase our real estate investments and income and/or liquidate our non-qualifying assets in order to maintain our REIT qualification or our exception from registration under the Investment Company Act. If the decline in real estate asset values and/or income occurs quickly, this may be especially difficult to accomplish. This difficulty may be exacerbated by the illiquid nature of any non-real estate assets that we may own. We may have to make investment decisions that we otherwise would not make absent REIT and Investment Company Act considerations.

         Stockholders have limited control over changes in our policies and operations.

        Our board of directors determines our major policies, including our policies regarding financing, growth, debt capitalization, REIT qualification and distributions. Our board of directors may amend or revise these and other policies without a vote of the stockholders. Our charter sets forth the stockholder voting rights required to be set forth therein under the Statement of Policy Regarding Real Estate Investment Trusts adopted by the North American Securities Administrators Association on May 7, 2007 (the "NASAA REIT Guidelines"). Under our charter and the Maryland General Corporation Law, our stockholders currently have a right to vote only on the following matters:

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  the election or removal of directors;

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  any amendment of our charter, except that our board of directors may amend our charter without stockholder approval to:

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  change our name;

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  increase or decrease the aggregate number of our shares;

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  increase or decrease the number of our shares of any class or series that we have the authority to issue;

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  classify or reclassify any unissued shares by setting or changing the preferences, conversion or other rights, restrictions, limitations as to distributions, qualifications or terms and conditions of redemption of such shares;

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  effect reverse stock splits; and

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  after the listing of our shares of common stock on a national securities exchange, opting into any of the provisions of Subtitle 8 of Title 3 of the Maryland General Corporation Law (see "Description of Shares—Provisions of Maryland Law and our Charter and Bylaws—Subtitle 8");

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  our liquidation and dissolution; and

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  our being a party to any merger, consolidation, sale or other disposition of substantially all of our assets (notwithstanding that Maryland law may not require stockholder approval).

        All other matters are subject to the discretion of our board of directors.

         Our board of directors may change our investment policies and objectives generally and at the individual investment level without stockholder approval, which could alter the nature of your investment.

        Our charter requires that our independent directors review our investment policies at least annually to determine that the policies we are following are in the best interests of the stockholders. In addition to our investment policies and objectives, we may also change our stated strategy for any investment in an individual property. These policies may change over time. The methods of implementing our investment policies may also vary, as new investment techniques are developed. Our investment policies, the methods for their implementation, and our other objectives, policies and procedures may be altered by our board of directors without the approval of our stockholders. As a result, the nature of your investment could change without your consent.

         You may not be able to sell your shares under the share redemption program and, if you are able to sell your shares under the program, you may not be able to recover the amount of your investment in our shares.

        Our board of directors approved the share redemption program, but may amend, suspend or terminate our share redemption program at any time. Our board of directors may reject any request for redemption of shares. Further, there are many limitations on your ability to sell your shares pursuant to the share redemption program. Any stockholder requesting repurchase of their shares pursuant to our share redemption program will be required to certify to us that such stockholder either (1) acquired the shares requested to be repurchased directly from us or (2) acquired the shares from the original investor by way of a bona fide gift not for value to, or for the benefit of, a member of the stockholder's immediate or extended family, or through a transfer to a custodian, trustee or other fiduciary for the account of the stockholder or his or her immediate or extended family in connection with an estate planning transaction, including by bequest or inheritance upon death or operation of law.

        In addition, our share redemption program contains other restrictions and limitations. We cannot guarantee that we will accommodate all redemption requests made in any particular redemption period. If we do not redeem all shares presented for redemption during any period in which we are redeeming shares, then all shares will be redeemed on a pro rata basis during the relevant period. You must hold your shares for at least one year prior to seeking redemption under the share redemption program, except that our board of directors may waive this one-year holding requirement with respect to redemptions sought upon a stockholder's death, qualifying disability or confinement to a long-term care facility. Our board of directors may also waive this one-year holding requirement for other exigent circumstances affecting a stockholder such as bankruptcy or a mandatory distribution requirement under a stockholder's IRA, or with respect to shares purchased through our distribution reinvestment plan. We will not redeem, during any twelve-month period, more than 5% of the weighted average number of shares outstanding during the twelve-month period immediately prior to the date of redemption. Generally, the cash available for redemption on any particular date will be limited to the proceeds from our distribution reinvestment plan during the period consisting of the preceding four fiscal quarters for which financial statements are available, less any cash already used for redemptions during the same period, plus, if we had positive operating cash flow during such preceding four fiscal quarters, 1% of all operating cash flow during such preceding four fiscal quarters.

        Further, our board of directors reserves the right to reject any request for redemption or to terminate, suspend, or amend the share redemption program at any time. Therefore, in making a decision to purchase shares of our common stock, you should not assume that you will be able to sell any of your shares back to us pursuant to our share redemption program. For a more detailed description of the share redemption program, see "Description of Shares—Share Redemption Program."

         If you are able to resell your shares to us pursuant to our share redemption program, you will likely receive substantially less than the amount paid to acquire the shares from us or the fair market value of your shares, depending upon how long you owned the shares.

        Except for redemptions sought upon a stockholder's death, qualifying disability or confinement to a long-term care facility, the purchase price per share redeemed under our share redemption program will equal 90% of (i) the most recently disclosed estimated value per share as determined in accordance with our valuation policy, less (ii) the aggregate distributions per share of any net sale proceeds from the sale of one or more of our assets, or other special distributions so designated by our board of directors, distributed to stockholders after the valuation was determined; provided, however, that the purchase price per share shall not exceed: (1) prior to the first valuation conducted by our board of directors, or a committee thereof (the "Initial Board Valuation"), under the valuation policy, 90% of (i) the average price per share the original purchaser or purchasers of shares paid to us for all of his or her shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock) less (ii) the aggregate distributions per share of any net sale proceeds from the sale of one or more of our assets, or other special distributions so designated by the board of directors, distributed to stockholders prior to the redemption date (the "Special Distributions"); or (2) on or after the Initial Board Valuation, the average price per share the original purchaser or purchasers of shares paid to us for all of his or her shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock) less any Special Distributions. Accordingly, you may receive less by selling your shares back to us than you would receive if our investments were sold for their estimated values and such proceeds were distributed in our liquidation.

         We may not successfully implement our exit strategy, in which case you may have to hold your investment for an indefinite period.

        Depending upon then prevailing market conditions, it is our intention to consider beginning the process of liquidating our assets and distributing the net proceeds to our stockholders within three to six years after the termination of our initial public offering. If we do not begin an orderly liquidation within that period, we may seek to have our shares listed on a national securities exchange. If we do not begin the process of liquidating or listing our shares within this time period, our charter requires that we hold a stockholders meeting to vote on a proposal for our orderly liquidation unless a majority of our board of directors and a majority of our independent directors vote to defer such a meeting beyond the sixth anniversary of the termination of our initial public offering.

        Market conditions and other factors could cause us to delay the commencement of our liquidation or to delay the listing of our shares on a national securities exchange beyond six years from the termination of our initial public offering. If so, our board of directors and our independent directors may conclude that it is not in our best interest to hold a stockholders meeting for the purpose of voting on a proposal for our orderly liquidation. Our charter permits our board of directors, with the concurrence of a majority of our independent directors, to defer such a stockholder vote indefinitely. Therefore, if we are not successful in implementing our exit strategy, your shares will continue to be illiquid and you may, for an indefinite period of time, be unable to convert your investment into cash easily with minimum loss.

         The offering price of our shares of common stock for this offering was not determined on an independent basis; as a result, the offering price of the shares is not related to any independent valuation.

        The offering price of our shares of common stock for this offering was not determined on an independent basis, and this price is not a reflection of the book or net value of our assets or to our expected operating income. We have adopted a valuation policy in respect of estimating the per share value of our common stock, but this estimated value is subject to significant limitations. We expect to disclose such estimated value in our annual report on Form 10-K and that such value will also be reflected in customer account statements provided by our stockholders' broker-dealers. Applicable FINRA rules require customer account statements to include an estimated per share value that is derived from data that is not more than 18 months old. We have adopted a valuation policy that reflects this requirement in order to assist broker-dealers who participate in this offering comply with their FINRA obligations. Pursuant to our valuation policy, during the following time periods we generally will use the gross offering price of a share of the common stock as our estimated per share value:

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  during this offering;

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  if we have commenced another offering of common stock, during such follow-on offering; and

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  for 18 months after the termination of the later of this offering or any follow-on offering.

        In addition, if we have commenced an offering of other securities from which our board of directors believes the value of a share of common stock can be estimated, during such subsequent offering period and for 18 months after the termination of such offering, we will use the value derived from the gross offering price of the other security, as the per share estimated value of the common stock. For purposes of the foregoing, an offering does not include any offering related to a distribution reinvestment plan, employee benefit plan or the redemption of interests in our operating partnership. This estimated value is not likely to reflect the proceeds you would receive upon our liquidation or upon the sale of your shares. In addition, this per share valuation method is not designed to arrive at a valuation that is related to any individual or aggregated value estimates or appraisals of the value of our assets.

         Because the dealer manager is an affiliate of our advisor, investors will not have the benefit of an independent review of us or the prospectus, which are customarily performed in underwritten offerings.

        The dealer manager, Behringer Securities, is an affiliate of our advisor and will not make an independent review of us or this offering. Accordingly, you do not have the benefit of an independent review of the terms of this offering. Further, the due diligence investigation of us by the dealer manager cannot be considered to be an independent review and, therefore, may not be as meaningful as a review conducted by an unaffiliated broker-dealer or investment banker.

         We may incur costs associated with changing our name if we are no longer permitted to use "Behringer Harvard" in our name.

        We have entered into a license agreement with Behringer Harvard Holdings for use of the name "Behringer Harvard." Pursuant to the agreement, when an affiliate of Behringer Harvard Holdings no longer serves as one of our officers or directors, Behringer Harvard Holdings may terminate our license agreement and may require us to change our name to eliminate the use of the words "Behringer Harvard." We will be required to pay any costs associated with changing our name.

         Your interest in Behringer Harvard Opportunity REIT II will be diluted if we or Behringer Harvard Opportunity OP II issues additional securities.

        Stockholders do not have preemptive rights to any shares issued by us in the future. Our charter currently has authorized 400,001,000 shares of capital stock, of which 350,000,000 shares are designated as common stock, 1,000 shares are designated as convertible stock and 50,000,000 are designated as preferred stock. Subject to any limitations set forth under Maryland law, our board of directors may amend our charter to increase the number of authorized shares of capital stock, increase or decrease the number of shares of any class or series of stock designated, and may classify or reclassify any unissued shares without the necessity of obtaining stockholder approval. Shares will be issued in the discretion of our board of directors. Stockholders will likely experience dilution of their equity investment in us in the event that we: (1) sell shares in this offering or sell additional shares in the future, including those issued pursuant to the distribution reinvestment plan, (2) sell securities that are convertible into shares of our common stock, (3) issue shares of our common stock in a private offering of securities to institutional investors, (4) issue shares of common stock upon the conversion of our convertible stock, (5) issue shares of common stock upon the exercise of any options granted to our independent directors or employees of our advisor and BHO II Management, our management company and an affiliate of our advisor, or their affiliates, (6) issue shares to our advisor, its successors or assigns, in payment of an outstanding fee obligation as set forth under our advisory management agreement, or (7) issue shares of our common stock to sellers of properties acquired by us in connection with an exchange of limited partnership interests of Behringer Harvard Opportunity OP II. In addition, the partnership agreement for Behringer Harvard Opportunity OP II contains provisions that allow, under certain circumstances, other entities, including other Behringer Harvard sponsored programs, to merge into or cause the exchange or conversion of their interest for interests of Behringer Harvard Opportunity OP II. Because the limited partnership interests of Behringer Harvard Opportunity OP II may be exchanged for shares of our common stock, any merger, exchange or conversion between Behringer Harvard Opportunity OP II and another entity ultimately could result in the issuance of a substantial number of shares of our common stock, thereby diluting the percentage ownership interest of other stockholders. Because of these and other reasons described in this "Risk Factors" section, you should not expect to be able to own a significant percentage of our shares.

         Payment of fees to our advisor and its affiliates will reduce cash available for investment and payment of distributions.

        Our advisor and its affiliates will perform services for us in connection with, among other things, the offer and sale of our shares, the selection and acquisition of our investments, and the management and leasing of our properties, the servicing of our mortgage, bridge, mezzanine or other loans, the administration of our other investments and the disposition of our assets. They will be paid substantial fees for these services. These fees will reduce the amount of cash available for investment or distributions to stockholders. For a more detailed discussion of these fees, see "Management—Management Compensation."

         We may be restricted in our ability to replace our property manager under certain circumstances.

        Under the terms of our property management agreement, we may terminate the agreement upon 30 days' notice in the event of, and only in the event of, a showing of misconduct, negligence, or deliberate malfeasance by the property manager in performing its duties. Our board of directors may find the performance of our property manager to be unsatisfactory. However, unsatisfactory performance by the property manager may not constitute "misconduct, negligence, or deliberate malfeasance." As a result, we may be unable to terminate the property management agreement at the desired time, which may have an adverse effect on the management and profitability of our properties.

         Distributions may be paid from capital and there can be no assurance that we will be able to achieve expected cash flows necessary to continue to pay initially established distributions or maintain distributions at any particular level, or that distributions will increase over time.

        There are many factors that can affect the availability and timing of cash distributions to stockholders. Distributions generally will be based upon such factors as the amount of cash available or anticipated to be available from real estate investments and real estate-related securities, mortgage, bridge or mezzanine loans and other investments, current and projected cash requirements and tax considerations. Because we may receive income from interest or rents at various times during our fiscal year, distributions paid may not reflect our income earned in that particular distribution period. The amount of cash available for distributions will be affected by many factors, such as our ability to make acquisitions as offering proceeds become available, the income from those investments and yields on securities of other real estate programs that we invest in, and our operating expense levels, as well as many other variables. Actual cash available for distributions may vary substantially from estimates. We can give no assurance that we will be able to achieve our anticipated cash flow or that distributions will increase over time. Nor can we give any assurance that rents from the properties will increase, that the securities we buy will increase in value or provide constant or increased distributions over time, that loans we make will be repaid or paid on time, that loans will generate the interest payments that we expect, or that future acquisitions of real properties, mortgage, bridge or mezzanine loans, other investments or our investments in securities will increase our cash available for distributions to stockholders. Our actual results may differ significantly from the assumptions used by our board of directors in establishing the distribution rates to stockholders.

        Many of the factors that can affect the availability and timing of cash distributions to stockholders are beyond our control, and a change in any one factor could adversely affect our ability to pay future distributions. For instance:

  •
  If one or more tenants defaults or terminates its lease, there could be a decrease or cessation of rental payments, which would mean less cash available for distributions.

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  Any failure by a borrower under our mortgage, bridge or mezzanine loans to repay the loans or interest on the loans will reduce our income and distributions to stockholders.

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  Cash available for distributions may be reduced if we are required to spend money to correct defects or to make improvements to properties.

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  Cash available to make distributions may decrease if the assets we acquire have lower yields than expected.

  •
  There may be a delay between the sale of the common stock and our purchase of real properties. During that time, we may invest in lower yielding short-term instruments, which could result in a lower yield on your investment.

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  If we lend money to others, such funds may not be repaid in accordance with the loan terms or at all, which could reduce cash available for distributions.

  •
  Federal income tax laws require REITs to distribute at least 90% of their taxable income to stockholders to maintain REIT status, and 100% of taxable income and net capital gain to avoid federal income tax. This limits the earnings that we may retain for corporate growth, such as property acquisition, development or expansion and makes us more dependent upon additional debt or equity financing than corporations that are not REITs. If we borrow more funds in the future, more of our operating cash will be needed to make debt payments and cash available for distributions may therefore decrease.

  •
  In connection with future property acquisitions, we may issue additional shares of common stock, operating partnership units or interests in other entities that own our properties. We cannot predict the number of shares of common stock, units or interests that we may issue, or the effect that these additional shares might have on cash available for distributions to you. If we issue additional shares, they could reduce the cash available for distributions to you.

  •
  We make distributions to our stockholders to comply with the distribution requirements of the Internal Revenue Code and to eliminate, or at least minimize, exposure to federal income taxes and the nondeductible REIT excise tax. Differences in timing between the receipt of income and the payment of expenses, and the effect of required debt payments, could require us to borrow funds on a short-term basis to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT.

        In addition, our board of directors, in its discretion, may retain any portion of our cash on hand for working capital. We cannot assure you that sufficient cash will be available to make distributions to you.

         Until proceeds from our public offerings are invested and generating operating cash flow sufficient to make distributions to our stockholders, we have and may continue to make some or all of our distributions from sources other than cash flow from operations, including the proceeds of our public offerings, cash advanced to us by our advisor, cash resulting from a deferral of asset management fees and/or from borrowings (including borrowings secured by our assets) in anticipation of future operating cash flow, which may reduce the amount of capital we invest and negatively impact the value of your investment.

        We expect that cash distributions to our stockholders generally will be paid from cash available or anticipated from the cash flow from our investments in properties, real estate securities, mortgage, bridge or mezzanine loans and other real estate-related assets. However, until proceeds from our public offerings are invested and generating operating cash flow sufficient to fully fund distributions to our stockholders, we have and may continue to make some or all of our distributions from the proceeds of our public offerings, cash advanced to us by our advisor, cash resulting from a waiver or deferral of asset management fees and/or from borrowings (including borrowings secured by our assets) in anticipation of future cash flow. In addition, to the extent our investments are in development or redevelopment projects, or in properties that have significant capital requirements, our ability to make distributions may be negatively impacted, especially during our early period of operation. Once our development projects are completed and begin to generate income, we intend to use such increased income to make distributions to our stockholders. Accordingly, the amount of distributions paid at any time may not reflect current cash flow from our operations. To the extent distributions are paid from the proceeds of our public offerings, cash advanced to us by our advisor, cash resulting from a deferral of asset management fees and/or from borrowings (including borrowings secured by our assets) in anticipation of future cash flow, we will have less capital available to invest in properties and other real estate-related assets, which may negatively impact our ability to make investments and substantially reduce current returns and capital appreciation. In that event, we may not be able to use all of the net proceeds raised in this primary offering for investment in real estate, loans and other investments, paying acquisition fees and expenses incurred in making such investments and for any capital reserves we may establish, until such time as we have sufficient cash flows from operations to fully fund our distributions.

         Development projects in which we invest may not be completed successfully or on time, and guarantors of the projects may not have the financial resources to perform their obligations under the guaranties they provide.

        We may make equity investments in, acquire options to purchase interests in or make mezzanine loans to the owners of real estate development projects. Our return on these investments is dependent upon the projects being completed successfully, on budget and on time. To help ensure performance by the developers of properties that are under construction, completion of these properties is generally guaranteed either by a completion bond or performance bond. Our advisor may rely upon the substantial net worth of the contractor or developer or a personal guarantee accompanied by financial statements showing a substantial net worth provided by an affiliate of the entity entering into the construction or development contract as an alternative to a completion bond or performance bond. For a particular investment, we may obtain guaranties that the project will be completed on time, on budget and in accordance with the plans and specifications and that the mezzanine loan will be repaid. However, we may not obtain such guaranties and cannot ensure that the guarantors will have the financial resources to perform their obligations under the guaranties they provide. We intend to manage these risks by ensuring, to the best of our ability, that we invest in projects with reputable, experienced and resourceful developers. If we are unable to manage these risks effectively, our results of operations, financial condition and ability to make distributions to you will be adversely affected.

         We are uncertain of our sources for funding of future capital needs, which could adversely affect the value of our investments.

        Substantially all of the gross proceeds of this offering will be used to make investments in real estate and real estate-related assets and to pay various fees and expenses related to this offering. We will establish capital reserves on a property-by-property basis, as we deem appropriate. In addition to any reserves we establish, a lender may require escrow of capital reserves in excess of our established reserves. If these reserves are insufficient to meet our cash needs, we may have to obtain financing from either affiliated or unaffiliated sources to fund our cash requirements. Accordingly, in the event that we develop a need for additional capital in the future for the improvement of our properties or for any other reason, we have not identified any sources for such funding, and we cannot assure you that such sources of funding will be available to us for potential capital needs in the future.

         We may suffer adverse consequences due to the financial difficulties, bankruptcy or insolvency of our tenants.

        The current economic conditions may cause the tenants in any properties we own to experience financial difficulties, including bankruptcy, insolvency or a general downturn in their business. We cannot assure you that any tenant that files for bankruptcy protection will continue to pay us rent. A bankruptcy filing by, or relating to, one of our tenants or a lease guarantor would bar efforts by us to collect pre-bankruptcy debts from that tenant or lease guarantor, or its property, unless we receive an order permitting us to do so from the bankruptcy court. In addition, we cannot evict a tenant solely because of bankruptcy. The bankruptcy of a tenant or lease guarantor could delay our efforts to collect past due balances under the relevant leases, and could ultimately preclude collection of these sums. If a lease is assumed by the tenant in bankruptcy, all pre-bankruptcy balances due under the lease must be paid to us in full. If, however, a lease is rejected by a tenant in bankruptcy, we would have only a general, unsecured claim for damages. An unsecured claim would only be paid to the extent that funds are available and only in the same percentage as is paid to all other holders of general, unsecured claims. Restrictions under the bankruptcy laws further limit the amount of any other claims that we can make if a lease is rejected. As a result, it is likely that we would recover substantially less than the full value of the remaining rent during the term.

         The failure of any bank in which we deposit our funds could reduce the amount of cash we have available to pay distributions and make additional investments.

        We have diversified our cash and cash equivalents between several banking institutions in an attempt to minimize exposure to any one of these entities. However, the Federal Deposit Insurance Corporation, or "FDIC," only insures limited amounts per depositor per insured bank. At March 31, 2011, we had cash and cash equivalents and restricted cash deposited in certain financial institutions in excess of federally insured levels. If any of the banking institutions in which we have deposited funds ultimately fails, we may lose our deposits over the federally insured levels. The loss of our deposits could reduce the amount of cash we have available to distribute or invest and could result in a decline in the value of your investment.

         Recent market disruptions may adversely impact aspects of our operating results and operating condition.

        The global financial markets have undergone pervasive and fundamental disruptions. The disruptions have had and may continue to have an adverse impact on the availability of credit to businesses, generally, and have resulted in and could lead to further weakening of the U.S. and global economies. Our business may be affected by market and economic challenges experienced by the U.S. economy or real estate industry as a whole or by the local economic conditions in the markets in which our properties are located, including the current dislocations in the credit markets and general global economic recession. Availability of debt financing secured by commercial real estate has declined, as a result of tightened underwriting standards. These conditions have and may continue to materially affect the value of our investment properties, and may affect our ability to pay distributions, the availability or the terms of financing that we have or may anticipate utilizing, and our ability to make principal and interest payments on, or refinance, any outstanding debt when due. These challenging economic conditions may also impact the ability of certain of our tenants to enter into new leasing transactions or satisfy rental payments under existing leases. Specifically, the current conditions, or similar conditions existing in the future, may have the following consequences:

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  the financial condition of our tenants may be adversely affected, which may result in us having to increase concessions, reduce rental rates or make capital improvements beyond those contemplated at the time we acquired the properties in order to maintain occupancy levels or to negotiate for reduced space needs, which may result in a decrease in our occupancy levels;

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  an increase in the number of bankruptcies or insolvency proceedings of our tenants and lease guarantors, which could delay our efforts to collect rent and any past due balances under the relevant leases and ultimately could preclude collection of these sums;

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  significant job losses in the financial and professional services industries have occurred and may continue to occur, which may decrease demand for our office space and result in lower occupancy levels, which will result in decreased revenues and which could diminish the value of our properties, which depend, in part, upon the cash flow generated by our properties;

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  credit spreads for major sources of capital may continue to widen as stockholders demand higher risk premiums, resulting in lenders increasing the cost for debt financing;

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  our ability to borrow on terms and conditions that we find acceptable, or at all, may be limited, which could result in our investment operations generating lower overall economic returns and a reduced level of cash flow, which could potentially impact our ability to make distributions to our stockholders at current levels, reduce our ability to pursue acquisition opportunities if any, and increase our interest expense;

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  a further reduction in the amount of capital that is available to finance real estate, which, in turn, could lead to a decline in real estate values generally, slow real estate transaction activity, reduce the loan to value ratio upon which lenders are willing to lend, and result in difficulty refinancing our debt;

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  the value of certain of our properties may have decreased below the amounts we paid for them, which may limit our ability to dispose of assets at attractive prices or to obtain debt financing secured by our properties and may reduce the availability of unsecured loans;

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  the value and liquidity of our short-term investments could be reduced as a result of the dislocation of the markets for our short-term investments and increased volatility in market rates for such investments or other factors; and

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  one or more counterparties to our derivative financial instruments could default on their obligations to us, or could fail, increasing the risk that we may not realize the benefits of these instruments.

        Further, in light of the current economic conditions, we cannot provide assurance that we will be able to sustain the current level of our distributions. If the conditions continue, our board may reduce or cease our distributions in order to conserve cash.

         To hedge against exchange rate and interest rate fluctuations, we may use derivative financial instruments that may be costly and ineffective and may reduce the overall returns on your investment and affect cash available for distribution to our stockholders.

        We may use derivative financial instruments to hedge exposures to changes in exchange rates and interest rates on loans secured by our assets and investments in commercial mortgage-backed securities. Derivative instruments may include interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, options or repurchase agreements. Our actual hedging decisions will be determined in light of the facts and circumstances existing at the time of the hedge and may differ from time to time. Our hedging may fail to protect or could adversely affect us because, among other things:

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  interest rate hedging can be expensive, particularly during periods of rising and volatile interest rates;

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  available interest rate hedging may not correspond directly with the interest rate risk for which protection is sought;

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  the duration of the hedge may not match the duration of the related liability or asset;

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  the amount of income that a REIT may earn from hedging transactions to offset interest rate losses is limited by federal tax provisions governing REITs;

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  the credit quality of the party owing money on the hedge may be downgraded to such an extent that it impairs our ability to sell or assign our side of the hedging transaction;

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  the party owing money in the hedging transaction may default on its obligation to pay; and

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  we may purchase a hedge that turns out not to be necessary, i.e., a hedge that is out of the money.

        Any hedging activity we engage in may adversely affect our earnings, which could adversely affect cash available for distribution to our stockholders. Therefore, while we may enter into such transactions to seek to reduce interest rate risks, unanticipated changes in interest rates may result in poorer overall investment performance than if we had not engaged in any such hedging transactions. In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements in the portfolio positions being hedged or liabilities being hedged may vary materially. Moreover, for a variety of reasons, we may not seek to establish a perfect correlation between such hedging instruments and the portfolio holdings being hedged. Any such imperfect correlation may prevent us from achieving the intended accounting treatment and may expose us to risk of loss.

        To the extent that we use derivative financial instruments to hedge against exchange rate and interest rate fluctuations, we will be exposed to credit risk, basis risk and legal enforceability risks. In this context, credit risk is the failure of the counterparty to perform under the terms of the derivative contract. If the fair value of a derivative contract is positive, the counterparty owes us, which creates credit risk for us. Basis risk occurs when the index upon which the contract is based is more or less variable than the index upon which the hedged asset or liability is based, thereby making the hedge less effective. Finally, legal enforceability risks encompass general contractual risks, including the risk that the counterparty will breach the terms of, or fail to perform its obligations under, the derivative contract. If we are unable to manage these risks effectively, our results of operations, financial condition and ability to make distributions to you will be adversely affected.

         Hedging instruments often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities and involve risks and costs.

        The cost of using hedging instruments increases as the period covered by the instrument increases and during periods of rising and volatile interest rates. We may increase our hedging activity and thus increase our hedging costs during periods when interest rates are volatile or rising and hedging costs have increased. In addition, hedging instruments involve risk since they often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities. Consequently, there are no requirements with respect to record keeping, financial responsibility or segregation of customer funds and positions. Furthermore, the enforceability of agreements underlying derivative transactions may depend on compliance with applicable statutory, commodity and other regulatory requirements and, depending on the identity of the counterparty, applicable international requirements. The business failure of a hedging counterparty with whom we enter into a hedging transaction will most likely result in a default. Default by a party with whom we enter into a hedging transaction may result in the loss of unrealized profits and force us to cover our resale commitments, if any, at the then current market price. It may not always be possible to dispose of or close out a hedging position without the consent of the hedging counterparty, and we may not be able to enter into an offsetting contract in order to cover our risk. We cannot be certain that a liquid secondary market will exist for hedging instruments purchased or sold, and we may be required to maintain a position until exercise or expiration, which could result in losses.

         Complying with REIT requirements may limit our ability to hedge effectively.

        The REIT provisions of the Internal Revenue Code may limit our ability to hedge our assets and operations. Under these provisions, any income that we generate from transactions intended to hedge our interest rate, inflation and/or currency risks will be excluded from gross income for purposes of the REIT 75% and 95% gross income tests if the instrument hedges (1) interest rate risk on liabilities incurred to carry or acquire real estate or (2) risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the REIT 75% or 95% gross income tests, and such instrument is properly identified under applicable Treasury Regulations. Income from hedging transactions that do not meet these requirements will generally constitute nonqualifying income for purposes of both the REIT 75% and 95% gross income tests. As a result of these rules, we may have to limit our use of hedging techniques that might otherwise be advantageous, which could result in greater risks associated with interest rate or other changes than we would otherwise incur.

         There can be no assurance that the direct or indirect effects of the Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010 for the purpose of stabilizing or reforming the financial markets, will not have an adverse effect on our interest rate hedging activities.

        On July 21, 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act") became law in the United States. Title VII of the Dodd-Frank Act contains a sweeping overhaul of the regulation of privately negotiated derivatives. The provisions of Title VII become effective on July 16, 2011 or, with respect to particular provisions, on such other date specified in the Dodd-Frank Act or by subsequent rulemaking. While the full impact of the Dodd-Frank Act on our interest rate hedging activities cannot be assessed until implementing rules and regulations are promulgated, the requirements of Title VII may affect our ability to enter into hedging or other risk management transactions, may increase our costs in entering into such transactions, and may result in us entering into such transactions on more unfavorable terms than prior to effectiveness of the Dodd-Frank Act. The occurrence of any of the foregoing events may have an adverse effect on our business.

         Recent disruptions in the financial markets could adversely affect the multifamily property sector's ability to obtain financing and credit enhancement from Fannie Mae and Freddie Mac, which could adversely impact us.

        Fannie Mae and Freddie Mac are major sources of financing for the multifamily sector. Since 2007, Fannie Mae and Freddie Mac have reported substantial losses and a need for significant amounts of additional capital. In response to the deteriorating financial condition of Fannie Mae and Freddie Mac and the recent credit market disruption, the U.S. Congress and Treasury undertook a series of actions to stabilize these government-sponsored enterprises and the financial markets. Pursuant to legislation enacted in 2008, the U.S. government placed both Fannie Mae and Freddie Mac under its conservatorship.

        Currently, Fannie Mae and Freddie Mac remain active multifamily lenders. However, there is significant uncertainty surrounding the futures of Fannie Mae and Freddie Mac. Should Fannie Mae and Freddie Mac have their mandates changed or reduced, be disbanded or reorganized by the government or otherwise discontinue providing liquidity to our sector, it would significantly reduce our access to debt capital and/or increase borrowing costs. If new U.S. government regulations heighten Fannie Mae's and Freddie Mac's underwriting standards, adversely affect interest rates and reduce the amount of capital they can make available to the multifamily sector, it could have a material adverse effect on both the multifamily sector and us because many private alternative sources of funding have been reduced or are unavailable. Any potential reduction in loans, guarantees and credit-enhancement arrangements from Fannie Mae and Freddie Mac could jeopardize the effectiveness of the multifamily sector's derivative securities market, potentially causing breaches in loan covenants, and through reduced loan availability, impact the value of multifamily assets, which could impair the value of a significant portion of multifamily communities. Specifically, the potential for a decrease in liquidity made available to the multifamily sector by Fannie Mae and Freddie Mac could: (1) make it more difficult for us to secure new takeout financing for current multifamily development projects; (2) hinder our ability to refinance completed multifamily assets; (3) decrease the amount of available liquidity and credit that could be used to further diversify our portfolio of multifamily assets; and (4) require us to obtain other sources of debt capital with potentially different terms.

General Risks Related to Investments in Real Estate

         Our opportunistic property-acquisition strategy involves a higher risk of loss than more conservative investment strategies.

        Our strategy for acquiring properties may involve the acquisition of properties in markets that are depressed or overbuilt, and/or have high growth potential in real estate lease rates and sale prices. As a result of our investment in these types of markets, we will face increased risks relating to changes in local market conditions and increased competition for similar properties in the same market, as well as increased risks that these markets will not recover and the value of our properties in these markets will not increase, or will decrease, over time. For these and other reasons, we cannot assure you that we will be profitable or that we will realize growth in the value of our real estate properties, and as a result, our ability to make distributions to our stockholders could be affected. Our intended approach to acquiring and operating income-producing properties involves more risk than comparable real estate programs that have a targeted holding period for investments that is longer than ours, utilize leverage to a lesser degree and/or employ more conservative investment strategies.

         Our revenue and net income may vary significantly from one period to another due to investments in opportunity-oriented properties and portfolio acquisitions, which could increase the variability of our cash available for distributions.

        Our opportunistic property-acquisition strategy will include investments in properties in various phases of development, redevelopment or repositioning and portfolio acquisitions, which may cause our revenues and net income to fluctuate significantly from one period to another. Projects do not produce revenue while in development or redevelopment. During any period when our projects in development or redevelopment or those with significant capital requirements increase without a corresponding increase in stable revenue-producing properties, our revenues and net income will likely decrease. Many factors may have a negative impact on the level of revenues or net income produced by our portfolio of properties and projects, including higher than expected construction costs, failure to complete projects on a timely basis, failure of the properties to perform at expected levels upon completion of development or redevelopment, and increased borrowings necessary to fund higher than expected construction or other costs related to the project. Further, our net income and shareholders equity could be negatively affected during periods with large portfolio acquisitions, which generally require large cash outlays and may require the incurrence of additional financing. Any such reduction in our revenues and net income during such periods could cause a resulting decrease in our cash available for distributions during the same periods.

         Our operating results will be affected by economic and regulatory changes that have an adverse impact on the real estate market in general, and we cannot assure you that we will be profitable or that we will realize growth in the value of our real estate properties.

        Our operating results will be subject to risks generally incident to the ownership of real estate, including:

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  changes in general economic or local conditions;

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  changes in supply of or demand for similar or competing properties in an area;

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  changes in interest rates and availability of permanent mortgage funds that may render the sale of a property difficult or unattractive;

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  the illiquidity of real estate investments generally;

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  changes in tax, real estate, environmental and zoning laws; and

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  periods of high interest rates and tight money supply.

        For these and other reasons, we cannot assure you that we will be profitable or that we will realize growth in the value of our real estate properties.

         If we fail to diversify our investment portfolio, downturns relating to certain geographic regions, types of assets, industries or business sectors may have a more significant adverse impact on our assets and our ability to pay distributions than if we had a diversified investment portfolio.

        While we intend to diversify our portfolio of investments in the manner described in the prospectus related to this offering, we are not required to observe specific diversification criteria. Therefore, our investments in target assets may at times be concentrated in certain asset types that are subject to higher risk of foreclosure, or secured by assets concentrated in a limited number of geographic locations. As of March 31, 2011, 64% of our base rent and 20% of our base rent was derived from tenants in Florida and Hawaii, respectively. To the extent that our portfolio is concentrated in limited geographic regions, types of assets, industries or business sectors, downturns relating generally to such region, type of asset, industry or business sector may result in defaults on a number of our investments within a short time period, which may reduce our net income and the value of our common stock and accordingly limit our ability to pay distributions to you.

         Properties that have significant vacancies could be difficult to sell, which could diminish the return on your investment.

        A property may incur vacancies either by the continued default of tenants under their leases or the expiration of tenant leases. As of March 31, 2011, 1875 Lawrence was 71% occupied due to tenant lease expirations. If vacancies at 1875 Lawrence or at any other properties in our portfolio continue for a long period of time, we may suffer reduced revenues resulting in decreased distributions to stockholders. In addition, the value of the property could be diminished because the market value of the property will depend principally upon the value of the leases of such property.

         Many of our investments will be dependent on tenants for revenue, and lease expirations and terminations could reduce our ability to make distributions to stockholders.

        The success of our real property investments often will be materially dependent on the occupancy rates of our properties and the financial stability of our tenants. Leases representing 41% of our annualized base rent will expire by the end of 2012. These lease expirations are spread among 12 of our properties with no one lease accounting for greater than 5% of the expirations by annualized base rent. If we are unable to renew or extend the expiring leases under similar terms or are unable to negotiate new leases, it would negatively impact our liquidity and consequently adversely affect our ability to fund our ongoing operations. In addition, lease payment defaults by tenants could cause us to reduce the amount of distributions to stockholders. A default by a significant tenant on its lease payments to us would cause us to lose the revenue associated with such lease and cause us to have to find an alternative source of revenue to meet mortgage payments and prevent a foreclosure if the property is subject to a mortgage. In the event of a tenant default, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-letting our property. If significant leases are terminated, we cannot assure you that we will be able to lease the property for the rent previously received or sell the property without incurring a loss.

Additionally, loans that we make generally will relate to real estate. As a result, the borrower's ability to repay the loan may be dependent on the financial stability of the tenants leasing the related real estate.

         We may be unable to secure funds for future tenant improvements, which could adversely impact our ability to make cash distributions to our stockholders.

        When tenants do not renew their leases or otherwise vacate their space, in order to attract replacement tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. If we have insufficient capital reserves, we will have to obtain financing from other sources. We intend to establish capital reserves on a property-by-property basis, as we deem necessary. In addition to any reserves we establish, a lender may require escrow of capital reserves in excess of our established reserves. If these reserves or any reserves otherwise established are designated for other uses or are insufficient to meet our cash needs, we may have to obtain financing from either affiliated or unaffiliated sources to fund our cash requirements. We cannot assure you that sufficient financing will be available or, if available, will be available on economically feasible terms or on terms acceptable to us. Moreover, certain reserves required by lenders may be designated for specific uses and may not be available for capital purposes such as future tenant improvements. Additional borrowing for capital purposes will increase our interest expense, and therefore our financial condition and our ability to make cash distributions to our stockholders may be adversely affected.

         We may be unable to sell a property if or when we decide to do so, which could adversely impact our ability to make cash distributions to our stockholders.

        We intend to hold the various real properties in which we invest until such time as our advisor determines that a sale or other disposition appears to be advantageous to achieve our investment objectives or until it appears that such objectives will not be met. Otherwise, our advisor, subject to approval of our board of directors, may exercise its discretion as to whether and when to sell a property, and we will have no obligation to sell properties at any particular time, except upon our liquidation. If we do not begin the process of liquidating our assets or listing our shares within six years of the termination of our initial public offering, our charter requires that we hold a stockholders meeting to vote on a proposal for our orderly liquidation unless a majority of our board of directors and a majority of our independent directors vote to defer such a meeting beyond the sixth anniversary of the termination of our initial public offering. The real estate market is affected, as discussed above, by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any asset for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We cannot predict the length of time needed to find a willing purchaser and to close the sale of an asset. If we are unable to sell an asset when we determine to do so, it could have a significant adverse effect on our cash flow and results of operations.

         Our co-venture partners, co-tenants or other partners in co-ownership arrangements could take actions that decrease the value of an investment to us and lower your overall return.

        We may enter into joint ventures, tenant-in-common investments or other co-ownership arrangements with other Behringer Harvard programs or third parties having investment objectives similar to ours for the acquisition, development or improvement of properties, as well as the acquisition of real estate-related investments. We may also purchase and develop properties in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements with the sellers of the properties, affiliates of the sellers, developers or other persons.

        Such investments may involve risks not otherwise present with other forms of real estate investment, including, for example:

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  the possibility that our co-venturer, co-tenant or partner in an investment might become bankrupt;

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  the possibility that the investment requires additional capital that we and/or our partner do not have, which lack of capital could affect the performance of the investment and/or dilute our interest if the partner were to contribute our share of the capital;

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  the possibility that a co-venturer, co-tenant or partner in an investment might breach a loan agreement or other agreement or otherwise, by action or inaction, act in a way detrimental to us or the investment;

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  that such co-venturer, co-tenant or partner may at any time have economic or business interests or goals that are or that become inconsistent with our business interests or goals;

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  the possibility that we may incur liabilities as the result of the action taken by our partner or co-investor;

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  that such co-venturer, co-tenant or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives, including our policy with respect to qualifying and maintaining our qualification as a REIT; or

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  that such partner may exercise buy/sell rights that force us to either acquire the entire investment, or dispose of our share, at a time and price that may not be consistent with our investment objectives.

        Any of the above might subject a property to liabilities in excess of those contemplated and thus reduce our returns on that investment.

         Uninsured losses relating to real property or excessively expensive premiums for insurance coverage may adversely affect your returns.

        Our advisor will attempt to ensure that all of our properties are adequately insured to cover casualty losses. The nature of the activities at certain properties we may acquire will expose us and our operators to potential liability for personal injuries and, in certain instances, such as with marinas, property damage claims. For instance, marina business activities are customarily subject to various hazards, including gasoline or other fuel spills, fires, drownings and other water-related accidents, boat storage rack collapses and other dangers relatively common in the marina industry. In addition, there are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, pollution, environmental matters or extreme weather conditions such as hurricanes, floods and snow storms that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential terrorist acts could sharply increase the premiums we pay for coverage against property and casualty claims. Mortgage lenders generally insist that specific coverage against terrorism be purchased by commercial property owners as a condition for providing mortgage, bridge or mezzanine loans. It is uncertain whether such insurance policies will be available, or available at reasonable cost, which could inhibit our ability to finance or refinance our properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We cannot assure you that we will have adequate coverage for such losses. In the event that any of our properties incurs a casualty loss that is not fully covered by insurance, the value of our assets will be reduced by the amount of any such uninsured loss. In addition, other than the capital reserve or other reserves we may establish, we have no source of funding to repair or reconstruct any uninsured damaged property, and we cannot assure you that any such sources of funding will be available to us for such purposes in the future. Also, to the extent we must pay unexpectedly large amounts for insurance, we could suffer reduced earnings that would result in decreased distributions to stockholders.

         Our operating results may be negatively affected by potential development and construction delays and result in increased costs and risks, which could diminish the return on your investment.

        We may invest some or all of the proceeds available for investment in the acquisition, development and/or redevelopment of properties upon which we will develop and construct improvements. We could incur substantial capital obligations in connection with these types of investments. We will be subject to risks relating to uncertainties associated with rezoning for development and environmental concerns of governmental entities and/or community groups and our builder's ability to control construction costs or to build in conformity with plans, specifications and timetables. The builder's failure to perform may necessitate legal action by us to rescind the purchase or the construction contract or to compel performance. Performance may also be affected or delayed by conditions beyond the builder's control. Delays in completion of construction could also give tenants the right to terminate preconstruction leases for space at a newly developed project. We may incur additional risks when we make periodic progress payments or other advances to such builders prior to completion of construction. These and other such factors can result in increased costs of a project or loss of our investment. Substantial capital obligations could delay our ability to make distributions. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. Furthermore, we must rely upon projections of rental income and expenses and estimates of the fair market value of property upon completion of construction when agreeing upon a price to be paid for the property at the time of acquisition of the property. If our projections are inaccurate, we may pay too much for a property, and the return on our investment could suffer.

        In addition, we may invest in unimproved real property. Returns from development of unimproved properties are also subject to risks and uncertainties associated with rezoning the land for development and environmental concerns of governmental entities and/or community groups. Your investment is subject to the risks associated with investments in unimproved real property.

         If we contract with Behringer Development Company LP or its affiliates for newly developed property, we cannot guarantee that any earnest money deposit we make to Behringer Development Company LP or its affiliates will be fully refunded.

        We may enter into one or more contracts, either directly or indirectly through joint ventures, tenant-in-common investments or other co-ownership arrangements with affiliates of our advisor or others, to acquire real property from Behringer Development Company LP (Behringer Development), an affiliate of our advisor. Properties acquired from Behringer Development or its affiliates may be existing income-producing properties, properties to be developed or properties under development. We anticipate that we will be obligated to pay a substantial earnest money deposit at the time of contracting to acquire such properties. In the case of properties to be developed by Behringer Development or its affiliates, we anticipate that we will be required to close the purchase of the property upon completion of the development of the property by Behringer Development or its affiliates. At the time of contracting and the payment of the earnest money deposit by us, Behringer Development or its affiliates typically will not have acquired title to any real property. Typically, Behringer Development or its affiliates will only have a contract to acquire land, a development agreement to develop a building on the land and an agreement with one or more tenants to lease all or part of the property upon its completion. We may enter into such a contract with Behringer Development or its affiliates even if at the time of contracting we have not yet raised sufficient proceeds in this offering to enable us to close the purchase of such property. However, we will not be required to close a purchase from Behringer Development or its affiliates, and will be entitled to a refund of our earnest money, in the following circumstances:

  •
  Behringer Development or its affiliates fails to develop the property;

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  all or a specified portion of the pre-leased tenants fail to take possession under their leases for any reason; or

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  we are unable to raise sufficient proceeds from this offering to pay the purchase price at closing.

        The obligation of Behringer Development or its affiliates to refund our earnest money will be unsecured, and no assurance can be made that we would be able to obtain a refund of such earnest money deposit from it under these circumstances since Behringer Development is an entity without substantial assets or operations. See "Investment Objectives and Criteria—Acquisition of Properties from Behringer Development."

         Competition with third parties in acquiring properties and other assets may reduce our profitability and the return on your investment.

        We compete with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, other REITs, real estate limited partnerships, and other entities engaged in real estate investment activities, many of which have greater resources than we have. Larger real estate programs may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable properties may increase. Any such increase would result in increased demand for these assets and therefore increased prices paid for them. If we pay higher prices for properties and other investments, our profitability will be reduced and you may experience a lower return on your investment.

         A concentration of our investments in any one property class may leave our profitability vulnerable to a downturn in such sector.

        At any one time, a significant portion of our investments could be in one property class. As a result, we will be subject to risks inherent in investments in a single type of property. If our investments are substantially in one property class, then the potential effects on our revenues, and as a result, on cash available for distribution to our stockholders, resulting from a downturn in the businesses conducted in those types of properties could be more pronounced than if we had more fully diversified our investments.

         Failure to succeed in new markets or in new property classes may have adverse consequences on our performance.

        We may from time to time commence development activity or make acquisitions outside of our existing market areas or the property classes of our primary focus if appropriate opportunities arise. Our historical experience in our existing markets in developing, owning and operating certain classes of property does not ensure that we will be able to operate successfully in new markets, should we choose to enter them, or that we will be successful in new property classes. We may be exposed to a variety of risks if we choose to enter new markets, including an inability to evaluate accurately local market conditions, to obtain land for development or to identify appropriate acquisition opportunities, to hire and retain key personnel, and a lack of familiarity with local governmental and permitting procedures. In addition, we may abandon opportunities to enter new markets or acquire new classes of property that we have begun to explore for any reason and may, as a result, fail to recover expenses already incurred.

         Acquiring or attempting to acquire multiple properties in a single transaction may adversely affect our operations.

        From time to time, we may attempt to acquire multiple properties in a single transaction. Portfolio acquisitions are more complex and expensive than single property acquisitions, and the risk that a multiple-property acquisition does not close may be greater than in a single-property acquisition. Portfolio acquisitions may also result in us owning investments in geographically dispersed markets, placing additional demands on our ability to manage the properties in the portfolio. In addition, a seller may require that a group of properties be purchased as a package even though we may not want to purchase one or more properties in the portfolio. In these situations, if we are unable to identify another person or entity to acquire the unwanted properties, we may be required to operate or attempt to dispose of these properties. To acquire multiple properties in a single transaction we may be required to accumulate a large amount of cash. We would expect the returns that we earn on such cash to be less than the ultimate returns in real property and therefore, accumulating such cash could reduce the funds available for distributions. Any of the foregoing events may have an adverse effect on our operations.

         If we set aside insufficient capital reserves, we may be required to defer necessary capital improvements.

        If we do not have enough capital reserves to supply needed funds for capital improvements throughout the life of the investment in a property, and there is insufficient cash available from our operations, we may be required to defer necessary improvements to the property, which may cause the property to suffer from a greater risk of obsolescence or a decline in value, or a greater risk of decreased cash flow as a result of fewer potential tenants being attracted to the property. If this happens, we may not be able to maintain projected rental rates for affected properties, and our results of operations may be negatively impacted.

         Any student-housing properties that we acquire will be subject to an annual leasing cycle, short lease-up period, seasonal cash flows, changing university admission and housing policies, and other risks inherent in the student-housing industry, any of which could have a negative impact on your investment.

        Student-housing properties generally have short-term leases of 12 months, ten months, nine months, or shorter. As a result, we may experience significantly reduced cash flows during the summer months from student-housing properties while most students are on vacation. Furthermore, student-housing properties must be almost entirely re-leased each year, exposing us to increased leasing risk. Student-housing properties are also typically leased during a limited leasing season that usually begins in January and ends in August of each year. We would, therefore, be highly dependent on the effectiveness of our marketing and leasing efforts and personnel during this season.

        Changes in university admission policies could also adversely affect us. For example, if a university reduces the number of student admissions or requires that a certain class of students, such as freshman, live in a university-owned facility, the demand for units at our student-housing properties may be reduced and our occupancy rates may decline. We rely on our relationships with colleges and universities for referrals of prospective student residents or for mailing lists of prospective student residents and their parents. Many of these colleges and universities own and operate their own competing on-campus facilities. Any failure to maintain good relationships with these colleges and universities could therefore have a material adverse effect on our ability to market our properties to students and their families.

        Federal and state laws require colleges to publish and distribute reports of on-campus crime statistics, which may result in negative publicity and media coverage associated with crimes occurring on or in the vicinity of any student-housing properties. Reports of crime or other negative publicity regarding the safety of the students residing on, or near, our student-housing properties may have an adverse effect on our business.

         We may face significant competition from university-owned student housing and from other residential properties that are in close proximity to any student-housing properties we may acquire, which could have a negative impact on our results of operations.

        On-campus student housing has certain inherent advantages over off-campus student housing in terms of physical proximity to the university campus and integration of on-campus facilities into the academic community. Colleges and universities can generally avoid real estate taxes and borrow funds at lower interest rates than us.

         We may invest in apartment communities and short-term apartment leases, which may expose us to the effects of declining market rent more quickly, which could adversely impact our ability to make cash distributions to our stockholders.

        We expect that substantially all of our apartment leases will be for a term of one year or less. Because these leases generally permit the residents to leave at the end of the lease term without penalty, our rental revenues may be impacted by declines in market rents more quickly than if our leases were for longer terms.

         To the extent we invest in apartment communities, we will face competition from other apartment communities and the increased affordability of single-family homes, which may limit our profitability and returns to our stockholders.

        Any apartment communities we may acquire will most likely compete with numerous housing alternatives in attracting residents, including other apartment communities and single-family homes, as well as owner-occupied single- and multifamily homes available to rent. Competitive housing in a particular area and the increasing affordability of owner occupied single- and multifamily homes available to rent or buy caused by declining mortgage interest rates and government programs to promote home ownership could adversely affect our ability to retain our residents, lease apartment units and increase or maintain rental rates.

        Moreover, the residential apartment community industry is highly competitive. This competition could reduce occupancy levels and revenues at our apartment communities, which would adversely affect our operations. We expect to face competition from many sources, including from other apartment communities both in the immediate vicinity and the broader geographic market where our apartment communities will be located. Overbuilding of apartment communities may occur. If so, this will increase the number of apartment units available and may decrease occupancy and apartment rental rates. In addition, increases in operating costs due to inflation may not be offset by increased apartment rental rates. We may be required to expend substantial sums to attract new residents.

         In connection with the recent and ongoing global economic concerns, to the extent we invest in apartment communities, we may face increased competition from single-family homes and condominiums for rent, which could limit our ability to retain residents, lease apartment units or increase or maintain rents.

        Any apartment communities we may invest in may compete with numerous housing alternatives in attracting residents, including single-family homes and condominiums available for rent. Such competitive housing alternatives may become more prevalent in a particular area because of the tightening of mortgage lending underwriting criteria, homeowner foreclosures, the decline in single-family home and condominium sales and the lack of available credit. The number of single-family homes and condominiums for rent in a particular area could limit our ability to retain residents, lease apartment units or increase or maintain rents.

         Our failure to integrate acquired communities and new personnel could create inefficiencies and reduce the return of your investment.

        To grow successfully, we must be able to apply our experience in managing real estate to a larger number of properties. In addition, we must be able to integrate new management and operations personnel as our organization grows in size and complexity. Failures in either area will result in inefficiencies that could adversely affect our expected return on our investments and our overall profitability.

         BHO II Management's failure to integrate its subcontractors into BHO II Management's operations in an efficient manner could reduce the return on your investment.

        BHO II Management may rely on multiple subcontractors for on-site property management of our properties. If BHO II Management is unable to integrate these subcontractors into its operations in an efficient manner, BHO II Management may have to expend substantial time and money coordinating with these subcontractors, which could be a negative impact on the revenues generated from such properties.

         If we acquire lodging facilities, we will be dependent on the third-party managers of those facilities.

        In order to qualify as a REIT, we will not be able to operate any hotel properties that we acquire or participate in the decisions affecting the daily operations of our hotels. We will lease any hotels we acquire to a TRS in which we may own up to a 100% interest. Our TRS will enter into management agreements with eligible independent contractors that are not our subsidiaries or otherwise controlled by us to manage the hotels. Thus, independent hotel operators, under management agreements with our TRS, will control the daily operations of our hotels.

        We will depend on these independent management companies to adequately operate our hotels as provided in the management agreements. We will not have the authority to require any hotel to be operated in a particular manner or to govern any particular aspect of the daily operations of any hotel (for instance, setting room rates). Thus, even if we believe our hotels are being operated inefficiently or in a manner that does not result in satisfactory occupancy rates, revenue per available room and average daily rates, we may not be able to force the management company to change its method of operation of our hotels. We can only seek redress if a management company violates the terms of the applicable management agreement with the TRS, and then only to the extent of the remedies provided for under the terms of the management agreement. In the event that we need to replace any of our management companies, we may be required by the terms of the management agreement to pay substantial termination fees and may experience significant disruptions at the affected hotels.

         If we acquire lodging properties, we may have to make significant capital expenditures to maintain them.

        Hotels have an ongoing need for renovations and other capital improvements, including replacements of furniture, fixtures and equipment. Generally, we will be responsible for the costs of these capital improvements, which gives rise to the following risks:

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  cost overruns and delays;

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  renovations can be disruptive to operations and can displace revenue at the hotels, including revenue lost while rooms under renovation are out of service;

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  the cost of funding renovations and the possibility that financing for these renovations may not be available on attractive terms; and

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  the risk that the return on our investment in these capital improvements will not be what we expect.

        If we have insufficient cash flow from operations to fund needed capital expenditures, then we will need to borrow to fund future capital improvements.

         General economic conditions and discretionary consumer spending may affect certain of the properties we acquire and lower the return on your investment.

        The operations of certain properties in which we may invest, such as hotels and recreation and leisure properties, will depend upon a number of factors relating to discretionary consumer spending. Unfavorable local, regional or national economic developments or uncertainties regarding future economic prospects as a result of terrorist attacks, military activity or natural disasters could reduce consumer spending in the markets in which we own properties and adversely affect the operation of those properties. Consumer spending on luxury goods, travel and other leisure activities such as boating, skiing and health and spa activities may decline as a result of lower consumer confidence levels, even if prevailing economic conditions are favorable. In an economic downturn, consumer discretionary spending levels generally decline, at times resulting in disproportionately large reductions in expenditures on luxury goods, travel and other leisure activities. Certain of the classes of properties that we may acquire may be unable to maintain their profitability during periods of adverse economic conditions or low consumer confidence, which could in turn affect the ability of operators to make scheduled rent payments to us.

         Seasonal revenue variations in certain asset classes will require the operators of such assets to manage cash flow properly over time to meet their non-seasonal scheduled rent payments to us.

        Certain of the properties in which we may invest, including some hotels and resorts and recreation and leisure properties, are generally seasonal in nature. For example, the typical ski season begins in early November and runs through April, during which time ski resorts generate the vast majority of their annual revenues. Revenues and profits at ski resorts and their related properties are substantially lower and historically result in losses during the summer months due to the closure of ski operations. As a result of the seasonal nature of certain industries that may be conducted on properties we acquire, these businesses will experience seasonal variations in revenues that may require our operators to supplement revenue at their properties in order to be able to make scheduled rent payments to us. The failure of an operator or a tenant to manage its cash flow properly may result in such operator or tenant having insufficient cash on hand to make its scheduled payments to us during seasonally slow periods, which may adversely affect our cash available for distribution to stockholders.

         Adverse weather conditions may affect operations of certain of the properties we acquire or reduce our operators' ability to make scheduled rent payments to us, which could reduce our cash flow from such investments.

        Adverse weather conditions may influence revenues at certain types of properties we acquire, such as some hotels, resorts and recreation and leisure properties. These adverse weather conditions include heavy snowfall (or lack thereof), hurricanes, tropical storms, high winds, heat waves, frosts, drought (or merely reduced rainfall levels), excessive rain and floods. For example, adverse weather could reduce the number of people that visit properties we acquire. Certain properties may be susceptible to damage from weather conditions such as hurricanes, which damage (including but not limited to property damage and loss of revenue) is not generally insurable at commercially reasonable rates. Poor weather conditions could also disrupt operations at properties we acquire and may adversely affect both the value of our investment in a property and the ability of our tenants and operators to make their scheduled rent payments to us.

         Marinas, ski resorts and other types of properties in which we may invest may not be readily adaptable to other uses, and if these properties become unprofitable, we may not be able to recoup the value of our investment.

        Ski resorts and related properties, marinas, and other types of recreation and leisure properties in which we may invest are specific-use properties that have limited alternative uses. Therefore, if the operations of any of our properties in these sectors become unprofitable due to industry competition, a general deterioration of the applicable industry or otherwise, we may have great difficulty selling the property or we may have to sell the property for substantially less than the amount we paid for it. Should any of these events occur, our income and cash available for distribution could be reduced.

         Governmental regulation of marinas with respect to dredging could negatively impact marinas we acquire and the value of our investment.

        Marinas that we may acquire must be dredged from time to time to remove the silt and mud that collect in harbor-areas as a result of, among other factors, heavy boat traffic, tidal flow, water flow and storm runoff, in order to assure that boat traffic can safely enter the harbor. Dredging and disposing of the dredged material can be very costly and may require permits from various governmental authorities. If we acquire marinas and we or our marina tenants, or operators engaged by our marina tenants, cannot timely obtain the permits necessary to dredge marinas or dispose of the dredged material, or if dredging is not practical or is exceedingly expensive, the operations of the marina would be materially and adversely affected, which would in turn have a negative impact on our financial condition.

         We may not control the land beneath marinas we acquire, and this land may be subject to governmental taking.

        The U.S. Army Corps of Engineers and the Coast Guard control much of the land located beneath and surrounding most marinas. The U.S. Army Corps of Engineers and the Coast Guard lease such land to marina owners and operators under leases for wetlands that typically range from five to 50 years, and leases for upland that typically are initially for 25 years. As a result, many marinas cannot obtain title to land on or near the marinas that they are interested in developing or obtain permission to develop on the land that they lease. Furthermore, control of such land by the U.S. Army Corps of Engineers and the Coast Guard increases the possibility that such land, including the marina built on such land, may be condemned and taken by the local, state or federal government in an eminent domain proceeding.

         Governmental regulation with respect to the operation of ski resorts could negatively impact ski resorts we acquire and reduce the return on your investment.

        Ski resort mountain and lodging operations often require permits and approvals from certain federal, state and local authorities. Many ski resorts that we may consider acquiring have been granted the right to use federal land as the site for ski lifts and trails and related activities, under the terms of permits with the USDA Forest Service. The USDA Forest Service has the right to review and approve the location, design and construction of improvements in the permit area and many operational matters. Where development in or around wetlands is involved, permits must be obtained from the U.S. Army Corps of Engineers. Further, ski resort operations are subject to environmental laws and regulations, and compliance with these laws and regulations may require expenditures or modifications of development plans and operations in a manner that could have a detrimental effect on the ski resort. In addition, the rights of ski resorts and related properties that we may acquire or develop to use various water sources on or about their properties may also be subject to significant restrictions or the rights of other riparian users and the public generally. Certain ski resorts and related properties we may acquire or develop and the municipalities in which they are located may be dependent upon a single source of water, and in some cases the volume of water contained in such water sources could be historically low or inconsistent. This may lead to disputes and litigation over, and restrictions placed on, water use. There can be no assurance that new applications of laws, regulations, and policies, or changes in such laws, regulations, and policies, will not occur in a manner that could have a detrimental effect on a ski resort that we may acquire, or that material permits, licenses, or approvals will not be terminated, non-renewed or renewed on terms or interpreted in ways that are materially less favorable to the resorts we purchase. No assurance can be given that any particular permit or approval will be obtained or upheld on judicial review.

         The costs of compliance with environmental laws and other governmental laws and regulations may adversely affect our income and the cash available for any distributions.

        All real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, and the remediation of contamination associated with disposals. Some of these laws and regulations may impose joint and several liability on tenants, owners or operators for the costs of investigation or remediation of contaminated properties, regardless of fault or the legality of the original disposal. In addition, the presence of these substances, or the failure to properly remediate these substances, may adversely affect our ability to sell or rent such property or to use the property as collateral for future borrowing.

        Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require material expenditures by us. For example, various federal, regional and state laws and regulations have been implemented or are under consideration to mitigate the effects of climate change caused by greenhouse gas emissions. Among other things, "green" building codes may seek to reduce emissions through the imposition of standards for design, construction materials, water and energy usage and efficiency, and waste management. We are not aware of any such existing requirements that we believe will have a material impact on our current operations. However, future requirements could increase the costs of maintaining or improving our existing properties or developing new properties.

         Discovery of previously undetected environmentally hazardous conditions may adversely affect our operating results.

        Under various federal, state and local environmental laws, ordinances and regulations (including those of foreign jurisdictions), a current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on, under or in such property. The costs of removal or remediation could be substantial. Such laws often impose liability whether the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures. Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for release of and exposure to hazardous substances, including asbestos-containing materials into the air, and third parties may seek recovery from owners or operators of real properties for personal injury or property damage associated with exposure to released hazardous substances.

        In addition, when excessive moisture accumulates in buildings or on building materials, mold growth may occur, particularly if the moisture problem remains undiscovered or is not addressed over a period of time. Some molds may produce airborne toxins or irritants. Concern about indoor exposure to mold has been increasing, as exposure to mold may cause a variety of adverse health effects and symptoms, including allergic or other reactions. As a result, the presence of significant mold at any of our projects could require us to undertake a costly remediation program to contain or remove the mold from the affected property or development project, which would reduce our operating results.

        The cost of defending against claims of liability, of compliance with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims could materially adversely affect our business, assets or results of operations and, consequently, amounts available for distribution to you.

         Our costs associated with complying with the Americans with Disabilities Act may affect cash available for distributions.

        Our properties are generally expected to be subject to the Americans with Disabilities Act of 1990, as amended ("Disabilities Act"), or similar laws of foreign jurisdictions. Under the Disabilities Act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The Disabilities Act has separate compliance requirements for "public accommodations" and "commercial facilities" that generally require that buildings and services be made accessible and available to people with disabilities. The Disabilities Act's requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. We will attempt to acquire properties that comply with the Disabilities Act or similar laws of foreign jurisdictions or place the burden on the seller or other third party, such as a tenant, to ensure compliance with such laws. However, we cannot assure you that we will be able to acquire properties or allocate responsibilities in this manner. If we cannot, our funds used for compliance with these laws may affect cash available for distributions and the amount of distributions to you.

        Any apartment communities we acquire must comply with Title III of the Disabilities Act, to the extent that such properties are "public accommodations" and/or "commercial facilities" as defined by the Disabilities Act. Compliance with the Disabilities Act could require removal of structural barriers to handicapped access in certain public areas of our apartment communities where such removal is readily achievable. The Disabilities Act does not, however, consider residential properties, such as apartment communities to be public accommodations or commercial facilities, except to the extent portions of such facilities, such as the leasing office, are open to the public.

         A proposed change in U.S. accounting standards for leases could reduce the overall demand to lease our properties.

        The existing accounting standards for leases require lessees to classify their leases as either capital or operating leases. Under a capital lease, both the leased asset and the contractual lease obligation are recorded on the tenant's balance sheet if one of the following criteria are met: (i) the lease transfers ownership of the property to the lessee by the end of the lease term; (ii) the lease contains a bargain purchase option; (iii) the non-cancellable lease term is more than 75% of the useful life of the asset; or (iv) the present value of the minimum lease payments equals 90% or more of the leased property's fair value. If the terms of the lease do not meet these criteria, the lease is considered an operating lease, and no leased asset or contractual lease obligation is recorded by the tenant.

        In order to address concerns raised by the SEC regarding the transparency of contractual lease obligations under the existing accounting standards for operating leases, the U.S. Financial Accounting Standards Board ("FASB") and the International Accounting Standards Board ("IASB") initiated a joint project to develop new guidelines for lease accounting. The FASB and IASB (collectively, the "Boards") issued an Exposure Draft on August 17, 2010 (the "Exposure Draft"), which proposes substantial changes to the current lease accounting standards, primarily by eliminating the concept of operating lease accounting. As a result, a lease asset and obligation will be recorded on the tenant's balance sheet for all lease arrangements. In addition, the Exposure Draft will impact the method in which contractual lease payments will be recorded. In order to mitigate the effect of the proposed lease accounting, tenants may seek to negotiate certain terms of new lease arrangements or modify terms in existing lease arrangements, such as shorter lease terms or fewer extension options, which would generally have less impact on tenants' balance sheets. Also, tenants may reassess their lease-versus-buy strategies. This could result in a greater renewal risk or shorter lease terms, which may negatively impact our operations and ability to pay distributions.

        The Exposure Draft does not include a proposed effective date; however, the Boards plan to issue a final standard regarding lease accounting in 2011.

         If we invest in apartment communities, we must comply with the Fair Housing Amendment Act, which may decrease our cash flow from operations.

        We also must comply with the Fair Housing Amendment Act of 1988 (FHAA), which requires that apartment communities first occupied after March 13, 1991 be accessible to handicapped residents and visitors. Compliance with the FHAA could require removal of structural barriers to handicapped access in a community, including the interiors of apartment units covered under the FHAA. Recently there has been heightened scrutiny of multifamily housing communities for compliance with the requirements of the FHAA and an increasing number of substantial enforcement actions and private lawsuits have been brought against apartment communities to ensure compliance with these requirements. Noncompliance with the FHAA could result in the imposition of fines, awards of damages to private litigants, payment of attorneys' fees and other costs to plaintiffs, substantial litigation costs and substantial costs of remediation.

         If we sell properties by providing financing to purchasers, we will bear the risk of default by the purchaser.

        If we decide to sell any of our properties, we intend to use commercially reasonable efforts to sell them for cash or in exchange for other property. However, in some instances we may sell our properties by providing financing to purchasers. If we provide financing to purchasers, we will bear the risk of default by the purchaser and will be subject to remedies provided by law, which could negatively impact distributions to our stockholders. There are no limitations or restrictions on our ability to take purchase money obligations. We may, therefore, take a purchase money obligation secured by a mortgage as partial payment for the purchase price of a property. The terms of payment to us generally will be affected by custom in the area where the property being sold is located and the then-prevailing economic conditions. If we receive promissory notes or other property in lieu of cash from property sales, the distribution of the proceeds of sales to our stockholders, or their reinvestment in other assets, will be delayed until the promissory notes or other property are actually paid, sold, refinanced or otherwise disposed of. In some cases, we may receive initial down payments in cash and other property in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years. If any purchaser defaults under a financing arrangement with us, it could negatively impact our ability to make distributions to our stockholders.

Risks Associated with Debt Financing

         We incur mortgage indebtedness and other borrowings, which increases our business risks.

        We have and anticipate that we will continue to acquire real properties and other real estate-related investments by using either existing financing or borrowing new funds. In addition, we may incur or increase our mortgage debt by obtaining loans secured by some or all of our real properties to obtain funds to acquire additional properties and other investments and for payment of distributions to stockholders. We also may borrow funds for payment of distributions to stockholders, in particular, if necessary to satisfy the requirement that we distribute to stockholders at least 90% of our annual REIT taxable income, or otherwise as is necessary or advisable to assure that we maintain our qualification as a REIT for federal income tax purposes and/or avoid federal income tax.

        There is no limitation on the amount we may invest in any single property or other asset or on the amount we can borrow for the purchase of any individual property or other investment. Under our charter, the maximum amount of our indebtedness shall not exceed 300% of our "net assets" (as defined by our charter) as of the date of any borrowing; however, we may exceed that limit if approved by a majority of our independent directors.

        In addition to our charter limitation, our board of directors has adopted a policy to generally limit our aggregate borrowings to approximately 75% of the aggregate value of our assets unless substantial justification exists that borrowing a greater amount is in our best interests. Our policy limitation, however, does not apply to individual real estate assets and only will apply once we have ceased raising capital under this or any subsequent offering and invested substantially all of our capital. As a result, we expect to borrow more than 75% of the contract purchase price of each real estate asset we acquire to the extent our board of directors determines that borrowing these amounts is prudent. For these purposes, the value of our assets is based on methodologies and policies determined by the board of directors and may include, but do not require, independent appraisals.

        We do not intend to incur mortgage debt on a particular real property unless we believe the property's projected cash flow is sufficient to service the mortgage debt. However, if there is a shortfall in cash flow available to service our mortgage debt, then the amount available for distributions to stockholders may be affected. In addition, incurring mortgage debt increases the risk of loss because (1) loss in investment value is generally borne entirely by the borrower until such time as the investment value declines below the principal balance of the associated debt and (2) defaults on indebtedness secured by a property may result in foreclosure actions initiated by lenders and our loss of the property securing the loan that is in default. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure, but would not receive any cash proceeds from the foreclosure. We may give full or partial guarantees to lenders of mortgage debt to the entities that own our properties. When we give a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgages contain cross-collateralization or cross-default provisions, there is a risk that more than one real property may be affected by a default. If any of our properties are foreclosed upon due to a default, our ability to make distributions to our stockholders will be adversely affected. In addition, because our goal is to be in a position to liquidate our assets within three to six years after the termination of our initial public offering, our approach to investing in properties utilizing leverage in order to accomplish our investment objectives over this period of time may present more risks to investors than comparable real estate programs that have a longer intended duration and that do not utilize borrowing to the same degree.

         If mortgage debt is unavailable at reasonable rates, we may not be able to refinance our properties, which could reduce the amount of cash distributions we can make.

        When we place mortgage debt on properties, we run the risk of being unable to refinance the properties when the loans come due, or of being unable to refinance on favorable terms. If interest rates are higher when the properties are refinanced, we may not be able to finance the properties at reasonable rates and our income could be reduced. If this occurs, it would reduce cash available for distribution to our stockholders, and it may prevent us from borrowing more money.

         Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.

        In connection with obtaining financing, a lender could impose restrictions on us that affect our ability to incur additional debt and our distribution and operating policies. In general, we expect our loan agreements to restrict our ability to encumber or otherwise transfer our interest in the respective property without the prior consent of the lender. Loan documents we enter may contain other customary negative covenants that may limit our ability to further mortgage the property, discontinue insurance coverage, replace Behringer Harvard Opportunity Advisors II as our advisor or impose other limitations. Any such restriction or limitation may have an adverse effect on our operations and our ability to make distributions to you.

         Interest-only indebtedness may increase our risk of default and ultimately may reduce our funds available for distribution to our stockholders.

        We may finance our property acquisitions using interest-only mortgage indebtedness. During the interest-only period, the amount of each scheduled payment will be less than that of a traditional amortizing mortgage loan. The principal balance of the mortgage loan will not be reduced (except in the case of prepayments) because there are no scheduled monthly payments of principal during this period. After the interest-only period, we will be required either to make scheduled payments of amortized principal and interest or to make a lump-sum or "balloon" payment at maturity. These required principal or balloon payments will increase the amount of our scheduled payments and may increase our risk of default under the related mortgage loan. If the mortgage loan has an adjustable interest rate, the amount of our scheduled payments also may increase at a time of rising interest rates. Increased payments and substantial principal or balloon maturity payments will reduce the funds available for distribution to our stockholders because cash otherwise available for distribution will be required to pay principal and interest associated with these mortgage loans.

         Increases in interest rates could increase the amount of our debt payments and adversely affect our ability to make distributions to our stockholders.

        We may incur indebtedness that bears interest at a variable rate. In addition, from time to time we may pay mortgage loans or finance and refinance our properties in a rising interest rate environment. Accordingly, increases in interest rates could increase our interest costs, which could have an adverse effect on our operating cash flow and our ability to make distributions to you. In addition, if rising interest rates cause us to need additional capital to repay indebtedness in accordance with its terms or otherwise, we may need to liquidate one or more of our investments at times that may not permit realization of the maximum return on such investments. Prolonged interest rate increases could also negatively impact our ability to make investments with positive economic returns.

         If we enter into financing arrangements involving balloon payment obligations, it may adversely affect our ability to make distributions.

        Some of our financing arrangements may require us to make a lump-sum or "balloon" payment at maturity. Our ability to make a balloon payment at maturity is uncertain and may depend upon our ability to obtain additional financing or our ability to sell the property. At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the property at a price sufficient to make the balloon payment. The effect of a refinancing or sale could affect the rate of return to stockholders and the projected time of disposition of our assets. In addition, payments of principal and interest made to service our debts may leave us with insufficient cash to pay the distributions that we are required to pay to maintain our qualification as a REIT and/or avoid federal income tax. Any of these results would have a significant, negative impact on your investment.

         We have broad authority to incur debt, and high debt levels could hinder our ability to make distributions and could decrease the value of your investment.

        Our board of directors has adopted a policy to generally limit our aggregate borrowings to approximately 75% of the aggregate value of our assets, but we may exceed this limit under some circumstances. Such debt may be at a level that is higher than REITs with similar investment objectives or criteria. High debt levels could cause us to incur higher interest charges, could result in higher debt service payments, and could be accompanied by restrictive covenants. These factors could limit the amount of cash we have available to distribute and could result in a decline in the value of your investment.

Risks Related to Investments in Real Estate-Related Securities

         Investments in real estate-related securities will be subject to specific risks relating to the particular issuer of the securities and may be subject to the general risks of investing in subordinated real estate securities, which may result in losses to us.

        We may invest in real estate-related securities of both publicly traded and private real estate companies. Our investments in real estate-related securities will involve special risks relating to the particular issuer of the securities, including the financial condition and business outlook of the issuer. Issuers of real estate-related securities generally invest in real estate or real estate-related assets and are subject to the inherent risks associated with real estate-related investments discussed in this prospectus, including risks relating to rising interest rates.

        Real estate-related securities are often unsecured and also may be subordinated to other obligations of the issuer. As a result, investments in real estate-related securities are subject to risks of (1) limited liquidity in the secondary trading market in the case of unlisted or thinly traded securities, (2) substantial market price volatility resulting from changes in prevailing interest rates in the case of traded equity securities, (3) subordination to the prior claims of banks and other senior lenders to the issuer, (4) the operation of mandatory sinking fund or call/redemption provisions during periods of declining interest rates that could cause the issuer to reinvest redemption proceeds in lower yielding assets, (5) the possibility that earnings of the issuer may be insufficient to meet its debt service and distribution obligations and (6) the declining creditworthiness and potential for insolvency of the issuer during periods of rising interest rates and economic slowdown or downturn. These risks may adversely affect the value of outstanding real estate-related securities and the ability of the issuers thereof to repay principal and interest or make distribution payments.

         The types of structured debt securities in which we may invest have caused large financial losses for many investors over the past two years and we can give no assurances that our investments in such securities will be successful.

        We may invest in CMBS, collateralized debt obligations and other structured debt securities. Many of these types of investments have become illiquid and considerably less valuable over the past two years. This reduced liquidity and decrease in value caused financial hardship for many investors in these securities. Many investors did not fully appreciate the risks of such investments. We can give you no assurances that our investments in these securities will be successful.

         Investments in real estate-related preferred equity securities involve a greater risk of loss than traditional debt financing.

        We may invest in real estate-related preferred equity securities, which may involve a higher degree of risk than traditional debt financing due to a variety of factors, including that such investments are subordinate to traditional loans and are not secured by property underlying the investment. Furthermore, should the issuer default on our investment, we would be able to proceed only against the entity in which we have an interest, and not the property owned by such entity and underlying our investment. As a result, we may not recover some or all of our investment.

         We may make investments in non-U.S. dollar denominated securities, which will be subject to currency rates exposure and the uncertainty of foreign laws and markets.

        We may purchase real estate-related securities denominated in foreign currencies. A change in foreign currency exchange rates may have an adverse impact on returns on our non-U.S. dollar denominated investments. Although we may hedge our foreign currency risk subject to the REIT income qualification tests, we may not be able to do so successfully and may incur losses on these investments as a result of exchange rate fluctuations.

         We expect that a portion of any real estate-related securities investments we make will be illiquid, and we may not be able to adjust our portfolio in response to changes in economic and other conditions.

        Certain of the real estate-related securities that we may purchase in connection with privately negotiated transactions will not be registered under the applicable securities laws, resulting in a prohibition against their transfer, sale, pledge or other disposition except in a transaction that is exempt from the registration requirements of, or is otherwise in accordance with, those laws. As a result, our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited. The mezzanine and bridge loans we may purchase will be particularly illiquid investments due to their short life, their unsuitability for securitization and the greater difficulty of recoupment in the event of a borrower's default.

         Interest rate and related risks may cause the value of our real estate-related securities investments to be reduced.

        Interest rate risk is the risk that prevailing market interest rates change relative to the current yield on fixed-income securities such as preferred and debt securities, and to a lesser extent dividend-paying common stock. Generally, when market interest rates rise, the market value of these securities declines, and vice versa. In addition, when interest rates fall, issuers are more likely to repurchase their existing preferred and debt securities to take advantage of the lower cost of financing. As repurchases occur, principal is returned to the holders of the securities sooner than expected, thereby lowering the effective yield on the investment. On the other hand, when interest rates rise, issuers are more likely to maintain their existing preferred and debt securities. As a result, repurchases decrease, thereby extending the average maturity of the securities. We intend to manage interest rate risk by purchasing preferred and debt securities with maturities and repurchase provisions that are designed to match our investment objectives. If we are unable to manage these risks effectively, our results of operations, financial condition and ability to pay distributions to you will be adversely affected.

         We may acquire real estate-related securities through tender offers, which may require us to spend significant amounts of time and money that otherwise could be allocated to our operations.

        We may acquire real estate-related securities through tender offers, negotiated or otherwise, in which we solicit a target company's stockholders to purchase their securities. The acquisition of these securities could require us to spend significant amounts of money that otherwise could be allocated to our operations. Additionally, in order to acquire the securities, the employees of our advisor likely will need to devote a substantial portion of their time to pursuing the tender offer—time that otherwise could be allocated to managing our business. These consequences could adversely affect our operations and reduce the cash available for distribution to our stockholders.

         The CMBS in which we may invest are subject to all of the risks of the underlying mortgage loans and the risks of the securitization process.

        CMBS are securities that evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans. Accordingly, these securities are subject to all of the risks of the underlying mortgage loans.

        In a rising interest rate environment, the value of CMBS may be adversely affected when payments on underlying mortgages do not occur as anticipated, resulting in the extension of the security's effective maturity and the related increase in interest rate sensitivity of a longer-term instrument. The value of CMBS may also change due to shifts in the market's perception of issuers and regulatory or tax changes adversely affecting the mortgage securities market as a whole. In addition, CMBS are subject to the credit risk associated with the performance of the underlying mortgage properties. In certain instances, third-party guarantees or other forms of credit support can reduce the credit risk.

        CMBS are also subject to several risks created through the securitization process. Subordinate CMBS are paid interest only to the extent that there are funds available to make payments. To the extent the collateral pool includes delinquent loans, there is a risk that interest payment on subordinate CMBS will not be fully paid. Subordinate CMBS are also subject to greater credit risk than those CMBS that are more highly rated.

         If we use leverage in connection with our investment in CMBS, the risk of loss associated with this type of investment will increase.

        We may use leverage in connection with our investment in CMBS, which may substantially increase the risk of loss. There can be no assurance that leveraged financing will be available to us on favorable terms or that, among other factors, the terms of such financing will parallel the maturities of the underlying securities acquired. Therefore, such financing may mature prior to the maturity of the CMBS acquired by us. If alternative financing is not available, we may have to liquidate assets at unfavorable prices to pay off such financing. We may utilize repurchase agreements as a component of our financing strategy. Repurchase agreements economically resemble short-term, variable-rate financing and usually require the maintenance of specific loan-to-collateral value ratios. If the market value of the CMBS subject to a repurchase agreement decline, we may be required to provide additional collateral or make cash payments to maintain the loan to collateral value ratio. If we are unable to provide such collateral or cash repayments, we may lose our economic interest in the underlying CMBS.

         Our dependence on the management of other entities in which we invest may adversely affect our business.

        We may not control the management, investment decisions or operations of the companies in which we may invest. Management of those enterprises may decide to change the nature of their assets, or management may otherwise change in a manner that is not satisfactory to us. We will have no ability to affect these management decisions, and we may have only limited ability to dispose of our investments.

         Our due diligence may not reveal all of a borrower's liabilities and may not reveal other weaknesses in its business.

        Before making a loan to a borrower or acquiring debt or equity securities of a company, we will assess the strength and skills of such entity's management and other factors that we believe are material to the performance of the investment. In making the assessment and otherwise conducting customary due diligence, we will rely on the resources available to us and, in some cases, an investigation by third parties. This process is particularly important and subjective with respect to newly organized or private entities because there may be little or no information publicly available about the entities. There can be no assurance that our due diligence processes will uncover all relevant facts or that any investment will be successful.

         We will depend on debtors for our revenue, and, accordingly, our revenue and our ability to make distributions to you will be dependent upon the success and economic viability of such debtors.

        The success of our investments in real estate-related loans, real estate-related debt securities and other real estate-related investments will materially depend on the financial stability of the debtors underlying such investments. The inability of a single major debtor or a number of smaller debtors to meet their payment obligations could result in reduced revenue or losses.

Risks Associated with Investments in Mortgage, Bridge and Mezzanine Loans

         We have relatively less experience investing in mortgage, bridge, mezzanine or other loans as compared to investing directly in real property, which could adversely affect our return on loan investments.

        The experience of our advisor and its affiliates with respect to investing in mortgage, bridge, mezzanine or other loans is not as extensive as it is with respect to investments directly in real properties. However, we may continue to make such loan investments to the extent our advisor determines that it is advantageous to us due to the state of the real estate market or in order to diversify our investment portfolio. Our less extensive experience with respect to mortgage, bridge, mezzanine or other loans could adversely affect our return on loan investments.

         Our mortgage, bridge or mezzanine loans may be impacted by unfavorable real estate market conditions, which could decrease the value of those loans and the return on your investment.

        If we make or invest in mortgage, bridge or mezzanine loans, we will be at risk of defaults on those loans caused by many conditions beyond our control, including local and other economic conditions affecting real estate values and interest rate levels. We do not know whether the values of the property securing the loans will remain at the levels existing on the dates of origination of the loans. If the values of the underlying properties drop, our risk will increase because of the lower value of the security associated with such loans.

         Our mortgage, bridge or mezzanine loans will be subject to interest rate fluctuations, which could reduce our returns as compared to market interest rates and reduce the value of the loans in the event we sell them.

        If we invest in fixed-rate, long-term mortgage, bridge or mezzanine loans and interest rates rise, the loans could yield a return lower than then-current market rates. If interest rates decrease, we will be adversely affected to the extent that mortgage, bridge or mezzanine loans are prepaid, because we may not be able to make new loans at the previously higher interest rate. If we invest in variable-rate loans and interest rates decrease, our revenues will also decrease. Finally, if we invest in variable-rate loans and interest rates increase, the value of the loans we own at such time would decrease, which would lower the proceeds we would receive in the event we sell such assets. For these reasons, if we invest in mortgage, bridge or mezzanine loans, our returns on those loans and the value of your investment will be subject to fluctuations in interest rates.

         Delays in liquidating defaulted mortgage, mezzanine or bridge loans could reduce our investment returns.

        If there are defaults under our loans, we may not be able to repossess and sell quickly any properties securing such loans. The resulting time delay could reduce the value of our investment in the defaulted loans. An action to foreclose on a property securing a loan is regulated by state statutes and regulations and is subject to many of the delays and expenses of any lawsuit brought in connection with the foreclosure if the defendant raises defenses or counterclaims. In the event of default by a mortgagor, these restrictions, among other things, may impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the loan.

         The mezzanine loans in which we may invest would involve greater risks of loss than senior loans secured by income-producing real properties.

        We may invest in mezzanine loans that take the form of subordinated loans secured by second mortgages on the underlying real property or loans secured by a pledge of the ownership interests of either the entity owning the real property or the entity that owns the interest in the entity owning the real property. These types of investments involve a higher degree of risk than long-term senior mortgage lending secured by income producing real property because the investment may become unsecured as a result of foreclosure by the senior lender. If borrowers of these loans are real estate developers, our investments may involve additional risks, including dependence for repayment on successful completion and operation of the project, difficulties in estimating construction or rehabilitation costs and loan terms that often require little or no amortization. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of the entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan. If a borrower defaults on our loan or on debt senior to our loan, or in the event of a borrower bankruptcy, our loan will be satisfied only after the senior debt is paid in full. Where debt senior to our loan exists, the presence of intercreditor arrangements may limit our ability to amend our loan documents, assign our loans, accept prepayments, exercise our remedies (through "standstill periods"), and control decisions made in bankruptcy proceedings relating to borrowers. As a result, we may not recover some or all of our investment.

         Returns on our mortgage, bridge or mezzanine loans may be limited by regulations.

        The mortgage, bridge or mezzanine loans in which we invest, or that we may make, may be subject to regulation by federal, state and local authorities and/or regulation by foreign jurisdictions and subject to various laws and judicial and administrative decisions. We may determine not to make mortgage, bridge or mezzanine loans in any jurisdiction in which we believe we have not complied in all material respects with applicable requirements. If we decide not to make mortgage, bridge or mezzanine loans in several jurisdictions, it could reduce the amount of income we would otherwise receive.

         Foreclosures create additional ownership risks that could adversely impact our returns on mortgage investments.

        If we acquire property by foreclosure following defaults under our mortgage, bridge or mezzanine loans, we will have the economic and liability risks as the owner. See "General Risks Related to Investments in Real Estate" above.

         The liquidation of our assets may be delayed as a result of our investment in mortgage, bridge or mezzanine loans, which could delay distributions to our stockholders.

        The mezzanine and bridge loans we may purchase will be particularly illiquid investments due to their short life, their unsuitability for securitization and the greater difficulty of recoupment in the event of a borrower's default. If our advisor determines that it is in our best interests to make or invest in mortgage, bridge or mezzanine loans, any intended liquidation of us may be delayed beyond the time of the sale of all of our properties until all mortgage, bridge or mezzanine loans expire or are sold, because we may enter into mortgage, bridge or mezzanine loans with terms that expire after the date we intend to have sold all of our properties.

         Investments that are not United States government insured involve risk of loss.

        We may originate and acquire uninsured loans and assets as part of our investment strategy. Such loans and assets may include mortgage loans, mezzanine loans and bridge loans. While holding such interests, we are subject to risks of borrower defaults, bankruptcies, fraud, losses and special hazard losses that are not covered by standard hazard insurance. In the event of any default under loans, we bear the risk of loss of principal and nonpayment of interest and fees to the extent of any deficiency between the value of the collateral and the principal amount of the loan. To the extent we suffer such losses with respect to our investments in such loans, the value of our company and the price of our common stock may be adversely affected.

Risks Associated with Section 1031 Tenant-in-Common Transactions

         We may have increased exposure to liabilities from litigation as a result of any participation by us in Section 1031 Tenant-in-Common transactions.

        Behringer Development, an affiliate of our advisor, or its affiliates ("Behringer Harvard Exchange Entities") regularly enter into transactions that qualify for like-kind exchange treatment under Section 1031 of the Internal Revenue Code. Section 1031 tenant-in-common transactions ("Section 1031 TIC Transactions") are structured as the acquisition of real estate owned in co-tenancy arrangements with parties seeking to defer taxes under Section 1031 of the Internal Revenue Code ("1031 Participants"). We may provide accommodation in support of or otherwise be involved in such Section 1031 TIC Transactions. Specifically, at the closing of certain properties acquired by a Behringer Harvard Exchange Entity, we may enter into a contractual arrangement with such entity providing: (1) in the event that the Behringer Harvard Exchange Entity is unable to sell all of the co-tenancy interests in that property to 1031 Participants, we will purchase, at the Behringer Harvard Exchange Entity's cost, any co-tenancy interests remaining unsold; (2) we will guarantee certain bridge loans associated with the purchase of the property in which tenant-in-common interests are to be sold; and/or (3) we will provide security for the guarantee of such bridge loans. There are significant tax and securities disclosure risks associated with the related offerings of co-tenancy interests to 1031 Participants. Changes in tax laws may negatively impact the tax benefits of like-kind exchanges or cause such transactions not to achieve their intended value. In certain Section 1031 TIC Transactions it is anticipated that we would receive fees in connection with our provision of accommodation in support of the transaction and, as such, even though we do not sponsor these Section 1031 TIC Transactions, we may be named in or otherwise required to defend against any lawsuits brought by 1031 Participants because of our affiliation with sponsors of such transactions. Furthermore, in the event that the Internal Revenue Service conducts an audit of the purchasers of co-tenancy interests and successfully challenges the qualification of the transaction as a like-kind exchange, purchasers of co-tenancy interests may file a lawsuit against the entity offering the co-tenancy interests, its sponsors, and/or us. We may be involved in one or more such offerings and could therefore be named in or otherwise required to defend against lawsuits brought by 1031 Participants. Any amounts we are required to expend defending any such claims will reduce the amount of funds available for investment by us in properties or other investments and may reduce the amount of funds available for distribution to our stockholders. In addition, disclosure of any such litigation may adversely affect our ability to raise additional capital in the future through the sale of stock. For a more detailed discussion of Section 1031 TIC Transactions, see "Investment Objectives and Criteria—Section 1031 Tenant-in-Common Transactions." For a more detailed discussion of the tax aspects of a Section 1031 TIC Transaction, see "Federal Income Tax Considerations—Tax Aspects of Our Operating Partnership—1031 Exchange Program."

         We may have increased business and litigation risks as a result of any direct sales by us of tenant-in-common interests in Section 1031 Tenant-in-Common transactions.

        We may directly sell tenant-in-common interests in our properties to 1031 Participants, which may expose us to significant tax and securities disclosure risks. Changes in tax laws may negatively impact the tax benefits of like-kind exchanges or cause such transactions not to achieve their intended value. Furthermore, the Internal Revenue Service may determine that the sale of tenant-in-common interests is a "prohibited transaction" under the Internal Revenue Code, which would cause all of the gain we realize from any such sale to be payable as a tax to the Internal Revenue Service, with none of such gain available for distribution to our stockholders. The Internal Revenue Service may conduct an audit of the purchasers of tenant-in-common interests and successfully challenge the qualification of the transaction as a like-kind exchange. We may be named in or otherwise required to defend against any lawsuits brought by stockholders or 1031 Participants in connection with Section 1031 TIC Transactions in which we directly sell tenant-in-common interests. In addition, as a seller of tenant-in-common interests, we will be required to comply with applicable federal and state securities laws and to provide fair and adequate disclosure to 1031 Participants relating to the respective Section 1031 TIC Transaction. Any alleged failure by us to comply with these requirements could expose us to risks of litigation. Any amounts we are required to expend defending claims brought against us will reduce the amount of funds available for us to invest in properties or other investments and may reduce the amount of funds available for distribution to our stockholders. In addition, disclosure of any such litigation may adversely affect our ability to raise additional capital in the future through the sale of stock. For a more detailed discussion of Section 1031 TIC Transactions, see "Investment Objectives and Criteria—Section 1031 Tenant-in-Common Transactions." For a more detailed discussion of the tax aspects of a Section 1031 TIC Transaction, see "Federal Income Tax Considerations—Tax Aspects of Our Operating Partnership—1031 Exchange Program."

         A portion of the properties we acquire may be in the form of tenant-in-common or other co-tenancy arrangements. We will be subject to risks associated with such co-tenancy arrangements that otherwise may not be present in non-co-tenancy real estate investments.

        We may enter into tenant-in-common or other co-tenancy arrangements with respect to a portion of the properties we acquire. Whether acquired as a planned co-tenancy or as the result of an accommodation or other arrangement disclosed above, ownership of co-tenancy interests involves risks generally not otherwise present with an investment in real estate, including the following:

  •
  the risk that a co-tenant may at any time have economic or business interests or goals that are or become inconsistent with our business interests or goals;

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  the risk that a co-tenant may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives;

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  the possibility that an individual co-tenant might become insolvent or bankrupt, or otherwise default under the applicable mortgage loan financing documents, which may constitute an event of default under all of the applicable mortgage loan financing documents or allow the bankruptcy court to reject the tenants-in-common agreement or management agreement entered into by the co-tenants owning interests in the property;

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  the possibility that a co-tenant might not have adequate liquid assets to make cash advances that may be required in order to fund operations, maintenance and other expenses related to the property, which could result in the loss of current or prospective tenants and may otherwise adversely affect the operation and maintenance of the property, and could cause a default under the mortgage loan financing documents applicable to the property and may result in late charges, penalties and interest, and may lead to the exercise of foreclosure and other remedies by the lender;

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  the risk that a co-tenant could breach agreements related to the property, which may cause a default under, or result in personal liability for, the applicable mortgage loan financing documents, violate applicable securities law and otherwise adversely affect the property and the co-tenancy arrangement; or

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  the risk that a default by any co-tenant would constitute a default under the applicable mortgage loan financing documents that could result in a foreclosure and the loss of all or a substantial portion of the investment made by the co-tenants.

         Actions by a co-tenant might have the result of subjecting the property to liabilities in excess of those contemplated and may have the effect of reducing your returns.

        In the event that our interests become adverse to those of the other co-tenants in a Section 1031 TIC Transaction, we may not have the contractual right to purchase the co-tenancy interests from the other co-tenants. Even if we are given the opportunity to purchase such co-tenancy interests in the future, we cannot guarantee that we will have sufficient funds available at the time to purchase such co-tenancy interests. In addition, we may desire to sell our co-tenancy interests in a given property at a time when the other co-tenants in such property do not desire to sell their interests. Therefore, we may not be able to sell our interest in a property at the time we would like to sell. Finally, it is anticipated that it will be much more difficult to find a willing buyer for our co-tenancy interests in a property than it would be to find a buyer for a property we owned outright.

         Our participation in Section 1031 TIC Transactions may limit our ability to borrow funds in the future, which could adversely affect the value of our investments.

        Section 1031 TIC Transaction agreements we may enter that contain obligations to acquire unsold co-tenancy interests in properties may be viewed by institutional lenders as a contingent liability against our cash or other assets, which may limit our ability to borrow funds in the future. Furthermore, such obligations may be viewed by our lenders in such a manner as to limit our ability to borrow funds based on regulatory restrictions on lenders limiting the amount of loans they can make to any one borrower.

         Our operating results will be negatively affected if our investments, including investments in tenant-in-common interests promoted by affiliates of our advisor, do not meet projected distribution levels.

        Behringer Harvard Holdings and its affiliates have promoted a number of tenant-in-common real estate projects. Some of these projects have not met the distribution levels anticipated in the projections produced by Behringer Harvard Holdings and its affiliates. In addition, certain other projects have not achieved the leasing and operational thresholds projected by Behringer Harvard Holdings and its affiliates. If projections related to our investments, including any tenant-in-common interests in which we invest, are inaccurate, we may pay too much for an investment and our return on our investment could suffer.

        Specifically, several tenant-in-common investment programs have not benefited from expected leasing improvements. Behringer Harvard Holdings has provided support for some of these programs in the form of leases for vacant space and other payments. In addition, the Beau Terre Office Park tenant-in-common program, as described in the "Prior Performance Summary" discussion, is currently underperforming relative to projections that were based on seller representations that Behringer Harvard Holdings now believes to be false. With respect to this program, Behringer Harvard Holdings reached a settlement in December 2010 in a lawsuit with the former on-site property manager. The tenant-in-common investors received substantial settlement consideration and were no longer party to the suit at its ultimate conclusion.

 Federal Income Tax Risks

         Failure to qualify as a REIT would adversely affect our operations and our ability to make distributions.

        In order for us to qualify as a REIT, we must satisfy certain requirements set forth in the Internal Revenue Code and Treasury Regulations and various factual matters and circumstances that are not entirely within our control. We intend to structure our activities in a manner designed to satisfy all of these requirements. However, if certain of our operations were to be recharacterized by the Internal Revenue Service, such recharacterization could jeopardize our ability to satisfy all of the requirements for qualification as a REIT and may affect our ability to continue to qualify as a REIT. In addition, new legislation, new regulations, administrative interpretations or court decisions could significantly change the tax laws with respect to qualifying as a REIT or the federal income tax consequences of qualifying.

        Our qualification as a REIT depends upon our ability to meet, through investments, actual operating results, distributions and satisfaction of specific stockholder rules, the various tests imposed by the Internal Revenue Code. We cannot assure you that we will satisfy the REIT requirements in the future. If we fail to qualify as a REIT for any taxable year, we will be subject to federal income tax on our taxable income for that year at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer qualify for the distributions-paid deduction, and we would no longer be required to make distributions. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax. Our failure to qualify as a REIT would adversely affect the return on your investment.

        Qualification as a REIT is subject to the satisfaction of tax requirements and various factual matters and circumstances that are not entirely within our control. New legislation, regulations, administrative interpretations or court decisions could change the tax laws with respect to qualification as a REIT or the federal income tax consequences of being a REIT. Our failure to qualify as a REIT would adversely affect your return on your investment.

         Our investment strategy may cause us to incur penalty taxes, lose our REIT status, or own and sell properties through taxable REIT subsidiaries, each of which would diminish the return to our stockholders.

        In light of our opportunistic investment strategy, it is possible that one or more sales of our properties may be considered "prohibited transactions" under the Internal Revenue Code. Any subdivision of property, such as the sale of condominiums, would almost certainly be considered such a prohibited transaction. See "Federal Income Tax Considerations—Requirements for Qualification as a REIT—Operational Requirements—Prohibited Transactions." If we are deemed to have engaged in a "prohibited transaction" (i.e., we sell a property held by us primarily for sale in the ordinary course of our trade or business) all income that we derive from such sale would be subject to a 100% penalty tax. The Internal Revenue Code sets forth a safe harbor for REITs that wish to sell property without risking the imposition of the 100% penalty tax. A principal requirement of the safe harbor is that the REIT must hold the applicable property for not less than two years prior to its sale. See "Federal Income Tax Considerations—Requirements for Qualification as a REIT—Operational Requirements—Prohibited Transactions." Given our opportunistic investment strategy, the sale of one or more of our properties may not fall within the prohibited transaction safe harbor.

        If we desire to sell a property pursuant to a transaction that does not fall within the safe harbor, we may be able to avoid the 100% penalty tax if we acquired the property through a TRS or acquired the property and transferred it to a TRS for a non-tax business purpose prior to the sale (i.e., for a reason other than the avoidance of taxes). However, there may be circumstances that prevent us from using a TRS in a transaction that does not qualify for the safe harbor. Additionally, even if it is possible to effect a property disposition through a TRS, we may decide to forgo the use of a TRS in a transaction that does not meet the safe harbor based on our own internal analysis, the opinion of counsel or the opinion of other tax advisors that the disposition will not be subject to the 100% penalty tax. In cases where a property disposition is not effected through a TRS, the Internal Revenue Service could successfully assert that the disposition constitutes a prohibited transaction, in which event all of the net income from the sale of such property will be payable as a tax and none of the proceeds from such sale will be distributable by us to our stockholders or available for investment by us.

        If we acquire a property that we anticipate will not fall within the safe harbor from the 100% penalty tax upon disposition, then we may acquire such property through a TRS in order to avoid the possibility that the sale of such property will be a prohibited transaction and subject to the 100% penalty tax. If we already own such a property directly or indirectly through an entity other than a TRS, we may contribute the property to a TRS if there is another, non-tax related business purpose for the contribution of such property to the TRS. Following the transfer of the property to a TRS, the TRS will operate the property and may sell such property and distribute the net proceeds from such sale to us, and we may distribute the net proceeds distributed to us by the TRS to our stockholders. Though a sale of the property by a TRS likely would eliminate the danger of the application of the 100% penalty tax, the TRS itself would be subject to a tax at the federal level, and potentially at the state and local levels, on the gain realized by it from the sale of the property as well as on the income earned while the property is operated by the TRS. This tax obligation would diminish the amount of the proceeds from the sale of such property that would be distributable to our stockholders. As a result, the amount available for distribution to our stockholders would be substantially less than if the REIT had not operated and sold such property through the TRS and such transaction was not successfully characterized as a prohibited transaction. The maximum federal corporate income tax rate currently is 35%. Federal, state and local corporate income tax rates may be increased in the future, and any such increase would reduce the amount of the net proceeds available for distribution by us to our stockholders from the sale of property through a TRS after the effective date of any increase in such tax rates.

        As a REIT, the value of the non-mortgage securities we hold in all of our TRSs may not exceed 25% of the value of all of our assets at the end of any calendar quarter. If the Internal Revenue Service were to determine that the value of our interests in all of our TRSs exceeded this limit at the end of any calendar quarter, then we would fail to qualify as a REIT. If we determine it to be in our best interests to own a substantial number of our properties through one or more TRSs, then it is possible that the Internal Revenue Service may conclude that the value of our interests in our TRSs exceeds 25% of the value of our total assets at the end of any calendar quarter and therefore cause us to fail to qualify as a REIT. Additionally, as a REIT, no more than 25% of our gross income with respect to any year may be from sources other than real estate. Distributions paid to us from a TRS are considered to be non-real estate income. Therefore, we may fail to qualify as a REIT if distributions from all of our TRSs, when aggregated with all other non-real estate income with respect to any one year, are more than 25% of our gross income with respect to such year. We will use all reasonable efforts to structure our activities in a manner intended to satisfy the requirements for our continued qualification as a REIT. Our failure to qualify as a REIT would adversely affect the return on your investment.

         Certain fees paid to us may affect our REIT status.

        Income received in the nature of rental subsidies or rent guarantees, in some cases, may not qualify as rental income and could be characterized by the Internal Revenue Service as non-qualifying income for purposes of satisfying the "income tests" required for REIT qualification. See "Federal Income Tax Considerations—Taxation of the Company—Requirements for Qualification as a

REIT—Operational Requirements—Gross Income Tests." In addition, in connection with our Section 1031 TIC Transactions, we or one of our affiliates may enter into a number of contractual arrangements with Behringer Harvard Exchange Entities whereby we will guarantee or effectively guarantee the sale of the co-tenancy interests being offered by any Behringer Harvard Exchange Entity. In consideration for entering into these agreements, we will be paid fees that could be characterized by the Internal Revenue Service as non-qualifying income for purposes of satisfying the "income tests" required for REIT qualification. If this fee income were, in fact, treated as non-qualifying, and if the aggregate of such fee income and any other non-qualifying income in any taxable year ever exceeded 5% of our gross revenues for such year, we could lose our REIT status for that taxable year and the four taxable years following the year of losing our REIT status. We will use commercially reasonable efforts to structure our activities in a manner intended to satisfy the requirements for our continued qualification as a REIT. Our failure to qualify as a REIT would adversely affect the return on your investment.

         Recharacterization of the Section 1031 TIC Transactions may result in taxation of income from a prohibited transaction, which would diminish distributions to our stockholders.

        In the event that the Internal Revenue Service were to recharacterize the Section 1031 TIC Transactions such that we, rather than the Behringer Harvard Exchange Entity, are treated as the bona fide owner, for tax purposes, of properties acquired and resold by the Behringer Harvard Exchange Entity in connection with the Section 1031 TIC Transactions, such characterization could result in the fees paid to us by the Behringer Harvard Exchange Entity as being deemed income from a prohibited transaction, in which event the fee income paid to us in connection with the Section 1031 TIC Transactions would be subject to a 100% penalty tax. If this occurs, our ability to make cash distributions to our stockholders will be adversely affected.

         You may have current tax liability on distributions you elect to reinvest in our common stock.

        If you participate in our distribution reinvestment plan, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a tax-free return of capital. In addition, you will be treated for tax purposes as having received an additional distribution to the extent the shares are purchased at a discount to fair market value. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the shares of common stock received. See "Summary of Distribution Reinvestment Plan and Automatic Purchase Plans—Federal Income Tax Considerations."

         If our operating partnership fails to maintain its status as a partnership, its income may be subject to taxation, which would reduce the cash available to us for distribution to our stockholders.

        We intend to maintain the status of Behringer Harvard Opportunity OP II, our operating partnership, as a partnership for federal income tax purposes. However, if the Internal Revenue Service were to successfully challenge the status of the operating partnership as an entity taxable as a partnership, Behringer Harvard Opportunity OP II would be taxable as a corporation. In such event, this would reduce the amount of distributions that the operating partnership could make to us. This could also result in our losing REIT status, and becoming subject to a corporate level tax on our income. This would substantially reduce the cash available to us to make distributions and the return on your investment. In addition, if any of the partnerships or limited liability companies through which the operating partnership owns its properties, in whole or in part, loses its characterization as a partnership for federal income tax purposes, it would be subject to taxation as a corporation, thereby reducing distributions to the operating partnership. Such a recharacterization of an underlying property owner could also threaten our ability to maintain REIT status.

         In certain circumstances, we may be subject to federal and state taxes, which would reduce our cash available for distribution to our stockholders.

        Even if we qualify and maintain our status as a REIT, we may become subject to federal and state taxes. For example, if we have net income from a "prohibited transaction," such income will be subject to a 100% penalty tax. We may not be able to make sufficient distributions to avoid excise taxes applicable to REITs. We may also decide to retain income we earn from the sale or other disposition of our assets and pay income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. We may also be subject to state and local taxes, including potentially the "margin tax" in the State of Texas, on our income or property, either directly or at the level of the operating partnership or at the level of the other companies through which we indirectly own our assets. Any federal or state taxes paid by us will reduce the cash available to us for distribution to our stockholders.

         Non-U.S. income or other taxes, and a requirement to withhold any non-U.S. taxes, may apply, and, if so, the amount of net cash from operations payable to you will be reduced.

        We have acquired and expect to continue to acquire real property located outside the U.S. and may invest in stock or other securities of entities owning real property located outside the U.S. As a result, we may be subject to foreign (i.e., non-U.S.) income taxes, stamp taxes, real property conveyance taxes, withholding taxes, and other foreign taxes or similar impositions in connection with our ownership of foreign real property or foreign securities. The country in which the real property is located may impose such taxes regardless of whether we are profitable and in addition to any U.S. income tax or other U.S. taxes imposed on profits from our investments in such real property or securities. If a foreign country imposes income taxes on profits from our investment in foreign real property or foreign securities, you will not be eligible to claim a tax credit on your U.S. federal income tax returns to offset the income taxes paid to the foreign country, and the imposition of any foreign taxes in connection with our ownership and operation of foreign real property or our investment in securities of foreign entities will reduce the amounts distributable to you. Similarly, the imposition of withholding taxes by a foreign country will reduce the amounts distributable to you. We expect the organizational costs associated with non-U.S. investments, including costs to structure the investments so as to minimize the impact of foreign taxes, will be higher than those associated with U.S. investments. Moreover, we may be required to file income tax or other information returns in foreign jurisdictions as a result of our investments made outside of the U.S. Any organizational costs and reporting requirements will increase our administrative expenses and reduce the amount of cash available for distribution to you. You are urged to consult with your own tax advisors with respect to the impact of applicable non-U.S. taxes and tax withholding requirements on an investment in our common stock.

         Our foreign investments will be subject to changes in foreign tax or other laws, as well as to changes in U.S. tax laws, and such changes could negatively impact our returns from any particular investment.

        We have made and expect to continue to make investments in real estate located outside of the United States. Such investments will typically be structured to minimize non-U.S. taxes, and generally include the use of holding companies. Our ownership, operation and disposition strategy with respect to non-U.S. investments will take into account foreign tax considerations. For example, it is typically advantageous from a tax perspective in non-U.S. jurisdictions to sell interests in a holding company that owns real estate rather than the real estate itself. Buyers of such entities, however, will often discount their purchase price by evaluating any inherent risks or expected tax liability in such entity. Additionally, the pool of buyers for interests in such holding companies is typically more limited than buyers of direct interests in real estate, and we may be forced to dispose of real estate directly, thus potentially incurring higher foreign taxes and negatively effecting the return on the investment.

        We will also capitalize our holding companies with debt and equity to reduce foreign income and withholding taxes as appropriate and with consultation with local counsel in each jurisdiction. Such capitalization structures are complex and potentially subject to challenge by foreign and domestic taxing authorities.

        We may use certain holding structures for our non-U.S. investments to accommodate the needs of one class of investors which reduce the after-tax returns to other classes of investors. For example, if we interpose an entity treated as a corporation for United States tax purposes in our chain of ownership with respect to any particular investment, U.S. tax-exempt investors will generally benefit as such investment will no longer generate unrelated business taxable income. However, if a corporate entity is interposed in a non-U.S. investment holding structure, this would prevent individual investors from claiming a foreign tax credit for any non-U.S. income taxes incurred by the corporate entity or its subsidiaries.

        Foreign investments are subject to changes in foreign tax or other laws. Any such law changes may require us to modify or abandon a particular holding structure. Such changes may also lead to higher tax rates on our foreign investments than we anticipated, regardless of structuring modifications. Additionally, U.S. tax laws with respect to foreign investments are subject to change, and such changes could negatively impact our returns from any particular investment.

         Legislative or regulatory action could adversely affect the returns to our investors.

        In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of the federal income tax laws applicable to investments similar to an investment in shares of our common stock. Additional changes to the tax laws are likely to continue to occur, and we cannot assure you that any such changes will not adversely affect the taxation of a stockholder. Any such changes could have an adverse effect on an investment in our shares or on the market value or the resale potential of our assets. You are urged to consult with your own tax advisor with respect to the impact of recent legislation on your investment in our shares and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our shares. You also should note that our counsel's tax opinion is based upon existing law and Treasury Regulations, applicable as of the date of its opinion, all of which are subject to change, either prospectively or retroactively.

        Congress passed major federal tax legislation in 2003, with modifications to that legislation in 2005 and 2010. One of the changes effected by that legislation generally reduced the tax rate on dividends paid by corporations to individuals to a maximum of 15% prior to 2013. REIT distributions generally do not qualify for this reduced rate. The tax changes did not, however, reduce the corporate tax rates. Therefore, the maximum corporate tax rate of 35% has not been affected. However, as a REIT, we generally would not be subject to federal or state corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our stockholders, and we thus expect to avoid the "double taxation" to which other corporations are typically subject.

        It is possible that future legislation would result in a REIT having fewer tax advantages, and it could become more advantageous for a company that invests in real estate to elect to be taxed for federal income tax purposes as a corporation. As a result, our charter provides our board of directors with the power, under certain circumstances, to revoke or otherwise terminate our REIT election and cause us to be taxed as a corporation, without the vote of our stockholders. Our board of directors has fiduciary duties to us and our stockholders and could only cause such changes in our tax treatment if it determines in good faith that such changes are in the best interest of our stockholders.

         Equity participation in mortgage, bridge, mezzanine or other loans may result in taxable income and gains from these properties that could adversely impact our REIT status.

        If we participate under a loan in any appreciation of the properties securing the mortgage loan or its cash flow and the Internal Revenue Service characterizes this participation as "equity," we might have to recognize income, gains and other items from the property for federal income tax purposes. This could affect our ability to qualify as a REIT.

         Our investments in debt instruments may cause us to recognize "phantom income" for federal income tax purposes even though no cash payments have been received on the debt instruments.

        It is expected that we may acquire debt instruments in the secondary market for less than their face amount. The amount of such discount will generally be treated as "market discount" for federal income tax purposes. We may acquire distressed debt investments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding debt are "significant modifications" under the applicable Treasury regulations, the modified debt may be considered to have been reissued to us in a debt-for-debt exchange with the borrower. This deemed reissuance may prevent the modified debt from qualifying as a good REIT asset if the underlying security has declined in value.

        In general, we will be required to accrue original issue discount on a debt instrument as taxable income in accordance with applicable federal income tax rules even though no cash payments may be received on such debt instrument.

        In the event a borrower with respect to a particular debt instrument encounters financial difficulty rendering it unable to pay stated interest as due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, we may be required to accrue interest income with respect to commercial mortgage-backed securities at the stated rate regardless of when their corresponding cash payments are received.

        As a result of these factors, there is a significant risk that we may recognize substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this "phantom income" is recognized.

         REIT distribution requirements could adversely affect our ability to execute our business plan.

        We generally must distribute annually at least 90% of our REIT taxable income, subject to certain adjustments and excluding any net capital gain, in order for federal corporate income tax not to apply to earnings that we distribute. To the extent that we satisfy this distribution requirement, but distribute less than 100% of our REIT taxable income, we will be subject to federal corporate income tax on our undistributed REIT taxable income. In addition, we will be subject to a 4% nondeductible excise tax if the actual amount that we pay out to our stockholders in a calendar year is less than a minimum amount specified under federal tax laws. We intend to make distributions to our stockholders to comply with the REIT requirements of the Internal Revenue Code.

        From time to time, we may generate taxable income greater than our taxable income for financial reporting purposes, or our taxable income may be greater than our cash flow available for distribution to stockholders (for example, where a borrower defers the payment of interest in cash pursuant to a contractual right or otherwise). If we do not have other funds available in these situations we could be required to borrow funds, sell investments at disadvantageous prices or find another alternative source of funds to make distributions sufficient to enable us to pay out enough of our taxable income to satisfy the REIT distribution requirement and to avoid corporate income tax and the 4% excise tax in a particular year. These alternatives could increase our costs or reduce our equity. Thus, compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.

Risks Related to Investments by Benefit Plans Subject to ERISA and Certain Tax-Exempt Entities (including IRAs)

         If the fiduciary of an employee pension benefit plan subject to ERISA (such as profit sharing, Section 401(k) or pension plan) or any other retirement plan or account fails to meet the fiduciary and other standards under ERISA or the Internal Revenue Code as a result of an investment in our stock, you could be subject to criminal and civil penalties.

        There are special considerations that apply to employee benefit plans subject to ERISA (such as profit sharing, section 401(k) or pension plans) and other retirement plans or accounts subject to Section 4975 of the Internal Revenue Code (such as an IRA) that are investing in our shares. If you are investing the assets of such a plan or account in our common stock, you should satisfy yourself that:

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  your investment is consistent with your fiduciary obligations and other duties under ERISA and the Internal Revenue Code;

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  your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan's or account's investment policy;

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  your investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA and other applicable provisions of ERISA and the Internal Revenue Code;

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  your investment in our shares, for which no public trading market exists, is consistent with the liquidity needs of the plan or IRA;

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  your investment will not produce an unrelated amount of "unrelated business taxable income" for the plan or IRA;

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  you will be able to comply with the requirements under ERISA and the Internal Revenue Code to value the assets of the plan or IRA annually; and

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  your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

        We have adopted a valuation policy in respect of estimating the per share value of our common stock and expect to disclose such valuation annually in our annual report on Form 10-K, but this estimated value is subject to significant limitations. Pursuant to our valuation policy, during the following time periods we generally will use the gross offering price of a share of the common stock as our estimated per share value:

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  during this offering;

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  if we have commenced another offering of common stock, during such follow-on offering; and

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  for 18 months after the termination of the later of this offering or any follow-on offering.

        In addition, if we have commenced an offering of other securities from which our board of directors believes the value of a share of common stock can be estimated, during such subsequent offering period and for 18 months after the termination of such offering, we will use the value derived from the gross offering price of the other security, as the per share estimated value of the common stock. For purposes of the foregoing, an offering does not include any offering related to a distribution reinvestment plan, employee benefit plan or the redemption of interests in our operating partnership. This estimated value is not likely to reflect the proceeds you would receive upon our liquidation or upon the sale of your shares. Accordingly, we can make no assurances that such estimated value will satisfy the applicable annual valuation requirements under ERISA and the Internal Revenue Code. The Department of Labor or the Internal Revenue Service may determine that a plan fiduciary or an IRA custodian is required to take further steps to determine the value of our common shares. In the absence of an appropriate determination of value, a plan fiduciary or an IRA custodian may be subject to damages, penalties or other sanctions.

        Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Internal Revenue Code may result in the imposition of civil and criminal penalties and could subject the fiduciary to claims for damages or for equitable remedies. In addition, if an investment in our shares constitutes a prohibited transaction under ERISA or the Internal Revenue Code, the fiduciary or IRA owner who authorized or directed the investment or a related party may be subject to the imposition of excise taxes with respect to the amount invested. In the case of a prohibited transaction involving an IRA owner, the IRA may be disqualified and all of the assets of the IRA may be deemed distributed and subjected to tax. ERISA plan fiduciaries and IRA owners and custodians should consult with counsel before making an investment in our common shares, see "Investment by ERISA Plans and Certain Tax-Exempt Entities."

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        Certain statements in this prospectus constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These forward-looking statements include discussion and analysis of the financial condition of us and our subsidiaries, including our ability to rent space on favorable terms, to address our debt maturities and to fund our liquidity requirements, the value of our assets, our anticipated capital expenditures, the amount and timing of anticipated future cash distributions to our stockholders, the estimated per share value of our common stock and other matters. Words such as "may," "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," "would," "could," "should" and variations of these words and similar expressions are intended to identify forward-looking statements.

        These forward-looking statements are not historical facts but reflect the intent, belief or current expectations of our management based on their knowledge and understanding of the business and industry, the economy and other future conditions. These statements are not guarantees of future performance, and we caution stockholders not to place undue reliance on forward-looking statements. Actual results may differ materially from those expressed or forecasted in the forward-looking statements due to a variety of risks, uncertainties and other factors, including but not limited to the factors listed and described under "Risk Factors" and the factors described below:

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  market and economic challenges experienced by the U.S. economy or real estate industry as a whole and the local economic conditions in the markets in which our properties are located;

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  the availability of cash flow from operating activities for distributions and capital expenditures;

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  a decrease in the level of participation under our distribution reinvestment plan;

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  our level of debt and the terms and limitations imposed on us by our debt agreements;

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  the availability of credit generally, and any failure to refinance or extend our debt as it comes due or a failure to satisfy the conditions and requirements of that debt;

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  the need to invest additional equity in connection with debt refinancings as a result of reduced asset values and requirements to reduce overall leverage;

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  future increases in interest rates;

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  our ability to raise capital in the future by issuing additional equity or debt securities, selling our assets or otherwise;

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  impairment charges;

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  our ability to retain our executive officers and other key personnel of our advisor, our property manager and their affiliates;

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  conflicts of interest arising out of our relationships with our advisor and its affiliates;

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  unfavorable changes in laws or regulations impacting our business or our assets; and

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  factors that could affect our ability to qualify as a real estate investment trust.

        Forward-looking statements in this prospectus reflect our management's view only as of the date of this prospectus, and may ultimately prove to be incorrect or false. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results. We intend for these forward-looking statements to be covered by the applicable safe harbor provisions created by Section 27A of the Securities Act and Section 21E of the Exchange Act.

 ESTIMATED USE OF PROCEEDS

        The following table sets forth information about how we intend to use the proceeds raised in this offering, assuming that we sell (1) the offering midpoint of 25,000,000 share pursuant to our primary offering, (2) the maximum offering of 50,000,000 shares pursuant to our primary offering, and (3) no shares are reallocated from our distribution reinvestment plan to our primary offering. Many of the figures set forth below represent management's best estimate since they cannot be precisely calculated at this time. We expect to use up to approximately 89.0% of the gross proceeds raised in this offering for investment in real estate, loans and other investments, paying acquisition fees and expenses incurred in making such investments and for any capital reserves we may establish. We expect to use up to approximately 86.4% of the gross proceeds to make investments in real estate properties, mortgage, bridge or mezzanine loans and other investments and to use approximately 2.6% of the gross proceeds for payment of acquisition fees and expenses related to the selection and acquisition of our investments, assuming no debt financing fee or establishment of capital reserves. The remaining gross proceeds from the primary offering, up to 11.0%, will be used to pay selling commissions, dealer manager fees and other organization and offering costs. Our charter limits acquisition fees and expenses to 6% of the purchase price of properties or 6% of the funds advanced in the case of mortgage, bridge or mezzanine loans or other investments. Our total organization and offering expenses may not exceed 15% of gross proceeds from this primary offering.

        We expect to have little, if any, cash flow from operations available for distribution to our stockholders until we make substantial investments in properties, loans and other real estate-related investments. Therefore, we anticipate paying all or a significant portion of initial distributions to stockholders from the proceeds of our public offerings, cash advanced to us by our advisor, cash resulting from a waiver of asset management fees and/or from borrowings (including borrowings secured by our assets) until such time as we have sufficient cash flow from operations to fully fund the payment of future distributions and, together with proceeds from non-liquidating sales of assets, fund the replenishment of the proceeds of our public offerings used to pay our initial distributions. Until such time as cash flows from operations and other sources of cash are sufficient to fully fund such distribution payments, if ever, we will have used less than 89.0% of the gross proceeds in this offering for investment in real estate, loans and other investments, paying acquisition fees and expenses incurred in making such investments and for any capital reserves we may establish. See "Description of Shares—Distributions."

        Our fees and expenses, as listed below, include the following:

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  Selling commissions and dealer manager fee, which consist of selling commissions of up to 7% of aggregate gross offering proceeds (no selling commissions are paid with respect to sales under our distribution reinvestment plan), and a dealer manager fee equal to 2.5% of aggregate gross offering proceeds (no dealer manager fee is paid with respect to sales under our distribution reinvestment plan), payable to Behringer Securities, an affiliate of our advisor, which commissions and fee may be reduced under certain circumstances. Behringer Securities reallows its 7% selling commission to other broker-dealers participating in the offering of our shares. Pursuant to separately negotiated agreements, Behringer Securities also may reallow a portion of its dealer manager fee in an aggregate amount up to 1.5% of gross offering proceeds to broker-dealers participating in the offering for marketing fees and expenses, conference fees and non-itemized, non-invoiced due diligence efforts. Further, in special cases pursuant to separately negotiated agreements and subject to applicable FINRA limitations, Behringer Securities may use a portion of the dealer manager fee to reimburse certain broker-dealers participating in the offering for technology costs and expenses associated with the offering and costs and expenses associated with the facilitation of the marketing and ownership of our shares by such broker-dealers' customers. Under the rules of FINRA, total underwriting compensation in this offering, including selling commissions, the dealer manager fee and any underwriter expense reimbursement (other than bona fide invoiced due diligence expenses), may not exceed 10% of our gross offering proceeds in our primary offering. See the "Plan of Distribution."

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  In addition to amounts paid to Behringer Securities for selling commissions and the dealer manager fee, we have reimbursed our advisor an aggregate of $7.5 million for organization and offering expenses that it has incurred on our behalf (other than selling commissions and the dealer manager fee) with respect to our initial public offering and this primary offering. No additional reimbursements will be made until the completion of this primary offering. Upon completion of this primary offering, our advisor will reimburse us to the extent that the total amount spent by us on organization and offering expenses in both our initial public primary offering and this primary offering (other than selling commissions and the dealer manager fee) exceeds 1.5% of the gross proceeds raised in the completed initial public primary offering and this primary offering; however, if we have not reimbursed our advisor in excess of 1.5% of the gross proceeds raised in both our completed initial public primary offering and this primary offering, we will reimburse our advisor for any additional organization and offering expenses it incurs up to the 1.5% limit. On October 2, 2009, our advisor waived our obligation to pay $3.5 million of organization and offering expenses (other than selling commissions and the dealer manager fee) it incurred on our behalf through December 31, 2008. Our advisor and its affiliates will be responsible for the payment of organization and offering expenses related to our completed initial public primary offering and this primary offering (other than selling commissions and the dealer manager fee) to the extent they exceed 1.5% of gross proceeds raised in the initial public primary offering and this primary offering. Our total organization and offering expenses (including selling commissions and dealer manager fees) in this offering may not exceed 15% of gross proceeds from this offering.

    Organization and offering expenses (other than selling commissions and the dealer manager fee) are defined generally as any and all costs and expenses incurred by us in connection with our formation, preparing us for our offerings, the qualification and registration of our offerings and the marketing and distribution of our shares in our offerings, including, but not limited to, accounting and legal fees (including our dealer manager's legal fees), amending the registration statement and supplementing the prospectus, printing, mailing and distribution costs, filing fees, reimbursement of bona fide due diligence expenses of broker-dealers, amounts to reimburse our advisor or its affiliates for the salaries of employees and other costs in connection with preparing supplemental sales literature, telecommunication costs, charges of transfer agents, registrars, trustees, escrow holders, depositories and experts, the cost of bona fide training and education meetings held by us (including the travel, meal and lodging costs of registered representatives of broker-dealers), attendance fees and cost reimbursement for employees of our advisor and its affiliates to attend retail conferences conducted by broker-dealers.

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  Acquisition and advisory fees, which are defined generally as fees and commissions paid by any party to any person in connection with identifying, reviewing, evaluating, investing in, and the purchase, development or construction of properties, or the making or investing in loans or other real estate-related investments. We pay our advisor acquisition and advisory fees of 2.5% of the funds paid and/or budgeted in respect of the purchase, development, construction or improvement of each asset we acquire, including any debt attributable to these assets. We also pay our advisor acquisition and advisory fees of 2.5% of the funds advanced in respect of a loan or other investment. For purposes of this table, acquisition and advisory fees do not include acquisition expenses, debt financing fees or development fees paid to our advisor or its affiliates.

  •
  Our advisor or its affiliates receive a non-accountable acquisition expense reimbursement in the amount of 0.25% of the funds paid for purchasing an asset, including any debt attributable to the asset, plus 0.25% of the funds budgeted for development, construction or improvement in the case of assets that we acquire and intend to develop, construct or improve. Our advisor or its affiliates also receive a non-accountable acquisition expense reimbursement in the amount of 0.25% of the funds advanced in respect of a loan or other investment. We also pay third parties, or reimburse the advisor or its affiliates, for any investment-related expenses due to third parties in the case of a completed investment, including, but not limited to, legal fees and expenses, travel and communications expenses, costs of appraisals, accounting fees and expenses, third-party brokerage or finder's fees, title insurance, premium expenses and other closing costs. In addition, to the extent our advisor or its affiliates directly provide services formerly provided or usually provided by third parties, including without limitation accounting services related to the preparation of audits required by the SEC, property condition reports, title services, title insurance, insurance brokerage or environmental services related to the preparation of environmental assessments in connection with a completed investment the direct employee costs and burden to our advisor of providing these services are acquisition expenses for which we reimburse our advisor. In addition, acquisition expenses for which we reimburse our advisor include any payments made to (i) a prospective seller of an asset, (ii) an agent of a prospective seller of an asset, or (iii) a party that has the right to control the sale of an asset intended for investment by us that are not refundable and that are not ultimately applied against the purchase price for such asset. Except as described above with respect to services customarily or previously provided by third parties, our advisor is responsible for paying all of the expenses it incurs associated with persons employed by the advisor to the extent dedicated to making investments for us, such as wages and benefits of the investment personnel. Our advisor is also responsible for paying all of the investment-related expenses that we or our advisor incurs that are due to third parties or related to the additional services provided by our advisor as described above with respect to investments we do not make other than certain non-refundable payments made in connection with any acquisition.

	MIDPOINT PRIMARY OFFERING OF 25,000,000 SHARES(1)		MAXIMUM PRIMARY OFFERING OF 50,000,000 SHARES(1)
	Amount	Percent	Amount	Percent
Gross Offering Proceeds	$250,000,000	100.0%	$500,000,000	100.0%
Less Public Offering Expenses:
Selling Commissions and Dealer Manager Fee	23,750,000	9.5	47,500,000	9.5
Organization and Offering Expenses(2)	3,750,000	1.5	7,500,000	1.5

Amount Available for Investment	$222,500,000	89.0%	$445,000,000	89.0%
Acquisition and Development Expenses:
Acquisition and Advisory Fees(3)	5,400,485	2.2	10,800,971	2.2
Acquisition Expenses(4)	1,080,097	0.4	2,160,194	0.4
Initial Capital Reserve(5)	—	—	—	—
Amount Estimated to Be Invested(6)	$216,019,418	86.4%	$432,038,835	86.4%

(1)
Assumes $10.00 purchase price for shares sold in the primary offering. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and the distribution reinvestment plan. We expect to use substantially all of the net proceeds from the sale of shares under our distribution reinvestment plan for general corporate purposes, including, but not limited to, the repurchase of shares under our share redemption program; capital expenditures and leasing costs related to our investments in real estate properties; reserves required by any financings of our investments in real estate properties; funding obligations under any of our real estate loans receivable; investments in properties and other real estate-related investments, which would include payment of acquisition fees to our advisor; and the repayment of debt. This table assumes that we will not use the net proceeds from the sale of shares under our distribution reinvestment plan to invest in properties and other real estate-related investments. To the extent we use the net proceeds from the distribution reinvestment plan to invest in properties and other real estate-related investments, we would incur greater acquisition and development expenses.

(2)
Our advisor will receive funds to pay such expenses from capital contributions from affiliates of our advisor. Organization and offering expenses must be reasonable. Any organization and offering expenses related to our primary offering (other than selling commissions and the dealer manager fee) exceeding 1.5% of gross offering proceeds from the primary offering will be paid by the advisor or an affiliate of the advisor and not paid by us. Although we are contractually obligated to reimburse the advisor for organization and offering expenses (other than selling commissions and the dealer manager fee) up to 1.5% of the gross proceeds raised in the initial public primary offering and this primary offering, we currently estimate that our organization and offering expenses (other than selling commissions and the dealer manager fee) in connection with this primary offering will be approximately $7.4 million, or 1.47% of the gross proceeds of this primary offering, assuming we sell the maximum number of shares in this primary offering. Organization and offering expenses will necessarily increase as the volume of shares sold in the offering increases, in order to pay the increased expenses of qualification and registration of the additional shares and the marketing and distribution of the additional shares. Under no circumstances may our total organization and offering expenses (including selling commissions and dealer manager fees) exceed 15% of gross proceeds from this primary offering.

(3)
For purposes of this table, we have assumed that no debt financing is used to acquire properties or other investments. However, it is our intent to leverage our investments with debt. Our board of directors has adopted a policy to generally limit our aggregate borrowings to approximately 75% of the aggregate value of our assets once we have ceased raising capital under this offering or any subsequent offering and invested substantially all of our capital. Until such time as we begin to obtain valuations of our assets, the aggregate value of our assets shall be their aggregate cost (before deducting depreciation or other non-cash reserves).

Assuming we sell the maximum amount of $500,000,000 of shares in the primary offering and we use debt financing equal to 75% of the aggregate value of our assets, we establish no capital reserves, and we do not reinvest the proceeds of any sales of investments, up to $1.8 billion would be available for investment in real estate properties, mortgage, bridge or mezzanine loans and other investments (of which approximately $1.3 billion would be debt financing). Of the $1.8 billion available for investment, $51.5 million of this would be used for payment of acquisition fees and expenses related to the selection and acquisition of our investments, and $13.4 million would be paid to our advisor or its affiliates as a 1% debt financing fee for services in connection with any debt financing obtained by us (including any refinancing of debt).

(4)
Our advisor or its affiliates receive a non-accountable acquisition expense reimbursement in the amount of 0.25% of the funds paid for purchasing an asset, including any debt attributable to the asset, plus 0.25% of the funds budgeted for development, construction or improvement in the case of assets that we acquire and intend to develop, construct or improve. Our advisor or its affiliates also receive a non-accountable acquisition expense reimbursement in the amount of 0.25% of the funds advanced in respect of a loan or other investment. We also pay third parties, or reimburse the advisor or its affiliates, for any investment-related expenses due to third parties in the case of a completed investment, including, but not limited to, legal fees and expenses, travel and communications expenses, costs of appraisals, accounting fees and expenses, third-party brokerage or finder's fees, title insurance, premium expenses and other closing costs. In addition, to the extent our advisor or its affiliates directly provide services formerly provided or usually provided by third parties, including without limitation accounting services related to the preparation of audits required by the SEC, property condition reports, title services, title insurance, insurance brokerage or environmental services related to the preparation of environmental assessments in connection with a completed investment the direct employee costs and burden to our advisor of providing these services are acquisition expenses for which we reimburse our advisor. In addition, acquisition expenses for which we reimburse our advisor include any payments made to (i) a prospective seller of an asset, (ii) an agent of a prospective seller of an asset, or (iii) a party that has the right to control the sale of an asset intended for investment by us that are not refundable and that are not ultimately applied against the purchase price for such asset. Except as described above with respect to services customarily or previously provided by third parties, our advisor is responsible for paying all of the expenses it incurs associated with persons employed by the advisor to the extent dedicated to making investments for us, such as wages and benefits of the investment personnel. Our advisor is also responsible for paying all of the investment-related expenses that we or our advisor incurs that are due to third parties or related to the additional services provided by our advisor as described above with respect to investments we do not make other than certain non-refundable payments made in connection with any acquisition. For purposes of this table, we have assumed that the non-accountable acquisition expense reimbursements and reimbursements of third-party investment expenses or additional services would average 0.5% of the contract purchase price of property acquisitions but the amount is not limited to any specific amount. Our charter limits acquisition fees and expenses to 6% of the purchase price of properties or 6% of the funds advanced in the case of mortgage, bridge or mezzanine loans or other investments.

(5)
Estimates for capital needs and capital improvements throughout the life of each property will be established on a property-by-property basis in our discretion at the time the property is acquired and as required by any lender. Upon closing of the acquisition of each such property, an amount of initial capital equal to the amount estimated will be placed in an interest-bearing (typically money market) account as a capital reserve for use during the entire life of the property or reserved for such on our books. Through continual reprojection and annual budgeting processes, capital reserves will be adjusted. If depleted during the course of the property's holding period, unless otherwise budgeted, the reserve requirement may be refilled from excess cash flow or other sources to provide for the financial endurance of the property. Capital reserves are typically utilized for extraordinary expenses that may not be covered by the current revenue generation of the property, such as tenant improvements, leasing commissions and major capital expenditures.

(6)
We have paid and may continue to pay distributions from proceeds of our initial public offering and this offering, which may reduce the amount of capital we invest in assets, and negatively impact the return on your investment and the value of your investment. Our organizational documents do not limit the amount of distributions we can fund from sources other than from operating cash flow. We can provide no assurances that future cash flow will support paying our currently established distributions or maintaining distributions at any particular level or at all.

        Until required in connection with the acquisition and development of properties and investment in other real-estate related investments, substantially all of the net proceeds of this offering and, thereafter, capital reserves, may be invested in short-term, highly liquid investments including, but not limited to, government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts.

MANAGEMENT

General

        We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. The board is responsible for the management and control of our affairs. The board has retained Behringer Harvard Opportunity Advisors II to manage our day-to-day affairs and the acquisition and disposition of our investments, subject to the board's supervision. Our independent directors have reviewed and ratified our charter, as required by our charter.

        Our charter and bylaws provide that the number of our directors may be established by a majority of the entire board of directors. At any time after there is more than one record holder of common shares, there may not be fewer than three nor more than 15 directors, subject to increase or decrease by a vote of our board. Our charter provides that a majority of our directors must be independent directors. An "independent director" is a person who is not one of our officers or employees or an officer or employee of our advisor or its affiliates and is not, and has not, otherwise been affiliated, directly or indirectly, with such entities for the previous two years. We have six directors, four of whom are independent. Our charter requires that a majority of our board seats be for independent directors. Each director who is not an independent director must have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by us. At least one of the independent directors must have at least three years of relevant real estate experience. We expect all of our directors will have three years of real estate experience.

        Each director will serve until the next annual meeting of stockholders and until his successor has been duly elected and qualified. Although the number of directors may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent director. Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of holders of at least a majority of all the outstanding shares entitled to vote at a meeting properly called for the purpose of the proposed removal. The notice of the meeting will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.

        Unless filled by a vote of the stockholders as permitted by Maryland General Corporation Law, a vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director may be filled by a vote of a majority of the remaining directors. Independent directors shall nominate replacements for vacancies in the independent director positions. If at any time there are no directors in office, successor directors shall be elected by the stockholders. Each director will be bound by the charter and the bylaws.

        During the discussion of a proposed transaction, independent directors may offer ideas for ways in which transactions may be structured to offer the greatest value to us, and our management will take these suggestions into consideration when structuring transactions. The directors are not required to devote all of their time to our business and are only required to devote the time to our affairs as their duties require. The directors will meet quarterly or more frequently if necessary. We do not expect that the directors will be required to devote a substantial portion of their time to discharge their duties as our directors. Consequently, in the exercise of their responsibilities, the directors will be relying heavily on our advisor. Our directors have a fiduciary duty to our stockholders to supervise the relationship between us and our advisor. The board is empowered to fix the compensation of all officers that it selects and approve the payment of compensation to directors for services rendered to us in any other capacity.

        Our board of directors has established written policies on investments and borrowing, which are set forth in this prospectus. The directors may establish further written policies on investments and borrowings and shall monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interest of the stockholders. We will follow the policies on investments and borrowings set forth in this prospectus unless and until they are modified in accordance with our charter.

        The board is also responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are in the best interest of the stockholders. In addition, a majority of the directors, including a majority of the independent directors, who are not otherwise interested in the transaction must approve all transactions with our advisor or its affiliates. The independent directors will also be responsible for reviewing the performance of our advisor and determining that the compensation to be paid to our advisor is reasonable in relation to the nature and quality of services to be performed and that the provisions of the advisory management agreement are being carried out. Specifically, the independent directors will consider factors such as:

  •
  the amount of the fees paid to our advisor in relation to the size, composition and performance of our investments;

  •
  the success of our advisor in generating appropriate investment opportunities;

  •
  rates charged to other companies, especially REITs of similar structure, and other investors by advisors performing similar services;

  •
  additional revenues realized by our advisor and its affiliates through their relationship with us, whether we pay them or they are paid by others with whom we do business;

  •
  the quality and extent of service and advice furnished by our advisor and the performance of our investment portfolio; and

  •
  the quality of our portfolio relative to the investments generated by our advisor or its affiliates for their own accounts and its other programs and clients.

        None of our directors, our advisor, nor any of their affiliates will vote or consent to the voting of shares of our common stock they now own or hereafter acquire on matters submitted to the stockholders regarding either (1) the removal of our advisor, such director or any of their affiliates, or (2) any transaction between us and our advisor, such director or any of their affiliates. In determining the requisite percentage in interest required to approve such a matter, any shares owned by such persons will not be included.

Committees of the Board of Directors

        Our entire board of directors considers all major decisions concerning our business, including any property acquisitions. However, we have established an audit committee, a compensation committee and a nominating committee so that certain functions can be addressed in more depth than may be possible at a full board meeting. Independent directors comprise all of the members of the audit committee, compensation committee and nominating committee.

Audit Committee

        The audit committee meets on a regular basis at least four times a year. Our audit committee is comprised of our four independent directors, Andreas K. Bremer, Diane S. Detering-Paddison, Jeffrey P. Mayer and Cynthia Pharr Lee. Mr. Mayer serves as chairman of the audit committee and as financial expert. Our board of directors has adopted our Audit Committee Charter and it is posted on Behringer Harvard's web site at www.behringerharvard.com. The audit committee's primary functions are to evaluate and approve the services and fees of our independent auditors; to periodically review the auditors' independence; and to assist our board of directors in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the stockholders and others, the system of internal controls that management has established, and the audit and financial reporting process.

Compensation Committee

        We have established a compensation committee to assist the board of directors in discharging its responsibility in all matters of compensation practices, including any salary and other forms of compensation for our officers and our directors, and employees in the event we ever have employees. Our compensation committee is comprised of our four independent directors, Andreas K. Bremer, Diane S. Detering-Paddison, Jeffrey P. Mayer and Cynthia Pharr Lee. Mr. Bremer serves as chairman of the compensation committee. Our board of directors has adopted our Compensation Committee Charter and it is posted on Behringer Harvard's web site at www.behringerharvard.com. The primary duties of the compensation committee include reviewing all forms of compensation for our executive officers, if any, and our directors; approving all stock option grants, warrants, stock appreciation rights and other current or deferred compensation payable with respect to the current or future value of our shares; and advising on changes in compensation of members of the board of directors.

Nominating Committee

        We have established a nominating committee. Our nominating committee is comprised of our four independent directors, Andreas K. Bremer, Diane S. Detering-Paddison, Jeffrey P. Mayer and Cynthia Pharr Lee. Ms. Pharr Lee serves as chairman of the nominating committee. Our board of directors has adopted our Nominating Committee Charter and it is posted on Behringer Harvard's web site at www.behringerharvard.com. The nominating committee recommends nominees to serve on our board of directors. The nominating committee will consider nominees recommended by stockholders if submitted to the committee in accordance with the procedures specified in our bylaws. Generally, this requires that the stockholder send certain information about the nominee to our corporate secretary between 120 and 150 days prior to the first anniversary of the mailing of notice for the annual meeting held in the prior year. Because our directors take a critical role in guiding our strategic direction and oversee our management, board candidates must demonstrate broad-based business and professional skills and experiences, a global business and social perspective, concern for the long-term interests of our stockholders, and personal integrity and judgment. In addition, directors must have time available to devote to board activities and to enhance their knowledge of our industry. The nominating committee is responsible for assessing the appropriate mix of skills and characteristics required of board members in the context of the perceived needs of the board at a given point in time and will periodically review and recommend for approval by the board any updates to the criteria as deemed necessary. Diversity in personal background, race, gender, age and nationality for the board as a whole may be taken into account favorably in considering individual candidates. The nominating committee will evaluate the qualifications of each director candidate against these criteria in making its recommendation to the board concerning nominations for election or reelection as a director. The process for evaluating candidates recommended by our stockholders pursuant to our bylaws will be no different than the process for evaluating other candidates considered by the nominating committee.

 Executive Officers and Directors

        We have provided below certain information about our executive officers and directors.

Name	Age*	Position(s)
Robert M. Behringer	63	Chairman of the Board and Director
Robert S. Aisner	64	President, Chief Executive Officer and Director
Kymberlyn Janney	49	Chief Financial Officer and Treasurer
Samuel A. Gillespie	52	Chief Operating Officer
Gerald J. Reihsen, III	52	Executive Vice President—Corporate Development & Legal
Gary S. Bresky	44	Executive Vice President
M. Jason Mattox	35	Executive Vice President
Andreas K. Bremer	54	Independent Director
Diane S. Detering-Paddison	52	Independent Director
Cynthia Pharr Lee	62	Independent Director
Jeffrey P. Mayer	54	Independent Director

*
As of April 30, 2011

        Robert M. Behringer has served as our Chairman of the Board and a director since our inception in January 2007. From January 2007 until June 2008, he also served as our Chief Executive Officer and Chief Investment Officer. He has also served as the sole manager and Chief Executive Officer of Behringer Harvard Holdings, the indirect parent corporation of our advisor, since December 2001. Mr. Behringer has also served as Chairman of the Board and a director of Behringer Harvard REIT I since June 2002, Behringer Harvard Multifamily REIT I since January 2007, and Behringer Harvard Opportunity REIT I since November 2004, each a publicly registered REIT, and Behringer Harvard Multifamily REIT II, a REIT that is still in registration with the SEC, since April 2007. Since 2002, Mr. Behringer has been a general partner of Behringer Harvard Short-Term Opportunity Fund I and Behringer Harvard Mid-Term Value Enhancement Fund I, each a publicly registered real estate limited partnership. Mr. Behringer also controls the general partners of Behringer Harvard Strategic Opportunity Fund I and Behringer Harvard Strategic Opportunity Fund II, private real estate limited partnerships. Since 2001, Mr. Behringer also has been the Chief Executive Officer of the other companies affiliated with Behringer Harvard Holdings.

        From 1995 until 2001, Mr. Behringer was Chief Executive Officer of Harvard Property Trust, Inc., a privately-held REIT formed by Mr. Behringer that has been liquidated and that had an asset value of approximately $174 million before its liquidation. Before forming Harvard Property Trust, Inc., Mr. Behringer invested in commercial real estate as Behringer Partners, a sole proprietorship formed in 1989 that invested in single asset limited partnerships. From 1985 until 1993, Mr. Behringer was Vice President and Investment Officer of Equitable Real Estate Investment Management, Inc. (now known as Lend Lease Real Estate Investments, Inc.), one of the largest pension fund advisors and owners of real estate in the United States. While at Equitable, Mr. Behringer was responsible for its General Account Real Estate Assets located in the south-central United States, which included working on mortgage loan "workouts" and restructurings. The portfolio included institutional-quality office, industrial, retail, apartment and hotel properties exceeding 17 million square feet with a value of approximately $2.8 billion. Mr. Behringer's experience at Equitable required him to negotiate unique terms (such as loan length, interest rates, principal payments, loan covenants (i.e., debt to equity ratios), collateral, guaranties and general credit enhancements) for each restructured loan, specifically tailored to the debtor's particular facts and circumstances and market conditions. Although Mr. Behringer was a significant participant in acquisitions, management, leasing, redevelopment and dispositions, his primary responsibility was to increase net operating income and the overall value of the portfolio.

        Mr. Behringer has more than 25 years of experience in real estate investment, management, and finance activities, including approximately 140 different properties with over 24 million square feet of office, retail, industrial, apartment, hotel and recreational space. Since the founding of the Behringer Harvard organization, Mr. Behringer's experience includes an additional approximately 158 properties, with over approximately 34 million square feet of office, retail, industrial, apartment, hotel and recreational properties. In addition to being our Chairman of the Board, he is currently the general partner or a co-general partner in several real estate limited partnerships formed for the purpose of acquiring, developing and operating office buildings and other commercial properties located in the United States and other countries, including Germany, the Netherlands, England and Australia. Mr. Behringer is a Certified Property Manager, Real Property Administrator and Certified Hotel Administrator, holds FINRA Series 7, 24 and 63 registrations and is a member of the Institute of Real Estate Management, the Building Owners and Managers Association, the Urban Land Institute and the Real Estate Council. Mr. Behringer was also a licensed certified public accountant for more than 20 years. Mr. Behringer received a Bachelor of Science degree from the University of Minnesota.

        Our board of directors has concluded that Mr. Behringer is qualified to serve as one of our directors and the Chairman of the Board for reasons including his more than 25 years of experience in real estate investing and having sponsored numerous public and private real estate programs. Further, as Chairman of the Board and a director of Behringer Harvard REIT I, Behringer Harvard Multifamily REIT I and Behringer Harvard Opportunity REIT I, he has an understanding of the requirements of serving on a public company board and the leadership experience necessary to serve as the Chairman of the Board of our company.

        Robert S. Aisner has served as our Chief Executive Officer since June 2008 and as our President and one of our directors since our inception in January 2007. From January 2007 through June 2008, Mr. Aisner served as our Chief Operating Officer. In addition, Mr. Aisner has served as President since May 2005, Chief Executive Officer since July 2009 and from June 2008 until May 2009, and a director since June 2003 of Behringer Harvard REIT I. Mr. Aisner also has served as President since November 2004, Chief Executive Officer since June 2008, and a director since November 2004 of Behringer Harvard Opportunity REIT I, as Chief Executive Officer and a director of Behringer Harvard Multifamily REIT I since August 2006 and as President since April 2007 and Chief Executive Officer since September 2008 of Behringer Harvard Multifamily REIT II. Mr. Aisner is also Chief Executive Officer of our advisor and President and Co-Chief Operating Officer of our sponsor, Behringer Harvard Holdings.

        Mr. Aisner has more than 30 years of commercial real estate experience with acquiring, managing and disposing of properties located in the United States and other countries, including Germany, the Netherlands, England, the Bahamas and Australia. In addition to Mr. Aisner's commercial real estate experience, as an officer and director of Behringer Harvard sponsored programs and their advisors, Mr. Aisner has overseen the acquisition, structuring and management of various types of real estate-related loans, including mortgages and mezzanine loans. From 1996 until joining Behringer Harvard in 2003, Mr. Aisner served as: (i) Executive Vice President of AMLI Residential Properties Trust, formerly a New York Stock Exchange-listed REIT that focused on the development, acquisition and management of upscale apartment communities and an advisor and asset manager for institutional investors with respect to their multifamily real estate investment activities; (ii) President of AMLI Management Company, which oversaw all of AMLI's apartment operations in 80 communities; (iii) President of the AMLI Corporate Homes division that managed AMLI's corporate housing properties; (iv) Vice President of AMLI Residential Construction, a division of AMLI that performed real estate construction services; and (v) Vice President of AMLI Institutional Advisors, the AMLI division that served as institutional advisor and asset manager for institutional investors with respect to their multifamily real estate activities. Mr. Aisner also served on AMLI's Executive Committee and Investment Committee. From 1994 until 1996, Mr. Aisner owned and operated Regents Management, Inc., which had both a multifamily development and construction group and a general commercial property management group. Mr. Aisner is a member of the Board of Directors of the Association of Foreign Investors in Real Estate (AFIRE), the Board of Directors of the National Multi-Housing Council (NMHC), the Urban Land Institute (ULI) and the Pension Real Estate Association (PREA). From 1984 to 1994, Mr. Aisner served as Vice President of HRW Resources, Inc., a real estate development and management company. Mr. Aisner received a Bachelor of Arts degree from Colby College and a Masters of Business Administration degree from the University of New Hampshire.

        Our board of directors has concluded that Mr. Aisner is qualified to serve as one of our directors for reasons including his more than 30 years of commercial real estate experience. This experience allows him to offer valuable insight and advice with respect to our investments and investment strategies. In addition, as the Chief Executive Officer of our advisor and with prior experience as an executive officer of a New York Stock Exchange-listed REIT, Mr. Aisner is able to direct the board of directors to the critical issues facing our company. Further, as a director of Behringer Harvard REIT I, Behringer Harvard Multifamily REIT I, and Behringer Harvard Opportunity REIT I, he has an understanding of the requirements of serving on a public company board.

        Kymberlyn K. Janney has served as our Chief Financial Officer and Treasurer since November 2010. In addition, she is currently serving as our principal accounting officer. Ms. Janney has served as Chief Financial Officer and Treasurer of Behringer Harvard Opportunity REIT I since November 2010. She also serves as the Senior Vice President—Financial Administration of our advisor and Behringer Harvard Opportunity REIT I's advisor, positions she has held since July 2010. Ms. Janney has more than 25 years of experience in accounting and financial activities related to commercial real estate, including more than 20 years of management-level experience. Before joining Behringer Harvard, from October 2009 until July 2010, Ms. Janney served as a consultant for Meridian Realty Advisors, a full-service real estate management and advisory company focused on senior living and healthcare-related real estate investment opportunities. From February 2007 to September 2009, Ms. Janney was Executive Vice President and Chief Financial Officer for Direct Development, where she was responsible for accounting and reporting systems, internal controls and policies and procedures for the commercial retail development company, brokerage company and related project entities. From October 2004 to January 2007, Ms. Janney was Managing Director and Chief Financial Officer of Hawkeye Partners, LP, a start-up real estate private equity fund. From December 1994 to October 2004, she was with the Hampstead Group, a privately held real estate investment company, where she served as Controller from 1994 to 1999 and as Chief Financial Officer from 2000 to 2004. Ms. Janney received a Bachelor of Business Administration degree from Baylor University. Ms. Janney is a Certified Public Accountant in the State of Texas.

        Samuel A. Gillespie has served as our Chief Operating Officer since June 2008. In addition, Mr. Gillespie has served as Senior Vice President—Funds Management of Harvard Property Trust, LLC, the managing member of our advisor, since March 2006. Prior to that Mr. Gillespie served as Vice President of various Behringer Harvard sponsored entities. Mr. Gillespie also serves as Chief Operating Officer for Behringer Harvard Opportunity REIT I, and for the general partner of Behringer Harvard Short-Term Opportunity Fund I and Behringer Harvard Mid-Term Value Enhancement Fund I. In addition, Mr. Gillespie also serves as the Chief Operating Officer of Behringer Harvard Strategic Opportunity Fund I and Behringer Harvard Strategic Opportunity Fund II.

        Mr. Gillespie has more than 25 years of experience in the commercial real estate industry guiding diverse and sophisticated portfolios. Prior to joining Behringer Harvard in November 2004, Mr. Gillespie was with the Trammell Crow Company for 21 years. At Trammell Crow, he held the position of Managing Director of National Accounts and was responsible for Trammell Crow

Company's largest institutional customers. Prior to that, Mr. Gillespie was partner in charge of Trammell Crow's Indianapolis office from 1986 to 1997. He began his career with Trammell Crow as a leasing agent in Oklahoma City in 1983. Mr. Gillespie holds a Bachelor of Science degree, summa cum laude, in accounting from Texas A&M University, and holds the CCIM designation.

        Gerald J. Reihsen, III has served as our Executive Vice President—Corporate Development & Legal since our inception in January 2007. He also serves in these capacities with our advisor and in these and similar capacities with other entities sponsored by Behringer Harvard Holdings, including Behringer Harvard Multifamily REIT II, Behringer Harvard Opportunity REIT I and Behringer Harvard Multifamily REIT I. Mr. Reihsen is also President of Behringer Securities.

        For more than 20 years, Mr. Reihsen's business and legal background has centered on sophisticated financial and transactional matters, including commercial real estate transactions, real estate partnerships, and public and private securities offerings. For the period from 1985 to 2000, Mr. Reihsen practiced as an outside corporate securities attorney. After serving from 1986 to 1995 in the corporate department of Gibson, Dunn & Crutcher, a leading international commercial law firm, Mr. Reihsen established his own firm, Travis & Reihsen, where he served as a corporate/securities partner until 1998. In 1998, Mr. Reihsen became the lead partner in the corporate/securities section of the law firm Novakov Davis, where he served until 2000. In 2000, he practiced law as a principal of Block & Balestri, a corporate and securities law firm. In 2000 and 2001, Mr. Reihsen was employed as the Vice President—Corporate Development and Legal of Xybridge Technologies, Inc., a telecommunications software company that Mr. Reihsen helped guide through venture funding, strategic alliances with international telecommunications leaders and its ultimate sale to Zhone Technologies, Inc. Mr. Reihsen holds FINRA Series 7, 24, 27 and 63 registrations. Mr. Reihsen received a Bachelor of Arts degree, magna cum laude, from the University of Mississippi and a Juris Doctorate degree, cum laude, from the University of Wisconsin.

        Gary S. Bresky has served as our Executive Vice President since June 2007, as our Chief Financial Officer from January 2007 until November 2010, and as our Treasurer from June 2008 until November 2010. Mr. Bresky also is the Executive Vice President and Chief Financial Officer of our advisor and serves in these and similar executive capacities with other entities sponsored by Behringer Harvard Holdings, including Behringer Harvard Multifamily REIT II, Behringer Harvard Opportunity REIT I and Behringer Harvard Multifamily REIT I.

        Mr. Bresky has been active in commercial real estate and related financial activities for over 20 years. Prior to joining Behringer Harvard in 2002, Mr. Bresky served, from 1997 to 2001, as a Senior Vice President of Finance with Harvard Property Trust, Inc. In this capacity, Mr. Bresky was responsible for directing all accounting and financial reporting functions and overseeing all treasury management and banking functions for the company. Mr. Bresky also was integral in analyzing deal and capital structures as well as participating in all major decisions related to any acquisition or disposition of assets. From 1995 until 1996, Mr. Bresky worked in the Real Estate Group at Coopers & Lybrand LLP in Dallas, Texas, where he focused on finance and accounting for both public and private REITs. His experience included conducting annual audits, preparing quarterly and annual public securities reporting compliance filings and public real estate securities registration statements for his clients. From 1989 to 1994, Mr. Bresky worked with Ten West Associates, LTD and Westwood Financial Corporation in Los Angeles, California as a real estate analyst and asset manager for two commercial real estate portfolios totaling in excess of $185 million. From 1988 until 1989, Mr. Bresky worked as an analysts' assistant for both Shearson-Lehman Bros., Inc. and Hambrecht and Quist Inc., assisting brokers in portfolio management. Mr. Bresky holds FINRA Series 7, 24, 27 and 63 registrations. Mr. Bresky received a Bachelor of Arts degree from the University of California—Berkeley and a Masters of Business Administration degree from the University of Texas at Austin.

        M. Jason Mattox has served as our Executive Vice President since our inception in January 2007. Mr. Mattox also serves as an Executive Vice President of our advisor and serves in these and similar executive capacities with other entities sponsored by Behringer Harvard Holdings, including Behringer Harvard REIT I, Behringer Harvard Multifamily REIT II, Behringer Harvard Opportunity REIT I and Behringer Harvard Multifamily REIT I.

        From 1997 until joining Behringer Harvard in 2002, Mr. Mattox served as a Vice President of Harvard Property Trust, Inc. and became a member of its Investment Committee in 1998. From 1999 until 2001, Mr. Mattox served as Vice President of Sun Resorts International, Inc., a recreational property investment company, coordinating marina acquisitions throughout the southern United States and the U.S. Virgin Islands. From 1999 until 2001, in addition to providing services related to investing, acquisition, disposition, and operational activities, Mr. Mattox served as an asset manager with responsibility for over one million square feet of Harvard Property Trust, Inc.'s commercial office assets in Texas and Minnesota, overseeing property performance, management offices, personnel and outsourcing relationships.

        Mr. Mattox is a continuing member of the Building Owners and Managers Association and the National Association of Industrial and Office Properties. Mr. Mattox holds FINRA Series 7, 24 and 63 registrations. Mr. Mattox received a Bachelor of Business Administration degree, with honors, and a Bachelor of Science degree, cum laude, from Southern Methodist University.

        Andreas K. Bremer has served as one of our independent directors since November 2007. Mr. Bremer currently serves as Executive Vice President of International Capital, LLC, a position he has held since 2005. Mr. Bremer joined International Capital as its Chief Financial Officer in October 2002. International Capital specializes in acquisition, disposition, management and administration of commercial investment properties, and Mr. Bremer is responsible for all financial aspects of the company's operations. Before joining International Capital, Mr. Bremer was the Chief Financial Officer of ATLASwerks®, a leading communication software company in Dallas. He acted as a corporate finance consultant for two years at McKinsey & Co. in both the Dallas and New York offices and served as Vice President of Finance and Treasurer at Paging Network, Inc. Mr. Bremer started his career at COMMERZBANK AG in Germany and spent seven of his 13-year tenure at the company's New York and Atlanta offices. Mr. Bremer has over 20 years of financial and general management experience with extensive knowledge of corporate finance and commercial lending both in the United States and other countries, particularly Germany. He is the Director of the Texas Warburg Chapter of the American Council on Germany in Dallas and, as Knight of Honor, is a member of the Order of St. John. Mr. Bremer received a law degree from the Johannes-Gutenberg University in Mainz, Germany.

        Our board of directors has concluded that Mr. Bremer is qualified to serve as one of our directors for reasons including his more than 20 years of financial and general management experience, including international corporate finance and commercial lending. Mr. Bremer has served in various financial management positions and has significant experience in acquisition, disposition, management, and administration of commercial real estate investments. In addition, Mr. Bremer's international background brings a unique perspective to our board.

        Diane S. Detering-Paddison has served as one of our independent directors since June 2009. Ms. Detering-Paddison was recently appointed Chief Strategy Officer of Cassidy Turley, one of the nation's largest commercial real estate service providers. Prior to joining Cassidy Turley, Ms. Detering-Paddison served as the Chief Operating Officer of ProLogis, an owner, manager, and developer of distribution facilities, from June 2008 until January 2009. Prior to that, Ms. Detering-Paddison was with CB Richard Ellis and Trammell Crow Company for over twenty years. During her time, there she served as Senior Vice President, Corporate and Investor Client Accounts from April 2001 until December 2004, Chief Operating Officer, Global Services from January 2005 until December 2006, and

President, Global Corporate Services—Client Accounts from December 2006 until May 2008. Ms. Detering-Paddison was part of a ten member executive team that managed the merger between Trammell Crow Company and CB Richard Ellis in December 2006. Recently, the Salvation Army named Ms. Detering-Paddison to its national advisory board. Ms. Detering-Paddison holds a Master of Business Administration degree from the Harvard Graduate School of Business and a Bachelor of Science degree from Oregon State University where she graduated as Valedictorian.

        Our board of directors has concluded that Ms. Detering-Paddison is qualified to serve as one of our directors for reasons including her more than 20 years of management experience. Ms. Detering-Paddison continues to provide advisory and consulting services in her position as Chief Strategy Officer of Cassidy Turley, and, as such, remains in tune with industry trends and issues. With her background, Ms. Detering-Paddison brings substantial insight and experience with respect to the commercial real estate industry.

        Cynthia Pharr Lee has served as one of our independent directors since November 2007. Ms. Pharr Lee has served as President of C. Pharr & Company, a marketing communications consulting firm since 1993, providing strategic brand, marketing and public relations services to many real estate, construction and design firms, in addition to other corporate clients. Ms. Pharr Lee also serves as a member of the board of directors of CEC Entertainment, Inc. (CEC-NYSE) and its audit and compensation committees. A co-founder of Texas Women Ventures Fund, Ms. Pharr Lee serves on the Fund's Investment Advisory Committee and is also a board member of Southwest Venture Forum. Ms. Pharr Lee is a former president of Executive Women of Dallas and former national chairman of the Counselor's Academy of the Public Relations Society of America. From May 1989 through February 1993, Ms. Pharr Lee was president and chief executive officer of Tracy Locke/Pharr Public Relations, a division of Omnicom (NYSE). She received her Bachelor of Science degree in English (summa cum laude) and her Master of Arts degree in English from Mississippi State University.

        Our board of directors has concluded that Ms. Pharr Lee is qualified to serve as one of our directors for reasons including her more than 20 years of management experience in the public relations and marketing communications industry, with significant experience working with commercial real estate and construction firms. Ms. Pharr Lee has also served on the board of directors of a New York Stock Exchange listed company, which allows her to provide valuable knowledge and insight into management issues. In addition, Ms. Pharr Lee's background complements that of our other board members, and brings a unique perspective to our board.

        Jeffrey P. Mayer has served as one of our independent directors since November 2007 and is chairman of our audit committee. Mr. Mayer is currently a consultant serving the real estate industry and he currently holds the Certified Turnaround Professional designation. From 2000 until 2007, Mr. Mayer was the Chief Financial Officer of ClubCorp, Inc., a holding company that owns and operates premier golf and business clubs and destination golf resorts. He previously served as Chief Financial Officer of Bristol Hotels & Resorts in Dallas, a position he held from 1996 until the company's acquisition by Bass PLC in early 2000. Prior to joining Bristol, he was Corporate Controller at Host Marriott Corporation (formerly Marriott Corporation) and, prior to that, held various senior financial positions at Marriott Corporation. Mr. Mayer is a member of the Turnaround Management Association and the National Association of Corporate Directors. He was a board member of the Dallas Children's Advocacy Center. A graduate of the College of William & Mary, he began his career as an accountant with Arthur Andersen LLP.

        Our board of directors has concluded that Mr. Mayer is qualified to serve as one of our directors and as Chairman of our Audit Committee for reasons including his more than 30 years of accounting and finance experience in the commercial real estate industry. In particular, Mr. Mayer has served as Chief Financial Officer for two commercial real estate companies and has significant management experience relating to preparing and reviewing financial statements and coordinating with external auditors. Mr. Mayer continues to provide consulting services to the commercial real estate industry and is in tune with current industry trends and issues.

Duties of Our Executive Officers

        The chairman of the board presides at all meetings of the stockholders, the board of directors and any committee on which he serves. The chief executive officer is our highest ranking executive officer and, subject to the supervision of the board of directors, has all authority and power with respect to, and is responsible for, the general management of our business, financial affairs, and day-to-day operations. The chief executive officer oversees the advisory services performed by our advisor.

        The president reports to the chief executive officer, and has, subject to the control of the chief executive officer and the board, responsibility for the active supervision and management over our day-to-day operations and over our officers, assistants, agents and employees who are subordinate to the president.

        The chief operating officer reports to the president and, subject to the control of the president and the board of directors, has responsibility for the active supervision of our day-to-day operations and over our employees, subordinate officers, assistants and agents.

        The chief financial officer reports to the chief executive officer and has, subject to the control of the chief executive officer and the board of directors, the general care and custody of our funds and securities and the authority and power with respect to, and the responsibility for, our accounting, auditing, reporting and financial record-keeping methods and procedures; controls and procedures with respect to the receipt, tracking and disposition of our revenues and expenses; the establishment and maintenance of our depository, checking, savings, investment and other accounts; relations with accountants, financial institutions, lenders, underwriters and analysts; the development and implementation of funds management and short-term investment strategies; the preparation of our financial statements and all of our tax returns and filings; and the supervision and management of all subordinate officers and personnel associated with the foregoing.

        Each executive vice president has the powers and duties prescribed from time to time by the board of directors or delegated from time to time by the president.

Compensation of Directors

        We pay each of our independent directors an annual retainer of $25,000 per year. In addition, we pay the chairman of our audit committee an annual retainer of $10,000 per year and the chairmen of our compensation and nominating committees annual retainers of $5,000 per year. All such retainers are paid quarterly in arrears. In addition, we pay each of our independent directors (i) $1,000 for each board or committee meeting attended in person and (ii) $500 for each board or committee meeting attended by telephone and for each written consent considered by the director.

        All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. If a director is also an employee of us or our affiliates, or an employee of Behringer Harvard Opportunity Advisors II or its affiliates, we do not pay compensation for services rendered as a director.

Incentive Award Plan

        We have adopted an Incentive Award Plan that provides for the grant of equity awards to our employees, directors and consultants and those of our advisor and its affiliates. A total of 10,000,000 shares is authorized and reserved for issuance under the Incentive Award Plan. We currently have no plans to issue any awards under the Incentive Award Plan.

        The purpose of our Incentive Award Plan is to enable us and our advisor and its affiliates, including Behringer Harvard Opportunity Advisors II, BHO II, Behringer Harvard Opportunity OP II, Behringer Harvard Partners, Behringer Securities, and BHO II Management, (1) to provide an incentive to employees and directors and consultants of us and our advisor and its affiliates to increase the value of our shares, (2) to give such persons a stake in our future that corresponds to the stake of each of our stockholders, and (3) to obtain or retain the services of these persons who are considered essential to our long-term success, by offering such employees, directors and consultants an opportunity to participate in our growth through ownership of our common stock or through other equity-related awards.

        Our Incentive Award Plan is administered by our board of directors, which may delegate such authority to the compensation committee of the board or such other persons as may be allowed under Maryland law. The Incentive Award Plan authorizes the grant of non-qualified and incentive stock options to purchase our common stock, restricted stock awards, restricted stock units, stock appreciation rights, dividend equivalents and other stock-based awards to our employees, directors and consultants and employees, directors and consultants of us and our advisor and its affiliates subject to the absolute discretion of the board and the applicable limitations of the Incentive Award Plan.

        Awards granted under our Incentive Award Plan will be evidenced by an incentive award agreement, which will contain such terms and provisions as the plan administrator shall deem appropriate except as otherwise specified in the Incentive Award Plan. Shares issued under our Incentive Award Plan will be restricted shares under federal securities law and will be subject to limitations on resale until such time as we file a registration statement covering the resale of such shares.

        Awards issued under our Incentive Award Plan are not transferable or assignable except by will or by the laws of descent and distribution; however, nonqualified options and certain stock appreciation rights may be transferred as a bona fide gift to immediate family members and trusts and partnerships established for such immediate family members.

        To the extent we undergo a change of control, the Incentive Award Plan provides that outstanding awards may be assumed or substituted in accordance with their terms. If the awards are not assumed or substituted, then the plan administrator may take any of the following actions, contingent on the consummation of the change of control and in accordance with the terms of such change of control: (1) accelerate the vesting of all or part of the award; (2) cancel such awards to the extent the awards are not exercised, are not exercisable or are out of the money; or (3) cancel such awards for a payment of cash or our shares. A change of control means any transaction or series of transactions where we sell, transfer, lease, exchange or otherwise dispose of at least 85% of our assets or a transaction where persons who are not our current stockholders acquire enough of an interest in us, so that our stockholders prior to such transaction no longer have 50% or more of our voting power. In the event of any corporate transaction (as described under Section 424(a) of the Internal Revenue Code) that does not qualify as a change of control, the awards will be assumed, continued or substituted.

        Upon a stock split, stock dividend or other change in our capitalization, an appropriate adjustment will be made in the number and kind of shares that may be issued pursuant to the Incentive Award Plan. A corresponding adjustment to the exercise price of any options or other awards granted prior to any change also will be made. Any such adjustment, however, will not change the total payment, if any, applicable to the portion of the options or warrants not exercised, but will change only the exercise price for each share. In the event of a corporate transaction (as described under Section 424(a) of the Internal Revenue Code) that provides for the assumption or substitution of the awards, an appropriate adjustment will also be made.

        Fair market value as of a given date for purposes of our Incentive Award Plan is defined generally to mean:

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  the closing sale price for such date, if the shares are traded on a national stock exchange;

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  the average of the closing bid and asked prices on such date, if no sale of the shares was reported on such date, if the shares are traded on a national stock exchange; or

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  the fair market value as determined by our board of directors in the absence of an established public trading market for the shares.

Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents

        We are permitted to limit the liability of our directors, officers, employees and other agents, and to indemnify them, but only to the extent permitted by Maryland law, our charter, and federal and state securities laws.

        Our charter requires us to hold harmless our directors and officers, and to indemnify our directors, officers and employees and our advisor, its affiliates and any of their employees acting as an agent to us to the maximum extent permitted by the NASAA REIT Guidelines and by Maryland law for losses, if the following conditions are met:

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  the party seeking exculpation or indemnification has determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

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  the party seeking exculpation or indemnification was acting on our behalf or performing services for us;

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  in the case of non-independent directors, our advisor or its affiliates or employees, the liability or loss was not the result of negligence or misconduct by the party seeking exculpation or indemnification;

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  in the case of independent directors, the liability or loss was not the result of gross negligence or willful misconduct by the independent director; and

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  the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from the stockholders.

        This provision, however, does not reduce the exposure of directors and officers to liability under federal or state securities laws, nor does it limit our stockholders' ability to obtain injunctive relief or other equitable remedies for a violation of a director's or an officer's duties to us, although equitable remedies may not be an effective remedy in some circumstances.

        The SEC and some state securities commissions take the position that indemnification against liabilities arising under the Securities Act, is against public policy and unenforceable. Further, our charter prohibits the indemnification of our directors, our advisor, its affiliates or any person acting as a broker-dealer for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

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  there has been a successful adjudication on the merits of each count involving alleged securities law violations;

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  such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

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  a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which our securities were offered as to indemnification for violations of securities laws.

        Our charter further provides that the advancement of funds to our directors, our advisor and its affiliates for reasonable legal expenses and other costs incurred in advance of the final disposition of a proceeding for which indemnification is being sought is permissible only if all of the following conditions are satisfied: (1) the legal action relates to acts or omissions with respect to the performance of duties or services on our behalf; (2) the party seeking indemnification provides us with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification; (3) the legal action is initiated by a third party who is not a stockholder or, if the legal action is initiated by a stockholder acting in his capacity as such, a court of competent jurisdiction specifically approves such advancement; and (4) the party seeking the advance agrees in writing to repay the advanced funds to us together with the applicable legal rate of interest thereon, if it is ultimately determined that such person is not entitled to indemnification.

        We also purchased and maintain insurance on behalf of all of our directors and officers against liability asserted against or incurred by them in their official capacities with us, whether we are required or have the power to indemnify them against the same liability.

The Advisor

        Our advisor is Behringer Harvard Opportunity Advisors II. Some of our officers and directors are also officers of our advisor. Behringer Harvard Opportunity Advisors II has contractual responsibility to us and our stockholders pursuant to the advisory management agreement.

        The executive officers of Behringer Harvard Opportunity Advisors II are as follows:

Name	Age*	Positions
Robert S. Aisner	64	President and Chief Executive Officer
Samuel A. Gillespie	52	Chief Operating Officer
Gerald J. Reihsen, III	52	Executive Vice President—Corporate Development & Legal and Secretary
Gary S. Bresky	44	Executive Vice President and Chief Financial Officer
M. Jason Mattox	35	Executive Vice President
James D. Fant	51	Chief Investment Officer and Senior Vice President—Real Estate

  *
  As of April 30, 2011

        For more information regarding the background and experience of Messrs. Aisner, Gillespie, Reihsen, Bresky and Mattox, see "—Executive Officers and Directors" above. We have provided information about James D. Fant below.

        James D. Fant is Senior Vice President—Real Estate and Chief Investment Officer of Behringer Harvard Opportunity Advisors II. Mr. Fant also serves as Senior Vice President—Real Estate of Behringer Harvard Opportunity Advisors I, LLC, and serves in this capacity for Harvard Property Trust, LLC and with other entities sponsored by Behringer Harvard Holdings. Mr. Fant joined Behringer Harvard in April 2005.

        Mr. Fant has been in the commercial real estate business since 1983 primarily in investment advisory services, project development, and investment sales. From October 2002 until March 2005, Mr. Fant was the founder of an advisory business providing financial and real estate services to small businesses. From March 2000 until September 2002, Mr. Fant served as Vice President of Acquisitions for the pension advisory firm Kennedy Associates, sourcing opportunity acquisitions and ground up development transactions with local development partners in the mid continent region of the country. From October 1998 until February 2000, he served as Vice President for Metro-American Developers and Investors sourcing development and investment opportunities. Mr. Fant served in multiple capacities for MEPC American Properties from December 1983 until September 1998. As Senior Vice President, his responsibilities included acquisitions and dispositions, project development and asset management in markets throughout the country. Mr. Fant has experience in a variety of product types including office, industrial, and retail. Mr. Fant received a Bachelor of Business Administration degree from the University of Texas at Arlington, is a Certified Public Accountant licensed in the State of Texas and is a Licensed Real Estate Salesman.

  Key Employees

        In addition to the executive officers listed above, Behringer Harvard Opportunity Advisors II relies on key personnel employed by other Behringer Harvard affiliated entities. These persons have extensive experience in selecting and managing commercial properties similar to the properties sought to be acquired by us. Albert J. Palamara, Senior Vice President and Portfolio Manager of Behringer Harvard Opportunity Advisors II is a non-executive personnel who is important to our success.

        Albert J. Palamara, 55, currently serves as Senior Vice President and Portfolio Manager of Behringer Harvard Opportunity Advisors II and Behringer Harvard Opportunity Advisors I, LLC. Prior to joining the company in 2007, Mr. Palamara was Senior Vice President of Lexington Realty Trust, one of the largest publicly traded REITS in the United States that specializes in single tenant, net leased properties. In this role, he oversaw asset management for approximately $1 billion of office and industrial assets. In addition, Mr. Palamara helped the company open its Dallas office in May 2005. From 2004 until 2005, Mr. Palamara was the Chief Operating Officer for Holt Lunsford Commercial, one of Dallas' largest management and leasing companies. For seven years prior to that, Mr. Palamara was Senior Asset Manager at INVESCO Real Estate, a pension fund advisor. He began his real estate career with LaSalle Partners (now Jones Lang LaSalle) in 1987 and spent 10 years with its management services group specializing in property management, leasing, and redeveloping office properties. Mr. Palamara holds a Master of Business Administration degree and Bachelor of Arts degree from Baylor University.

The Advisory Management Agreement

        Many of the services performed by our advisor in managing our day-to-day activities are summarized below. This summary is provided to illustrate the material functions that our advisor or its affiliates will perform for us as our advisor, and it is not intended to include all of the services that may be provided to us by third parties. Under the terms of the advisory management agreement, our advisor undertakes to use its best efforts to present us with investment opportunities that are consistent with our investment policies and objectives as adopted by our board of directors. Our advisor has a fiduciary duty and responsibility to us and our stockholders. In its performance of this undertaking, our advisor, either directly or indirectly by engaging an affiliate, shall, subject to the authority of the board:

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  find, evaluate, present and recommend to us investment opportunities consistent with our investment policies and objectives;

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  structure the terms and conditions of our acquisitions, sales and joint ventures;

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  acquire properties and make and invest in mortgage, bridge or mezzanine loans and other investments on our behalf in compliance with our investment objectives and policies;

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  arrange for financing and refinancing of properties and other investments;

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  enter into leases and service contracts for the properties and other investments;

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  service or enter into contracts for servicing our mortgage, bridge or mezzanine loans;

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  assist us in obtaining insurance;

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  generate an annual budget for us;

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  review and analyze financial information for each property and the overall portfolio;

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  formulate and oversee the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, leasing and disposition of our properties and other investments;

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  perform investor-relations services;

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  maintain our accounting and other records and assisting us in filing all reports required to be filed with the SEC, the IRS and other regulatory agencies;

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  engage and supervise the performance of our agents, including our registrar and transfer agent; and

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  perform any other services reasonably requested by us.

        The advisory management agreement has a one-year term that may be renewed for an unlimited number of successive one-year periods. The current term of our advisory management agreement expires on January 4, 2012. It is the duty of our board of directors to evaluate the performance of our advisor before entering into or renewing an advisory management agreement. The criteria used in such evaluation will be reflected in the minutes of such meeting. Our advisory management agreement will automatically terminate upon any listing of our shares for trading on a national securities exchange. In addition, either party may terminate the advisory management agreement upon 60 days' written notice without cause or penalty. If we elect to terminate the agreement, we must obtain the approval of a majority of our independent directors. In the event of the termination of our advisory management agreement, our advisor is required to cooperate with us and take all reasonable steps requested by us to assist our board of directors in making an orderly transition of the advisory function. Under our advisory management agreement, we are restricted from hiring or soliciting any employee of our advisor or its affiliates for one year from the termination of the agreement. In the event that our advisory management agreement with our advisor is not renewed or terminates (other than because of a material breach by our advisor) prior to the occurrence of one of the events that trigger the conversion of our convertible stock, the number of shares of common stock that the advisor will receive upon the occurrence of that triggering event will be prorated to account for the actual amount of time that the advisory management agreement was effective. See "—Management Compensation" below.

        Our advisor and its officers and affiliates expect to engage in other business ventures and, as a result, their resources will not be dedicated exclusively to our business. However, pursuant to the advisory management agreement, our advisor must devote sufficient resources to our administration to discharge its obligations. See "Risk Factors—Risks Related to Conflicts of Interest." In cases where our advisor determines that it is advantageous to us to make the types of investments in which our advisor or its affiliates do not have experience, our advisor intends to employ persons, engage consultants or partner with third parties that have, in our advisor's opinion, the relevant expertise necessary to assist our advisor in evaluating, making and administering such investments. Our advisor has assigned to an affiliated entity, Behringer Harvard Real Estate Services, LLC, its duties and rights under our advisory management agreement and the fees and compensation related thereto for services provided under the agreement related to properties we acquire in states that require specific licenses for such services. In the future, our advisor may contract with other affiliated entities to provide certain services requiring state specific licenses to be performed under the advisory management agreement. We may assign or transfer the advisory management agreement to a successor entity.

        Our advisor may not cause us to acquire or finance any property or make or invest in any mortgage loan or other investment on our behalf without the prior approval of our board of directors,

including a majority of our independent directors. The actual terms and conditions of transactions involving our investments will be determined by our advisor, subject at all times to such board approval.

        We reimburse our advisor for all of the costs and expenses that are in any way related to the operation of our company or the conduct of our business or the services our advisor provides to us, including (except as noted below) direct expenses and costs of salaries and benefits of persons employed by our advisor and/or its affiliates performing advisory services for us. Other than with respect to acquisition services formerly provided or usually provided by third parties, we will not reimburse our advisor or its affiliates for services for which our advisor or its affiliates are entitled to compensation in the form of a separate fee. We do not reimburse our advisor for compensation paid to our named executive officers for services rendered to us. The costs and expenses include, but are not limited to:

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  organization and offering expenses related to our primary offering (other than selling commissions and the dealer manager fee) in an amount up to 1.5% of gross offering proceeds from the primary offering less any such organization and offering expenses we pay directly. Our advisor and its affiliates will be responsible for the payment of organization and offering expenses related to our primary offering (other than selling commissions and the dealer manager fee), to the extent they exceed 1.5% of gross offering proceeds from the primary offering, without recourse against or reimbursement by us. On October 2, 2009, our advisor waived our obligation to pay $3.5 million of organization and offering expenses (other than selling commissions and the dealer manager fee) it incurred on our behalf in connection with our completed initial public primary offering through December 31, 2008;

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  the actual cost of goods, services and materials used by us and obtained from entities not affiliated with our advisor, including brokerage fees paid in connection with the purchase and sale of securities;

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  a non-accountable acquisition expense reimbursement in the amount of 0.25% of the funds paid for purchasing an asset, including any debt attributable to the asset, plus 0.25% of the funds budgeted for development, construction or improvement in the case of assets that we acquire and intend to develop, construct or improve, a non-accountable acquisition expense reimbursement in the amount of 0.25% of the funds advanced in respect of a loan or other investment, reimbursement of third-party investment expenses in the case of a completed investment, including, but not limited to, legal fees and expenses, travel and communications expenses, costs of appraisals, accounting fees and expenses, third-party brokerage or finder's fees, title insurance, premium expenses and other closing costs, reimbursement of direct employee costs and burden to the advisor for providing services formerly provided or usually provided by third parties, and certain non-refundable payments made in connection with any acquisition;

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  administrative service expenses;

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  all expenses associated with stockholder communications including the cost of preparing, printing and mailing annual reports, proxy statements and other reports required by governmental entities;

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  audit, accounting and legal fees paid to third parties;

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  premiums and other associated fees for insurance policies including director and officer liability insurance;

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  taxes and assessments on income or real property and taxes; and

  •
  transfer agent and registrar's fees and charges paid to third parties.

        Generally, we will not reimburse our advisor for any amount by which our operating expenses (including the asset management fee) at the end of the four immediately preceding fiscal quarters exceed the greater of: (1) 2% of our average invested assets for that period, or (2) 25% of our net income, before any additions to or allowances for reserves for depreciation, bad debts or other similar non-cash reserves and before any gain from the sale of our assets, for that period. If we have already reimbursed our advisor for such excess operating expenses, our advisor will be required to repay such amount to us. Notwithstanding the above, we may reimburse our advisor for expenses in excess of this limitation if a majority of the independent directors determines that such excess expenses are justified based on unusual and non-recurring factors. For any fiscal quarter for which total operating expenses for the 12 months then ended exceed the limitation, we will disclose this fact in our next quarterly report or within 60 days of the end of such quarter send a written disclosure of this fact to our stockholders, in each case such disclosure will include an explanation of the factors the independent directors considered in arriving at the conclusion that the excess expenses were justified. If the independent directors do not determine that such excess expenses were justified, our advisor will reimburse us, at the end of the 12-month period, the amount by which the aggregate expenses exceeded the limitation. We will not reimburse our advisor or its affiliates for services for which our advisor or its affiliates are entitled to compensation in the form of a separate fee other than with respect to acquisition services formerly provided or usually provided by third parties.

        Both we and our advisor have the right to audit the books and accounts of the other party to ascertain whether all payments have been properly determined and paid. If the audit conclusively reveals an overpayment or underpayment of fees, we or our advisor must promptly pay to the other party the amount of the overpayment or underpayment, as the case may be, except that we will credit any overpayment against amounts previously waived or forgiven by our advisor (including the $3.5 million waiver of organization and offering expense reimbursement). Any underpayment or overpayment will not be deemed a breach of the advisory management agreement unless and until an audit performed in accordance with the advisory management agreement is completed and the party who was obligated to make a payment as a result of the audit has failed to do so.

        Our advisor is paid fees in connection with services provided to us. Our advisor generally will be entitled to receive all accrued but unpaid compensation and expense reimbursements from us in cash within 30 days of the date of termination of the advisory management agreement. If the advisory management agreement is terminated or not renewed before our advisor's or our reimbursement of organization and offering expenses, the appropriate party must make any necessary reimbursement within 90 days after the end of the year in which this primary offering terminates such that organization and offering expenses (other than selling commissions and the dealer manager fee) paid by us and related to the completed initial public primary offering and this primary offering through the termination date do not exceed 1.5% of the gross proceeds from the completed initial public primary offering and this completed primary offering. See "Management Compensation" below.

License Agreement

        We have entered into a license agreement with Behringer Harvard Holdings, an affiliate of our advisor, pursuant to which Behringer Harvard Holdings has granted us a non-exclusive, royalty-free license to use the name "Behringer Harvard," and the goodwill associated with it, in connection with our business. Under this agreement, we have a right to use the "Behringer Harvard" name for so long as Behringer Harvard Holdings remains our sponsor. Behringer Harvard Holdings will be considered to be our sponsor until an affiliate of Behringer Harvard Holdings is no longer serving as one of our officers or directors. Other than with respect to this limited license, we have no legal right to the "Behringer Harvard" name. In the event that we are no longer permitted to use the "Behringer Harvard" name, we would be responsible for the costs of changing our name.

 Stockholdings

        In connection with our formation, Behringer Harvard Holdings, an affiliate of our advisor, acquired 22,471 shares of common stock for an aggregate purchase price of $200,000. As described below, our advisor, Behringer Harvard Opportunity Advisors II, owns all of our issued and outstanding shares of convertible stock. BHO II, our wholly owned subsidiary, is the sole general partner of Behringer Harvard Opportunity OP II and owns an approximately 0.1% partnership interest in Behringer Harvard Opportunity OP II. Our subsidiary, BHO Business Trust II, is the only limited partner and the owner of the other approximately 99.9% partnership interest in Behringer Harvard Opportunity OP II. Behringer Harvard Holdings and BHO Business Trust II may not sell any of these securities during the period Behringer Harvard Opportunity Advisors II serves as our advisor, except for transfer of such securities to their affiliates. In addition, any resale of these securities and the resale of any such securities that may be acquired by our affiliates are subject to the provisions of Rule 144 promulgated under the Securities Act, which rule limits the number of shares that may be sold at any one time and the manner of such resale. Although Behringer Harvard Holdings and its affiliates are not prohibited from acquiring additional shares, they have no options or warrants to acquire any additional shares and have no current plans to acquire additional shares. For a more general discussion of Behringer Harvard Opportunity OP II, see the section of this prospectus captioned "The Operating Partnership Agreement."

        In addition, in connection with our organization we issued Behringer Harvard Holdings, an affiliate of our advisor, 1,000 shares of our convertible stock for an aggregate purchase price of $1,000. On April 2, 2010, Behringer Harvard Holdings transferred ownership of the convertible stock to our advisor. Under certain circumstances, these shares may be converted into shares of our common stock. No additional consideration is due upon the conversion of the convertible stock. Our convertible stock will convert into shares of common stock on one of two events. First, it will convert if we have paid distributions to common stockholders such that aggregate distributions are equal to 100% of the price at which we sold our outstanding shares of common stock plus an amount sufficient to produce a 10% cumulative, non-compounded, annual return at that price. Alternatively, the convertible stock will convert if we list our shares of common stock on a national securities exchange and, on the 31st trading day after listing, the value of our company based on the average trading price of our shares of common stock since the listing, plus prior distributions, combine to meet the same 10% return threshold for our common stockholders. Each of these two events is a "Triggering Event." Upon a Triggering Event, our convertible stock will, unless our advisory management agreement with our advisor has been terminated or not renewed on account of a material breach by our advisor, generally convert into shares of common stock with a value equal to the lesser of (A) 20% of the excess of our enterprise value plus the aggregate value of distributions paid to date on then outstanding shares of our common stock over the aggregate issue price of those outstanding shares plus a 10% cumulative, non-compounded, annual return on the issue price of those outstanding shares or (B) 15% of the excess of our enterprise value plus the aggregate value of distributions paid to date on then outstanding shares of our common stock over the aggregate issue price of those outstanding shares plus a 6% cumulative, non-compounded, annual return on the issue price of those outstanding shares. However, if our advisory management agreement with our advisor expires without renewal or is terminated (other than because of a material breach by our advisor) prior to a Triggering Event, then upon a Triggering Event the holder of the convertible stock will be entitled to a prorated portion of the number of shares of common stock determined by the foregoing calculation, where such proration is based on the percentage of time we were advised by our advisor. We believe that the convertible stock provides an incentive for our advisor to increase the overall return to our investors. The conversion of the convertible stock into common shares will result in an economic benefit for the holder of those shares and dilution of the other stockholders' interests. See "Description of Shares—Convertible Stock."

 Companies Affiliated with Our Advisor

  Property Manager

        BHO II Management, our property manager, is responsible for property management and leasing services for our properties. Our property manager has assigned to an affiliated entity, HPT Management, its duties and rights under our property management agreement and the fees and compensation related thereto for all office properties we acquire in states that do not require specific licenses for services provided under the property management agreement. In addition, our property manager has assigned to Behringer Harvard Real Estate Services its duties and rights under our property management agreement and the fees and compensation related thereto for any properties acquired in states that require specific licenses for services provided under the property management agreement. BHO II Management will continue to act as our property manager for all other properties we acquire. In the future, BHO II Management may contract with other affiliated entities to provide certain property management and leasing services requiring state specific licenses. Behringer Harvard Holdings controls our property manager. See "Prospectus Summary—Organizational Structure" and "Conflicts of Interest." The principal officers of BHO II Management are as follows:

Name	Age*	Positions
Robert M. Behringer	63	Chief Executive Officer
Robert S. Aisner	64	President and Chief Operating Officer
Gerald J. Reihsen, III	52	Executive Vice President—Corporate Development & Legal and Secretary
Gary S. Bresky	44	Chief Financial Officer and Treasurer
M. Jason Mattox	35	Executive Vice President

  *
  As of April 30, 2011

        For more information regarding the background and experience of Messrs. Behringer, Aisner, Reihsen, Bresky and Mattox, see "Management—Executive Officers and Directors."

        BHO II Management is a recently formed entity established to serve as property manager for certain Behringer Harvard sponsored programs, including us. We pay BHO II Management property management fees equal to 4.5% of the gross revenues from the properties managed by BHO II Management. In the event that we contract directly with a third-party property manager in respect of a property, we will pay BHO II Management an oversight fee equal to 0.5% of the gross revenues from the property. In no event will we pay both a property management fee and an oversight fee to BHO II Management with respect to any particular property. In the event that we own a property through a joint venture that does not pay BHO II Management directly for its services, we will pay BHO II Management a management fee or oversight fee, as applicable, based only on our economic interest in that property.

        BHO II Management also will supervise all construction performed on our behalf with respect to our properties, including capital repairs and improvements, major building reconstruction and tenant improvements. In the event that BHO II Management supervises the construction work with respect to a specific property, we will pay BHO II Management a construction supervision fee equal to an amount not greater than 5% of all hard construction costs incurred in connection with the construction work at that property.

        In addition to the property management fee or oversight fee and the construction supervision fee, if BHO II Management provides leasing services with respect to a property, we will pay BHO II Management leasing fees in an amount equal to the leasing fees charged by unaffiliated persons rendering comparable services in the same geographic location of the applicable property. BHO II Management may subcontract the performance of its property management and leasing duties to third parties and BHO II Management will pay a portion of its property management fee to the third parties with whom it subcontracts for these services. With the exception of any general overhead costs related to a property, which are covered by the property management fee as described below, we will reimburse the costs and expenses incurred by BHO II Management on our behalf, including the wages and salaries and other employee-related expenses of all on-site employees of BHO II Management or its subcontractors who are engaged in the operation, management, maintenance or access control of our properties, including taxes, insurance and benefits relating to such employees, and legal, travel and other out-of-pocket expenses that are directly related to the management of specific properties. Furthermore, other third-party charges, including fees and expenses of third-party accountants, are reimbursed.

        BHO II Management will subcontract most on-site property management duties to other management companies with experience in the applicable markets. These on-site property management firms will be authorized to lease our properties consistent with the leasing guidelines promulgated by our advisor. Currently, HPT Management, the affiliated entity to which BHO II Management has assigned its duties and rights under our property management agreement and the fees and compensation related thereto for certain properties, subcontracts the majority of its on-site property management duties to CB Richard Ellis. In its capacity as subcontractor for on-site property management, CB Richard Ellis performs most of the day-to-day, on-site property management services. We expect this arrangement to continue through BHO II Management, and BHO II Management will closely supervise any subcontracted, on-site property managers. BHO II Management also will be responsible for paying such subcontractors' fees and expenses. We will have no obligation to make any payments to the subcontractors, unless we and BHO II Management otherwise agree in writing. In addition, BHO II Management will remain directly involved in many property management activities including, leasing decisions, budgeting, tenant relations (especially national tenant relations), vendor relations (especially national vendor relations), selection and provision of professional services and their providers (i.e., accounting, legal and banking services), and general property-level problem solving. To the extent BHO II Management directly performs on-site management, it will hire, direct and establish policies for employees who will have direct responsibility for such property's operations, including resident managers and assistant managers, as well as building and maintenance personnel. For any properties for which the on-site management is subcontracted, BHO II Management has the right to and will approve all on-site personnel of such subcontractor and establish policies for such properties' operations. Some or all of the other employees may be employed on a part-time basis and may also be employed by one or more of:

  •
  BHO II Management;

  •
  HPT Management;

  •
  subsidiaries of and partnerships organized by HPT Management and its affiliates; and

  •
  other persons or entities owning properties managed by HPT Management or BHO II Management.

BHO II Management will also direct the purchase of equipment and supplies and will supervise all maintenance activity. BHO II Management will continuously consider alternatives to provide the most efficient property management services to us.

        The management fees paid to BHO II Management will cover, without additional expense to us, the property manager's general overhead costs (excluding employee-related expenses), such as its expenses for rent and utilities. Our property management agreement with BHO II Management has an initial term of five years ending January 4, 2013, and is subject to successive five-year renewals unless we or BHO II Management provides written notice of its intent to terminate one year prior to the expiration of the initial or renewal term. We may also terminate the agreement upon 30 days' prior written notice in the event of misconduct, negligence or deliberate malfeasance by the property manager. If we materially breach our obligations under the agreement and such breach remains uncured for a period of ten days after written notification of such breach, the property manager may terminate the agreement. Under our property management agreement, we are restricted from hiring or soliciting any employee of BHO II Management or its affiliates for one year from the termination of the agreement.

        Notwithstanding the foregoing, we may, under the circumstances set forth in our property management agreement with BHO II Management, retain a third party to provide leasing services with respect to our properties. If we retain a third party to provide leasing services with respect to our properties, we will have no obligation to pay BHO II Management leasing fees to the extent that such leasing services are required to be provided by the third party.

        The principal office of BHO II Management is located at 15601 Dallas Parkway, Suite 600, Addison, Texas 75001.

  Dealer Manager

        Behringer Securities, our dealer manager, is a member firm of FINRA. Behringer Securities was organized in December 2001 for the purpose of participating in and facilitating the distribution of securities of Behringer Harvard sponsored programs. Behringer Harvard Holdings controls our dealer manager. See "Prospectus Summary—Organizational Structure" and "Conflicts of Interest."

        Behringer Securities provides certain wholesaling, sales, promotional and marketing assistance services to us in connection with the distribution of the shares offered pursuant to this prospectus. It may also sell a limited number of shares at the retail level. Behringer Securities intends to reallow the selling commissions to participating broker-dealers. No additional fees beyond the dealer manager fee of 2.5% of the gross proceeds of this offering will be paid to Behringer Securities for wholesaling services, provided that no dealer manager fee is paid with respect to sales of shares pursuant to our distribution reinvestment plan. "—Management Compensation" below and "Plan of Distribution."

        The principal officers of Behringer Securities are as follows:

Name	Age*	Positions
Robert M. Behringer	63	Chief Executive Officer
Gerald J. Reihsen, III	52	President
Jeffrey S. Schwaber	48	Executive Vice President—National Sales Director
Gary S. Bresky	44	Chief Financial Officer and Treasurer
M. Jason Mattox	35	Executive Vice President and Secretary

  *
  As of April 30, 2011

        For more information regarding the background and experience of Messrs. Behringer, Reihsen, Bresky and Mattox, see "Management—Executive Officers."

Management Decisions

        The primary responsibility for the management decisions of our advisor and its affiliates, including the selection of investments to be recommended to our board of directors, the negotiation of these acquisitions, and the property management and leasing of these investments will reside with Robert S. Aisner, Samuel A. Gillespie, Gerald J. Reihsen, III, Gary S. Bresky and M. Jason Mattox. Our advisor seeks to invest in real estate and real estate-related assets that satisfy our investment objectives. Our board of directors, including a majority of our independent directors, must approve all investments.

Management Compensation

        Although we have executive officers who manage our operations, we do not have any paid employees. The board has retained Behringer Harvard Opportunity Advisors II to manage our day-to-day affairs and the acquisition and disposition of our investments, subject to the board's supervision. The following table summarizes and discloses all of the compensation and fees, including reimbursement of expenses, paid or reimbursed by us for the three months ended March 31, 2011 and the year ended December 31, 2010 and to be paid by us in this offering to Behringer Harvard Opportunity Advisors II, Behringer Securities and their affiliates during the various phases of our organization and operation. Offering-stage compensation relates only to this primary offering, as opposed to any subsequent offerings.

Type of Compensation To Whom Paid	Form of Compensation	Amounts Paid or Reimbursed for the Three Months Ended March 31, 2011/ the Year Ended December 31, 2010	Estimated Maximum Dollar Amount(1)
Selling Commissions—Behringer Securities(2)	Up to 7% of gross offering proceeds before reallowance of selling commissions earned by participating broker-dealers. Behringer Securities reallows 100% of selling commissions earned to participating broker-dealers. No selling commissions are paid for sales under the distribution reinvestment plan.	$0.5 million/$5.0 million	$35 million
Dealer Manager Fee—Behringer Securities(3)
	Up to 2.5% of gross offering proceeds before reallowance to participating broker-dealers. Pursuant to separately negotiated agreements, Behringer Securities may reallow a portion of its dealer manager fee in an aggregate amount up to 1.5% of gross offering proceeds to broker-dealers participating in the offering for marketing fees and expenses, conference fees and non-itemized, non-invoiced due diligence efforts. Further, in special cases pursuant to separately negotiated agreements and subject to applicable FINRA limitations, Behringer Securities may use a portion of the dealer manager fee to reimburse certain broker-dealers participating in the offering for technology costs and expenses associated with the offering and costs and expenses associated with the facilitation of the marketing and ownership of our shares by such broker-dealers' customers. No dealer manager fee is paid for sales under the distribution reinvestment plan.	$0.2 million/$1.8 million	$12.5 million

Type of Compensation To Whom Paid	Form of Compensation	Amounts Paid or Reimbursed for the Three Months Ended March 31, 2011/ the Year Ended December 31, 2010	Estimated Maximum Dollar Amount(1)
Reimbursement of Other Organization and Offering Expenses—Behringer Harvard Opportunity Advisors II or its affiliates(4)	We have reimbursed our advisor an aggregate of $7.5 million for organization and offering expenses that it has incurred on our behalf (other than selling commissions and the dealer manager fee) with respect to our initial public offering and this primary offering. No additional reimbursements will be made until the completion of this primary offering. Upon completion of this primary offering, our advisor will reimburse us to the extent that the total amount spent by us on organization and offering expenses in both our initial public primary offering and this primary offering (other than selling commissions and the dealer manager fee) exceeds 1.5% of the gross proceeds raised in the completed initial public primary offering and this primary offering; however, if we have not reimbursed our advisor in excess of 1.5% of the gross proceeds raised in both our completed initial public primary offering and this primary offering, we will reimburse our advisor for any additional organization and offering expenses up to the 1.5% limit. On October 2, 2009, our advisor waived our obligation to pay $3.5 million of organization and offering expenses (other than selling commissions and the dealer manager fee) it incurred on our behalf through December 31, 2008. Our advisor and its affiliates will be responsible for the payment of organization and offering expenses related to our completed initial public primary offering and this primary offering (other than selling commissions and the dealer manager fee) to the extent they exceed 1.5% of gross proceeds raised in the initial public primary offering and this primary offering. Although we are contractually obligated to reimburse the advisor for organization and offering expenses (other than selling commissions and the dealer manager fee) up to 1.5% of the gross proceeds raised in the initial public primary offering and this primary offering, we currently estimate that our organization and offering expenses (other than selling commissions and the dealer manager fee) in connection with this primary offering will be approximately $7.4 million, or 1.47% of the gross proceeds of this primary offering, assuming we sell the maximum number of shares in this primary offering. Our total organization and offering expenses (including selling commissions and dealer manager fees) in this offering may not exceed 15% of gross proceeds from this offering.	$0/$1.8 million	$7.5 million
Acquisition and Advisory Fees—Behringer Harvard Opportunity Advisors II or its affiliates(5)(6)
	2.5% of the funds paid and/or budgeted in respect of the purchase, development, construction or improvement of each asset we acquire, including any debt attributable to these assets, and 2.5% of the funds advanced in respect of a loan or other investment.	$0.1 million/$4.7 million	$10.8 million(7) (assuming no debt financing to purchase assets) $42.9 million (assuming debt financing equal to 75% of the aggregate value of our assets)

Type of Compensation To Whom Paid	Form of Compensation	Amounts Paid or Reimbursed for the Three Months Ended March 31, 2011/ the Year Ended December 31, 2010	Estimated Maximum Dollar Amount(1)
Acquisition Expenses—Behringer Harvard Opportunity Advisors II or its affiliates(5)(6)	Our advisor or its affiliates receive a non-accountable acquisition expense reimbursement in the amount of 0.25% of the funds paid for purchasing an asset, including any debt attributable to the asset, plus 0.25% of the funds budgeted for development, construction or improvement in the case of assets that we acquire and intend to develop, construct or improve. Our advisor or its affiliates also receive a non-accountable acquisition expense reimbursement in the amount of 0.25% of the funds advanced in respect of a loan or other investment. We also pay third parties, or reimburse the advisor or its affiliates, for any investment-related expenses due to third parties in the case of a completed investment, including, but not limited to, legal fees and expenses, travel and communications expenses, costs of appraisals, accounting fees and expenses, third-party brokerage or finder's fees, title insurance, premium expenses and other closing costs. In addition, to the extent our advisor or its affiliates directly provide services formerly provided or usually provided by third parties, including without limitation accounting services related to the preparation of audits required by the SEC, property condition reports, title services, title insurance, insurance brokerage or environmental services related to the preparation of environmental assessments in connection with a completed investment the direct employee costs and burden to our advisor of providing these services are acquisition expenses for which we reimburse our advisor. In addition, acquisition expenses for which we reimburse our advisor include any payments made to (i) a prospective seller of an asset, (ii) an agent of a prospective seller of an asset, or (iii) a party that has the right to control the sale of an asset intended for investment by us that are not refundable and that are not ultimately applied against the purchase price for such asset. Except as described above with respect to services customarily or previously provided by third parties, our advisor is responsible for paying all of the expenses it incurs associated with persons employed by the advisor to the extent dedicated to making investments for us, such as wages and benefits of the investment personnel. Our advisor is also responsible for paying all of the investment-related expenses that we or our advisor incurs that are due to third parties or related to the additional services provided by our advisor as described above with respect to investments we do not make other than certain non-refundable payments made in connection with any acquisition.	less than $0.1 million/$0.5 million	Actual amounts cannot be determined at the present time.(7)
Debt Financing Fee—Behringer Harvard Opportunity Advisors II or its affiliates(5)(6)
	1% of the amount available under any loan or line of credit made available to us. The advisor will use some or all of this amount to reimburse third parties with whom it subcontracts to coordinate financing for us.	$0/$1.4 million
Actual amounts are dependent upon the amount of any debt financed and therefore cannot be determined at the present time. If we utilize leverage equal to 75% of the aggregate value of our assets, the fees would be $13.4 million.

Type of Compensation To Whom Paid	Form of Compensation	Amounts Paid or Reimbursed for the Three Months Ended March 31, 2011/ the Year Ended December 31, 2010	Estimated Maximum Dollar Amount(1)
Development Fee—Behringer Development(5)	We will pay a development fee in an amount that is usual and customary for comparable services rendered to similar projects in the geographic market of the project; provided, however, that we will only pay a development fee to an affiliate of our advisor if such affiliate provides the development services and if a majority of our independent directors determines that such development fee is fair and reasonable and on terms and conditions not less favorable than those available from unaffiliated third parties.	N/A	Actual amounts are dependent upon usual and customary development fees for specific projects and therefore the amount cannot be determined at the present time.
Property Management, Construction Supervision and Leasing Fees—BHO II Management
	Property management fees equal to 4.5% of the gross revenues of the properties managed by BHO II Management. In the event that we contract directly with a third-party property manager in respect of a property, we will pay BHO II Management an oversight fee equal to 0.5% of the gross revenues of the property managed. In no event will we pay both a property management fee and an oversight fee to BHO II Management with respect to any particular property. In the event that we own a property through a joint venture that does not pay BHO II Management directly for its services, we will pay BHO II Management a management fee or oversight fee, as applicable, based only on our economic interest in that property. In the event that BHO II Management supervises the construction work at any of our properties, we will pay BHO II Management a construction supervision fee equal to an amount not greater than 5% of all hard construction costs incurred in connection with the construction work. In addition to the property management fee or oversight fee and the construction supervision fee, if BHO II Management provides leasing services with respect to a property, we will pay BHO II Management leasing fees in an amount equal to the leasing fees charged by unaffiliated persons rendering comparable services in the same geographic location of the applicable property. BHO II Management may subcontract the performance of its property management and leasing duties to third parties and BHO II Management will pay a portion of its property management fee to the third parties with whom it subcontracts for these services.	$0.1 million/$0.1 million
Actual amounts are dependent upon gross revenues of specific properties, any hard construction costs incurred in repairing and improving those properties and actual management fees or property management fees and customary leasing fees and therefore cannot be determined at the present time.

We reimburse the costs and expenses incurred by BHO II Management on our behalf, including the wages and salaries and other employee-related expenses of all on-site employees of BHO II Management or its subcontractors who are engaged in the operation, management, maintenance or access control of our properties, including taxes, insurance and benefits relating to such employees, and legal, travel and other out-of-pocket expenses that are directly related to the management of specific properties. Furthermore, other third-party charges, including fees and expenses of third-party accountants, are reimbursed.

Type of Compensation To Whom Paid	Form of Compensation	Amounts Paid or Reimbursed for the Three Months Ended March 31, 2011/ the Year Ended December 31, 2010	Estimated Maximum Dollar Amount(1)
Asset Management Fee—Behringer Harvard Opportunity Advisors II or its affiliates	Monthly fee equal to one-twelfth of 1.0% of the sum of the higher of the cost or value of each asset, where cost equals the amount actually paid and/or budgeted (excluding acquisition fees and expenses) in respect of the purchase, development, construction or improvement of an asset, including the amount of any debt attributable to the asset (including debt encumbering the asset after its acquisition) and where the value of an asset is the value established by the most recent independent valuation report, if available, without reduction for depreciation, bad debts or other non-cash reserves. The asset management fee is based only on the portion of the cost or value attributable to our investment in an asset if we do not own all or a majority of an asset, do not manage or control the asset, and did not or do not provide substantial services in the acquisition, development or management of the asset.	$0.6 million/$1.3 million	Actual amounts are dependent upon aggregate asset value and therefore cannot be determined at the present time.
Common Stock Issuable Upon Conversion of Convertible Stock—Behringer Harvard Opportunity Advisors II
	Our convertible stock will convert into shares of common stock on one of two events. First, it will convert if we have paid distributions to common stockholders such that aggregate distributions are equal to 100% of the price at which we sold our outstanding shares of common stock plus an amount sufficient to produce a 10% cumulative, non-compounded, annual return at that price. Alternatively, the convertible stock will convert if we list our shares of common stock on a national securities exchange and, on the 31st trading day after listing, the value of our company based on the average trading price of our shares of common stock since the listing, plus prior distributions, combine to meet the same 10% return threshold for our common stockholders. Each of these two events is a "Triggering Event." Upon a Triggering Event, our convertible stock will, unless our advisory management agreement with our advisor has been terminated or not renewed on account of a material breach by our advisor, generally convert into shares of common stock with a value equal to the lesser of (A) 20% of the excess of our enterprise value plus the aggregate value of distributions paid to date on then outstanding shares of our common stock over the aggregate issue price of those outstanding shares plus a 10% cumulative, non-compounded, annual return on the issue price of those outstanding shares or (B) 15% of the excess of our enterprise value plus the aggregate value of distributions paid to date on then outstanding shares of our common stock over the aggregate issue price of those outstanding shares plus a 6% cumulative, non-compounded, annual return on the issue price of those outstanding shares. However, if our advisory management agreement with our advisor expires without renewal or is terminated (other than because of a material breach by our advisor) prior to a Triggering Event, then upon a Triggering Event the holder of the convertible stock will be entitled to a prorated portion of the number of shares of common stock determined by the foregoing calculation, where such proration is based on the percentage of time we were advised by our advisor.	N/A	Actual amounts depend on the value of our company at the time the Convertible Stock converts and therefore cannot be determined at the present time.

Type of Compensation To Whom Paid	Form of Compensation	Amounts Paid or Reimbursed for the Three Months Ended March 31, 2011/ the Year Ended December 31, 2010	Estimated Maximum Dollar Amount(1)
Operating Expenses—Behringer Harvard Opportunity Advisors II(8)	We reimburse our advisor for all expenses paid or incurred by our advisor in connection with the services provided to us, subject to the limitation that we will not reimburse our advisor for any amount by which our operating expenses (including the asset management fee) at the end of the four preceding fiscal quarters exceeds the greater of: (A) 2% of our average invested assets, or (B) 25% of our net income determined without reduction for any additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of our assets for that period. If we have already reimbursed our advisor for such excess operating expenses, our advisor will be required to repay such amount to us. Notwithstanding the above, we may reimburse our advisor for expenses in excess of this limitation if a majority of the independent directors determines that such excess expenses are justified based on unusual and non-recurring factors. We will not reimburse our advisor or its affiliates for services for which our advisor or its affiliates are entitled to compensation in the form of a separate fee other than with respect to acquisition services formerly provided or usually provided by third parties.	$0.2 million/$0.9 million	Actual amounts are dependent upon expenses paid or incurred and therefore cannot be determined at the present time.

(1)
The estimated maximum dollar amounts are based on the sale of a maximum of 50,000,000 shares to the public at $10.00 per share in our primary offering. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and the distribution reinvestment plan.

(2)
All or a portion of the selling commissions will not be charged with regard to shares sold to certain categories of purchasers and for sales eligible for volume discounts.

(3)
In limited circumstances, the dealer manager fee may be reduced with respect to certain purchases as described under "Plan of Distribution."

(4)
If the advisory management agreement is terminated or not renewed before our advisor's or our reimbursement of organization and offering expenses, the appropriate party must make any necessary reimbursement within 90 days after the end of the year in which this primary offering terminates such that organization and offering expenses (other than selling commissions and the dealer manager fee) paid by us and related to the completed initial public primary offering and this primary offering through the termination date do not exceed 1.5% of the gross proceeds from the completed initial public primary offering and this completed primary offering.

From our inception through March 31, 2011, approximately $13.9 million of organization and offering expenses (other than selling commissions and the dealer manager fee) had been incurred by our advisor and its affiliates on our behalf.

(5)
Notwithstanding the method by which we calculate the payment of acquisition and advisory fees and acquisition expenses, as described in the table, our charter limits the amount of acquisition and advisory fees and acquisition expenses we can incur to a total of 6% of the contract purchase price of a property or, in the case of a mortgage, bridge or mezzanine loan or other investment, to 6% of the funds advanced. This limit may only be exceeded if a majority of our independent directors approves the fees and expenses and finds the transaction to be commercially competitive, fair and reasonable to us. Acquisition and advisory fees may be payable after the date of acquisition of a property in connection with the expenditure of funds for development, construction or improvement of a property, to the extent we capitalize such costs. Although our charter permits combined acquisition fees and expenses to equal 6% of the purchase price, our advisory management agreement limits these fees and expenses to (1) an acquisition fee equal to 2.5% of the funds paid and/or budgeted in respect of the purchase, development, construction or improvement of each asset we acquire, and 2.5% of the funds advanced in respect of a loan or other investment, (2) a non-accountable acquisition expense reimbursement in the amount of 0.25% of the funds paid for purchasing an asset, including any debt attributable to the asset, plus 0.25% of the funds budgeted for development, construction or improvement in the case of assets that we acquire and intend to develop, construct or improve, a non-accountable acquisition expense reimbursement in the amount of 0.25% of the funds advanced in respect of a loan or other investment, reimbursement of certain expenses related to our advisor providing services formerly provided or usually provided by third parties in connection with a completed acquisition, third-party investment expenses in the case of a completed investment, and certain non-refundable payments made in connection with any acquisition, (3) debt financing fees of up to 1.0% of the loan or line of credit made available to us and (4) development fees paid to an affiliate of our advisor if such affiliate provides the development services and if a majority of our independent directors determines that such development fee is fair and reasonable and on terms and conditions not less favorable than those available from unaffiliated third parties. Our advisor may forego or reduce any of these fees so they do not exceed our charter limitation of 6%. Any increase in these fees stipulated in the advisory management agreement would require the approval of a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction.

(6)
For purposes of this table, we have assumed that we will fund acquisitions from net proceeds from the sale of shares in our primary offering; however, because the acquisition and advisory fees we pay our advisor are a percentage of the purchase price of an investment, the acquisition and advisory fees will be greater than that shown to the extent we also fund acquisitions through (1) the incurrence of debt (the aggregate amount of borrowings is targeted not to exceed approximately 75% of the aggregate value of all assets), (2) retained cash flow from operations and (3) issuances of equity in exchange for properties.

Under our charter, the maximum amount of our indebtedness shall not exceed 300% of our "net assets" (as defined by our charter) as of the date of any borrowing; however, we may exceed that limit if approved by a majority of our independent directors. In addition to our charter limitation, our board of directors has adopted a policy to generally limit our aggregate borrowings to approximately 75% of the aggregate value of our assets once we have ceased raising capital under this offering or any subsequent offering and invested substantially all of our capital. During our offering stage and until we have invested the proceeds of this offering or any subsequent offering, we expect to borrow more than 75% of the contract purchase price of each real estate asset we acquire to the extent our board of directors determines that borrowing these amounts is prudent.

Assuming (1) we sell 50,000,000 shares in the primary offering at $10.00 per share, (2) we use debt financing equal to the maximum amount permitted by our policy, and (3) we do not reinvest the proceeds of any sales of investments, then $1.8 billion would be available for investment in real estate properties, mortgage, bridge or mezzanine loans and other investments (of which approximately $1.3 billion would be debt financing). Of the $1.8 billion available for investment, $51.5 million of this would be used for payment of acquisition fees and expenses related to the selection and acquisition of our investments, and $13.4 million would be paid to our advisor or its affiliates as a 1% debt financing fee for services in connection with any debt financing obtained by us (including any refinancing of debt).

(7)
It is our intent to leverage our investments with debt. Therefore, actual amounts are dependent upon the value of our assets as financed and cannot be determined at the present time. Moreover, additional fees and expenses resulting from the use of leverage may be paid out of the proceeds of such financings and not from proceeds of this offering.

(8)
If a majority of our independent directors determines that expenses in excess of this limitation are justified, we will disclose this fact in our next quarterly report or within 60 days of the end of such quarter send a written disclosure of this fact to our stockholders, in each case such disclosure will include an explanation of the factors the independent directors considered in arriving at the conclusion that the excess expenses were justified. If the independent directors do not determine that such excess expenses were justified, our advisor will reimburse us, at the end of the 12-month period, the amount by which the aggregate expenses exceeded the limitation. We will not reimburse our advisor or its affiliates for services for which our advisor or its affiliates are entitled to compensation in the form of a separate fee other than with respect to acquisition services formerly provided or usually provided by third parties.

The average invested assets for a period will equal the average of the aggregate book value of our assets before deduction for depreciation, bad debts or other non-cash reserves, computed by taking the average of the values at the end of each month during the period specified.

        Our independent directors determine, from time to time but at least annually, that our total fees and expenses are reasonable in light of our investment performance, our net assets, our net income and the fees and expenses of other comparable unaffiliated REITs. Each such determination is reflected in the minutes of our board of directors. Our independent directors also supervise the performance of our advisor and the compensation that we pay to it to determine that the provisions of our advisory management agreement are being carried out. Each such determination is recorded in the minutes of our board of directors and based on the factors set forth below and other factors that the independent directors deem relevant:

  •
  the size of the advisory fee in relation to the size, composition and profitability of our portfolio;

  •
  the success of our advisor in generating opportunities that meet our investment objectives;

  •
  the rates charged to other REITs, especially similarly structured REITs, and to investors other than REITs by advisors performing similar services;

  •
  additional revenues realized by our advisor and its affiliates through its relationship with us;

  •
  the quality and extent of service and advice furnished by our advisor;

  •
  the performance of our investment portfolio, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

  •
  the quality of our portfolio in relation to the investments generated by our advisor for the account of its other clients.

        Because our advisor and its affiliates are entitled to differing levels of compensation for undertaking different transactions on our behalf such as the property management fees for operating our properties, our advisor has the ability to affect the nature of the compensation it receives by undertaking different transactions. However, our advisor is obligated to exercise good faith and integrity in all its dealings with respect to our affairs pursuant to the advisory management agreement. See "—The Advisory Management Agreement" section above. Because these fees and expenses are payable only with respect to certain transactions or services, they may not be recovered by our advisor or its affiliates by reclassifying them under a different category.

        In addition, from time to time, Behringer Harvard Holdings or its affiliates, including our advisor, may agree to waive or defer all or a portion of the acquisition, asset management or other fees, compensation or incentives due them, enter into lease agreements for unleased space, pay general administrative expenses or otherwise supplement investor returns in order to increase the amount of cash available to make distributions to investors.

STOCK OWNERSHIP

        The following table shows, as of April 30, 2011, the amount of our common stock beneficially owned (unless otherwise indicated) by (1) any person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, (2) our directors, (3) our executive officers, and (4) all of our directors and executive officers as a group. The address for each of the persons named in the following table is 15601 Dallas Parkway, Suite 600, Addison, Texas 75001.

Common Stock Beneficially Owned(1)
Name of Beneficial Owner	Number of Shares of Common Stock	Percentage of Class
Behringer Harvard Holdings LLC	22,471	*
Robert M. Behringer(2)	22,471	*
Robert S. Aisner(3)	—	—
Gerald J. Reihsen, III(4)	—	—
Samuel A. Gillespie	—	—
Gary S. Bresky(5)	—	—
M. Jason Mattox(6)	—	—
Andreas K. Bremer	—	—
Diane S. Detering-Paddison	—	—
Jeffrey P. Mayer	—	—
Cynthia Pharr Lee	—	—
All directors and executive officers as a group(2)	22,471	*

*
Represents less than 1%

(1)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities issuable pursuant to options, warrants and similar rights held by the respective person or group that may be exercised within 60 days following April 30, 2011. Except as otherwise indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2)
Includes 22,471 shares of common stock owned by Behringer Harvard Holdings. It does not include 1,000 shares of convertible stock owned by Behringer Harvard Opportunity Advisors II, an indirect subsidiary of Behringer Harvard Holdings, because the actual number of shares of common stock issuable upon conversion of the convertible stock, if any, is indeterminable at this time. As of April 30, 2011, Mr. Behringer controlled the disposition of approximately 40% of the outstanding limited liability company interests and the voting of 85% of the outstanding limited liability company interests of Behringer Harvard Holdings.

(3)
Does not include 22,471 shares of common stock owned by Behringer Harvard Holdings and 1,000 shares of convertible stock owned by Behringer Harvard Opportunity Advisors II, an indirect subsidiary of Behringer Harvard Holdings. Mr. Aisner controls the disposition of 4% of the outstanding limited liability company interests in Behringer Harvard Holdings. Mr. Behringer has the right to vote Mr. Aisner's interest in Behringer Harvard Holdings.

(4)
Does not include 22,471 shares of common stock owned by Behringer Harvard Holdings and 1,000 shares of convertible stock owned by Behringer Harvard Opportunity Advisors II, an indirect subsidiary of Behringer Harvard Holdings. Mr. Reihsen controls the disposition of 4.5% of the outstanding limited liability company interests in Behringer Harvard Holdings. Mr. Behringer has the right to vote Mr. Reihsen's interest in Behringer Harvard Holdings.

(5)
Does not include 22,471 shares of common stock owned by Behringer Harvard Holdings and 1,000 shares of convertible stock owned by Behringer Harvard Opportunity Advisors II, an indirect subsidiary of Behringer Harvard Holdings. Mr. Bresky controls the disposition of 3% of the outstanding limited liability company interests in Behringer Harvard Holdings. Mr. Behringer has the right to vote Mr. Bresky's interest in Behringer Harvard Holdings.

(6)
Does not include 22,471 shares of common stock owned by Behringer Harvard Holdings and 1,000 shares of convertible stock owned by Behringer Harvard Opportunity Advisors II, an indirect subsidiary of Behringer Harvard Holdings. Mr. Mattox controls the disposition of 1.5% of the outstanding limited liability company interests in Behringer Harvard Holdings. Mr. Behringer has the right to vote Mr. Mattox's interest in Behringer Harvard Holdings.

CONFLICTS OF INTEREST

        We are subject to various conflicts of interest arising out of our relationship with our advisor, Behringer Harvard Opportunity Advisors II, and its affiliates, some of whom serve as our executive officers and directors. These conflicts include the compensation arrangements between us and our advisor and its affiliates. Our agreements and arrangements with our advisor and its affiliates, including our dealer manager and property manager, are not the result of arm's-length negotiations. See "Management—Management Compensation." In this section we discuss these conflicts and the corporate governance measures we have adopted to ameliorate some of the risks posed by the conflicts.

        Our advisor, dealer manager, property manager and their affiliates, some of whom serve as our executive officers and directors, will try to balance our interests with their duties to other Behringer Harvard sponsored programs. However, to the extent that they take actions that are more favorable to other entities than to us, these actions could have a negative impact on our financial performance and, consequently, on distributions to you and the value of our shares. In addition, our directors and officers and the officers of our advisor and its affiliates may engage for their own account in business activities of the types conducted or to be conducted by us and our subsidiaries. For a description of some of the risks related to these conflicts of interest, see "Risk Factors—Risks Related to Conflicts of Interest."

        We expect our independent directors to act on all matters in which a conflict of interest may arise. All of our directors have a fiduciary obligation to act on behalf of our stockholders.

Interests in Other Real Estate Programs

        Our executive officers and the executive officers of Behringer Harvard Opportunity Advisors II and its affiliates are advisors or general partners of other Behringer Harvard sponsored programs, including partnerships, public and private REITs and other programs that have investment objectives similar to ours, and we expect that they will organize other such programs in the future. These persons have legal and financial obligations with respect to these programs that are similar to their obligations to us. As general partners, they may have contingent liability for the obligations of programs structured as partnerships, which, if such obligations were enforced against them, could result in a substantial reduction of their net worth.

        Behringer Harvard Holdings and its affiliates are currently sponsoring or have recently sponsored six other public real estate programs (Behringer Harvard REIT I, Behringer Harvard Opportunity REIT I, Behringer Harvard Multifamily REIT I, Behringer Harvard Mid-Term Value Enhancement Opportunity Fund I, Behringer Harvard Short-Term Opportunity Fund I and Behringer Harvard Multifamily REIT II). The initial public offerings with respect to Behringer Harvard Short-Term Opportunity Fund I, Behringer Harvard Mid-Term Value Enhancement Fund I and Behringer Harvard REIT I terminated on February 19, 2005. Behringer Harvard REIT I initiated a follow-on offering on February 19, 2005, which was terminated on October 20, 2006 in all jurisdictions except Pennsylvania where it was terminated on February 9, 2007. A second follow-on offering commenced on October 20, 2006 in all jurisdictions except Pennsylvania where it commenced on February 12, 2007. Behringer Harvard REIT I terminated the primary offering component in its second follow-on offering on December 31, 2008 and the distribution reinvestment plan component in January 2009. Behringer Harvard REIT I is currently offering up to 60,000,000 shares of common stock at a price of $4.55 per share pursuant to its distribution reinvestment plan offering. Behringer Harvard Opportunity REIT I terminated the primary offering component of its initial public offering on December 28, 2007; the distribution reinvestment plan component of that public offering previously had terminated on November 16, 2007. Behringer Harvard Opportunity REIT I terminated its distribution reinvestment plan effective April 15, 2011. A registration statement for Behringer Harvard Multifamily REIT II has been filed with the SEC, but is not yet effective, for the offer and sale to the public of up to 300,000,000 shares of common stock at $10.00 per share in its primary offering, plus an additional

75,000,000 shares of common stock at $9.50 per share pursuant to its distribution reinvestment plan. Behringer Harvard Multifamily REIT I is currently offering up to 200,000,000 shares of common stock at $10.00 per share in its primary offering, plus an additional 50,000,000 shares of common stock at $9.50 per share pursuant to its distribution reinvestment plan. We expect Behringer Harvard Multifamily REIT II will be raising capital concurrent with this offering. In addition, there may be periods during which we and all of the six other public real estate programs are seeking to invest in similar properties and other real estate investments, to attract similar tenants and to sell certain assets.

        As described in the "Prior Performance Summary" in this prospectus, Behringer Harvard Holdings, Robert M. Behringer and their affiliates also have sponsored and continue to sponsor privately offered real estate programs that have a mix of fund characteristics, including targeted investment types, investment objectives and criteria, and anticipated fund terms, that are similar to ours, and which are still operating and may acquire additional properties in the future. Our executive officers and our advisor and its affiliates may experience conflicts of interest as they simultaneously perform services for us and other Behringer Harvard sponsored programs. However, to date the investment strategies of the various Behringer Harvard sponsored programs have differed enough that there have not been significant conflicts in allocating properties.

        In the event that we, or any other Behringer Harvard program or other entity formed or managed by our advisor or its affiliates, are in the market for investments similar to those we intend to make, our advisor will review the investment portfolio of each such affiliated entity prior to making a decision as to which Behringer Harvard program will purchase such properties or make or invest in such mortgage, bridge or mezzanine loans or other investments. See "—Certain Conflict Resolution Procedures."

        Our advisor or its affiliates may acquire, for their own account or for private placement, properties and other investments that they deem are not suitable for purchase by us, whether because of the greater degree of risk, the complexity of structuring inherent in such transactions, financing considerations or for other reasons, including properties and investments with potential for attractive investment returns. For more information with respect to allocation of investment opportunities, see "—Certain Conflict Resolution Procedures."

Other Activities of Our Advisor and Its Affiliates

        We rely on our advisor for the day-to-day operation of our business. As a result of the interests of members of its management in other Behringer Harvard sponsored programs and the fact that they have also engaged and will continue to engage in other business activities, our advisor and its affiliates will have conflicts of interest in allocating their time between us and other Behringer Harvard sponsored programs and other activities in which they are involved. However, our advisor believes that it and its affiliates have sufficient personnel to discharge fully their responsibilities to all of the Behringer Harvard sponsored programs and other ventures in which they are involved.

        In addition, each of our executive officers also serve as officers of our advisor, our property manager, our dealer manager and other entities affiliated with our advisor as well as the officers of other Behringer Harvard sponsored programs. As a result, these individuals owe fiduciary duties to these other entities and programs, which may conflict with the fiduciary duties that they owe to us and our stockholders.

Competition in Acquiring Properties, Finding Tenants and Selling Properties

        Conflicts of interest will exist to the extent that we acquire properties in the same geographic areas where properties owned by other Behringer Harvard sponsored programs are located. In such a case, a conflict could arise in the leasing of properties in the event that we and another Behringer Harvard sponsored program were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the resale of properties in the event that we and another Behringer Harvard program were to attempt to sell similar properties at the same time, including in particular in the event another Behringer Harvard sponsored program liquidates at the same time as us. Conflicts of interest may also exist at such time as we or affiliates of our advisor managing property on our behalf seek to employ developers, contractors or building managers, as well as under other circumstances. Our executive officers and the executive officers of our advisor also are the executive officers of the advisors and general partners of other Behringer Harvard sponsored programs, and these entities are and will be under common ownership. Additionally, the executive officers of our advisor are executive officers of BHO II Management, our property manager. There is a risk that a potential investment would be suitable for one or more other Behringer Harvard sponsored programs, in which case the executive officers of our advisor will have a conflict of interest in allocation of the investment to us or another program. There is a risk that our advisor will choose a property that provides lower returns to us than a property purchased by another Behringer Harvard sponsored program. Additionally, our property manager may cause a prospective tenant to enter into a lease for property owned by another Behringer Harvard sponsored program. In the event these conflicts arise, we cannot assure you that our best interests will be met when officers and employees acting on behalf of our advisor or property manager and on behalf of managers of other Behringer Harvard sponsored programs decide whether to allocate any particular property to us or to another Behringer Harvard sponsored program or an affiliate of our advisor. Our advisor will seek to reduce conflicts relating to the employment of developers, contractors or building managers by making prospective employees aware of all such properties seeking to employ such persons. In addition, our advisor will seek to reduce conflicts that may arise with respect to properties available for sale or rent by making prospective purchasers or tenants aware of all such properties. However, these conflicts cannot be fully avoided in that there may be established differing compensation arrangements for employees at different properties or differing terms for resales or leasing of the various properties. Furthermore, although our sponsor generally seeks to reduce conflicts that may arise between its various programs by avoiding simultaneous public offerings of funds that have a substantially similar mix of fund characteristics, including targeted investment types, investment objectives and criteria, and anticipated fund terms, there may be periods during which one or more Behringer Harvard sponsored programs are seeking to invest in similar properties or are otherwise potentially subject to a conflict of interest.

Dealer Manager

        Because Behringer Securities, our dealer manager, is an affiliate of our advisor, we will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with the offering of securities. See "Plan of Distribution."

Property Manager

        We anticipate that properties we acquire will be managed and may be leased by BHO II Management, our property manager and an affiliate of our advisor. BHO II Management may contract with an affiliated entity to provide certain property management and leasing services requiring state specific licenses. Our agreement with BHO II Management has a five-year term ending January 4, 2013, and will continue thereafter for successive five-year renewal periods unless terminated by BHO II Management by written notice at least one year prior to the expiration date of such term. Notwithstanding the foregoing, we can terminate the agreement on 30 days' notice only in the event of misconduct, negligence or deliberate malfeasance on the part of BHO II Management. Behringer Harvard Holdings, BHO II Management's majority owner, serves as the parent of the property managers for properties owned by other Behringer Harvard sponsored programs. Management fees to be paid to our property manager are based on a percentage of the rental income received by the managed properties. For a more detailed discussion of the anticipated fees to be paid for property management services, see "Management—Affiliated Companies" and "Management—Management Compensation."

Joint Ventures and 1031 Tenant-in-Common Transactions with Affiliates of Our Sponsor and Our Advisor

        We expect to enter into joint ventures, tenant-in-common investments, 1031 exchange transfers or other co-ownership or financing arrangements with affiliates of our sponsor and advisor and with other Behringer Harvard sponsored programs, including single-client, institutional-investor accounts in which Behringer Harvard has been engaged by an institutional investor to locate and manage real estate investments on behalf of an institutional investor. See "Investment Objectives and Criteria—Joint Venture Investments." Under our charter, the terms and conditions on which we invest in such joint ventures must be fair and reasonable to us and must be substantially the same as those received by the other joint venturers, both as determined by a majority of our board and a majority of our independent directors. Nevertheless, we cannot assure you that we will be as successful as we otherwise would be if we enter into joint venture arrangements with other Behringer Harvard sponsored programs or with affiliates of our sponsor or advisor.

        Our advisor and its affiliates may have conflicts of interest in determining which Behringer Harvard sponsored program should enter into any particular joint venture agreement. The terms pursuant to which affiliates of our sponsor or advisor manage one of our joint venture partners will differ from the terms pursuant to which our advisor manages us. Moreover, affiliates of our sponsor or advisor may also have a much more significant ownership interest in such joint venture partner than in us. As a result, our advisor may have financial incentives to (1) recommend that we co-invest with such joint venture partner rather than pursue an investment opportunity on our own as the sole investor and (2) structure the terms of the joint venture in a way that favors such joint venture partner. In addition, the co-venturer may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. Since our advisor and its affiliates control both us and any affiliated co-venturer, agreements and transactions between the co-venturers with respect to any such joint venture do not have the benefit of arm's-length negotiation of the type normally conducted between unrelated co-venturers.

        In any Section 1031 TIC Transaction, Behringer Harvard Holdings, the Behringer Harvard Exchange Entity, or the other tenant-in-common owners may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. For instance, Behringer Harvard Holdings will receive substantial fees in connection with its sponsoring of a Section 1031 TIC Transaction and our participation in such a transaction likely would facilitate its consummation of the transactions. For these reasons, our advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of Behringer Harvard Holdings or the special-purpose entity. As a result, agreements and transactions between the parties with respect to the property will not have the benefit of arm's-length negotiation of the type normally conducted between unrelated parties.

Receipt of Fees and Other Compensation by Our Advisor and Its Affiliates

        Our advisor, Behringer Harvard Opportunity Advisors II, and its affiliates, including our dealer manager and our property manager, are entitled to substantial fees from us under the terms of the advisory management agreement, dealer manager agreement and property management agreement. These fees could influence our advisor's advice to us as well as the judgment of affiliates of our advisor performing services for us. Among other matters, these compensation arrangements could affect their judgment with respect to:

  •
  the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory management agreement, the dealer manager agreement and the property management agreement;

  •
  public offerings of equity by us, which entitle Behringer Securities to dealer manager fees and will likely entitle our advisor to increased acquisition and asset management fees;

  •
  property sales, which may result in the possible issuance to our advisor of shares of our common stock through the conversion of our convertible stock;

  •
  property acquisitions from other Behringer Harvard sponsored programs, which might entitle affiliates of our advisor to real estate commissions and possible success-based sale fees in connection with its services for the seller;

  •
  property acquisitions from third parties, which entitle our advisor to acquisition fees, asset management fees and possibly property management and leasing fees;

  •
  borrowings to acquire properties, which borrowings will increase the acquisition and asset management fees payable to our advisor as well as entitle the advisor to a debt financing fee;

  •
  determining the compensation paid to employees for services provided to us, which could be influenced in part by whether the advisor is reimbursed by us for the related salaries and benefits;

  •
  whether we seek to internalize our management functions, which internalization could result in our retaining some of our advisor's key officers and employees for compensation that is greater than that which they currently earn or which could require additional payments to our advisor and its affiliates to purchase the assets and operations of our advisor;

  •
  whether and when we seek to list our common stock on a national securities exchange, which listing could entitle our advisor to the issuance of shares of our common stock through the conversion of our convertible stock; and

  •
  whether and when we seek to sell the company or its assets, which sale may result in the issuance to our advisor of shares of our common stock through the conversion of our convertible stock.

        Subject to oversight by our board of directors, our advisor has considerable discretion with respect to all decisions relating to the terms and timing of all transactions. Therefore, our advisor may have conflicts of interest concerning certain actions taken on our behalf, particularly due to the fact that such fees will generally be payable to our advisor and its affiliates regardless of the quality of the properties acquired or the services provided to us. See "Management—Management Compensation."

        In connection with our organization, we issued to Behringer Harvard Holdings, an affiliate of our advisor, 1,000 shares of convertible stock for an aggregate purchase price of $1,000. On April 2, 2010, Behringer Harvard Holdings transferred ownership of the convertible stock to our advisor. Under limited circumstances, these shares may be converted into shares of our common stock, thereby resulting in dilution of the stockholders' interest in us. Our convertible stock will convert into shares of common stock on one of two events. First, it will convert if we have paid distributions to common stockholders such that aggregate distributions are equal to 100% of the price at which we sold our outstanding shares of common stock plus an amount sufficient to produce a 10% cumulative, non-compounded, annual return at that price. Alternatively, the convertible stock will convert if we list our shares of common stock on a national securities exchange and, on the 31st trading day after listing, the value of our company based on the average trading price of our shares of common stock since the listing, plus prior distributions, combine to meet the same 10% return threshold for our common stockholders. Each of these two events is a "Triggering Event." Upon a Triggering Event, our convertible stock will, unless our advisory management agreement with our advisor has been terminated or not renewed on account of a material breach by our advisor, generally convert into shares of common stock with a value equal to the lesser of (A) 20% of the excess of our enterprise value plus the aggregate value of distributions paid to date on then outstanding shares of our common stock over the aggregate issue price of those outstanding shares plus a 10% cumulative, non-compounded, annual return on the issue price of those outstanding shares or (B) 15% of the excess of our enterprise value plus the aggregate value of distributions paid to date on then outstanding shares of our common stock over the aggregate issue price of those outstanding shares plus a 6% cumulative, non-compounded, annual return on the issue price of those outstanding shares. However, if our advisory management agreement with our advisor expires without renewal or is terminated (other than because of a material breach by our advisor) prior to a Triggering Event, then upon a Triggering Event the holder of the convertible stock will be entitled to a prorated portion of the number of shares of common stock determined by the foregoing calculation, where such proration is based on the percentage of time we were advised by our advisor.

        Our advisor and Mr. Behringer can influence whether we terminate the advisory management agreement or allow it to expire without renewal or whether our common shares are listed for trading on a national securities exchange. Accordingly, our advisor can influence both the conversion of the convertible stock and the resulting dilution of other stockholders' interests. There will be no distributions paid on shares of convertible stock. For a description of the convertible stock see "Description of Shares—Convertible Stock."

Certain Conflict Resolution Procedures

        We expect our independent directors to act on all matters in which a conflict of interest may arise, and all of our directors have a fiduciary obligation to act on behalf of our stockholders. In order to reduce or eliminate certain potential conflicts of interest, our charter contains a number of restrictions relating to conflicts of interest, including the following:

        Advisor Compensation.    Our independent directors determine, from time to time but at least annually, that our total fees and expenses are reasonable, in light of our investment performance, our net assets, our net income and the fees and expenses of other comparable, unaffiliated REITs. Each such determination is reflected in the minutes of our board of directors. Our independent directors also supervise the performance of our advisor and the compensation that we pay to it to determine that the provisions of our advisory management agreement are being carried out. Each such determination is recorded in the minutes of our board of directors and based on the factors set forth below and other factors that the independent directors deem relevant:

  •
  the size of the advisory fee in relation to the size, composition and profitability of our portfolio;

  •
  the success of our advisor in generating opportunities that meet our investment objectives;

  •
  the rates charged to other REITs, especially similarly structured REITs, and to investors other than REITs by advisors performing similar services;

  •
  additional revenues realized by our advisor and its affiliates through its relationship with us;

  •
  the quality and extent of service and advice furnished by our advisor;

  •
  the performance of our investment portfolio, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

  •
  the quality of our portfolio in relation to the investments generated by our advisor for the account of its other clients.

        Under our charter, we can only pay our advisor a real estate commission in connection with the sale of a property if it provides a substantial amount of the services in the effort to sell the property and the commission does not exceed 3% of the sales price of the property. Moreover, our charter also provides that the commission, when added to all other real estate commissions paid to unaffiliated parties in connection with the sale, may not exceed the lesser of a competitive real estate commission or 6% of the sales price of the property. Our advisory management agreement does not currently provide for payment of a real estate commission to our advisor or its affiliates in connection with the sale of any property.

        Our charter also requires that any gain from the sale of assets that we may pay our advisor or an entity affiliated with our advisor be reasonable. Such an interest in gain from the sale of assets is presumed reasonable if it does not exceed 15% of the balance of the net sale proceeds remaining after payment to common stockholders, in the aggregate, of an amount equal to 100% of the original issue price of the common stock, plus an amount equal to 6% of the original issue price of the common stock per year cumulative.

        Our charter also limits the amount of acquisition fees and acquisition expenses we can incur to a total of 6% of the contract purchase price for the property or, in the case of a mortgage loan, to 6% of the funds advanced. This limit may only be exceeded if a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction approve the fees and expenses and find the transaction to be commercially competitive, fair and reasonable to us. Although our charter permits combined acquisition fees and expenses to equal 6% of the purchase price, our advisory management agreement limits these fees and expenses to (1) an acquisition fee equal to 2.5% of the funds paid and/or budgeted in respect of the purchase, development, construction or improvement of each asset we acquire and 2.5% of the funds advanced in respect of a loan or other investment, (2) a non-accountable acquisition expense reimbursement in the amount of 0.25% of the funds paid for purchasing an asset, including any debt attributable to the asset, plus 0.25% of the funds budgeted for development, construction or improvement in the case of assets that we acquire and intend to develop, construct or improve, a non-accountable acquisition expense reimbursement in the amount of 0.25% of the funds advanced in respect of a loan or other investment, reimbursement of certain expenses related to our advisor providing services formerly provided or usually provided by third parties in connection with a completed acquisition, third-party investment expenses in the case of a completed investment, and certain non-refundable payments made in connection with any acquisition, (3) debt financing fees of up to 1.0% of the loan or line of credit made available to us and (4) development fees paid to an affiliate of our advisor if such affiliate provides the development services and if a majority of our independent directors determines that such development fee is fair and reasonable and on terms and conditions not less favorable than those available from unaffiliated third parties. Our advisor may forgo or reduce any of these fees so they do not exceed our charter limitation of 6%. Any increase in these fees stipulated in the advisory management agreement would require the approval of a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction.

        Term of Advisory Management Agreement.    Each contract for the services of our advisor may not exceed one year, although there is no limit on the number of times that we may retain a particular advisor. A majority of the independent directors or our advisor may terminate our advisory management agreement without cause or penalty on 60 days' written notice.

        Our Acquisitions.    We will not purchase or lease properties in which our sponsor, our advisor, any of our directors or officers or any of their respective affiliates has an interest without a determination by a majority of the directors, including a majority of the independent directors, not otherwise interested in such transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the seller or lessor unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any such property at an amount in excess of its appraised value as determined by an independent expert selected by our independent directors not otherwise interested in the transaction. An appraisal is "current" if obtained within the prior year. We will not sell or lease properties to our sponsor, our advisor, any of our directors or any of their respective affiliates unless a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction, determines the transaction is fair and reasonable to us. We expect that from time to time our sponsor, our advisor or their affiliates will temporarily enter into contracts relating to investment in properties and other assets all or a portion of which is to be assigned to us prior to closing or may purchase property or other investments in their own name and temporarily hold title for us.

        Loans.    We will not make any loans to our sponsor, our advisor, any of our directors or any of their respective affiliates, except that we may make or invest in mortgage loans involving our sponsor, our advisor, our directors or their respective affiliates, provided that an appraisal of the underlying property is obtained from an independent appraiser and the transaction is approved as fair and reasonable to us and on terms no less favorable to us than those available from third parties. We must keep the appraisal for at least five years and make it available for inspection and duplication by any of our stockholders. In addition, we must obtain a mortgagee's or owner's title insurance policy or commitment as to the priority of the mortgage or the condition of the title. Our charter prohibits us from making or investing in any mortgage loans that are subordinate to any mortgage or equity interest of our advisor, our directors or officers or any of their affiliates.

        In addition, our sponsor, our advisor, our directors and their respective affiliates will not make loans to us or to joint ventures in which we are a joint venture partner unless approved by a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties.

        Limitation on Operating Expenses.    Our advisor and its affiliates shall be entitled to reimbursement, at cost, for actual expenses incurred by them on our behalf or joint ventures in which we are a joint venture partner, subject to the limitation that our advisor must reimburse us for the amount, if any, by which our total operating expenses, including the asset management fee, paid during the previous fiscal year exceed the greater of: (1) 2% of our average invested assets for that fiscal year, or (2) 25% of our net income, before any additions to reserves for depreciation, bad debts or other similar non-cash reserves and before any gain from the sale of our assets, for that fiscal year. If we have already reimbursed our advisor for such excess operating expenses, our advisor will be required to repay such amount to us. Notwithstanding the above, we may reimburse our advisor for expenses in excess of this limitation if a majority of the independent directors determines that such excess expenses are justified based on unusual and non-recurring factors. For any fiscal quarter for which total operating expenses for the 12 months then ended exceed the limitation, we will disclose this fact in our next quarterly report or within 60 days of the end of such quarter send a written disclosure of this fact to our stockholders, in each case such disclosure will include an explanation of the factors the independent directors considered in arriving at the conclusion that the excess expenses were justified. If the independent directors do not determine that such excess expenses were justified, our advisor will reimburse us, at the end of the 12-month period, the amount by which the aggregate expenses exceeded the limitation. We will not reimburse our advisor or its affiliates for services for which our advisor or its affiliates are entitled to compensation in the form of a separate fee other than with respect to acquisition services formerly provided or usually provided by third parties.

        Allocation of Investment Opportunities.    In the event that an investment opportunity becomes available that is suitable, under all of the factors considered by our advisor, for both us and one or more other public or private entities affiliated with our sponsor, our advisor and their affiliates, and for which more than one of such entities has sufficient uninvested funds, then the entity that has had the longest period of time elapse since it was offered an investment opportunity will first be offered such investment opportunity. It shall be the duty of our board of directors, including the independent directors, to insure that this method is applied fairly to us. In determining whether an investment opportunity is suitable for more than one program, our sponsor and our advisor, subject to approval by our board of directors, shall examine, among others, the following factors:

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  the anticipated cash flow of the property to be acquired and the cash requirements of each program;

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  the effect of the acquisition both on diversification of each program's investments by type of property and geographic area and on diversification of the tenants of its properties;

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  the policy of each program relating to leverage of properties;

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  the income tax effects of the purchase to each program;

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  the size of the investment; and

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  the amount of funds available to each program and the length of time such funds have been available for investment.

        If a subsequent development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of our board of directors and our advisor, to be more appropriate for a program other than the program that committed to make the investment, our advisor may determine that another program affiliated with our advisor or its affiliates will make the investment. Our board of directors has a duty to ensure that the method used by our advisor for the allocation of the acquisition of properties by two or more of its affiliated programs seeking to acquire similar types of properties is applied fairly to us.

        Issuance of Options and Warrants to Certain Affiliates.    Our charter prohibits the issuance of options or warrants to purchase our capital stock to our sponsor, our advisor, our directors or officers or any of their affiliates (a) on terms more favorable than we offer such options or warrants to the general public or (b) in excess of an amount equal to 10% of our outstanding capital stock on the date of grant.

        Repurchase of Our Shares.    Our charter prohibits us from paying a fee to our sponsor, our advisor, or our directors or officers or any of their affiliates in connection with our repurchase of our capital stock.

        Reports to Stockholders.    Our charter requires that we prepare an annual report and deliver it to our stockholders within 120 days after the end of each fiscal year. Among the matters that must be included in the annual report or included in a proxy statement delivered with the annual report are:

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  financial statements prepared in accordance with GAAP that are audited and reported on by independent certified public accountants;

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  the ratio of the costs of raising capital during the year to the capital raised;

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  the aggregate amount of advisory fees and the aggregate amount of other fees paid to our advisor and any affiliates of our advisor by us or third parties doing business with us during the year;

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  our total operating expenses for the year stated as a percentage of our average invested assets and as a percentage of our net income;

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  a report from the independent directors that our policies are in the best interests of our common stockholders and the basis for such determination; and

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  a separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our advisor, a director or any affiliate thereof during the year, which disclosure has been examined and commented upon in the report by the independent directors with regard to the fairness of such transactions.

        Voting of Shares Owned by Affiliates.    Before becoming a stockholder, Behringer Harvard Holdings, an affiliate of our advisor, our advisor, our directors and officers and their affiliates must agree not to vote their shares regarding (1) the removal of any of these affiliates or (2) any transaction between them and us.

        Other Transactions with Affiliates.    We will not accept goods or services from our sponsor, our advisor or their affiliates or enter into any other transaction with our sponsor, our advisor or their affiliates unless a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction, approve such transaction as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

INVESTMENT OBJECTIVES AND CRITERIA

General

        We intend to acquire and operate real estate and real estate-related assets on an opportunistic basis. Our management and board have extensive experience investing in numerous types of properties. Thus, we may acquire a wide variety of commercial properties, including office, industrial, retail, hospitality, recreation and leisure, single-tenant, multifamily and other real properties. These properties may be existing, income-producing properties, newly constructed properties or properties under development or construction and may include multifamily properties purchased for conversion into condominiums and single-tenant properties that may be converted for multifamily use. We focus on acquiring properties with significant possibilities for short-term capital appreciation, such as those requiring development, redevelopment or repositioning, those located in markets with high growth potential and those available from sellers who are distressed or face time-sensitive deadlines. We also may invest in real estate-related securities, including securities issued by other real estate companies, either for investment or in change of control transactions completed on a negotiated basis or otherwise, and in bridge and mezzanine loans that may lead to an opportunity to purchase a real estate interest. In addition, to the extent that our advisor and board of directors determines that it is advantageous, we also may make or invest in commercial mortgage-backed securities, mortgage loans and Section 1031 tenant-in-common interests. Economic circumstances as of the date of this prospectus present opportunities to make such real estate-related investments at more attractive rates of current return than have been available for some time and such investments may also have capital gain characteristics, whether as a result of a discount purchase or related equity participations. We expect to make our investments in or in respect of real estate assets located in the United States and other countries based on our view of existing market conditions. We may enter into one or more joint ventures, tenant-in-common investments or other co-ownership arrangements for the acquisition, development or improvement of properties with third parties or affiliates of our advisor, including present and future real estate limited partnerships and REITs sponsored by affiliates of our advisor. We also may serve as mortgage lender to, or acquire interests in or securities issued by, these joint ventures, tenant-in-common investments or other joint venture arrangements or other Behringer Harvard sponsored programs.

        Our primary investment objectives are:

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  to realize growth in the value of our investments within three to six years of the termination of our initial public offering;

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  to preserve, protect and return your capital contribution;

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  to grow net cash from operations such that more cash is available for distributions to you; and

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  to enable you to realize a return of your investment by beginning the process of liquidating and distributing cash to you or by listing our shares for trading on a national securities exchange within three to six years after the termination of our initial public offering.

        If we do not begin the process of liquidating our assets or listing our shares within six years of the termination of our initial public offering, our charter requires that we hold a stockholders meeting to vote on a proposal for our orderly liquidation unless a majority of our board of directors and a majority of our independent directors vote to defer such a meeting beyond the sixth anniversary of the termination of our initial public offering. The proposal would include information regarding appraisals of our portfolio. If our stockholders did not approve the proposal, we would obtain new appraisals and resubmit the proposal by proxy statement to our stockholders up to once every two years upon the written request of stockholders owning 10% of our outstanding common stock.

        We cannot assure you that we will attain our investment objectives or that our capital will not decrease. Pursuant to our advisory management agreement, and to the extent permitted by our charter, our advisor will be indemnified for claims relating to any failure to succeed in achieving these objectives.

        We may not change the investment objectives and limitations set forth in the charter, except upon approval of stockholders holding a majority of the shares. Our independent directors review our investment objectives at least annually to determine whether our policies are in the best interests of our stockholders. Each such determination will be set forth in the minutes of our board of directors. See "—Investment Limitations" below.

        Decisions relating to the purchase or sale of our investments will be made by Behringer Harvard Opportunity Advisors II, our advisor, subject to approval of our board of directors, including a majority of our independent directors. See "Management" for a description of the background and experience of our directors and executive officers.

Acquisition and Investment Policies

        Because our intended approach to acquiring and operating real estate and real estate-related assets involves more risk than comparable real estate programs that have a targeted holding period for investments longer than ours, utilize leverage to a lesser degree and/or employ more conservative investment strategies, we believe that we have a potential for a higher rate of return than comparable real estate programs. Prior to acquiring an asset, our advisor will perform an individual analysis of the asset to determine whether it meets our investment criteria, including the probability of sale at an optimum price within our targeted holding period. Our advisor will use the information derived from the analysis in determining whether the asset is an appropriate investment for us.

        We intend to invest in a wide variety of commercial properties, including, without limitation, office, industrial, retail, hospitality, recreation and leisure, single-tenant, multifamily and other real properties. These properties may be existing or newly constructed properties, properties under development or construction, properties not yet developed or raw land for development or resale and may include multifamily properties purchased for conversion into condominiums and single-tenant properties that may be converted for multifamily use. In each case, the properties will be identified by us as opportunistic investments. These properties will be identified as such because of their property-specific characteristics or their market characteristics. For instance, properties that may benefit from unique repositioning opportunities or for development or redevelopment or that are located in markets with high growth potential or that are available from distressed sellers may present appropriate investments for us.

        In the case of real estate-related investments, we may invest in (1) equity securities such as common stocks, preferred stocks and convertible preferred securities of public or private real estate companies such as other REITs and other real estate operating companies, (2) debt securities such as commercial mortgages, mortgage loan participations, commercial mortgage-backed securities and debt securities issued by other real estate companies, and (3) mezzanine loans, bridge loans and certain non-U.S. dollar denominated securities. In each case, these real estate-related assets will have been identified as being opportunistic investments with significant possibilities for near-term capital appreciation or higher current income.

        We intend to hold our assets for a period of three to six years from the termination of our initial public offering. We believe that holding our assets for this period will enable us to capitalize on the potential for increased income and capital appreciation of such assets while also providing for a level of liquidity consistent with our investment strategy and fund life. Though we will evaluate each of our assets for capital appreciation generally within a targeted holding period of three to six years from the termination of our initial public offering, we may consider investing in properties and other assets with a different holding period in the event such investments provide an opportunity for an attractive return in a period that is consistent with the life of this fund. Further, economic or market conditions may influence us to hold our investments for different periods of time.

        As a result of our flexibility to invest in a variety of types of real estate and real estate-related assets rather than in specific limited asset types, our intent to target assets with significant possibilities for near-term capital appreciation or higher current income, and our use of a higher degree of leverage, we believe that our investments have the potential to provide a rate of return superior to real estate programs that invest in a limited range of asset types, have a longer targeted holding period, utilize leverage to a lesser degree and/or employ more conservative investment strategies.

        In cases where our advisor determines that it is advantageous to us to make investments in which our advisor or its affiliates do not have substantial experience, it is our advisor's intention to employ persons, engage consultants or partner with third parties that have, in our advisor's opinion, the relevant expertise necessary to assist our advisor in its consideration, making and administration of such investments.

        We may modify our acquisition and investment policies if our shares become listed for trading on a national securities exchange. For example, upon listing of our common stock, we may choose to sell more volatile properties and use the proceeds to acquire properties that are more likely to generate a stable return. Other factors may also cause us to modify our acquisition and investment policies.

  Investments in Real Property

        In executing our investment strategy with respect to investments in real property, we will seek to invest in assets that we believe may be repositioned or redeveloped so that they will reach an optimum value within three to six years from the termination of our initial public offering. We may acquire properties with lower tenant quality or low occupancy rates and reposition them by seeking to improve the property, tenant quality and occupancy rates and thereby increase lease revenues and overall property value. Further, we may invest in properties that we believe are an attractive value because all or a portion of the tenant leases expire within a short period after the date of acquisition, and we intend to renew leases or replace existing tenants at the properties for improved returns. We may acquire properties in markets that are depressed or overbuilt with the anticipation that, within our targeted holding period, the markets will recover and favorably impact the value of these properties. We may also acquire properties from sellers who are distressed or face time-sensitive deadlines with the expectation that we can achieve better success with the properties. Many of the markets where we will acquire properties may have high growth potential in real estate lease rates and sale prices. To the extent feasible, we will invest in a diversified portfolio of properties in terms of geography, type of property and industry of our tenants that will satisfy our investment objectives of preserving our capital and realizing capital appreciation upon the ultimate sale of our properties. In making investment decisions for us, our advisor will consider relevant real estate property and financial factors, including the location of the property, its suitability for any development contemplated or in progress, its income-producing capacity, the prospects for long-range appreciation and its liquidity and income tax considerations.

        Except with respect to unimproved or non-incoming producing property, we are not limited in the number or size of properties we may acquire or the percentage of net proceeds of this offering that we may invest in a single property. The number and mix of properties we acquire will depend upon real estate and market conditions and other circumstances existing at the time we acquire our properties and the amount of proceeds we raise in this offering. We will not invest more than 10% of our total assets in unimproved properties or in mortgage loans secured by such properties. We will consider a property to be an unimproved property if it was not acquired for the purpose of producing rental or other operating income, has no development or construction in process at the time of acquisition and no development or construction is planned to commence within one year of the acquisition.

        Our investment in real estate generally will take the form of holding fee title or a long-term leasehold estate. We will acquire such interests either directly through Behringer Harvard Opportunity OP II or indirectly through limited liability companies or through investments in joint ventures, partnerships, co-tenancies or other co-ownership arrangements with third parties, including developers of the properties, or with affiliates of our advisor. See "—Joint Venture Investments" below. In addition, we may purchase properties and lease them back to the sellers of such properties. Although we will use our best efforts to structure any such sale-leaseback transaction such that the lease will be characterized as a "true lease" so that we will be treated as the owner of the property for federal income tax purposes, we cannot assure you that the Internal Revenue Service will not challenge such characterization. In the event that any such sale-leaseback transaction is recharacterized as a financing transaction for federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed. See "Federal Income Tax Considerations—Sale-Leaseback Transactions."

        Though we intend to diversify our portfolio by geographic location, we expect to focus on markets with high growth potential. As a result, our actual investments may result in concentrations in a limited number of geographic regions. We expect to make our investments in or in respect of real estate assets located in the United States and other countries. If we invest in properties outside of the United States, we intend to focus primarily on commercial properties located in Europe, which we believe to have similar characteristics as those properties in which we have previous investment and management expertise. Investment in areas outside of the United States may be subject to risks different than those impacting properties in the United States. See "Risk Factors—Risks Related to an Investment in Behringer Harvard Opportunity REIT II—Your investment may be subject to additional risks if we make international investments."

        Successful commercial real estate investment requires the implementation of strategies that permit favorable purchases, effective asset and property management for enhanced current returns and maintenance of higher relative property values, and timely disposition for attractive capital appreciation. An affiliate of our advisor has developed and uses modeling tools that our advisor believes will help us identify favorable property acquisitions, enable it to forecast growth and make predictions at the time of the acquisition of a property as to optimal portfolio blend, disposition timing and sales price. Using these tools together with our overall strategies, including individual market monitoring and ongoing analysis of macro- and micro-regional economic cycles, we expect to be better able to identify favorable acquisition targets, increase current returns and current distributions to investors, maintain higher relative portfolio property values, conduct appropriate development or redevelopment activities and execute timely dispositions at appropriate sales prices to enhance capital gains distributable to our investors.

        Our obligation to purchase any property generally will be conditioned upon the delivery and verification of certain documents from the seller or developer, including, where appropriate:

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  plans and specifications;

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  environmental reports;

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  surveys;

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  evidence of marketable title subject to such liens and encumbrances as are acceptable to our advisor;

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  auditable financial statements covering recent operations of properties having operating histories; and

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  title and liability insurance policies.

        We will not purchase any property unless and until we obtain what is generally referred to as a "Phase I" environmental site assessment and are generally satisfied with the environmental status of the property. A Phase I environmental site assessment basically consists of a visual survey of the building and the property in an attempt to identify areas of potential environmental concerns, visually observing neighboring properties to assess surface conditions or activities that may have an adverse environmental impact on the property, and contacting local governmental agency personnel and performing a regulatory agency file search in an attempt to determine any known environmental concerns in the immediate vicinity of the property. A Phase I environmental site assessment does not generally include any sampling or testing of soil, groundwater or building materials from the property. With respect to international investments, we will seek to obtain an environmental assessment that is customary in the location where the property is being acquired.

        Generally, sellers engage and pay third party brokers or finders in connection with the sale of an asset. However, although we do not expect to do so on a regular basis, we may from time to time compensate third party brokers or finders in connection with our acquisitions.

        Generally, the purchase price that we will pay for any property will be based on the fair market value of the property as determined by a majority of our directors. In the cases where a majority of our independent directors require and in all cases in which the transaction is with any of our sponsors, our directors or our advisor or its affiliates, we will obtain an appraisal of fair market value by an independent expert selected by our independent directors. Regardless, we will generally obtain an independent appraisal for each property in which we invest. However, we will rely on our own independent analysis and not on appraisals in determining whether to invest in a particular property. Appraisals are estimates of value and should not be relied upon as measures of true worth or realizable value.

        We may enter into arrangements with the seller or developer of a property whereby the seller or developer agrees that, if during a stated period the property does not generate a specified cash flow, the seller or developer will pay in cash to us a sum necessary to reach the specified cash flow level, subject in some cases to negotiated dollar limitations. In determining whether to purchase a particular property, we may, in accordance with customary practices, obtain an option on such property. The amount paid for an option, if any, is normally surrendered if the property is not purchased and is normally credited against the purchase price if the property is purchased. In purchasing, leasing and developing properties, we will be subject to risks generally incident to the ownership of real estate. See "Risk Factors—General Risks Related to Investments in Real Estate."

  Investing in and Originating Loans

        We may, from time to time, make or invest in mortgage, bridge or mezzanine loans, short-term loans in connection with Section 1031 TIC Transactions (as described below under "—Section 1031 Tenant-in-Common Transactions") and other loans relating to real property, including loans in connection with the acquisition of investments in entities that own real property. In addition to seeking investments with significant possibilities for short-term capital appreciation, economic conditions as of the date of this prospectus present opportunities to invest in loans at more attractive rates of current return than have been available for some time. Our criteria for investing in loans will be substantially the same as those involved in our investment in properties; however, we will also evaluate such investments based on the current income opportunities presented. Mortgage loans in which we may invest include first, second and third mortgage loans, wraparound mortgage loans, construction mortgage loans on real property and loans on leasehold interest mortgages. We may also invest in participations in mortgage loans. Further, we may invest in unsecured loans or loans secured by assets other than real estate.

        The mezzanine loans in which we may invest will generally take the form of subordinated loans secured by a pledge of the ownership interests of an entity that directly or indirectly owns real property. Such loans may also take the form of subordinated loans secured by second mortgages on real property. We may hold senior or junior positions in mezzanine loans, such senior or junior position denoting the particular leverage strip that may apply.

        Second and wraparound mortgage loans are secured by second or wraparound deeds of trust on real property that is already subject to prior mortgage indebtedness, in an amount that, when added to the existing indebtedness, does not generally exceed 75% of the appraised value of the mortgage property. A wraparound loan is one or more junior mortgage loans having a principal amount equal to the outstanding balance under the existing mortgage loan, plus the amount actually to be advanced under the wraparound mortgage loan. Under a wraparound loan, we would generally make principal and interest payments on behalf of the borrower to the holders of the prior mortgage loans. Third mortgage loans are secured by third deeds of trust on real property that is already subject to prior first and second mortgage indebtedness, in an amount that, when added to the existing indebtedness, does not generally exceed 75% of the appraised value of the mortgage property.

        Construction loans are loans made for either original development or renovation of property. Construction loans in which we would generally consider an investment would be secured by first deeds of trust on real property for terms of six months to two years. In addition, if the mortgage property is being developed, the amount of the construction loan generally will not exceed 75% of the post-development appraised value. Loans on leasehold interests are secured by an assignment of the borrower's leasehold interest in the particular real property. These loans are generally for terms of from six months to 15 years. Leasehold interest loans generally do not exceed 75% of the value of the leasehold interest and require guaranties of the borrowers. The leasehold interest loans are either amortized over a period that is shorter than the lease term or have a maturity date prior to the date the lease terminates. These loans would generally permit us to cure any default under the lease. Mortgage participation investments are investments in partial interests of mortgages of the type described above that are made and administered by third-party mortgage lenders.

        We will not make or invest in mortgage loans unless we obtain an appraisal concerning the underlying property from a certified independent appraiser except for mortgage loans insured or guaranteed by a government or government agency. In cases where our independent directors determine, and in all cases in which the transaction is with any of our sponsor, our directors or our advisor or its affiliates, such appraisal shall be obtained from an independent appraiser. We will maintain each appraisal in our records for at least five years and will make it available during normal business hours for inspection and duplication by any stockholder at such stockholder's expense. In addition to the appraisal, we will seek to obtain a customary lender's title insurance policy or commitment as to the priority of the mortgage or condition of the title. We will not make unsecured loans or loans not secured by mortgages unless such loans are approved by a majority of our independent directors.

        We will not make or invest in mortgage loans on any one property if the aggregate amount of all mortgage loans outstanding on the property, including our borrowings, would exceed an amount equal to 85% of the appraised value of the property, as determined by an independent appraisal, unless substantial justification exists because of the presence of other underwriting criteria, as determined in the sole discretion of our board of directors, including a majority of our independent directors. Our board of directors may find such justification in connection with the purchase of mortgage loans in cases in which we believe there is a high probability of our foreclosure upon the property in order to acquire the underlying assets and in which the cost of the mortgage loan investment does not exceed the appraised value of the underlying property.

        In evaluating prospective loan investments, our advisor will consider factors such as the following:

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  the ratio of the amount of the investment to the value of the property or other assets by which it is secured;

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  the property's potential for capital appreciation;

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  expected levels of rental and occupancy rates;

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  current and projected cash flow of the property;

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  potential for rental increases;

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  the degree of liquidity of the investment;

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  geographic location of the property;

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  the condition and use of the property;

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  the property's income-producing capacity;

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  the quality, experience and creditworthiness of the borrower;

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  in the case of mezzanine loans, the ability to acquire the underlying real estate; and

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  general economic conditions in the area where the property is located or that otherwise affect the borrower.

        We may originate loans from mortgage brokers or personal solicitations of suitable borrowers, or may purchase existing loans that were originated by other lenders. Our advisor will evaluate all potential loan investments to determine if the term of the loan, the security for the loan and the loan-to-value ratio meets our investment criteria and objectives. Our advisor will arrange for an inspection of the property securing the loan, if any, during the loan approval process. We do not expect to make or invest in mortgage, bridge or mezzanine loans with a maturity of more than ten years from the date of our investment, and anticipate that most loans will have a term of five years or less. Most loans that we will consider for investment would provide for monthly payments of interest and some may also provide for principal amortization, although many loans of the nature that we will consider provide for payments of interest only and a payment of principal in full at the end of the loan term.

        Our loan investments may be subject to regulation by federal, state and local authorities and subject to various laws and judicial and administrative decisions, as well as the laws and regulations of foreign jurisdictions, imposing various requirements and restrictions, including among other things, regulating credit-granting activities, establishing maximum interest rates and finance charges, requiring disclosures to customers, governing secured transactions and setting collection, repossession and claims-handling procedures and other trade practices. In addition, certain states have enacted legislation requiring the licensing of mortgage bankers or other lenders and these requirements may affect our ability to effectuate our proposed investments in mortgage, bridge or mezzanine loans. Commencement of operations in these or other jurisdictions may be dependent upon a finding of our financial responsibility, character and fitness. We may determine not to make mortgage, bridge or mezzanine loans in any jurisdiction in which the regulatory authority believes that we have not complied in all material respects with applicable requirements.

        We do not have any policies directing the portion of our assets that may be invested in construction loans, loans secured by leasehold interests and second, third and wraparound mortgage, bridge or mezzanine loans. However, we recognize that these types of loans are riskier than first deeds of trust or first priority mortgages on income-producing, fee-simple properties and will take that fact into account when determining the rate of interest on the loans.

        We are not limited as to the amount of gross offering proceeds that we may apply to our loan investments. We also do not have any policy that limits the amount that we may invest in any single loan or the amount we may invest in loans to any one borrower. Pursuant to our advisory management agreement, our advisor will be responsible for servicing and administering any mortgage, bridge or mezzanine loans in which we invest.

  Investment in Other Real Estate-Related Securities

        We may invest in common and preferred real estate-related equity securities of both publicly traded and private real estate companies. Real estate-related equity securities are generally unsecured and also may be subordinated to other obligations of the issuer. Our investments in real estate-related equity securities will involve special risks relating to the particular issuer of the equity securities, including the financial condition and business outlook of the issuer. We may purchase real estate-related securities denominated in foreign currencies or securities of issuers that make investments in real estate located outside the United States. We may acquire real estate-related securities through tender offers, negotiated or otherwise, in which we solicit a target company's stockholders to purchase their securities.

        We may also make investments in commercial mortgage-backed securities (CMBS). CMBS are securities that evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans. CMBS are generally pass-through certificates that represent beneficial ownership interests in common law trusts whose assets consist of defined portfolios of one or more commercial mortgage loans. They are typically issued in multiple tranches whereby the more senior classes are entitled to priority distributions from the trust's income. Losses and other shortfalls from expected amounts to be received on the mortgage pool are borne by the most subordinate classes, which receive payments only after the more senior classes have received all principal and/or interest to which they are entitled. CMBS are subject to all of the risks of the underlying mortgage loans. We may invest in investment grade and non-investment grade CMBS classes.

Development and Construction of Properties

        We may invest substantial proceeds from the offering in properties on which improvements are to be constructed or completed, provided that we will not invest more than 10% of our total assets in unimproved properties or in mortgage loans secured by such properties. We will consider a property to be an unimproved property if it was not acquired for the purpose of producing rental or other operating income, has no development or construction in process at the time of acquisition and no development or construction is planned to commence within one year of the acquisition.

        To help ensure performance by the builders of properties that are under construction, completion of such properties will be guaranteed at the contracted price by a completion bond or performance bond. Our advisor will enter into contracts on our behalf with contractors or developers for such construction services on terms and conditions approved by our board of directors. If we contract with an affiliate of our advisor, Behringer Development, for such services, we also will obtain the approval of a majority of our independent directors that the contract is fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties. Our advisor may rely upon the substantial net worth of the contractor or developer or a personal guarantee accompanied by financial statements showing a substantial net worth provided by an affiliate of the person entering into the construction or development contract as an alternative to a completion bond or performance bond. Development of real estate properties is subject to risks relating to a builder's ability to control construction costs or to build in conformity with plans, specifications and timetables. See "Risk Factors—General Risks Related to Investments in Real Estate."

        Additionally, we may engage Behringer Development, an affiliate of our advisor, to act as a developer for all or some of the properties that we acquire for development or redevelopment. In those cases, we will pay development fees to Behringer Development that are usual and customary for similar projects in the particular market if a majority of our independent directors determines that such development fees are fair and reasonable and on terms and conditions not less favorable than those available from unaffiliated third parties.

        We or Behringer Development (on our behalf) may make periodic progress payments or other cash advances to developers and builders of our properties prior to completion of construction only upon receipt of an architect's certification as to the percentage of the project then completed and as to the dollar amount of the construction then completed. We intend to use such additional controls on disbursements to builders and developers as we deem necessary or prudent.

        We may directly employ one or more project managers, including Behringer Development, to plan, supervise and implement the development of any unimproved properties that we may acquire. Such persons would be compensated directly by us or through an affiliate of our advisor.

Acquisition of Properties from Behringer Development

        We may acquire properties, directly or through joint ventures, tenant-in-common investments or other co-ownership arrangements, with unaffiliated third parties or with affiliated entities, including Behringer Development. Behringer Development was formed to (1) acquire existing income-producing commercial real estate properties, and (2) acquire land, develop commercial real properties, secure tenants for such properties and sell such properties upon completion to Behringer Harvard sponsored programs. In the case of properties to be developed by Behringer Development and sold to us, we anticipate that Behringer Development will:

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  acquire a parcel of land;

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  enter into contracts for the construction and development of a commercial building thereon;

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  enter into an agreement with one or more tenants to lease all or a majority of the property upon its completion;

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  secure an earnest money deposit from us, which may be used for acquisition and development expenses;

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  secure a financing commitment from a commercial bank or other institutional lender to finance the remaining acquisition and development expenses;

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  complete the development and allow the tenant or tenants to take possession of the property; and

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  provide for the acquisition of the property by us.

        We will be required to pay a substantial sum to Behringer Development at the time of entering into the contract as a refundable earnest money deposit to be credited against the purchase price at closing, which Behringer Development will apply to the cost of acquiring the land and initial development costs. We expect that the earnest money deposit will represent approximately 20% to 30% of the purchase price of the developed property set forth in the purchase contract.

        Generally, the purchase price that we will pay for the property will be based on the fair market value of the property as determined by a majority of our directors. In the cases where a majority of our independent directors require, we will obtain an appraisal of fair market value by an independent expert selected by our independent directors. In addition, in the case of properties we acquire from Behringer Development that have already been developed, Behringer Development will be required to obtain an appraisal for the property from an independent expert selected by our independent directors.

The purchase price we will pay under the purchase contract will not exceed the fair market value of the property as determined by the appraisal. In the case of properties we acquire from Behringer Development that have not been constructed at the time of contracting, Behringer Development will be required to obtain an independent "as built" appraisal for the property prior to our contracting with them, and the purchase price we will pay under the purchase contract will not exceed the anticipated fair market value of the developed property as determined by the appraisal. We will not acquire any property from Behringer Development unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction determine that the transaction is fair and reasonable to us and at a price no greater than the cost of the property to Behringer Development or, if the price is in excess of such cost, that there is substantial justification for the excess cost and that the excess cost is reasonable.

        Our contract with Behringer Development will require it to deliver to us at closing title to the property, as well as an assignment of all leases on the property. Behringer Development will hold the title to the property on a temporary basis only for the purpose of facilitating the acquisition and development of the property prior to its resale to us and other affiliates of our advisor.

        We may enter into a contract to acquire property from Behringer Development even if we have not yet raised sufficient proceeds to enable us to pay the full amount of the purchase price at closing. We also may elect to close a purchase before the development of the property has been completed, in which case we would obtain an assignment of the construction and development contracts from Behringer Development and would complete the construction either directly or through a joint venture with an affiliate of our advisor. Any contract between us, directly or indirectly through a joint venture with an affiliate of our advisor, and Behringer Development for the purchase of property to be developed by Behringer Development will provide that we will be obligated to purchase the property only if:

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  Behringer Development completes the improvements, which generally will include the completion of the development, in accordance with the specifications of the contract;

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  one or more approved tenants takes possession of the building under a lease satisfactory to our advisor; and

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  we have sufficient proceeds available for investment at closing to pay the balance of the purchase price remaining after payment of the earnest money deposit.

        Our advisor will not cause us to enter into a contract to acquire property from Behringer Development if it does not reasonably anticipate that funds will be available to purchase the property at the time of closing. If we enter into a contract to acquire property from Behringer Development and, at the time for closing, are unable to purchase the property because we do not have sufficient proceeds available for investment, we will not be required to close the purchase of the property and will be entitled to a refund of our earnest money deposit from Behringer Development. The obligation of Behringer Development or its affiliates to refund our earnest money will be unsecured, and no assurance can be made that we would be able to obtain a refund of such earnest money deposit from it under these circumstances since Behringer Development is an entity without substantial assets or operations. See "Risk Factors—General Risks Related to Investments in Real Estate."

Terms of Leases and Tenant Creditworthiness

        The terms and conditions of any lease that we enter into with our tenants may vary substantially from those we describe in this prospectus. We will execute new tenant leases and existing tenant lease renewals, expansions, and extensions with terms that are dictated by the current submarket conditions and the verifiable creditworthiness of each particular tenant. In general, we expect to enter into standard commercial leases. These may include standard multi-tenant commercial leases, "triple net"

leases or participating leases. In addition, we may enter into leases with a TRS of ours with respect to certain hospitality properties. Under standard multi-tenant commercial leases, tenants generally reimburse the landlord for their pro rata share of annual increases in operating expenses above the base amount of operating expenses established in the initial year of the lease term. Under triple net leases, tenants generally are responsible for their pro rata share of building operating expenses in full for each year of the lease term. Under participating leases, which are common for retail properties, the landlord shares in a percentage of the tenant's revenue. We expect our standard multi-tenant and participating lease terms will have initial terms of not less than three years and will include renewal options that are granted at the greater of market rates or the existing rental rate at expiration. We expect our triple net leases will be for initial terms of ten years or more, and that any leases with TRSs would be for terms of five years, although we may have lease terms which differ in certain circumstances.

        We intend to use industry credit rating services to the extent available to determine the creditworthiness of potential tenants and any personal guarantor or corporate guarantor of each potential tenant to the extent available. We will review the reports produced by these services together with relevant financial and other data collected from these parties before consummating a lease transaction. Such relevant data from potential tenants and guarantors include income statements and balance sheets for current and prior periods, net worth or cash flow of guarantors, and business plans and other data we deem relevant. However, in light of our desire to purchase properties that we believe present an opportunity for enhanced future value, any lesser creditworthiness of existing tenants may not be a significant factor in determining whether to acquire the property. We anticipate that we will invest in properties that we believe may be repositioned for greater value due, in whole or in part, to the presence of tenants that do not have strong credit. In such cases, our strategy will include undertaking efforts to attract new, more creditworthy tenants.

        We anticipate that tenant improvements required to be funded by us in connection with newly acquired properties will be funded from our offering proceeds. At such time as one of our tenants does not renew its lease or otherwise vacates its space in one of our buildings, it is likely that, in order to attract new tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. We expect to fund such tenant improvements either through capital reserves established for our properties or from available cash. See "Risk Factors—General Risks Related to Investments in Real Estate."

Multifamily Properties

        We may acquire and develop multifamily properties for rental operations as apartment buildings and/or for conversion into condominiums. In each case, these multifamily communities will meet our investment objectives and may include conventional multifamily properties, such as mid-rise, high-rise, and garden-style properties, as well as student housing and age-restricted properties (typically requiring at least one resident of each unit to be 55 or older). Specifically, we may acquire multifamily assets that may benefit from enhancement or repositioning and development assets. We may purchase any type of residential property, including properties that require capital improvement or lease-up to enhance stockholder returns. Location, condition, design and amenities are key characteristics for apartment communities and condominiums. We will focus on major metropolitan areas and other markets and submarkets that are deemed likely to benefit from ongoing population shifts and/or that are poised for high growth potential.

        The terms and conditions of any apartment lease that we enter into with our residents may vary substantially from those we describe in this prospectus. However, we expect that a majority of our leases will be standardized leases customarily used between landlords and residents for the specific type and use of the property in the geographic area where the property is located. In the case of apartment communities, such standardized leases generally have terms of one year or less. All prospective residents for our apartment communities will be required to submit a credit application.

Hospitality, Recreation and Leisure Properties

        We may also acquire hospitality and recreation and leisure properties that meet our opportunistic investment strategy. Such investments may include limited-service, extended-stay and full-service lodging facilities as well as all-inclusive resorts. We may acquire existing hospitality properties or properties under construction and development. We expect to acquire hospitality properties with high growth potential achievable through various strategies, such as brand repositioning, market-based recovery or improved management practices. If we acquire lodging properties, we will lease the hotel to a TRS in which we may own a 100% ownership interest. Our TRS will engage a third party in the business of operating hotels to manage the property.

        When making hospitality investments we may also acquire recreation and leisure properties, such as marinas, ski resorts and spa and health facilities located on or near the hotel or resort properties we acquire. We may purchase existing marinas and related facilities and, to a lesser extent, develop new marinas where suitable opportunities exist. We expect the marinas that we acquire to derive a substantial percentage of their revenues from the rental of boat slips and/or dry boat storage facilities. In addition, these marinas may offer amenities and facilities that supplement their principal sources of revenue pursuant to leases and/or subleases. Such amenities and facilities may include boat rentals and sales, boat trailer storage facilities and boat supplies and repair services. We will also consider acquiring ski resorts and their related real estate assets. The ski resorts that we may seek to acquire likely will be managed by operators who provide services such as the sale of lift tickets and passes, ski and snowboard lesson packages, equipment rental and repair outlets and food and beverage sales. We may also acquire health clubs, athletic training facilities, wellness centers and spa facilities located on or near any hotels or resorts we acquire.

Joint Venture Investments

        We are likely to enter into joint ventures, partnerships, tenant-in-common investments or other co-ownership arrangements with third parties as well as entities affiliated with our advisor for the acquisition, development or improvement of properties for the purpose of diversifying our portfolio of assets. We may also enter into joint ventures, partnerships, co-tenancies and other co-ownership arrangements or participations with real estate developers, owners and other third parties for the purpose of developing, owning and operating real properties. A joint venture creates an alignment of interest with a private source of capital for the benefit of our stockholders, by leveraging our acquisition, development and management expertise in order to achieve the following four primary objectives: (1) increase the return on invested capital; (2) diversify our access to equity capital; (3) "leverage" invested capital to promote our brand and increase market share; and (4) obtain the participation of sophisticated partners in our real estate decisions. We may only invest in joint ventures if a majority of our directors, including a majority of our independent directors, approve the transaction as fair, competitive and commercially reasonable. In determining whether to invest in a particular joint venture, our advisor will evaluate the real property that such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus for our selection of real property investments.

        We intend to enter into joint ventures with affiliates of our sponsor or our advisor or with other Behringer Harvard sponsored programs, including single-client, institutional-investor accounts in which Behringer Harvard has been engaged by an institutional investor to locate and manage real estate investments on behalf of an institutional investor. However, we may only do so if a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction, approve the transaction as being fair and reasonable to us and on substantially the same terms and conditions as those received by other joint venturers.

        In the event that the co-venturer elects to sell property held in any such joint venture, however, we may not have sufficient funds to exercise any right of first refusal that we may have. In the event that any joint venture with an entity affiliated with our advisor holds interests in more than one property, the interest in each such property may be specially allocated based upon the respective proportion of funds invested by each co-venturer in each such property. Entering into joint ventures with other Behringer Harvard sponsored programs will result in certain conflicts of interest. See "Risk Factors—Risks Related to Conflicts of Interest" and "Conflicts of Interest—Joint Ventures and 1031 Tenant-in-Common Transactions with Affiliates of Our Sponsor and Our Advisor."

        We expect that from time to time our advisor will be presented with an opportunity to purchase all or a portion of a mixed-use property. In such instances, it is possible that we would work together with other Behringer Harvard sponsored programs to apportion the assets within the property among us and the other Behringer Harvard sponsored programs in accordance with the investment objectives of the various programs. After such apportionment, the mixed-use property would be owned by two or more Behringer Harvard sponsored programs or joint ventures composed of Behringer Harvard sponsored programs. The negotiation of how to divide the property among the various Behringer Harvard sponsored programs will not be at arm's length and conflicts of interest will arise in the process. It is possible that in connection with the purchase of a mixed-use property or in the course of negotiations with other Behringer Harvard sponsored programs to allocate portions of such mixed-use property, we may be required to purchase a property that we would otherwise consider inappropriate for our portfolio, in order to also purchase a property that our advisor considers desirable. Although independent appraisals of the assets comprising the mixed-use property will be conducted prior to apportionment, it is possible that we could pay more for an asset in this type of transaction than we would pay in an arm's-length transaction with a third party unaffiliated with our advisor.

Section 1031 Tenant-in-Common Transactions

        Behringer Harvard Holdings and its affiliates sponsor private offerings of tenant-in-common interests through a Behringer Harvard Exchange Entity for the purpose of facilitating the acquisition of real estate properties to be owned in co-tenancy arrangements with persons, referred to herein as 1031 Participants, who wish to invest the proceeds from a prior sale of real estate in another real estate investment for purposes of qualifying for like-kind exchange treatment under Section 1031 of the Internal Revenue Code. We refer to these transactions as Section 1031 TIC Transactions. Typically, in such a transaction, a Behringer Harvard Exchange Entity (many times along with a Behringer Harvard fund such as us) will purchase a property directly from a seller. The Behringer Harvard Exchange Entity then will sell to the 1031 Participants its portion of such purchase as tenant-in-common interests in the property. The price paid by the 1031 Participants for such interests will be higher than that paid by the Behringer Harvard Exchange Entity or by us.

        One or more of our future acquisitions may be made in similar transactions. Section 1031 TIC Transactions provide opportunities for us to become co-investors in properties at the sponsor's cost, in contrast to the higher prices paid to a Behringer Harvard Exchange Entity by third-party 1031 Participants for comparable tenant-in-common interests. Participation in these transactions may permit us to (1) invest proceeds of our offering earlier than we might otherwise be able to do if we were required to acquire the entire property, (2) obtain increased portfolio diversification by applying our capital in lesser amounts over a greater number of properties, (3) acquire interests in properties that we would be unable to acquire using only our own capital resources, and (4) have opportunities to increase our interests in the related properties pursuant to certain purchase options granted to us as a result of our affiliation with the sponsor of the Section 1031 TIC Transaction.

        Properties acquired by a Behringer Harvard Exchange Entity in connection with the Section 1031 TIC Transactions generally are financed by obtaining a first mortgage secured by the property acquired. In order to finance the remainder of the purchase price for properties to be acquired, a Behringer Harvard Exchange Entity obtains a short-term loan from an institutional lender for each property. Following its acquisition of a property, the Behringer Harvard Exchange Entity seeks to sell co-tenancy interests to 1031 Participants, the proceeds of which are used to repay the short-term loan. At the closing of each property acquired by a Behringer Harvard Exchange Entity, we may enter into a contractual arrangement, providing that (1) in the event that the Behringer Harvard Exchange Entity is unable to sell all of the co-tenancy interests in that property to 1031 Participants, we will purchase, at the Behringer Harvard Exchange Entity's cost, any co-tenancy interests remaining unsold; (2) we will guarantee certain bridge loans associated with the purchase of the property in which tenant-in-common interests are to be sold or otherwise associated with such transaction; and/or (3) we will provide security for the guarantee of such loans. See "Risk Factors—Risks Associated with Section 1031 Tenant-in-Common Transactions." In connection with such transactions, we also may enter into one or more contractual arrangements obligating us to purchase co-tenancy interests in a particular property directly from the 1031 Participants. The Behringer Harvard Exchange Entity will pay us a fee in consideration for our agreeing to do (2) or (3) above. Generally, the amount of the fee will be equal to 1% of the amount of the obligation to which we are exposed or the amount of the short-term loan obtained by the Behringer Harvard Exchange Entity.

        Our board of directors, including a majority of our independent directors, must approve each property or tenant-in-common interest acquired by us pursuant to any Section 1031 TIC Transaction. Accordingly, we will only participate in a Section 1031 TIC Transaction where the property purchased meets our investment objectives. Under any such program, we would not execute any agreement providing for the potential purchase of any unsold co-tenancy interests from a Behringer Harvard Exchange Entity or any co-tenancy interests directly from the 1031 Participants until a majority of our directors, including a majority of our independent directors not otherwise interested in the transaction, approve of the transaction as being fair, competitive and commercially reasonable to us and at a price to us no greater than the cost of the co-tenancy interests to the Behringer Harvard Exchange Entity. If the price to us would be in excess of such cost, our directors must find substantial justification for such excess and that such excess is reasonable. In addition, under any such program, we will require that a fair market value appraisal for each property be obtained from an independent expert selected by our independent directors and in no event would we purchase co-tenancy interests at a price that exceeds the current appraised value of the property interests.

        All 1031 Participants, including us, would execute a tenant-in-common agreement with the other purchasers of co-tenancy interests in the property and a property management agreement providing for the property management and leasing of the property by HPT Management or its subsidiaries. The tenant-in-common agreement generally would provide that all significant decisions, such as the sale, exchange, lease or re-lease of the property, or any loans or modifications of any loans related to the property, require unanimous approval of all tenant-in-common owners, subject to the deemed consent for failure to respond to any request for consent prior to the applicable deadline and our right to purchase the interests of owners who fail to consent with the majority. The tenant-in-common agreement generally also would provide a first purchase right to us and options for us to purchase the interests of the other owners at any time within the last year of any mortgage loan on the related property or after we announce our intention to liquidate our portfolio or list our equity on a stock exchange. In addition, the tenant-in-common agreement would provide for the payment of property management fees to HPT Management or its affiliates of up to 4.5% of gross revenues plus leasing commissions based upon the customary leasing commission applicable to the geographic location of the property. Accordingly, in the event that we purchase co-tenancy interests pursuant to one or more of these contractual arrangements, we would be subject to various risks associated with co-tenancy arrangements that are not otherwise present in real estate investments, such as the risk that the interests of the 1031 Participants will become adverse to our interests. See "Risk Factors—Risks Associated with Section 1031 Tenant-in-Common Transactions."

        We may also directly sell tenant-in-common interests in our properties to 1031 Participants. We will sell a property via a Section 1031 TIC Transaction only in the event that our board of directors determines that such a transaction will be more advantageous to us than an outright sale of the property for cash. Any sale of one or more properties via a Section 1031 TIC Transaction may expose us to significant tax and securities disclosure risks. See "Risk Factors—Risks Associated with Section 1031 Tenant-in-Common Transactions."

Borrowing Policies

        Although we will strive for diversification, the number of different properties that we can acquire will be affected by the amount of funds available to us. We intend to use debt as a means of providing additional funds for the acquisition of properties and the diversification of our portfolio. Our ability to increase our diversification through borrowing could be adversely impacted if banks and other lending institutions reduce the amount of funds available for loans secured by real estate. When interest rates on mortgage loans are high or financing is otherwise unavailable on a timely basis, we may purchase certain properties for cash with the intention of obtaining a mortgage loan for a portion of the purchase price at a later time.

        There is no limitation on the amount we may invest in any single property or other asset or on the amount we can borrow for the purchase of any individual property or other investment. Under our charter, the maximum amount of our indebtedness shall not exceed 300% of our "net assets" (as defined by our charter) as of the date of any borrowing; however, we may exceed that limit if approved by a majority of our independent directors.

        In addition to our charter limitation, our board of directors has adopted a policy to generally limit our aggregate borrowings to approximately 75% of the aggregate value of our assets unless substantial justification exists that borrowing a greater amount is in our best interests. Our policy limitation, however, does not apply to individual real estate assets and only will apply once we have ceased raising capital under this or any subsequent offering and invested substantially all of our capital. As a result, we expect to borrow more than 75% of the contract purchase price of each real estate asset we acquire to the extent our board of directors determines that borrowing these amounts is prudent.

        By operating on a leveraged basis, we expect that we will have more funds available to us for investments. This will allow us to make more investments than would otherwise be possible, resulting in a more diversified portfolio. Although we expect our liability for the repayment of indebtedness to be limited to the value of the property securing the liability and the rents or profits derived therefrom, our use of leverage increases the risk of default on the mortgage payments and a resulting foreclosure of a particular property. See "Risk Factors—General Risks Related to Investments in Real Estate." To the extent that we do not obtain mortgage loans on our properties, our ability to acquire additional properties will be limited. Our advisor will use its best efforts to obtain financing on the most favorable terms available to us. Lenders may have recourse to assets not securing the repayment of the indebtedness.

        Our advisor will refinance properties during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing mortgage, when an existing mortgage matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of the refinancing may include an increased cash flow resulting from reduced debt service requirements, an increase in distributions from proceeds of the refinancing, and an increase in property ownership if refinancing proceeds are reinvested in real estate.

        We may not borrow money from any of our directors or from our advisor and its affiliates unless such loan is approved by a majority of the directors, including a majority of the independent directors not otherwise interested in the transaction upon a determination by such directors that the transaction is fair, competitive and commercially reasonable and no less favorable to us than a comparable loan between unaffiliated parties.

        For services in connection with any debt financing obtained by or for us (including any refinancing of debt), we pay our advisor a debt financing fee equal to 1% of the amount available under such financing. Debt financing fees payable from loan proceeds from permanent financing will be paid to our advisor as we acquire such permanent financing. In the event our advisor subcontracts with a third party for the provision of financing coordination services with respect to a particular financing or financings, the advisor will compensate the third party through the debt financing fee.

Disposition Policies

        As each of our investments reach what we believe to be its optimum value during the expected life of the fund, we will consider disposing of the investment and may do so for the purpose of either distributing the net sale proceeds to our stockholders or investing the proceeds in other assets that we believe may produce a higher overall future return to our investors. We anticipate that any such dispositions typically would occur during the period from three to six years from the termination of our initial public offering. However, in accordance with our investment objective of achieving maximum capital appreciation, we may sell a particular property or other asset before or after this anticipated holding period if, in the judgment of our advisor and our board of directors, selling the asset is in our best interest. The determination of when a particular investment should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property or other investment is anticipated to decline substantially, whether we could apply the proceeds from the sale of the asset to make other investments consistent with our investment objectives, whether disposition of the asset would allow us to increase cash flow, and whether the sale of the asset would constitute a prohibited transaction under the Internal Revenue Code or otherwise impact our status as a REIT. Our ability to dispose of property during the first few years following its acquisition is restricted to a substantial extent as a result of our REIT status. Under applicable provisions of the Internal Revenue Code regarding prohibited transactions by REITs, a REIT that sells property other than foreclosure property that is deemed to be inventory or property held primarily for sale in the ordinary course of business is deemed a "dealer" and subject to a 100% penalty tax on the net income from any such transaction. As a result, our board of directors will attempt to structure any disposition of our properties to avoid this penalty tax through reliance on safe harbors available under the Internal Revenue Code for properties held at least two years or through the use of a TRS. See "Federal Income Tax Considerations—Taxation of the Company."

        When we determine to sell a particular property or other investment, we will seek to achieve a selling price that maximizes the capital appreciation for investors based on then-current market conditions. We cannot assure you that this objective will be realized. The selling price of a leased property will be determined in large part by the amount of rent payable by the tenants. With respect to apartment communities, the selling price will be determined in large part by the amount of rent payable by the residents. When determining the selling price of hospitality and recreation and leisure properties, such as ski resorts, marinas and health and spa facilities, we will consider such factors as expected future cash flow from the properties as well as industry-specific information. The terms of payment will be affected by custom in the area in which the property being sold is located and the then prevailing economic conditions.

        Depending upon then prevailing market conditions, it is our intention to consider beginning the process of liquidating our assets and distributing the net proceeds to our stockholders within three to six years after the termination of our initial public offering. If we do not begin an orderly liquidation within that period, we may seek to have our shares listed on a national securities exchange. If we do not begin the process of liquidating our assets or listing our shares within six years of the termination of our initial public offering, our charter requires that we hold a stockholders meeting to vote on a proposal for our orderly liquidation unless a majority of our board of directors and a majority of our independent directors vote to defer such a meeting beyond the sixth anniversary of the termination of our initial public offering. The proposal would include information regarding appraisals of our portfolio. If our stockholders did not approve the proposal, we would obtain new appraisals and resubmit the proposal by proxy statement to our stockholders up to once every two years upon the written request of stockholders owning 10% of our outstanding common stock.

        Market conditions and other factors could cause us to delay the commencement of our liquidation or to delay the listing of our shares on a national securities exchange beyond six years from the termination of our initial public offering. Even after we decide to liquidate, we are under no obligation to conclude our liquidation within a set time because the timing of the sale of our assets will depend on real estate and financial markets, economic conditions of the areas in which the properties are located and federal income tax effects on stockholders that may prevail in the future, and we cannot assure you that we will be able to liquidate our assets. After commencing a liquidation, we would continue in existence until all properties are sold and our other assets are liquidated.

Investment Limitations

        Our charter places numerous limitations on us with respect to the manner in which we may invest our funds or issue securities. Under our charter, we will not:

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  borrow in excess of 300% of our net tangible assets, unless a majority of the independent directors approves each borrowing in excess of our charter limitation and we disclose such borrowing to our stockholders in our next quarterly report with an explanation from the independent directors of the justification for the excess borrowing;

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  invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;

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  invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

  •
  make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency. In cases where our independent directors determine, and in all cases in which the transaction is with any of our sponsor, our directors or our advisor or its affiliates, such appraisal shall be obtained from an independent appraiser. We will maintain such appraisal in our records for at least five years, and it will be available for inspection and duplication by our stockholders. We will also obtain a mortgagee's or owner's title insurance policy as to the priority of the mortgage;

  •
  make or invest in mortgage loans that are subordinate to any mortgage or equity interest of any of our sponsor, our directors, our advisor or its affiliates;

  •
  make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property, including loans from us, would exceed an amount equal to 85% of the appraised value of such property as determined by appraisal unless substantial justification exists for exceeding such limit as determined by our board of directors, including a majority of our independent directors;

  •
  make an investment in a property or mortgage, bridge or mezzanine loan or other investment if the related acquisition fees and acquisition expenses are not reasonable or exceed 6% of the purchase price of the property or, in the case of a mortgage, bridge or mezzanine loan or other investment, 6% of the funds advanced, provided that the investment may be made if a majority of the board of directors, including a majority of our independent directors, determines that the transaction is commercially competitive, fair and reasonable to us;

  •
  invest more than 10% of our total assets in unimproved properties (which we define as property not acquired for the purpose of producing rental or other operating income, has no development or construction in process at the time of acquisition and no development or construction is planned to commence within one year of the acquisition) or mortgage loans on unimproved property;

  •
  invest in equity securities, unless a majority of the board of directors, including a majority of the independent directors, not otherwise interested in the transaction, approves such investment as being fair, competitive and commercially reasonable;

  •
  issue equity securities on a deferred-payment basis or other similar arrangement;

  •
  issue debt securities in the absence of adequate cash flow to cover debt service;

  •
  issue equity securities that are assessable after we have received the consideration for which our board of directors authorized their issuance;

  •
  issue options or warrants to purchase shares to our advisor, directors, sponsor or any affiliate thereof (1) on terms more favorable than we offer such options or warrants to the general public or (2) in excess of an amount equal to 10% of our outstanding capital stock on the date of grant;

  •
  issue securities that are redeemable solely at the option of the holder, which restriction has no effect on our share redemption program or the ability of our operating partnership to issue redeemable partnership interests; or

  •
  make any investment that we believe would be inconsistent with our objectives of remaining qualified as a REIT unless the board determines, in its sole discretion, that REIT qualification is not in our best interest.

        In addition, our charter includes many other investment limitations in connection with conflict-of-interest transactions, which limitations are described above under "Conflicts of Interest." Our charter also includes restrictions on roll-up transactions, which are described under "Description of Shares" below.

Investment Limitations to Avoid Registration as an Investment Company

  General

        We conduct our operations so that neither we nor any of our subsidiaries will be required to register as an investment company under the Investment Company Act. Under the relevant provisions of Section 3(a)(1) of the Investment Company Act, an investment company is any issuer that:

  •
  is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities (the "primarily engaged test"); or

  •
  is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire "investment securities" having a value exceeding 40% of the value of such issuer's total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis (the "40% test"). "Investment securities" excludes

    U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) (relating to private investment companies).

        We believe that we and our operating partnership may satisfy both tests above. With respect to the 40% test, most of the entities through which we and our operating partnership own our assets are majority-owned subsidiaries that are not themselves investment companies and are not relying on the exceptions from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) (relating to private investment companies).

        With respect to the primarily engaged test, we and our operating partnership are holding companies and do not intend to invest or trade in securities ourselves. Rather, through the majority-owned subsidiaries of our operating partnership, we and our operating partnership are primarily engaged in the non-investment company businesses of these subsidiaries. Although the SEC staff has issued little guidance with respect to the primarily engaged test, we are not aware of any court decisions or SEC staff interpretations finding a holding company that satisfies the 40% test to nevertheless be an investment company under the primarily engaged test.

        We expect that most of the subsidiaries of our operating partnership may rely on Section 3(c)(5)(C) of the Investment Company Act for an exception from the definition of an investment company. (Any other subsidiaries of our operating partnership should be able to rely on the exceptions for private investment companies pursuant to Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.) As reflected in no-action letters, the SEC staff's position on Section 3(c)(5)(C) generally requires that an issuer maintain at least 55% of its assets in "mortgages and other liens on and interests in real estate," or qualifying assets; at least 80% of its assets in qualifying assets plus real estate-related assets; and no more than 20% of the value of its assets in other than qualifying assets and real estate-related assets, which we refer to as miscellaneous assets. To constitute a qualifying asset under this 55% requirement, a real estate interest must meet various criteria based on no-action letters.

        If, however, the value of the subsidiaries of our operating partnership that must rely on Section 3(c)(1) or Section 3(c)(7) is greater than 40% of the value of the assets of our operating partnership, then we and our operating partnership may seek to rely on the exception from registration under Section 3(c)(6) if we and our operating partnership are "primarily engaged," through majority-owned subsidiaries, in the business of purchasing or otherwise acquiring mortgages and other interests in real estate. The SEC staff has issued little interpretive guidance with respect to Section 3(c)(6); however, it is our view that we and our operating partnership may rely on Section 3(c)(6) if 55% of the assets of our operating partnership consist of, and at least 55% of the income of our operating partnership is derived from, majority-owned subsidiaries that rely on Section 3(c)(5)(C).

        Regardless of whether we and our operating partnership must rely on Section 3(c)(6) to avoid registration as an investment company, we expect to limit the investments that we make, directly or indirectly, in assets that are not qualifying assets and in assets that are not real estate-related assets. We discuss below how we treat our investments and our interests in the subsidiaries of our operating partnership that own them under the Investment Company Act.

  Real Property

        Pursuant to the language of the statute, we will treat an investment in real property as a qualifying asset.

  Mortgage Loans

        We treat a first mortgage loan as a qualifying asset provided that the loan is fully secured, i.e., the value of the real estate securing the loan is greater than the value of the note evidencing the loan. If the loan is not fully secured, the entire value of the loan is classified as a real estate-related asset if 55% of the fair market value of the loan is secured by real estate. We treat mortgage loans that are junior to a mortgage owned by another lender, or second mortgages, as qualifying assets if the real property fully secures the second mortgage. All of the foregoing is consistent with positions set forth in SEC no-action letters.

  Participations

        A participation interest in a loan is treated as a qualifying asset only if the interest is a participation in a mortgage loan, such as an A-Note or a B-Note, that meets the criteria recently set forth in an SEC no-action letter, that is:

  •
  the note is a participation interest in a mortgage loan that is fully secured by real property;

  •
  our subsidiary as note holder has the right to receive its proportionate share of the interest and the principal payments made on the mortgage loan by the borrower, and our subsidiary's returns on the note are based on such payments;

  •
  our subsidiary invests in the note only after performing the same type of due diligence and credit underwriting procedures that it would perform if it were underwriting the underlying mortgage loan;

  •
  our subsidiary as note holder has approval rights in connection with any material decisions pertaining to the administration and servicing of the mortgage loan and with respect to any material modification to the mortgage loan agreements; and

  •
  in the event that the mortgage loan becomes non-performing, our subsidiary as note holder has effective control over the remedies relating to the enforcement of the mortgage loan, including ultimate control of the foreclosure process, by having the right to: (a) appoint the special servicer to manage the resolution of the loan; (b) advise, direct or approve the actions of the special servicer; (c) terminate the special servicer at any time without cause; (d) cure the default so that the mortgage loan is no longer non-performing; and (e) with respect to a junior note, purchase the senior note at par plus accrued interest, thereby acquiring the entire mortgage loan.

        If these conditions are not met, we may treat the note as a real estate-related asset or as a miscellaneous asset depending on the applicable SEC guidance, if any, or our view as to whether the asset is similar to other SEC-designated real estate-related assets.

  Mezzanine Loans

        We intend for a portion of our investments to consist of real estate loans secured by 100% of the equity securities of a special purpose entity that owns real estate, or tier one mezzanine loans. We treat our tier one mezzanine loans as qualifying assets when our subsidiary's investment in the loan meets the criteria set forth in an SEC no-action letter, that is:

  •
  the loan is made specifically and exclusively for the financing of real estate;

  •
  the loan is underwritten based on the same considerations as a second mortgage and after our subsidiary performs a hands-on analysis of the property being financed;

  •
  our subsidiary as lender exercises ongoing control rights over the management of the underlying property;

  •
  our subsidiary as lender has the right to readily cure defaults or purchase the mortgage loan in the event of a default on the mortgage loan;

  •
  the true measure of the collateral securing the loan is the property being financed and any incidental assets related to the ownership of the property; and

  •
  our subsidiary as lender has the right to foreclose on the collateral and through its ownership of the property-owning entity become the owner of the underlying property.

  Convertible Mortgages

        A convertible mortgage is a mortgage loan coupled with an option to purchase the underlying real estate. Although the SEC staff has not taken a position with respect to convertible mortgages, we intend to treat a convertible mortgage as two assets: a mortgage and an option. We will value the mortgage as though the option did not exist and treat it as either a qualifying asset or a real estate-related asset according to the positions set forth above. We will assign the option an independent value and treat the option as a real estate-related asset.

  Other Real Estate-Related Loans

        We will treat the other real estate-related loans described in this prospectus, i.e., bridge loans, wraparound mortgage loans, construction loans and loans on leasehold interests, as qualifying assets if such loans are fully secured by real estate, which is consistent with SEC staff no-action letters. With respect to construction loans, we will treat only the amount outstanding at any given time as a qualifying asset if the value of the property securing the loan at that time exceeds the outstanding loan amount plus any amounts owed on loans senior or equal in priority to our construction loan.

  Residential and Commercial Mortgage-Backed Securities

        We will treat a residential or commercial mortgage-backed security as a qualifying asset if the certificate represents all of the beneficial interests in a pool of mortgages, referred to as a "whole pool" certificate, which position is consistent, we believe, with SEC no-action letters relating to certificates issued or guaranteed by government-sponsored agencies. We intend to treat a partial pool certificate as a real estate-related asset pursuant to an SEC staff report.

  Joint Venture Interests

        When measuring Section 3(c)(6) and Section 3(c)(5)(C) compliance, we calculate asset values on an unconsolidated basis, based on informal guidance from members of the SEC staff, which means that when assets are held through another 3(c)(5)(C) entity, we treat the value of our interest in the entity as follows:

  1.
  If we own less than a majority of the voting securities of the entity, then we treat the value of our interest in the entity as real estate-related assets if the entity engages in the real estate business, such as a REIT relying on Section 3(c)(5)(C), and otherwise as miscellaneous assets.

  2.
  If we own a majority of the voting securities of the entity, then we allocate the value of our interest in the entity among qualifying assets, real estate-related assets and miscellaneous assets in proportion to the entity's ownership of qualifying assets, real estate-related assets and miscellaneous assets.

  3.
  If we are the general partner or managing member of a entity, then (i) we treat the value of our interest in the entity as in item 2 above if we are actively involved in the management and operation of the venture and our consent is required for all major decisions affecting the venture and (ii) we treat the value of our interest in the entity as in item 1 above if we are not actively involved in the management and operation of the venture or our consent is not required for all major decisions affecting the venture.

  Tenant-in-Common Interests

        For a general discussion of TICs, see "Investment Objectives and Criteria—Section 1031 Tenant-in-Common Transactions." A syndicated TIC allows an investor to acquire an undivided interest in the underlying property instead of buying an interest in an entity that owns the property. Typically, TIC syndicators either acquire property directly or through a controlled entity and then sell TICs to investors, or they contract to acquire property and assign the right to acquire the property to TIC investors who simultaneously close on the property. Syndicated TIC arrangements generally free the owners from the management function with the syndicator retaining asset and property management functions. We note that the SEC staff has not recently offered guidance as to when, if ever, such TICs may constitute qualifying assets as opposed real estate-related assets. In the absence of dispositive guidance, whether from the SEC, federal legislation or applicable court decisions, unless we seek further guidance from the SEC staff, we would treat such TICs as real estate-related assets.

  Absence of No-Action Relief

        If certain of our subsidiaries fail to own a sufficient amount of qualifying assets or real estate-related assets, we could be characterized as an investment company. We have not sought a no-action letter from the SEC staff regarding how our investment strategy fits within the exceptions from registration under the Investment Company Act on which we and our subsidiaries intend to rely. To the extent that the SEC's Division of Investment Management provides more specific or different guidance regarding the treatment of assets as qualifying assets or real estate-related assets, we may be required to adjust our investment strategy accordingly. Any additional guidance from the SEC's Division of Investment Management could provide additional flexibility to us, or it could further inhibit our ability to pursue the investment strategy we have chosen.

Change in Investment Objectives and Limitations

        Our charter requires that our independent directors review our investment policies at least annually to determine that the policies we follow are in the best interest of our stockholders. Each determination and the basis therefore shall be set forth in the minutes of our board of directors. The methods of implementing our investment policies also may vary as new investment techniques are developed. The methods of implementing our investment objectives and policies, except as otherwise provided in the organizational documents, may be altered by a majority of our directors, including a majority of the independent directors, without the approval of our stockholders.

DESCRIPTION OF REAL ESTATE INVESTMENTS

Real Estate Investment Portfolio

        As of March 31, 2011, we consolidated eight real property investments. In addition, we have a noncontrolling, unconsolidated ownership interest in one real property investment that we account for using the equity method. All of our real property ownership interests have been acquired from third parties unaffiliated with us or our advisor. The following is a summary of our consolidated real property investments as of March 31, 2011:

Property Name	Location	Property Type	Date Acquired		Ownership Interest(1)	Contract Purchase Price(2)		Approximate Rentable Space or Number of Units and Total Square Feet of Units	Approximate Annualized Base Rent or Average Effective Monthly Rent Per Unit(3)	Average Remaining Lease Term in Years	Approximate % Occupied
1875 Lawrence	Denver, Colorado	Office Building	10/28/08		100%	$34,500,000		185,000 sq. ft.	$4,195,800	3.5	71%
Palms of Monterrey(4)	Fort Myers, Florida	Multifamily	5/10/10		90%	$25,400,000	(4)	408 units and 518,000 sq. ft.	$861	N/A	97%
Holstenplatz	Hamburg, Germany	Office Building	6/30/10		100%	$12,500,000	(5)	80,000 sq. ft.	$1,353,600	4.5	86%
Archibald Business Center	Ontario, California	Office and Industrial Warehouse	8/27/10		80%	$9,500,000		231,000 sq. ft.	$693,000	0.8	100%
Parrot's Landing	North Lauderdale, Florida	Multifamily	9/17/10		90%	$42,000,000		560 units and 519,000 sq. ft.	$890	N/A	93%
Florida MOB Portfolio(7)	South Florida	Medical Office	10/8/10 & 10/20/10	(7)	90% (8)	$70,800,000		694,000 sq. ft.	$13,533,000	3	82%
Courtyard Kauai at Coconut Beach Hotel	Kauai, Hawaii	Hotel	10/20/10		80%	$38,000,000	(9)	311 rooms and 6,200 sq. feet of meeting space	(10)	N/A	50%
Interchange Business Center	San Bernardino, California	Industrial	11/23/10		80%	$30,000,000		802,000	$3,055,620	2.8	29%

(1)
Properties in which we do not own a 100% interest were acquired through joint ventures with unaffiliated third parties. In each of our joint venture arrangements, our joint venture partner may manage the property subject to our approval of all major decisions. In addition, our joint venture partners generally receive a promote after the joint venture members have received a preferred return.

(2)
Contract purchase price excludes closing costs. We have funded the contract purchase price for our real property investments based on our ownership interest in the property.

(3)
Annualized base rent for our office and industrial properties is calculated by annualizing the current, in-place monthly base rent for leases as of March 31, 2011 and does not take into account any rent concessions or prospective rent increases. To the extent we are required to provide rent concessions in the future, our annualized base rent may be lower. For the three months ended March 31, 2011, we incurred $0.1 million in free rent, which is less than 1% of our consolidated rental revenues as of March 31, 2011. Effective monthly rent per unit for our multifamily properties reflects tenant concessions available over the term of the lease.

(4)
Prior to May 10, 2010, our investment was in the promissory note secured by a first lien mortgage on Palms of Monterrey that we purchased in default on October 2, 2009. We acquired a fee simple interest in Palms of Monterrey through foreclosure proceedings. The contract purchase price of the property is the purchase price for the promissory note we acquired in default.

(5)
The contract purchase price for Holstenplatz was €10.25 million. The contract purchase price provided in the table is based upon a spot foreign exchange rate of $1.22 per Euro as of June 30, 2010, the date of acquisition.

(6)
The annualized base rent for Holstenplatz was €960,143 as of March 31, 2011. The annualized base rent provided in the table is based upon a spot foreign exchange rate of $1.40979 per Euro as of March 31, 2011.

(7)
On October 8, 2010, we acquired a portfolio of eight medical office buildings and fee simple title to certain excess land related to the portfolio, and entered into ground leases with the seller for each of the eight buildings, which ground leases expire in October 2060 with an option to extend the lease for 25 years, known as the Original Florida MOB Portfolio. Fee simple title to the land upon which the eight buildings are located was retained by the seller. On October 20, 2010, we acquired a medical office building known as Gardens Medical Pavilion. Collectively, we refer to the Original Florida MOB Portfolio and Gardens Medical Pavilion as the Florida MOB Portfolio.

(8)
The Florida MOB Portfolio consists of nine medical office buildings. We own 90% of each of eight of the buildings. We own 90% of an 88.7% JV interest in the ninth building, Gardens Medical Pavilion.

(9)
The Courtyard Kauai at Coconut Beach Hotel was acquired for the assumption and modification of $38 million of existing senior financing secured by a first lien mortgage on the property.

(10)
As of March 31, 2011, the average daily rate per room was $103.14, and revenue per available room was $44.21.

        We believe that our real estate properties are suitable for their intended purpose and adequately covered by insurance. We intend to make $5.3 million and $11.7 million of renovations and improvements to the Florida MOB Portfolio and the Courtyard Kauai at Coconut Beach Hotel, respectively. Our properties are located in submarkets where there are a number of comparable properties that might compete with them.

        In addition to the properties summarized above, we have a noncontrolling, unconsolidated net 16% ownership interest in a joint venture that owns a two-building industrial warehouse complex with an aggregate 1.4 million square feet of rentable space located in San Bernardino, California ("Inland Empire Distribution Center") that we account for using the equity method. We paid $3.7 million, exclusive of closing costs, for our equity interest.

Real Estate-Related Investment Portfolio

        As of March 31, 2011, we owned one real estate loan receivable acquired through a transaction with a third party unaffiliated with us or our advisor. The following is a summary of our real estate loan receivable as of March 31, 2011 (dollars in thousands):

Loan Name/ Location of Related Property or Collateral	Date Acquired	Property Type	Loan Type	Payment Type		Outstanding Principal Balance	Purchase Price	Contractual Interest Rate	Maturity Date	Carrying Amount
PAL Junior Loan/ U.S. Army Installations Nationwide	8/14/2009	Hospitality/ Redevelopment	Second Mortgage		(1)	$25,000	Origination	18%	9/1/2016	$25,193

(1)
Interest only monthly payments calculated at the rate of 10% per annum (the "Minimum Monthly Payment") from October 1, 2009 through September 1, 2011. Minimum Monthly Payments, and accrued and unpaid interest to the extent of available cash flow from October 1, 2011 and ending on September 1, 2013. Minimum Monthly Payments, and accrued and unpaid interest and principal to the extent of available cash flow from October 1, 2013 and ending on August 1, 2016 with any remaining principal amount and accrued and unpaid interest due and payable upon maturity.

 Debt Obligations

        The following is a summary of our outstanding debt obligations as of March 31, 2011:

Property and Related Loan	Date Loan Entered	Outstanding Principal Balance (in millions)		Interest Rate		Loan Type	Maturity Date(1)
1875 Lawrence Mortgage Loan(2)	12/31/2008	$20.3	(3)	LIBOR + 2.5%	(4)	Monthly principal and interest payments with principal calculated using an amortization term of 25 years.	12/31/2012
Palms of Monterrey Mortgage Loan(5)	6/11/2010	$19.7		LIBOR + 3.35%	(6)	Monthly interest only payments through July 1, 2012, followed by principal and interest payments with principal calculated using an amortization term of 30 years.	7/1/2017
Holstenplatz Mortgage Loan	6/30/2010	$11	(7)	3.887%		Monthly principal payments of $19,385(8) plus accrued interest.	4/30/2015
Parrot's Landing Mortgage Loan(9)	9/17/2010	$29.4		4.23%		Monthly principal and interest payments of $145,159.87.	10/1/2017
Courtyard Kauai at Coconut Beach Hotel Mortgage Loan(10)	10/20/2010	$38		LIBOR + 0.95%	(11)	Monthly interest only payments.	11/9/2015
Archibald Business Center Mortgage Loan(12)	10/25/2010	$6.2	(13)	10%		Monthly interest only payments.	11/01/2013	(14)
Interchange Business Center Mortgage Loan(15)	11/23/2010	$18.6	(16)	LIBOR + 5%	(17)	Monthly interest only payments.	12/1/2013
Florida MOB Portfolio—Gardens Mortgage Loan(18)	12/20/2010	$14.9		4.9%		Monthly principal and interest payments of approximately $113,292 calculated using an amortization term of 25 years.	1/1/2018
Florida MOB Portfolio—Palmetto Mortgage Loan(18)	12/27/2010	$6.3		4.55%		Monthly principal and interest payments of $35,475.82 calculated using an amortization term of 25 years.	1/1/2016
Florida MOB Portfolio—Victor Farris Mortgage Loan(18)	12/27/2010	$12.8		4.55%		Monthly principal and interest payments of $71,510.31 calculated using an amortization term of 25 years.	1/1/2016

(1)
Represents the initial maturity date or the maturity date as extended as of March 31, 2011; subject to certain conditions, the maturity dates of certain loans may be extended beyond the dates shown.

(2)
We have unconditionally guaranteed payment of the mortgage loan for an amount not to exceed the lesser of (a) $11.75 million and (b) 50% of the total amount advanced under the loan agreement if the aggregate amount advanced is less than $23.5 million.

(3)
The outstanding principal balance is part of a $23.5 million loan agreement.

(4)
The interest rate has a floor of 6.25%.

(5)
The loan is subject to a sliding prepayment premium based on the period of time for which the debt has been outstanding if prepaid prior to April 1, 2017.

(6)
The interest rate has a ceiling of 7%.

(7)
The outstanding principal balance is part of a €8.25 million ($10.1 million) loan agreement, of which the initial advance of €7.95 ($9.7 million) was used to fund acquisition and acquisition-related costs of Holstenplatz. The remaining €0.3 million ($0.4 million) not funded at closing is available for future leasing costs and tenant improvements. The preceding U.S. Dollar amounts are provided based upon a spot foreign exchange rate of $1.22 per Euro as of June 30, 2010, the date of origination of the loan. U.S. Dollar amounts in the table have been updated based upon a spot foreign exchange rate of $1.40979 per Euro at March 31, 2011.

(8)
Monthly principal payments of €13,750 ($19,385) plus accrued interest. U.S. Dollar amounts in the preceding sentence and in the table are provided based upon a spot foreign exchange rate of $1.40979 per Euro at March 31, 2011.

(9)
The loan is subject to a prepayment premium if prepaid prior to July 1, 2017.

(10)
The loan may be prepaid in whole but not in part without prepayment penalty or similar charge.

(11)
Pursuant to the terms of the loan agreement, we are required to enter an interest rate protection agreement which caps LIBOR at 5.5% for the first three years of the loan and at 6% for the period thereafter.

(12)
The loan may be prepaid in whole or in part, subject to an exit fee of 1%, and prior to October 1, 2012, a yield maintenance premium.

(13)
The outstanding principal balance is part of a $7.9 million loan agreement.

(14)
Upon the earlier to occur of repayment of the loan in full or the maturity date, we are required to pay the lender a participation equal to 15% of the amount by which the fair market value of the Archibald Business Center exceeds the sum of the outstanding debt, plus the joint venture equity interest in the property and an 8% return on the joint venture entity.

(15)
The loan may be prepaid in whole or in part with the payment of a fee in the amount of 1.5% of the amount being prepaid.

(16)
The outstanding principal balance is part of a $21.5 million loan agreement.

(17)
The interest rate has a floor of 7.5%. We have entered into an interest rate protection agreement that caps LIBOR at 3.5% for the entire term of the loan.

(18)
Beginning in 2013, the Gardens Mortgage Loan, the Palmetto Mortgage Loan and the Victor Farris Mortgage Loan may be prepaid in full with payment of a prepayment premium and may be prepaid without penalty within 90 days, 60 days and 60 days of the maturity date, respectively. Two percent of the Victor Farris Mortgage Loan is subject to a holdback provision for purposes of securing the costs for a Phase II and any related clean-up costs associated with the property.

Significant Tenants and Lease Expirations

        As of March 31, 2011, our office and industrial properties consisted of approximately 1.1 million rentable square feet. None of our tenants represented more than 10% of our rentable square feet or annualized base rental income.

        The following table presents lease expirations at our consolidated office and industrial properties as of March 31, 2011 ($ in thousands):

Year of Expiration	Number of Leases Expiring	Annualized Base Rent of Expiring Leases(1)	Percent of Portfolio Annualized Base Rent Expiring	Approximate Total Area of Expiring Leases (Sq. Ft.)	Percent of Portfolio Rentable Sq. Ft Expiring
2011	47	$3,115	20%	353,969	33%
2012	57	2,508	16%	124,299	12%
2013	39	2,401	15%	187,351	18%
2014	31	2,872	18%	187,046	17%
2015	33	1,951	12%	89,348	8%
2016	11	1,304	8%	52,412	5%
2017	1	270	2%	7,575	1%
2018	1	60	(2)	818	(2)
2019	2	141	1%	11,743	1%
2020	2	1,195	8%	53,843	5%
Thereafter	1	66	(2)	4,273	(2)

Total	225	$15,883	100%	1,072,677	100%

(1)
Represents the cash rental rate of base rents, excluding tenant reimbursements, in the final month prior to the expiration multiplied by 12, without consideration of tenant contraction or termination rights. Tenant reimbursements generally include payment of real estate taxes, operating expenses and common area maintenance and utility charges.

(2)
Less than 1%.

Investment and Financing Activity After March 31, 2011

        On April 25, 2011, we, through a joint venture (the "River Housing Joint Venture"), acquired a portfolio of student housing communities owned by an unaffiliated third party, consisting of 364 rentable units (1,128 beds) and totaling an aggregate 449,409 square feet in Athens, Georgia (the "River Club apartments and River Walk townhomes"). The aggregate contract purchase price of the portfolio was $32.75 million, excluding closing costs. We own an 85% interest in the River Housing Joint Venture and our joint venture partner, The Scion Group, owns the remaining 15% interest. We funded our portion of the contract purchase price with proceeds from this offering and mortgage financing as described below.

        The River Club apartments and River Walk townhomes are located within two miles of the University of Georgia campus. The River Club apartments have 265 rentable units and 792 beds and the River Walk townhomes have 99 units and 336 beds. As of April 20, 2011, the effective monthly rent per bed for the River Club apartments and the River Walk townhomes was $372 and $380, respectively. As of April 20, 2011, the River Club apartments and the River Walk townhomes were both 97% leased.

        On April 25, 2011, the River Housing Joint Venture entered two mortgage loan agreements with an unaffiliated third party for $17.7 million and $7.5 million, secured by the River Club apartments and River Walk townhomes, respectively. The loans bear interest at 5.26% per annum and require monthly interest only payments through May 2013, followed by monthly principal and interest payments with principal calculated using an amortization term of 30 years. The loans mature on May 1, 2018 and may be prepaid in whole but not in part subject to a prepayment premium if repayment is made prior to November 2018.

        We believe that the River Club apartments and River Walk townhomes are suitable for their intended purposes and adequately covered by insurance. We intend to make $2.1 million in renovations and improvements to the properties. There are a number of comparable properties located in the same submarket that might compete with the River Club apartments and the River Walk townhomes.

Yield on Recent Investments

        Capitalization rate is one method used to estimate the value of income producing properties. Capitalization rates may be calculated in different ways. We calculate the estimated year one capitalization rates for our recent material investments in office, industrial, and multifamily buildings by dividing the projected net operating income from the property in the first twelve months following the date of acquisition by the sum of its contract purchase price and any additional reserves funded with equity at closing. Projected net operating income is determined by taking total estimated gross income (rental income, tenant reimbursements, parking income and other property-related income) derived from the terms of in-place leases at the time of acquisition, and for properties that have current vacancies or lease expirations during the first twelve months of ownership, income that results from future leasing that is expected to occur during the first twelve months of ownership, less property and related expenses (property operating and maintenance expenses, make-ready expenses, management fees, property insurance and real estate taxes) based on the operating history of the property and our plans and projections for operation of the property in the first twelve months of ownership. In determining the amount of net income that is expected to be derived from future leasing efforts, we consider a number of variables, including the type of property, market conditions, rental rates, location of vacancies within the property and size of the vacancy in the property. In the event leases expire during the first twelve months of operation, we determine the probability of retaining the existing tenant or finding a new tenant for the space. This analysis is based on, among other factors, the type of tenant, the tenant's investment in outfitting the space and the tenant's prior rental history at the space. Estimated net operating income excludes other non-property income and expenses, interest expense from financings, depreciation and amortization and non-property related general and administrative expenses. The following discussion provides information regarding the estimated year one capitalization rates for our material investments acquired in the last year and information regarding the assumptions we made with respect to vacancies at our properties in the first twelve months of ownership to help our investors better evaluate such rates.

        Parrot's Landing.    The estimated year one capitalization rate for Parrot's Landing, a multifamily community, was 8.3%. Parrot's Landing was 92.3% leased at acquisition under multifamily leases that are typically twelve months in length. In calculating its capitalization rate, we assumed that 40% of the existing tenants will be retained upon expiration of their current leases and that at the end of the first year of ownership the occupancy rate for the property will have stabilized at 95%. We have assumed new leases will be signed at rates consistent with those of other similarly situated properties.

        The Florida MOB Portfolio.    The estimated year one capitalization rate for the Florida MOB Portfolio, a portfolio of medical office buildings, was 7.2%. The Florida MOB Portfolio was 85.0% leased at acquisition with 27.1% of such leases expiring within twelve months from acquisition. In calculating its capitalization rate, we assumed that 85% of the expiring leases would be renewed, and a portion of the vacant square footage, representing 3.82% of the overall building square footage, would be leased at rates similar to those available in the current market for similarly situated properties.

        Interchange Business Center.    The estimated year one capitalization rate for the Interchange Business Center, an industrial property, was 2.26%. The Interchange Business Center was 29.2% leased on the date of acquisition under leases that expire more than twelve months from the date of acquisition. In calculating its capitalization rate, we assumed that an additional 9.9% of the overall property square footage would be leased in the twelve months following acquisition to accommodate expansion requirements for an existing tenant.

SELECTED INFORMATION REGARDING OUR OPERATIONS

Selected Financial Data

        The following selected financial data should be read in conjunction with our consolidated financial statements and the notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in our Annual Report on Form 10-K for the year ended December 31, 2010 and our Quarterly Report on Form 10-Q for the three months ended March 31, 2011, both incorporated by reference into the prospectus (in thousands, except per share amounts).

		As of December 31,
	As of March 31, 2011
		2010	2009	2008	2007
Balance Sheet Information:
Total assets	$373,434	$367,479	$144,937	$86,343	$203

Long-term debt obligations	177,246	$175,378	$18,500	$18,500	$—
Other liabilities	10,981	9,890	3,838	9,021	54
Stockholders' equity	185,207	182,211	122,599	58,822	149

Total liabilities and stockholders' equity	$373,434	$367,479	$144,937	$86,343	$203

	Three Months Ended March 31,					From Inception (January 9, 2007) Through December 31, 2007
			Year Ended December 31,
	2011	2010	2010	2009	2008
Operating Information:
Revenues	$10,664	$2,688	$19,248	$6,375	$913	$—
Operating Expenses:
Property operating expenses	4,653	330	6,541	1,381	302	—
Real estate taxes	1,182	160	1,723	646	77	—
Property management fees	329	47	487	172	34	—

Total operating expenses	6,164	537	8,751	2,199	413	—
Non-Operating Expenses:
Depreciation and amortization	4,167	557	6,877	2,422	399	—
General and administrative expenses	478	382	2,032	1,545	652	54
Acquisition expense	345	48	11,277	—	—	—
Asset management fees	623	186	1,349	457	61	—
Interest expense	2,233	322	2,843	1,309	—	—

Total non-operating expenses	7,846	1,495	24,378	5,733	1,112	54
Interest income, net	62	110	483	484	363	2
Gain on sale of investment	—	—	204
Bargain purchase gain	—	—	5,492	—	—	—
Other expense	—	—	(133)	—	—	—

Income (loss) before equity in losses of unconsolidated joint ventures and noncontrolling interest	(3,284)	766	(7,835)	(1,073)	(249)	(52)
Equity in losses of unconsolidated joint ventures	(152)	(7)	(347)	(2)	—	—

Net income (loss)	(3,436)	759	(8,182)	(1,075)	(249)	(52)
Add: Net (income) loss attributable to the noncontrolling interest	469	(72)	755	9	—	—

Net income (loss) attributable to common shareholders	$(2,967)	$687	$(7,427)	$(1,066)	$(249)	$(52)

Net income (loss) per share attributable to common shareholders basic and diluted	$(0.13)	$.04	$(0.39)	$(0.10)	$(0.09)	$(2.30)

Distributions declared per share	$0.12	$0.12	$0.50	$0.42	$0.23	$—

Comprehensive income (loss)
Net income (loss)	$(3,436)	$759	$(8,812)	$(1,075)	$(249)	$(52)

Other comprehensive income:
Unrealized gains (losses) on interest rate derivatives	(4)	—	130	—	—	—
Foreign currency translation gain	189	—	305	—	—	—

Total other comprehensive income	185	—	435	—	—	—

Comprehensive income (loss)	(3,251)	759	(7,747)
Comprehensive (income) loss attributable to noncontrolling interest	469	(72)	730	—	—	—

Comprehensive income (loss) attributable to common shareholders	$(2,782)	$687	$(7,017)	$(1,075)	$(249)	$(52)

Cash Flow Information:
Cash provided by (used in) operating activities	$(412)	$1,170	$(8,237)	$315	$(95)	$2
Cash used in investing activities	$(236)	$(270)	$(190,929)	$(40,630)	$(35,056)	$—
Cash provided by financing activities	$8,041	$19,582	$180,933	$60,449	$82,323	$201

Share Redemptions

        During the three months ended March 31, we redeemed 58,866 shares of common stock for approximately $0.5 million ($9.20 per share). During the year ended December 31, 2010, we redeemed 202,931 shares of common stock for approximately $1.9 million ($9.14 per share). We have honored all redemption requests that comply with the applicable requirements and guidelines of our share redemption program. We have funded and intend to continue funding share redemptions with proceeds from our distribution reinvestment plan.

Distribution Information

  Distributions for the Four Quarters Ended March 31, 2011

        Cash amounts distributed to stockholders during the four quarters ended March 31, 2011 were approximately $3.2 million. Distributions funded through the issuance of shares under our distribution reinvestment plan during the four quarters ended March 31, 2011 were approximately $7.0 million. For the four quarters ended March 31, 2011, cash flow used in operating activities was approximately $9.8 million. A breakdown by quarter is provided below.

        The following are the distributions paid and declared, our cash flow used in operations, and the source of funding for cash distributions paid for the four quarters ended March 31, 2011 (dollars in thousands except per share amounts):

							Sources of Cash Distributions
									Offering Proceeds/ Percent of Total Cash Distributions Paid
				Distributions Declared			Cash Flow from Operating Activities/ Percent of Total Cash Distributions Paid
	Distributions Paid
				Total Distributions Declared	Declared Distributions per Share	Cash Flow Used in Operations
	Cash	Reinvested	Total
2011
First Quarter	$901	$1,872	$2,773	$2,815	$0.123	$(412)	$	— / —%	$901 / 100%
2010
Fourth Quarter	845	1,814	2,659	2,740	0.126	(6,344)		— / —%	845 / 100%
Third Quarter	794	1,736	2,530	2,587	0.126	(1,130)		— / —%	794 / 100%
Second Quarter	677	1,553	2,230	2,323	0.125	(1,933)		— / —%	677 / 100%

        Distributions declared per share assume the share was issued and outstanding each day during the period and is based on a declared daily distribution of $0.0013699 per share per day. Each day during the four quarters ended March 31, 2011 was a record date for distributions.

        Operating performance cannot be accurately predicted due to numerous factors, including our ability to raise and invest capital at favorable yields, the financial performance of our investments in the current real estate environment, the types and mix of investments in our portfolio and the accounting treatment of our investments in accordance with our accounting policies.

  Distributions Paid and Earnings Through March 31, 2011

        Since our inception on January 9, 2007 through March 31, 2011, we have paid total distributions, including distributions reinvested through our distribution reinvestment plan, of $16.9 million and have had cumulative funds from operations ("FFO") of $1.1 million. For a discussion of how we calculate FFO and why our management considers it a useful measure of REIT operating performance, as well as a reconciliation of FFO to our net income, please see "Funds from Operations" below.

  Distributions Declared for the Second and Third Quarters of 2011

        On March 25, 2011, our board of directors authorized distributions payable to the stockholders of record each day for April 1, 2011 through June 30, 2011. On June 22, 2011, our board of directors authorized distributions payable to the stockholders of record each day for July 1, 2011 through September 30, 2011. Distributions payable to each stockholder of record are paid in cash on or before the 16th day of the following month. The declared distributions equal a daily amount of $0.0013699 per share of common stock. If this rate were paid each day for a 365-day period, it would equal a

5.0% annualized rate based on a purchase price of $10.00 per share. A portion of each distribution may constitute a return of capital for tax purposes. There is no assurance that we will continue to declare daily distributions at this rate.

Funds from Operations

        FFO is a non-GAAP financial measure that is widely recognized as a measure of REIT operating performance. We use FFO, defined by the National Association of Real Estate Investment Trusts ("NAREIT") as net income (loss), computed in accordance with GAAP, excluding extraordinary items, as defined by GAAP, and gains (or losses) from sales of property, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships, joint ventures, subsidiaries, and noncontrolling interests as one measure to evaluate our operating performance.

        Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting alone to be insufficient. As a result, our management believes that the use of FFO, together with the required GAAP presentations, provides a more complete understanding of our performance.

        We believe that FFO is helpful to investors and our management as a measure of operating performance because it excludes depreciation and amortization, gains and losses from property dispositions, and extraordinary items, and as a result, when compared year to year, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, which is not immediately apparent from net income.

        FFO should not be considered as an alternative to net income (loss), as an indication of our liquidity, nor as an indication of funds available to fund our cash needs, including our ability to make distributions and should be reviewed in connection with other GAAP measurements.

        For the year ended December 31, 2010, FFO per share was impacted by the increase in net proceeds realized from this offering. During the year ended December 31, 2010, we sold 7.2 million shares of our common stock, increasing our outstanding shares by 50%. The proceeds from this offering that have not been used to invest in real estate and real estate-related assets are temporarily invested in short-term cash equivalents until they can be invested in such investments. Due to low interest rates on cash equivalent investments, interest earnings were minimal. We expect to invest these proceeds in higher earning real estate and real estate-related assets consistent with our investment policy. We believe this will add value to our stockholders over our longer-term investment horizon, even if this results in less current-period earnings.

        Our calculation of FFO for the three months ended March 31, 2011 and 2010 and for the years ended December 31, 2010, 2009, 2008, and the period from January 9, 2007 (date of inception) through December 31, 2007 is presented below (amounts in thousands except per share amounts):

	Three Months Ended March 31,		Year Ended December 31,
	2011	2010	2010	2009	2008	2007
Net income (loss)	$(3,436)	$759	$(8,182)	$(1,075)	$(249)	$(52)
Net loss (income) attributable to noncontrolling interest	469	(72)	755	9	—	—
Adjustments for:
Real estate depreciation and amortization(1)	3,758	581	6,496	2,430	399	—
Gain on sale of investment	—	—	(204)	—	—	—

Funds from operations (FFO)	$791	$1,268	$(1,135)	$1,364	$150	$(52)

GAAP weighted average shares:
Basic and diluted	22,824	15,937	19,216	10,592	2,859	22

FFO per share	$0.03	$0.08	$(0.06)	$0.13	$0.05	$(2.36)

(1)
Real estate depreciation and amortization includes our consolidated depreciation and amortization expense, as well as our pro rata share of those unconsolidated investments which we account for under the equity method of accounting and the noncontrolling interest adjustment for the third-party partners' share of the real estate depreciation and amortization.

  Provided below is additional information related to selected items included in net loss above, which may be helpful in assessing our operating results.

  •
  During the year ended December 31, 2010, we recognized a bargain purchase gain of $5.5 million related to our purchase of the fee simple interest in the Palms of Monterrey property. Our share of the bargain purchase gain was $5 million.

  •
  Straight-line rental revenue of $0.1 million and less than $0.1 million was recognized for the three months ended March 31, 2011 and 2010, respectively. The noncontrolling interest portion of straight-line rental revenue for the three months ended March 31, 2011 was less than $0.1 million. There was no noncontrolling interest portion of straight-line rental revenue for the three months ended March 31, 2010. Straight-line rental revenue of $0.2 million, $0.2 million, and less than $0.1 million was recognized for the years ended December 31, 2010, 2009 and 2008, respectively. The noncontrolling interest portion of straight-line rental revenue for the year ended December 31, 2010 was less than $0.1 million. We had no straight-line rental revenue related to noncontrolling interests as of December 31, 2009 or 2008.

  •
  We incurred acquisition expense of $0.3 million and less than $0.1 million for the three months ended March 31, 2011 and 2010, respectively. Acquisition expenses of $11.3 million were recognized for the year ended December 31, 2010. The noncontrolling interest portion of acquisition expenses for the year ended December 31, 2010 was $0.9 million. We incurred no acquisition expense for the years ended December 31, 2009 or 2008. Prior to 2008, acquisition costs were capitalized, and accordingly, no acquisition costs were expensed in 2008.

  •
  Net above/below market lease amortization of $0.2 million was recognized as an increase to rental revenue for each of the three months ended March 31, 2011 and 2010, respectively. The noncontrolling interest portion of net above/below market lease amortization for the three months ended March 31, 2011 was less than $0.1 million. There was no noncontrolling interest portion of net above/below market lease amortization for the three months ended March 31, 2010. Net above/below market lease amortization of $0.9 million, $1.1 million, and $0.2 million was recognized as an increase to rental revenue for the years ended December 31, 2010, 2009 and 2008, respectively. The noncontrolling interest portion of net above/below market lease amortization for the year ended December 31, 2010 was less than $0.1 million. We had no adjustments for net above/below market lease amortization related to noncontrolling interests as of December 31, 2009 or 2008.

  •
  Amortization of deferred financing costs of $0.3 million and less than $0.1 million was recognized as interest expense for our notes payable for the three months ended March 31, 2011 and 2010, respectively. Amortization of deferred financing costs of $0.3 million and $0.1 million was recognized as interest expense for our notes payable for the years ended December 31, 2010 and 2009, respectively. No such charges were incurred for the year ended December 31, 2008.

        In addition, cash flows generated from FFO may be used to fund all or a portion of certain capitalizable items that are excluded from FFO, such as capital expenditures and payments of principal on debt, each of which may impact the amount of cash available for distribution to our stockholders.

Information Regarding Dilution

        In connection with this ongoing offering of shares of our common stock, we are providing information about our net tangible book value per share. Net tangible book value per share is an approximation of value calculated by taking the total book value of assets minus total liabilities (exclusive of intangible assets and liabilities), adjusted for noncontrolling interests. The book value of real estate assets and liabilities will diminish predictably over time because of the required recording of depreciation and amortization, in accordance with generally accepted accounting principles, of such real estate investments. Because the book value of these investments reflects the depreciated and amortized cost basis of our investments, it may not reflect the fair market real estate values, as they have historically risen or fallen with market conditions. Consequently, net tangible book value is used generally as a conservative measure of net worth that we do not believe reflects our estimated market value per share or the value of our assets upon an orderly liquidation of the company in accordance with our investment objectives. Our net tangible book value reflects dilution of the offering price of our common stock as a result of (i) operating losses, which reflect accumulated depreciation and amortization of real estate investments, as well as the fees and expenses paid to our advisor and its affiliates in connection with the selection, acquisition, management and sale of our investments, (ii) the intangibles acquired as part of our real estate investments, (iii) the funding of distributions from sources other than our cash flow from operations and (iv) fees paid in connection with our public offering, including selling commissions and marketing fees re-allowed by our dealer manager to participating broker dealers. As of December 31, 2010 and March 31, 2011, our net tangible book value per share was $8.24 and $7.14, respectively. We calculated our net tangible net book value by subtracting our intangible assets from our total assets to obtain our tangible assets. We then subtracted our total liabilities (adjusted for acquired below-market leases) and noncontrolling interests, from our tangible assets. Finally, the resulting net tangible book value is divided by the weighted average number of shares outstanding to obtain our net tangible book value per share. The offering price of shares under our primary offering (ignoring purchase price discounts for certain categories of purchasers) at December 31, 2010 and March 31, 2011 was $10.00.

        Our offering price was not established on an independent basis and bears no relationship to the net value of our assets. Further, even without depreciation in the value of our assets, the other factors described above with respect to the dilution in the value of our common stock are likely to cause our offering price to be higher than the amount you would receive per share if we were to liquidate at this time.

PRIOR PERFORMANCE SUMMARY

Prior Investment Programs

        The information presented in this section represents the historical experience of certain real estate programs sponsored by Behringer Harvard Holdings and its affiliates and Robert M. Behringer, our Chairman of the Board, director and founder. Mr. Behringer has served as general partner, chief executive officer or director of 48 programs over the last 20 years, which includes this program, six other public programs and 41 private programs. Mr. Behringer has served as general partner, chief executive officer or director of 19 programs launched since the founding of Behringer Harvard Holdings and its affiliates in 2001, including this program, six other public programs and 12 private programs. Mr. Behringer has also served as general partner, chief executive officer or director of 29 additional private programs launched prior to such time. We refer to real estate programs sponsored by Behringer Harvard Holdings as Behringer Harvard sponsored programs in this prospectus, as supplemented. Investors in this offering should not assume that they will experience returns, if any, comparable to those experienced by investors in any of the prior Behringer Harvard sponsored programs. Investors who purchase our shares will not acquire any ownership interest in any of the other Behringer Harvard sponsored programs discussed in this section.

        The information in this section shows relevant summary information concerning Behringer Harvard sponsored programs and programs sponsored by Mr. Behringer prior to the founding of Behringer Harvard Holdings. As described below, Behringer Harvard Holdings and Mr. Behringer have sponsored public and private real estate programs that have a mix of fund characteristics, including targeted investment types, investment objectives and criteria and anticipated fund terms, which are substantially similar to ours, many of which are still operating and may acquire additional properties in the future. We consider the prior programs to have investment objectives similar to ours to the extent that the prospectus or private offering memorandum for the program lists substantially the same primary investment objectives as we do, regardless of the particular emphasis that a program places on each objective.

        The information in this summary represents the historical experience of Behringer Harvard sponsored programs as of December 31, 2010. The purpose of this prior performance information is to enable you to evaluate accurately our sponsor's experience with like programs. The following discussion is intended to summarize briefly the objectives and performance of the prior real estate programs and to disclose any material adverse business developments sustained by them.

Public Programs

        Behringer Harvard Holdings is sponsoring or has recently sponsored six public real estate programs with similar investment objectives as ours. These programs and the status of their offerings are:

  •
  Behringer Harvard REIT I, Inc.—The initial public offering for this program terminated on February 19, 2005, and it initiated a follow-on offering immediately after the termination of its initial offering. The first follow-on offering was terminated on October 20, 2006, and following the termination of that offering, it initiated a second follow-on offering. The second follow-on offering was terminated on December 31, 2008. Behringer Harvard REIT I is currently offering up to 60,000,000 shares of common stock at a price of $4.55 per share pursuant to its distribution reinvestment plan. Behringer Harvard REIT I has stated that it targets a liquidity event by the twelfth anniversary of the termination of its initial public offering.

  •
  Behringer Harvard Opportunity REIT I, Inc.—The primary offering component of the initial public offering for this program terminated on December 28, 2007. Behringer Harvard Opportunity REIT I has stated that it targets a liquidity event by the sixth anniversary of the termination of the primary offering and has recently disclosed that it has entered the disposition phase of its life cycle.

  •
  Behringer Harvard Multifamily REIT I, Inc.—This program is currently conducting its initial public offering for the offer and sale of up to 200,000,000 shares of common stock at $10.00 per share in its primary offering, plus an additional 50,000,000 shares of common stock at $9.50 per share pursuant to its distribution reinvestment plan. Behringer Harvard Multifamily REIT I has stated that it targets a liquidity event by the sixth anniversary of the termination of its current primary offering.

  •
  Behringer Harvard Multifamily REIT II, Inc.—This program has filed a registration statement, but it has not yet been declared effective by the SEC, in connection with its proposed initial public offering, under which it intends to offer and sell up to 300,000,000 shares of common stock at $10.00 per share in its primary offering, plus an additional 75,000,000 shares of common stock at $9.50 per share pursuant to its distribution reinvestment plan. Behringer Harvard Multifamily REIT II has stated that it targets a liquidity event by the fourth anniversary of the termination of its proposed primary offering, subject to then prevailing market conditions but has not yet commenced its proposed primary offering.

  •
  Behringer Harvard Short-Term Opportunity Fund I LP—The initial public offering for this program terminated on February 19, 2005. Behringer Harvard Short-Term Opportunity Fund disclosed an original targeted liquidity date of the fifth anniversary of the termination of its initial public offering. It has subsequently disclosed that given current market conditions, it anticipates that the program's life will extend beyond its original anticipated liquidation date.

  •
  Behringer Harvard Mid-Term Value Enhancement Fund I LP—The initial public offering for this program terminated on February 19, 2005. Behringer Harvard Mid-Term Value Enhancement Fund I has stated that it targets a liquidity event by the eighth anniversary of the termination of its initial public offering. On February 16, 2011, in accordance with a plan of liquidation, Behringer Harvard Mid-Term Value Enhancement Fund I transferred its assets to a liquidating trust and is in its final disposition phase.

        As of December 31, 2010, Behringer Harvard REIT I, Behringer Harvard Opportunity REIT I, Behringer Harvard Multifamily REIT I, Behringer Harvard Short-Term Opportunity Fund I, and Behringer Harvard Mid-Term Value Enhancement Fund I had raised approximately $4.3 billion of gross offering proceeds from approximately 120,000 investors. With a combination of net offering proceeds and debt, as of December 31, 2010, Behringer Harvard REIT I, Behringer Harvard Opportunity REIT I, Behringer Harvard Multifamily REIT I, Behringer Harvard Short-Term Opportunity Fund I and Behringer Harvard Mid-Term Value Enhancement Fund I had invested approximately $7.7 billion (including acquisition and development costs) in 169 properties and invested approximately $56.9 million in 2 real estate-related loans and other real estate-related investments.

        Following is a table showing the breakdown by property type (or underlying property type, in the case of loan investments) of the aggregate amount of acquisition, origination and/or development costs of the 171 investments made by Behringer Harvard REIT I, Behringer Harvard Opportunity REIT I, Behringer Harvard Multifamily REIT I, Behringer Harvard Short-Term Opportunity Fund I and Behringer Harvard Mid-Term Value Enhancement Fund I as of December 31, 2010:

Type of Property	New	Used	Construction
Office	0.9%	74.9%	—
Industrial	—	1.5%	—
Development Property	0.2%	—	2.6%
Hospitality and Leisure	—	4.2%	—
Multifamily	1.9%	11.1%	2.7%

        The following is a breakdown of the aggregate amount of acquisition, origination and/or development costs of the investments made by these five public programs as of December 31, 2010, by 100% ownership, ownership of tenant-in-common interests, and ownership of joint venture interests:

Fund	100% Owned	Tenant-in- Common Interests	Joint Ventures
Behringer Harvard REIT I	92.5%	0.7%	6.8%
Behringer Harvard Opportunity REIT I	44.2%	—	55.8%
Behringer Harvard Multifamily REIT I	52.3%	—	47.7%
Behringer Harvard Short-Term Opportunity Fund I	69.0%	—	31.0%
Behringer Harvard Mid-Term Value Enhancement Fund I	100.0%	—	—

        The following is a breakdown of the aggregate amount of acquisition, origination and/or development costs of the investments made by these five public programs as of December 31, 2010, by property type:

Fund	Office	Development	Hospitality and Leisure		Industrial	Multifamily
Behringer Harvard REIT I	100.0%	—	—		—	—
Behringer Harvard Opportunity REIT I	34.5%	16.4%	26.5	%*	11.8%	10.8	%**
Behringer Harvard Multifamily REIT I	—	—	—		—	100.0	%**
Behringer Harvard Short-Term Opportunity Fund I	54.4%	21.5%	24.1	%*	—	—
Behringer Harvard Mid-Term Value Enhancement Fund I	100.0%	—	—		—	—

*
Includes hospitality properties that also have rentable office space, retail shops and condominium units.

**
Includes multifamily properties that also have rentable office space, retail shops and condominium units.

        Based on the aggregate amount of acquisition, origination and/or development costs, as of December 31, 2010, the diversification of these 171 investments by geographic region is as follows: 0.3% in Alabama, 0.2% in Arizona, 8.2% in California, 3.2% in Colorado, 0.3% in Connecticut, 2.3% in Florida, 4.9% in Georgia, 16.4% in Illinois, 0.4% in Kansas, 2.3% in Kentucky, 1.3% in Louisiana, 2.1% in Maryland, 1.8% in Massachusetts, 2.8% in Minnesota, 2.9% in Missouri, 0.4% in New Hampshire, 2.0% in New Jersey, 0.8% in New York, 1.7% in Nevada, 2.7% in North Carolina, 2.3% in Ohio, 1.2% in Oregon, 6.0% in Pennsylvania, 2.1% in Tennessee, 24.2% in Texas, 2.2% in Virginia, 2.6% in Washington, D.C., 1.6% in Europe and 0.8% in the Bahamas.

        During the three years ended December 31, 2010, these public programs invested approximately $1.7 billion (including acquisition and development costs) in properties. Based on the aggregate amount of acquisition, origination, and/or development costs, of the 60 investments, approximately 69.0% were in multifamily residential properties, approximately 30.6% were in office properties and approximately 0.4% were in industrial properties. Also based on the aggregate amount of acquisition, origination and/or development costs, during the three years ending December 31, 2010, the diversification of the investments by geographic region is as follows: 21.5% in California, 6.7% in Colorado, 1.6% in Connecticut, 2.0% in Florida, 4.3% in Georgia, 5.4% in Illinois, 1.4% in New Jersey, 0.9% in Nevada, 4.1% in Oregon, 37.% in Texas, 9.1% in Virginia, 0.3% in Washington, DC and 5.3% in Europe.

        Historically, the public programs sponsored by affiliates of our advisor have experienced losses during the first several quarters of operations. Many of these losses can be attributed to initial start-up costs and a lack of revenue-producing activity prior to the programs' initial property investments. Losses also may reflect the delay between the date a property investment is made and the period when revenues from such property investment begin to accrue.

        In addition, cash flows from the operations of Behringer Harvard REIT I, Behringer Harvard Opportunity REIT I, Behringer Harvard Multifamily REIT I, Behringer Harvard Mid-Term Value Enhancement Fund I and Behringer Harvard Short-Term Opportunity Fund I have been insufficient in certain years to fund the distributions paid to their respective investors. Distributions that constituted a return of capital have reduced the funds available to these public programs for the acquisition of properties, which could reduce the overall return of investors.

        In fiscal years 2010, 2009 and 2008, Behringer Harvard REIT I paid cash distributions aggregating approximately $30.4 million, $59.9 million and $69.0 million, respectively, to its common stockholders. For the year ended December 31, 2010 and 2009, cash flow provided by operating activities exceeded cash distributions paid to common stockholders by approximately $18.9 million and $3.1 million, respectively. For the year ended December 31, 2008, cash distributions paid to common stockholders exceeded cash flow provided by operating activities by approximately $0.5 million, with the remaining portion paid from sources other than cash flow from operations, such as cash flow from financing activities, a component of which could include cash flows from offering proceeds, cash advanced to the company by, or reimbursements for expenses or waiver of fees from, its advisor and proceeds from loans including those secured by its assets.

        In fiscal years 2010, 2009 and 2008, Behringer Harvard Opportunity REIT I paid cash distributions aggregating approximately $2.7 million, $3.9 million and $4.0 million, respectively, to its common stockholders. For the year ended December 31, 2010 and 2009, cash flow provided by operating activities exceeded cash distributions paid to common stockholders by approximately $14.8 million and $7.5 million, respectively. For the year ended December 31, 2008 cash flows used in operating activities was $29.3 million and none of the cash flows from operating activities exceeded cash amounts distributed to stockholders. The shortfall was funded principally from proceeds from its offering.

        In fiscal years 2010, 2009 and 2008, Behringer Harvard Mid-Term Value Enhancement Fund I paid cash distributions aggregating approximately $4.6 million, $2.6 million and $2.6 million, respectively, to its unitholders. Of these amounts, approximately $1.1 million, $1.0 million and $1.6 million, in fiscal years 2010, 2009 and 2008, respectively, was paid using cash flow from operations. The remaining portion was paid from available cash on hand and proceeds from property dispositions.

        In fiscal years 2009 and 2008, Behringer Harvard Short-Term Opportunity Fund I paid cash distributions aggregating approximately $1.8 million and $3.1 million, respectively, to its unitholders. For the years ended December 31, 2009 and 2008, cash flows used in operating activities was $17.2 million and $15.1 million, respectively. Accordingly, all of the distributions for the years ended December 31, 2009 and 2008 were paid from financing activities from loans including those secured by its assets and loans from its sponsor. The fund discontinued payment of monthly distributions beginning with the third quarter of 2009.

        In fiscal years 2010, 2009 and 2008, Behringer Harvard Multifamily REIT I paid cash distributions aggregating approximately $25.1 million, $11.5 million and $5.7 million, respectively, to its stockholders. For the years ended December 31, 2010, 2009 and 2008, cash flow from operating activities was approximately $2.6 million, $0.2 million, and $2.4 million, respectively. For the years ended December 31, 2010, 2009 and 2008, cash amounts distributed to stockholders exceeded cash flow from operating activities by $22.5 million, $11.3 million and $3.3 million, respectively. Such differences were funded with proceeds from its private and public offerings.

        Upon request, prospective investors may obtain from us without charge copies of public offering materials and any public reports prepared in connection with any of the Behringer Harvard sponsored public programs, including a copy of the most recent Annual Report on Form 10-K filed with the SEC. For a reasonable fee, we also will furnish upon request copies of the exhibits to any such Form 10-K. Any such request should be directed to our corporate secretary. Many of the public offering materials and reports prepared in connection with the Behringer Harvard sponsored public programs are also available on the Behringer Harvard web site at www.behringerharvard.com. Neither the contents of that web site nor any of the materials or reports relating to other Behringer Harvard sponsored public programs are incorporated by reference in or otherwise a part of this prospectus, as supplemented. In addition, the SEC maintains a web site at www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

Private Programs

        During the ten-year period ended December 31, 2010, the private programs sponsored by Behringer Harvard Holdings and by Mr. Behringer prior to the founding of Behringer Harvard Holdings include three single-asset real estate limited partnerships, nine tenant-in-common offerings, one private REIT and two private multi-asset real estate limited partnerships. These 15 private programs had raised approximately $422 million of gross offering proceeds from approximately 3,100 investors during the ten-year period ended December 31, 2010.

        With a combination of debt and offering proceeds, during the ten-year period ended December 31, 2010, these private programs invested approximately $741 million (including acquisition and development costs) in 27 properties and $97 million in nine real estate-related loans and other real estate-related investments. Based on the aggregate amount of acquisition, origination and/or development costs of the investments, approximately 79.1% was invested in existing or used properties, approximately 16.8% was invested in construction properties and approximately 4.1% was invested in undeveloped land. Also based on the aggregate amount of acquisition, origination and/or development costs of the investments, approximately 51.5% was invested in office buildings, approximately 26.5% was invested in multifamily residential properties and approximately 22.0% was invested in hospitality and leisure properties.

        The following table shows a breakdown by percentage of the aggregate amount of the acquisition, origination and/or development costs of the investments made by the private real estate programs during the ten-year period ended December 31, 2010:

Type of Property	New	Used	Construction
Office	—	100%	—
Multifamily Residential	3.6%	42.9%	53.5%
Hospitality and Leisure	—	100%	—
Land	—	100%	—

        As a percentage of acquisition, origination and/or development costs, the diversification of these 36 investments by geographic area is as follows: 6.4% in Arkansas, 8.0% in California, 7.3% in Colorado, 11.9% in Florida, 0.8% in Georgia, 8.6% in Maryland, 5.3% in Minnesota, 4.1% in Missouri, 5.9% in Nevada, 25.7% in Texas, 3.0% in Virginia, 5.9% in Washington, D.C., 0.6% in the U.S. Virgin Islands and 6.5% in other international locations.

        During the ten-year period ended December 31, 2010, these programs have sold four of the 36 real estate investments they had purchased during such period. The original purchase price of the investments sold was approximately $44 million, and the aggregate sales price of such investments was approximately $76 million.

        As of December 31, 2010, the percentage of these programs with investment objectives similar to ours is approximately 87%. These 13 private programs with similar investment objectives invested approximately $743 million (including acquisition and development costs) in 25 properties and $97 million in nine real estate-related loans and other real estate-related investments. The aggregate acquisition, origination, and/or development costs of these investments was approximately $840 million, of which $457 million was purchase mortgage financing used to acquire them. Based on the aggregate amount of acquisition, origination and/or development costs, of these 34 investments, approximately 52.4% were in office real estate (12 investments), approximately 27.0% were in multifamily residential real estate (18 investments) and approximately 20.6% were in hospitality and leisure real estate (4 investments). Based on the aggregate amount of acquisition, origination and/or development costs, of these 34 investments, approximately 78.7% were in existing or used properties (21 investments), approximately 17.1% were in construction properties (10 investments) and approximately 4.2% were in undeveloped land (three investments). Also based on the aggregate amount of acquisition, origination and/or development costs, as of December 31, 2010, the diversification of the investments by geographic region is as follows: 6.6% in Arkansas, 8.3% in California, 7.5% in Colorado, 12.0% in Florida, 0.8% in Georgia, 8.9% in Maryland, 5.5% in Minnesota, 4.2% in Missouri, 6.1% in Nevada, 24.1% in Texas, 3.2% in Virginia, 6.1% in Washington, D.C. and 6.7% in other international locations.

        In addition to the foregoing, from time to time, programs sponsored by us or affiliates of our advisor may conduct other private offerings of securities.

Adverse Effects of Economic Downturn on Prior Programs and Value Preservation Efforts

        The information in this subsection is designed to update investors regarding other Behringer Harvard sponsored programs. Due to the challenging real estate market, credit market, and general economic conditions over the past few years, most of this information relates to adverse developments. The economic crisis, which began with the collapse of residential subprime credit markets and continued through an overall crisis in, and freeze of, the credit markets toward the end of 2008, followed by unemployment and economic declines unprecedented in the last 70 years, has had severely negative effects across substantially all commercial real estate. As the industry has been affected, Behringer Harvard sponsored investment programs that substantially completed their primary equity offerings at or prior to the end of 2008 have been adversely affected by the disruptions to the economy generally and the real estate market. These economic conditions have adversely affected the financial condition of many of these programs' tenants and lease guarantors, resulting in tenant defaults or bankruptcies. Further, lowered asset values, as a result of declining occupancies, reduced rental rates, and greater tenant concessions and leasing costs, have reduced investor returns in these investment programs because these factors not only reduce current return to investors but also negatively impact the ability of these investment programs to refinance or sell their assets and to realize gains thereon.

        In response to these economic stresses, these Behringer Harvard sponsored investment programs have altered their overall strategies from acquisition and growth to focusing on capital conservation, debt extensions and restructurings, reduction of operating expenses, management of lease renewals and retenanting, declining occupancies and rental rates, and increases in tenant concessions and leasing costs. Identified and described below are trends regarding the consequences of the current economic environment affecting certain characteristics of these other investment programs. These trends provide additional information as to the consequences of the current economic conditions on real estate investment programs of the type sponsored by Behringer Harvard, many of which consequences may affect us.

        Distributions and Redemptions.    Behringer Harvard Mid-Term Value Enhancement Fund I previously paid monthly distributions at a 6% annualized rate (all distribution rate calculations herein assume a per unit or share purchase price of $10.00). As a result of the sale described below, the general partners reduced the normal distributions to a 3% annualized rate effective June 1, 2010. While its remaining portfolio liquidation may be delayed because of current economic challenges, Behringer Harvard Mid-Term Value Enhancement Fund I is operating with a view to provide capital returns to its investors through the sale of its assets. On April 15, 2010, it sold the second of its six office properties from its original portfolio. The general partners determined to distribute virtually all of the net proceeds of the sale to the limited partners of record as of May 17, 2010 via a special distribution of $0.63 per unit on May 25, 2010. On February 16, 2011, in accordance with a plan of liquidation, Behringer Harvard Mid-Term Value Enhancement Fund I transferred its assets to a liquidating trust, and the Behringer Harvard Mid-Term Value Enhancement Liquidating Trust, as successor in interest, discontinued the payment of monthly distributions. Now in its final disposition phase, the terms of the liquidating trust agreement contemplate that the liquidating trust will make special cash distributions to beneficiaries, as opposed to the payment of monthly distributions, including in connection with the disposition of its remaining assets, to the extent that such cash will not be needed to provide for the liabilities (including contingent liabilities) assumed by the liquidating trust. On May 26, 2011, Behringer Harvard Mid-Term Value Enhancement Liquidating Trust sold the third of its six office properties from its original portfolio. The managing trustee determined to distribute virtually all of the net proceeds of the sale to the beneficial interest unitholders of record as of the close of business on May 31, 2011 via a special distribution of approximately $1.22 per outstanding unit of beneficial interest.

        Behringer Harvard REIT I lowered its annualized distribution rate for its monthly distributions from 6.5% to 3.25% beginning in April 2009 and to 1% beginning in May 2010. Behringer Harvard REIT I has indicated that its focus in the current environment is on capital preservation, that it can provide no assurances that the level of its distributions are sustainable and that it may pay some or all of its distributions from sources other than cash flows from operating activities. Behringer Harvard Opportunity REIT I moved from monthly to quarterly distributions beginning with the second quarter of 2009 and lowered its annualized distribution rate from 3% to 1% beginning with its distribution for the first quarter of 2010. Behringer Harvard Opportunity REIT I has entered its disposition phase, and as such, has ceased regular recurring distributions beginning with the first quarter of 2011 in favor of those that may arise from proceeds available to be distributed from the sale of its assets. The regular distribution of Behringer Harvard Short-Term Opportunity Fund I was discontinued beginning with the third quarter of 2009. In response to increasing prices and decreasing current yields for multifamily communities, Behringer Harvard Multifamily REIT I lowered its annualized distribution rate from 7% to 6% beginning in September 2010. In March 2009, to conserve capital, Behringer Harvard REIT I and Behringer Harvard Opportunity REIT I suspended their share redemption programs except for redemptions requested by stockholders by reason of death, disability, or confinement to long-term care. Behringer Harvard REIT I further limited such redemptions to no more than $4.25 million in 2011, or $1,062,500 per redemption period (once per quarter). Behringer Harvard REIT I has stated that it may further limit or suspend redemptions, particularly if participation in the DRP decreases and fewer proceeds are generated from DRP sales. In January 2011, Behringer Harvard Opportunity REIT I suspended its share redemption program until further notice. In connection with their announcements of their intention to enter their portfolio liquidation phase in December 2006, Behringer Harvard Mid-Term Value Enhancement Fund I and Behringer Harvard Short-Term Opportunity Fund I terminated their redemption programs.

        The economic crisis has also negatively impacted the operating performance of Behringer Harvard REIT I and Behringer Harvard Opportunity REIT I. Cash flow from operating activities has been insufficient to fund both the net cash required to fund distributions and the capital requirements of their properties. As a result, portions of the net cash required for distributions and capital expenditures of these REITs were funded from their cash on hand, including proceeds from borrowings.

        Estimated Valuations.    Behringer Harvard Mid-Term Value Enhancement I announced an estimated valuation as of December 31, 2009 of $7.09 per limited partner unit, which was adjusted to $6.46 as a result of the special distribution described above. As of December 31, 2010, the estimated valuation was determined to be $5.05 per unit. Behringer Harvard Short-Term Opportunity Fund I announced estimated valuations of its limited partner units of $6.45 per unit as of December 31, 2009 and $6.48 per unit as of December 31, 2010. Behringer Harvard Opportunity REIT I announced estimated valuations of its common stock of $8.17 per share as of June 22, 2009, $8.03 per share as of December 31, 2009, and $7.66 per share as of December 31, 2010. Behringer Harvard REIT I announced estimated valuations of its common stock of $4.25 per share as of May 17, 2010 and $4.55 per share as of December 31, 2010. These units or shares were originally sold in their respective best efforts public offerings for a gross offering price of $10.00.

        As with any valuation methodology, the valuation methodologies used by the Behringer Harvard sponsored investment programs utilize a number of estimates and assumptions. Parties using different assumptions and estimates could derive a different estimated value and these differences could be significant. The estimated values per share or unit were adopted pursuant to the specific valuation policies of these investment programs and do not represent the fair value of the shares or units calculated in accordance with GAAP or the price at which such shares or units would trade on a national securities exchange. The valuation policies and the announcements of estimated values for these programs should be reviewed for additional information and limitations.

        Waiver or Deferral of Fees and Expenses.    Behringer Harvard Holdings and its affiliates have from time to time, voluntarily when they have perceived circumstances to warrant it, waived or deferred fees and expenses due to them from their sponsored investment programs. In 2010 and 2011, affiliates of Behringer Harvard Holdings agreed to defer asset management fees accruing during the months of May 2010 through March 2011 and all debt financing fees, expense reimbursements and property management oversight fees accruing during the months of July 2010 through March 2011 owed by Behringer Harvard Opportunity REIT I. Also in 2011, affiliates of Behringer Harvard Holdings agreed to defer the reimbursement of organization and offering expenses due and payable to them from Behringer Harvard Multifamily REIT I through September 2, 2011 and waived certain debt financing fees of approximately $259,000 and certain asset management fees of approximately $43,000 owed by Behringer Harvard Multifamily REIT I. In May 2011, affiliates of Behringer Harvard Holdings agreed to waive certain asset management fees of approximately $24,100 and waive reimbursement of certain operating expenses owed by Behringer Harvard Multifamily REIT I. Behringer Harvard Multifamily REIT I and its advisor, in order to provide more support for its distributions, revised the asset management fee so that the amount of the fee is dependent upon Behringer Harvard Multifamily REIT I's performance with respect to reaching a modified funds from operations coverage amount per quarter of fifteen cents per share of its common stock. As modified, rather than being a monthly fee equal to one-twelfth of 0.75% of the sum of the higher of the cost or value of its assets, effective July 1, 2010, the asset management fee is currently a monthly fee equal to one-twelfth of the 0.50% of the higher of the cost or value of such assets but will increase as the modified funds from operations coverage amount increases.

        For the first quarter 2011, affiliates of Behringer Harvard Holdings waived asset management fees of approximately $1.8 million owed by Behringer Harvard REIT I; asset management fees and reimbursement of operating expenses of approximately $15,000 and $2.1 million, respectively, owed by Behringer Harvard Short-Term Opportunity Fund I; and property management oversight fees, asset management fees, and reimbursement of operating expenses of approximately $48,000, $0.1 million, and $0.4 million, respectively, owed by Behringer Harvard Strategic Opportunity Fund II (a privately offered program). In addition, for 2010, affiliates of Behringer Harvard Holdings waived asset management fees of approximately $8.9 million owed by Behringer Harvard REIT I; asset management fees and reimbursement of operating expenses of approximately $65,000 and $7 million, respectively, owed by Behringer Harvard Short-Term Opportunity Fund I; asset management fees and reimbursement of operating expenses of approximately $146,000 and $617,000, respectively, owed by Behringer Harvard Strategic Opportunity Fund I (a privately offered program); and property management oversight fees, asset management fees, acquisition fees and reimbursement of operating expenses of approximately $176,000, $314,000, $71,000 and $1.3 million, respectively, owed by Behringer Harvard Strategic Opportunity Fund II (also a privately offered program). For the fiscal year ended December 31, 2009, affiliates of Behringer Harvard Holdings waived asset management fees of approximately $7.5 million owed by Behringer Harvard REIT I; asset management fees and reimbursement of operating expenses of approximately $31,000 and $301,000, respectively, owed by Behringer Harvard Short-Term Opportunity Fund I; asset management fees and reimbursement of operating expenses of approximately $70,000 and $187,000, respectively, owed by Behringer Harvard Strategic Opportunity Fund I; and asset management fees and reimbursement of operating expenses of approximately $172,000 and $161,000, respectively, owed by Behringer Harvard Strategic Opportunity Fund II. In addition, affiliates of Behringer Harvard Holdings waived property management oversight fees of approximately $161,000 owed by Behringer Harvard Strategic Opportunity Fund II. In 2008, affiliates of Behringer Harvard Holdings waived asset management fees of approximately $566,000 owed by Behringer Harvard Strategic Opportunity Fund I and asset management fees of approximately $892,000 owed by Behringer Harvard Strategic Opportunity Fund II. The results of operations and distributions from these programs shown in the Prior Performance Tables would have been lower without such arrangements. There is no assurance that Behringer Harvard Holdings or its affiliated entities will waive or defer fees or expenses due from its sponsored investment programs in the future.

        Impairments.    Under GAAP, Behringer Harvard sponsored investment programs consider the applicability of any financial statement impairments of the assets that they own. Behringer Harvard REIT I recognized impairments of approximately $21.1 million, $259.1 million and $99.3 million during fiscal years ended December 31, 2008 and 2009, and 2010, respectively. Behringer Harvard Opportunity REIT I recognized impairments of approximately $19.4 million, $15.5 million, and $31.5 million during the fiscal years ended December 31, 2008, 2009 and 2010, respectively and approximately $3.6 million during the quarter ended March 31, 2011. Behringer Harvard Opportunity REIT I recognized a $5 million loss on troubled debt restructuring for the year ended December 31, 2010 related to the contribution of a mezzanine loan to obtain the fee simple interest in the Tanglewood at Voss property. In addition, Behringer Harvard Opportunity REIT I recorded a reserve for loan losses totaling $11.1 million, including $7.1 million recognized as a provision to loan losses during 2010. Behringer Harvard Mid-Term Value Enhancement Fund I recognized an asset impairment of approximately $0.4 million during the first quarter of 2010 for a property that was later sold and recognized an asset impairment of approximately $1.4 million during the third quarter of 2010. Also, for the years ended December 31, 2008, 2009 and 2010, Behringer Harvard Short-Term Opportunity Fund I recognized inventory valuation adjustments of approximately $16.8 million, $0.5 million and $1.9 million, respectively. Behringer Harvard Short-Term Opportunity Fund I also recorded impairment charges of $5.1 million during the year ended December 31, 2010 and $2.7 million during the quarter ended March 31, 2011. In addition, Behringer Harvard Strategic Opportunity Fund I recognized an asset impairment of $1.6 million for the fiscal year ended December 31, 2010, and Behringer Harvard Strategic Opportunity Fund II recognized asset impairments of approximately $3.2 million, $1.8 million, and $0.6 million for the fiscal years ended December 31, 2008, 2009 and 2010, respectively.

        Financings.    The turbulent financial markets and disruption in the banking system, as well as the nationwide economic downturn, resulted in a severe lack of credit, rising costs of any debt that is available, and reluctance by lenders to lend as large a percentage of debt to equity as in prior periods. These market disruptions have adversely affected all of the Behringer Harvard investment programs that substantially completed their equity offerings at or prior to the end of 2008 (except Behringer Harvard Mid-Term Value Enhancement Fund I, which incurred no debt). These investment programs have experienced loan maturities that have not been refinanced or that have been refinanced at reduced values requiring additional collateral or equity and/or at higher interest rates or loan defaults related to certain of their assets. These programs are working with their lenders to replace, extend, or restructure debt arrangements as they mature or to purchase or pay off the debt at discounted amounts and to otherwise manage their debt arrangements to preserve value for their investors, although there is no assurance that they will be able to retain all of their assets as mortgage loans mature.

        To date, certain investment programs have had substantial success in these activities. For example, in December 2009, Behringer Harvard REIT I restructured the loan secured by its Ashford Perimeter property located in Atlanta, Georgia. The balance prior to the restructure of approximately $34.3 million was bifurcated into two tranches, with the second tranche subordinate to the return of and return on additional contributions provided by Behringer Harvard REIT I for debt service on the first tranche, operating shortfalls, anticipated re-leasing costs and capital improvements at the property. In addition, the loan maturity date was extended from February 1, 2012 to February 1, 2016. Further, in February 2010, Behringer Harvard REIT I completed a discounted purchase of the approximately $42.8 million note secured by its 1650 Arch Street property located in Philadelphia, Pennsylvania, resulting in a gain on the extinguishment of debt of approximately $10.1 million. However, with respect to five of its assets, Behringer Harvard REIT I was unable to negotiate a satisfactory restructuring or debt purchase and transferred the related property to the mortgage lender pursuant to a deed-in-lieu of foreclosure or a foreclosure. As of March 31, 2011, Behringer Harvard REIT I was in default or had events of default on non-recourse property loans secured by seven of its properties with a combined outstanding balance of approximately $218.6 million. Behringer Harvard REIT I is in discussions with the lenders to restructure the debt, purchase or pay off the debt at a discount, or transfer ownership of the properties to the lenders. Behringer Harvard REIT I has stated that there is no assurance that it will be able to restructure or pay off these loans at a discount, which could result in foreclosure or transfer of ownership of the properties to the lenders. There are additional non-recourse loans totaling approximately $211.1 million that need to be modified during 2011 in order to justify further investment, some of which may have imminent defaults or events of default.

        For Behringer Harvard Opportunity REIT I, the construction loan in the amount of approximately $37.6 million associated with GrandMarc at Westberry Place was refinanced in December 2009. The maturity date of the refinanced loan was January 1, 2020. Also in December 2009, the construction loan in the amount of $26.9 million associated with GrandMarc at the Corner was refinanced. The maturity date of the refinanced loan is January 1, 2020. On October 22, 2010, Behringer Harvard Opportunity REIT I sold the GrandMarc at the Corner property to an unaffiliated third party. In November 2009, Behringer Harvard Opportunity REIT I reached an agreement with the lender to extend the $24.5 million land tranche of the loan associated with the Frisco Square investment until July 28, 2011. On August 5, 2010, Behringer Harvard Opportunity REIT I, concurrently with entering into two new joint ventures with Digital Realty Trust, Inc., a publicly traded REIT, reached an agreement with the lender to replace the original loans in the aggregate amount of $52.5 million associated with the Santa Clara Data Center investment that matured on June 9, 2010. The joint ventures paid down the original loans' balance by an aggregate of $7 million. The original loans were severed and replaced by new loan agreements with an aggregate original principal balance of $45.5 million. The maturity dates of the replacement loans are June 9, 2013. On August 17, 2010, Behringer Harvard Opportunity REIT I transferred ownership of a property securing a loan with an outstanding balance of $18 million to the lender pursuant to a deed-in-lieu of foreclosure. On November 15, 2010, Behringer Harvard Opportunity REIT I's loans related to the Chase Park Plaza Hotel and Chase-The Private Residences matured, and agreements were reached with the lender to extend the maturity to November 15, 2011. Effective February 13, 2011, Behringer Harvard Opportunity REIT I reached an agreement to extend the maturity date of its credit facility from February 13, 2011 to February 13, 2012.

        During 2009, Behringer Harvard Short-Term Opportunity Fund I was able to successfully restructure or extend approximately seventy percent of its $156 million in debt, including, in July 2009, extending the maturity date of the Bretton Woods property loan, having an outstanding principal balance of $1.3 million as of December 31, 2009, to July 15, 2011 and extending the maturity date of the Melissa Land loan, having an outstanding principal balance of $1.7 million as of December 31, 2009, to July 29, 2012. In October 2009, Behringer Harvard Short-Term Opportunity Fund I extended the maturity date of the Mockingbird Commons condominium loan, with an outstanding balance of

$25 million, to October 1, 2011 and obtained permission to lease the residential condominium units pending their ultimate sale and modified the Cassidy Ridge property loan to permit a second lien position on the Cassidy Ridge property as additional security for the Mockingbird Commons condominium loan with the same lender. In December 2009, Behringer Harvard Short-Term Opportunity Fund I successfully negotiated the removal of certain financial covenants and extension of the maturity date of the Mockingbird Commons hotel loan, with an outstanding principal balance of $41.2 million as of December 31, 2009, to December 21, 2012 with options to extend the maturity date for two periods of twelve months each if certain conditions are met. The program also modified its revolving credit agreement, with an outstanding principal balance of $9.7 million as of December 31, 2009, to permit a second lien position on the 250/290 Carpenter property as additional security for the Mockingbird Commons hotel loan and extending the maturity date of borrowings under the revolver agreement to December 21, 2012 with options to extend the maturity date. Behringer Harvard Short-Term Opportunity Fund I is currently in default with respect to five loans with an aggregate outstanding balance of $72.5 million. Possession and control of the property related to one of the loans, which was nonrecourse to Behringer Harvard Short-Term Opportunity Fund I and had an outstanding balance of $9.4 million, was transferred to a receiver in October 2010. One of the loans with an outstanding balance of $3.7 million was restructured and had its maturity date extended to November 2012. As of January 16, 2011, Behringer Harvard Short-Term Opportunity Fund I was in default on the property loan related to the Mockingbird Commons condominium project, which had an outstanding principal balance of $24.9 million at March 31, 2011. The default under the loan agreement created a cross-default under an additional loan agreement with the same lender related to the Cassidy Ridge condominium project, which had an outstanding balance of $26.9 million at March 31, 2011. As of January 23, 2011, Behringer Harvard Short-Term Opportunity Fund I was in default on the property loan related to 5050 Quorum, which had an outstanding principal balance of $10 million at March 31, 2011. Behringer Harvard Short-Term Opportunity Fund I received notice from the lender on March 30, 2011 demanding immediate payment of the outstanding principal and all accrued interest. For both of the loans in default described above, Behringer Harvard Short-Term Opportunity Fund I is currently in negotiations with the respective lenders to obtain a waiver of the default, modify or extend the loan agreements.

        In July 2010, Behringer Harvard Strategic Opportunity Fund I, with its joint venture partner Behringer Harvard Strategic Opportunity Fund II, successfully negotiated an extension of the maturity date of the $9 million property loan in the development known as Three Two Three Tahoe secured by the development to June 2012. In May 2010, Behringer Harvard Strategic Opportunity Fund I also completed a pay down of $2.2 million on the loan secured by the Hotel Palomar Los Angeles—Westwood, resulting in an outstanding loan balance of $61.1 million, and obtained an extension of the maturity date of the property loan to May 2011. The loan has subsequently been extended to May 2012.

        In January 2010, in order to obtain loan extensions on existing debt, Behringer Harvard Strategic Opportunity Fund II cross-collateralized the Overschiestraat portfolio loan with the Lindeveste portfolio, resulting in an aggregate combined loan balance of approximately $25.6 million (based on dollar/Euro exchange rates on June 30, 2010) at June 30, 2010, and extended the maturity date of the loan to December 2012. In April 2009, Behringer Harvard Strategic Opportunity Fund II extended the maturity date for the McKinney land loan in the amount of approximately $4 million to April 2012, and in November 2009, Behringer Harvard Strategic Opportunity Fund II extended the maturity date for the Hawk's Cay property loan in the amount of $101.8 million to April 2011. The loan has subsequently been extended to April 2012.

        Behringer Harvard sponsored programs are in discussions with the lenders on loans in default and any other loans that may be considered "at risk" by these programs to either restructure the debt or to purchase or pay off the debt at a discount. However, there is no assurance that the programs will be able to restructure the debt or to purchase or pay off the debt at a discount, which could result in foreclosure or a transfer of ownership of the properties to the lenders.

        Sponsor Activities.    Behringer Harvard Holdings has also, voluntarily and in circumstances where a short term need for liquidity has been deemed by it to be advisable, provided loans to certain Behringer Harvard sponsored investment programs and certain of their affiliates, including Behringer Harvard Short-Term Opportunity Fund I, Behringer Harvard Strategic Opportunity Fund I, and Behringer Harvard Strategic Opportunity Fund II. For these three programs, the outstanding principal balance of these loans as of March 31, 2011 was approximately $12 million (net of the loan forgiveness described below), $11.4 million, and $13.2 million, respectively. On December 31, 2009 and 2010, Behringer Harvard Holdings forgave approximately $15 million and $2.8 million, respectively, of principal loans and all interest thereon owed by Behringer Harvard Short-Term Opportunity Fund I, which was accounted for as a capital contribution by its general partners. In 2011, Behringer Harvard Holdings also provided a loan of up to $2.5 million to Behringer Harvard Opportunity REIT I. The current balance on the loan to Behringer Harvard Opportunity REIT I is $1.5 million. Behringer Harvard Holdings has also leased vacant space at certain of its TIC Programs discussed below. The results of operations and distributions from Behringer Harvard Short-Term Opportunity Fund I shown in the Prior Performance Tables would have been lower without such arrangements. There is no assurance that Behringer Harvard Holdings or its affiliated entities will engage in such activities with respect to its sponsored investment programs in the future.

        Co-Investor Arrangements.    Behringer Harvard Holdings sponsored private offerings from 2003 through 2005 for eight single asset co-investment arrangements structured as tenant-in-common programs ("TIC Programs"). Behringer Harvard Strategic Opportunity Fund I sponsored one TIC Program. As of December 31, 2008, Behringer Harvard REIT I had acquired all TIC interests where it had been the largest TIC owner in four TIC Programs and remains the largest tenant-in-common investor in two TIC Programs. Behringer Harvard Strategic Opportunity Fund I owns a tenant-in-common interest in the one TIC Program it sponsored, and the remaining TIC Program is owned by tenant-in-common investors with a small interest owned by Behringer Harvard Holdings. The remaining TIC Program sold its property in 2008.

        Investors in five of the TIC Programs received a positive total return on their investment including investors in one TIC Program who received a total return above what was projected in its private placement offering memorandum. In general, the economic crisis has adversely affected the operating performance of the remaining four TIC Programs.

        One of the TIC Programs, Firestone Upper West Side Apartments, has a master lease arrangement between Behringer Harvard Holdings, as master tenant, and the tenant in common owners, as landlord, whereby Behringer Harvard Holdings makes distribution payments at a set rate to the tenant in common owners after the payment of taxes, insurance and debt service payments. Beginning in August 2010, Behringer Harvard Holdings ceased making payments to the tenant in common owners. Behringer Harvard Holdings and the tenant in common owners are currently pursuing a sale of the asset to a third party; however, if a sale is not consummated, the parties will pursue a restructuring of the master lease arrangement.

        Another TIC Program, Beau Terre Office Park ("Beau Terre"), has substantially underperformed relative to projections which were based on representations made by the seller and its agents related to its operating expenses and revenues that Behringer Harvard Holdings believes to be false. Behringer Harvard Holdings reached settlement in December 2010 in a lawsuit with the former on-site property manager. The tenant-in-common investors received substantial settlement consideration and were no longer party to the suit at its ultimate conclusion.

        As of March 31, 2011, the Beau Terre mortgage loan was in default. In October 2010, the loan servicer for the loan brought a foreclosure action against the property. Behringer Harvard Holdings, on behalf of the owners of Beau Terre, was in discussions with the lender on this loan to potentially restructure the debt. However, after lengthy discussions, the lender has decided that it will foreclose on the property and the foreclosure process is currently underway with an estimated transfer of ownership to the lender to occur by the end of 2011.

        Several Behringer Harvard sponsored investment programs have made portfolio investments under co-investment arrangements, generally as partnerships. Certain of these co-investors have threatened claims against these investment programs and their sponsor where current economic conditions have resulted in these investments underperforming expectations. Other than as to Behringer Harvard Opportunity REIT I, which has been sued by a co-investor in one such circumstance, none of these threats have resulted in lawsuits. While there is not believed to be any merit in this lawsuit or any of the threats, the defense and any settlement of these claims may negatively impact returns to the investors in these investment programs.

Litigation

        The tenant-in-common program sponsored by Behringer Harvard Holdings related to the Beau Terre Office Park in Bentonville, Arkansas, named Behringer Harvard Beau Terre S, LLC, was substantially underperforming relative to projections immediately after acquisition of the property. Behringer Harvard Holdings relied on seller representations and third party due diligence, which included independent appraisals, regarding revenues related to the Beau Terre Office Park. Behringer Harvard Holdings subsequently learned that certain leases were fraudulent and one of 36 represented buildings had not been built. The private placement offering for the tenant-in-common interests in Beau Terre Office Park commenced on May 12, 2004, was completed on August 18, 2004 and resulted in total gross offering proceeds of approximately $17.6 million from the sale of 28 tenant-in-common interests. In December 2005, Behringer Harvard Holdings completed a settlement with investors in the Beau Terre Office Park tenant-in-common program. Under the terms of the settlement, Behringer Harvard Holdings agreed to, among other things, increase the lease payments under certain leases at the property, replace the existing property manager, build a new office building on an undeveloped lot at that property and pay $1.25 million.

        As a result of the lower than anticipated performance of this asset, Behringer Harvard Holdings allowed the property management agreement with the on-site property manager to expire according to its terms. The on-site property manager was replaced with Trammell Crow Company beginning in January 2006, which was replaced by Colliers Dickson Flake Partners in April 2007. The former on-site property manager, who had been an agent of the seller of Beau Terre Office Park having marketed the asset for its sale, filed a lawsuit against Behringer Harvard Holdings in Dallas, Texas alleging breach of contract, among other things. Behringer Harvard Holdings actively defended those claims and pursued its own claims against the property manager, the appraiser, the seller and others. The remaining portion of the lawsuit was settled by all parties in December 2010. Through the course of the litigation Behringer Harvard Holdings and the Beau Terre Office Park tenant-in-common investors received total settlement proceeds in excess of $5 million with no settlement payments made by Behringer Harvard Holdings and the tenant-in-common investors to settle any third-party claims related to the litigation.

FEDERAL INCOME TAX CONSIDERATIONS

General

        The following is a summary of certain federal income tax considerations relating to our qualification and taxation as a REIT beginning with our taxable year ended December 31, 2008, and the ownership and disposition of our common stock that you, as a stockholder, may consider relevant. This summary does not address all possible tax considerations that may be material to an investor and does not constitute tax advice. Moreover, this summary does not deal with all tax aspects that might be relevant to you, as a prospective stockholder, in light of your personal circumstances, nor does it deal with particular types of stockholders that are subject to special treatment under the Internal Revenue Code, including insurance companies, financial institutions or broker-dealers. The Internal Revenue Code provisions governing the federal income tax treatment of REITs are highly technical and complex, and this summary is qualified in its entirety by the express language of applicable Internal Revenue Code provisions, Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof. This summary deals only with our stockholders that hold common stock as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code. This summary does not address state, local or non-U.S. tax considerations.

        We base the information in this section on the current Internal Revenue Code, current, temporary and proposed Treasury regulations, the legislative history of the Internal Revenue Code and current administrative interpretations of the Internal Revenue Service (the "IRS"), including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS, and existing court decisions. We cannot assure you that new laws, interpretations of laws or court decisions, any of which may take effect retroactively, will not cause statements in this section to be inaccurate.

        DLA Piper LLP (US), acting as our tax counsel in connection with this offering, has reviewed this summary and opined that, to the extent that it constitutes matters of federal income tax law or legal conclusions relating thereto, this summary is accurate in all material respects. This opinion has been filed as an exhibit to the registration statement of which this prospectus is a part. The opinion of DLA Piper LLP (US) is based on various assumptions, is subject to limitations and is not binding on the Internal Revenue Service or on any court.

        We urge you, as a prospective investor, to consult your tax adviser regarding the specific tax consequences to you of the purchase, ownership and disposition of our common shares and of our election to be taxed as a REIT, including the federal, state, local, foreign and other tax consequences of such purchase, ownership, disposition and election.

 Opinion of Counsel

        DLA Piper LLP (US) has rendered an opinion to us that we were organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code beginning with our taxable year ended December 31, 2008 and that our proposed method of operations will enable us to continue to meet the requirements for qualification and taxation as a REIT. In providing its opinion, DLA Piper LLP (US) relied, as to certain factual matters, upon the statements and representations contained in certificates provided by us. These certificates include representations regarding the manner in which we are and will be owned, the nature of our assets and the past, present and future conduct of our operations. DLA Piper LLP (US) did not independently verify these facts. Moreover, our continued qualification and taxation as a REIT will depend on our ability to meet on a continuing basis, through actual annual operating results, the qualification tests set forth in the federal income tax laws and described below. DLA Piper LLP (US) will not review our continuing compliance with those tests. The statements made in the opinion of DLA Piper LLP (US) are based upon existing law and Treasury regulations, as currently applicable, currently published administrative positions of the IRS and judicial decisions, all of which are subject to change, either prospectively or retroactively. We cannot assure you that any changes will not modify the conclusions expressed in our counsel's opinion. Moreover, an opinion of counsel is not binding on the IRS.

Taxation of the Company

        We made an election to be taxed as a REIT under Sections 856 of the Internal Revenue Code, effective for our taxable year ended December 31, 2008. We believe that, commencing with such taxable year, we were and continue to be organized as of the date of this prospectus and operating in such a manner as to qualify for taxation as a REIT under the Internal Revenue Code, and we intend to continue to operate in such a manner, but no assurance can be given that we will operate in a manner so as to qualify or remain qualified as a REIT. Pursuant to our charter, our board of directors has the authority to make any tax elections on our behalf that, in its sole judgment, are in our best interest. This authority includes the ability to cause us to revoke or otherwise terminate our status as a REIT. Our board of directors has the authority under our charter to make these elections without the necessity of obtaining the approval of our stockholders. In addition, our board of directors has the authority to waive any restrictions and limitations contained in our charter that are intended to preserve our status as a REIT during any period in which our board of directors determined not to pursue or preserve our status as a REIT.

        If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income or capital gain that we distribute to our stockholders each year, because the REIT provisions of the Internal Revenue Code generally allow a REIT to deduct distributions paid to its stockholders. This substantially eliminates the federal "double taxation" on earnings (taxation at both the corporate level and stockholder level) that usually results from an investment in a corporation.

        Even if we qualify for taxation as a REIT, however, we will be subject to federal income taxation as follows:

  •
  we will be taxed at regular corporate rates on our undistributed REIT taxable income, including undistributed net capital gains;

  •
  under some circumstances, we will be subject to "alternative minimum tax" on our items of tax preference;

  •
  if we have net income from the sale or other disposition of "foreclosure property" that is held primarily for sale in the ordinary course of business or other non-qualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on that income;

  •
  if we have net income from prohibited transactions (which are, in general, sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business), our income will be subject to a 100% tax on such income;

  •
  if we fail to satisfy either of the 75% or 95% gross income tests (discussed below) but we have nonetheless maintained our qualification as a REIT because we have met certain other requirements, we will be subject to a 100% tax on an amount equal to the greater of the amount by which we fail the 75% or 95% test multiplied by a fraction calculated to reflect our profitability;

  •
  if we (1) fail to satisfy the REIT asset tests (discussed below) and continue to qualify as a REIT because we meet certain other requirements, we will have to pay a tax equal to the greater of $50,000 or the highest corporate income tax rate multiplied by the net income generated by the non-qualifying assets during the period of time we failed to satisfy the asset tests or (2) if we fail to satisfy REIT requirements other than the gross income tests and the asset tests and continue to qualify as a REIT because we meet other requirements, we will have to pay $50,000 for each other failure;

  •
  if we fail to distribute during each year at least the sum of (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods, then we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (a) the amounts actually distributed and (b) retained amounts on which we pay income tax at the corporate level;

  •
  if we acquire any asset from a C corporation (i.e., a corporation generally subject to corporate-level tax) in a carryover-basis transaction and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then a portion of the gains may be subject to tax at the highest regular corporate rate, pursuant to guidelines issued by the Internal Revenue Service;

  •
  subject to certain exceptions, we will be subject to a 100% tax on transactions with our TRSs if such transactions are not at arm's length; and

  •
  our TRSs will potentially be subject to federal, state, local and, if applicable, foreign taxation.

Taxable REIT Subsidiaries

        A TRS is any corporation in which a REIT directly or indirectly owns stock, provided that the REIT and that corporation make a joint election to treat that corporation as a TRS. The election can be revoked at any time as long as the REIT and the TRS revoke such election jointly. In addition, if a TRS holds directly or indirectly, more than 35% of the securities of any other corporation (by vote or by value), then that other corporation also is treated as a TRS. A corporation can be a TRS with respect to more than one REIT. We may form one or more TRSs for the purpose of owning and selling properties that do not meet the requirements of the "prohibited transactions" safe harbor. See "—Requirements for Qualification as a REIT—Operational Requirements—Prohibited Transactions" below.

        A TRS is potentially subject to federal income tax at regular corporate rates (maximum rate of 35%), and also may be subject to state and local taxation. Any distributions paid or deemed paid by any one of our TRSs also will be subject to tax, either (1) to us if we do not pay the distributions received to our stockholders as distributions, or (2) to our stockholders if we do pay out the distributions received to our stockholders. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT's tenants that are not conducted on an arm's length basis. We may hold more than 10% of the stock of a TRS without jeopardizing our qualification as a REIT notwithstanding the rule described below under "—Requirements for Qualification as a REIT—Operational Requirements—Asset Tests" that generally precludes ownership of more than 10% (by vote or value) of any issuer's securities. However, as noted below, in order for us to qualify as a REIT, the non-mortgage securities (both debt and equity) of all of the TRSs in which we have invested either directly or indirectly may not represent more than 25% of the total value of our assets. We expect that the aggregate value of all of our interests in TRSs will represent less than 25% of the total value of our assets. We cannot, however, assure that we will always satisfy this limit or that the Internal Revenue Service will agree with the value we assign to our TRSs.

        We may engage in activities indirectly though a TRS as necessary or convenient to avoid receiving the benefit of income or services that would jeopardize our REIT status if we engaged in the activities directly. In particular, in addition to the ownership of certain or our properties as noted above, we would likely use TRSs for providing services that are non-customary or that might produce income that does not qualify under the gross income tests described below. We may also use TRSs to satisfy various lending requirements with respect to special-purpose bankruptcy-remote entities.

        Finally, while a REIT is generally limited in its ability to earn qualifying rental income from a related party, a REIT can earn qualifying rental income from the lease of a qualified lodging facility to a TRS (even a wholly-owned TRS) if an eligible independent contractor operates the facility. Qualified lodging facilities are defined as hotels, motels, or other establishments where more than half of the dwelling units are used on a transient basis, provided that legally authorized wagering or gambling activities are not conducted at or in connection with such facilities. Also included in the definition are the qualified lodging facility's customary amenities and facilities. For these purposes, a contractor qualifies as an "eligible independent contractor" if it is less than 35% affiliated with the REIT and, at the time the contractor enters into the agreement with the TRS to operate the qualified lodging facility, that contractor or any person related to that contractor is actively engaged in the trade or business of operating qualified lodging facilities for persons unrelated to the TRS or its affiliated REIT. For these purposes, an otherwise eligible independent contractor is not disqualified from that status on account of the TRS bearing the expenses for the operation of the qualified lodging facility, the TRS receiving the revenues from the operation of the qualified lodging facility, net of expenses for that operation and fees payable to the eligible independent contractor, or the REIT receiving income from the eligible independent contractor pursuant to a preexisting or otherwise grandfathered lease of another property. Similar rules will apply to health care facilities for our 2009 taxable year and beyond.

Requirements for Qualification as a REIT

        In order to qualify as a REIT, we must elect to be treated as a REIT and must meet the requirements discussed below, relating to our organization, sources of income, nature of assets, distributions of income to our stockholders and recordkeeping.

  Organizational Requirements

        The Internal Revenue Code defines a REIT as a corporation, trust or association that:

  1.
  is managed by one or more trustees or directors;

  2.
  has transferable shares or transferable certificates of beneficial ownership;

  3.
  would be taxable as a domestic corporation but for Sections 856 through 860 of the Internal Revenue Code;

  4.
  is neither a financial institution nor an insurance company within the meaning of the applicable provisions of the Internal Revenue Code;

  5.
  has at least 100 persons as beneficial owners;

  6.
  during the last half of each taxable year, is not closely held, i.e., not more than 50% of the value of its outstanding stock is owned, directly or indirectly, by five or fewer "individuals," as defined in the Internal Revenue Code to include certain entities;

  7.
  files an election or continues such election to be taxed as a REIT on its return for each taxable year; and

  8.
  meets other tests described below, including with respect to the nature of its assets and income and the amount of its distributions.

        The Internal Revenue Code provides that conditions (1) through (4) must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) will not apply until after the first taxable year for which we make an election to be taxed as a REIT. For purposes of condition (6), an "individual" generally includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes but does not include a qualified pension plan or profit sharing trust. We believe that we will issue sufficient stock in this offering to satisfy conditions (5) and (6). Our charter currently includes certain restrictions regarding the transfer of our common stock, which are intended to assist us in continuing to satisfy conditions (5) and (6). If we comply with all the requirements for ascertaining the ownership of our outstanding stock in a taxable year and have no reason to know that we have violated condition (6), we will be deemed to have satisfied condition (6) for that taxable year.

        In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We satisfy this requirement.

  Ownership of Interests in Partnerships and Qualified REIT Subsidiaries

        In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT is deemed to own its proportionate share, based on its interest in partnership capital, of the assets of the partnership and is deemed to have earned its allocable share of partnership income. Also, if a REIT owns a qualified REIT subsidiary, which is defined as a corporation wholly owned by a REIT that does not elect to be taxed as a TRS, the REIT will be deemed to own all of the subsidiary's assets and liabilities and it will be deemed to be entitled to treat the income of that subsidiary as its own. In addition, the character of the assets and gross income of the partnership or qualified REIT subsidiary shall retain the same character in the hands of the REIT for purposes of satisfying the gross income tests and asset tests set forth in the Internal Revenue Code.

  Operational Requirements—Gross Income Tests

        To maintain our qualification as a REIT, we must, on an annual basis, satisfy the following gross income requirements:

  •
  At least 75% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property. Gross income includes "rents from real property" and, in some circumstances, interest, but excludes gross income from dispositions of property held primarily for sale in the ordinary course of a trade or business. Such dispositions are referred to as "prohibited transactions." This is known as the 75% Income Test.

  •
  At least 95% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived from the real property investments described above and from distributions, interest and gains from the sale or disposition of stock or securities or from any combination of the foregoing. This is known as the 95% Income Test.

        The rents we receive, or that we are deemed to receive, qualify as "rents from real property" for purposes of satisfying the gross income requirements for a REIT only if the following conditions are met:

  •
  the amount of rent received from a tenant generally must not be based in whole or in part on the income or profits of any person; however, an amount received or accrued generally will not be excluded from "rents from real property" solely by reason of being based on a fixed percentage or percentages of gross receipts or sales;

  •
  rents received from a tenant will not generally qualify as "rents from real property" if an owner of 10% or more of the REIT directly or constructively owns 10% or more of the tenant or a subtenant of the tenant (in which case only rent attributable to the subtenant is disqualified);

  •
  if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as "rents from real property;" and

  •
  a REIT must not operate or manage the property or furnish or render services to tenants, other than through a TRS or an "independent contractor" who is adequately compensated and from whom the REIT does not derive any income. However, a REIT may provide services with respect to its properties, and the income derived therefrom will qualify as "rents from real property," if the services are "usually or customarily rendered" in connection with the rental of space only and are not otherwise considered "rendered to the occupant." Even if the services with respect to a property are impermissible tenant services, the income derived therefrom will qualify as "rents from real property" if such income does not exceed 1% of all amounts received or accrued with respect to the entire building. We may own up to 100% of the stock of one or more TRSs, which may generally provide noncustomary services to our tenants without tainting our rents from the related properties.

        We will be paid interest on the mortgage, bridge or mezzanine loans that we make or acquire. Most interest qualifies under the 95% Income Test. If a mortgage loan is adequately secured exclusively by real property, all of such interest will also generally qualify under the 75% Income Test. If both real property and other property secure the mortgage loan, all of the interest on such mortgage loan will also qualify under the 75% Income Test if the amount of the loan did not exceed the fair market value of the real property at the time of the loan commitment.

        If we acquire ownership of property by reason of the default of a borrower on a loan or possession of property by reason of a tenant default, provided the property qualifies and we elect to treat it as foreclosure property, the income from the property will qualify under the 75% Income Test and the 95% Income Test (notwithstanding its failure to satisfy these requirements) for three years, or if extended for good cause, up to a total of six years. In that event, we must satisfy a number of complex rules, one of which is a requirement that we operate the property through an independent contractor after a short grace period. We will be subject to tax on that portion of our net income from foreclosure property that does not otherwise qualify under the 75% Income Test.

        Prior to making investments in properties, we may satisfy the 75% Income Test and the 95% Income Test by investing in liquid assets such as government securities or certificates of deposit, but earnings from those types of assets are qualifying income under the 75% Income Test only for one year from the receipt of proceeds. Accordingly, to the extent that offering proceeds have not been invested in properties prior to the expiration of this one-year period, in order to satisfy the 75% Income Test, we may invest the offering proceeds in less liquid investments such as mortgage-backed securities, maturing mortgage, bridge or mezzanine loans purchased from mortgage lenders or shares in other REITs. We expect to receive proceeds from the offering in one or more closings and will trace proceeds from such closings for purposes of determining such one-year period. No rulings or regulations have been issued under the Internal Revenue Code governing the mechanics of such tracing, so there can be no assurance that the Internal Revenue Service will agree with our tracing method.

        Except for amounts received with respect to certain investments of cash reserves, we anticipate that substantially all of our gross income will be derived from sources that will allow us to satisfy the income tests described above. There can be no assurance given in this regard, however.

        Notwithstanding our failure to satisfy one or both of the 75% Income Test and the 95% Income Test for any taxable year, we may still qualify as a REIT for that year if we are eligible for relief under specific provisions of the Internal Revenue Code. These relief provisions generally will be available if:

  •
  our failure to meet these tests was due to reasonable cause and not due to willful neglect;

  •
  we attach a schedule of our income sources to our federal income tax return; and

  •
  any incorrect information on the schedule is not due to fraud with intent to evade tax.

        It is not possible, however, to state whether, in all circumstances, we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the 75% Income Test or the 95% Income Test because nonqualifying income that we intentionally earn exceeds the limits on this income, the Internal Revenue Service could conclude that our failure to satisfy the tests was not due to reasonable cause. As discussed above in "—Taxation of the Company," even if these relief provisions apply, a tax would be imposed with respect to the excess net income.

        Our foreign investments might generate foreign currency gains and losses. "Real estate foreign exchange gain" is excluded from gross income for purposes of both the 75% and 95% gross income tests. Real estate foreign exchange gain is foreign currency gain which is attributable to (i) any item of income or gain qualifying for the 75% gross income test, (ii) our acquisition or ownership of obligations secured by mortgages on real property or interests in real property; or (iii) our becoming or being the obligor under obligations secured by mortgages on real property or on interests in real property. Real estate foreign exchange gain also includes Section 987 gain attributable to a qualified business unit ("QBU") of the REIT if the QBU itself meets the 75% income test for the taxable year, and meets the 75% asset test at the close of each quarter of the REIT that has directly or indirectly held the QBU.

        "Passive foreign exchange gain" is another type of currency gain. This type of gain is excluded for purposes of the 95% income test but is included in gross income and treated as non-qualifying income (to the extent that it is not real estate foreign exchange gain), for purposes of the 75% income test. Passive foreign exchange gain includes all real estate foreign exchange gain, and in addition includes foreign currency gain which is attributable to (i) any item of income or gain which qualifies for the 95% gross income test, (ii) the acquisition or ownership of obligations, (iii) becoming or being the obligor under obligations, and (iv) any other foreign currency gain as determined by the Secretary of the Treasury.

        Furthermore, any gain derived from dealing, or engaging in substantial and regular trading, in securities denominated in, or determined by reference to, one or more nonfunctional currencies will be treated as non-qualifying income for both the 75% and 95% gross income tests. In addition, income from managing the risk of currency fluctuations with respect to any income or gain otherwise qualifying under the 75% and 95% gross income tests will be excluded from gross income for both gross income tests.

  Operational Requirements—Prohibited Transactions

        A "prohibited transaction" is a sale by a REIT of property held primarily for sale in the ordinary course of the REIT's trade or business (i.e., property that is not held for investment but is held as inventory for sale by the REIT). A 100% penalty tax is imposed on the net income realized by a REIT from a prohibited transaction.

        A safe harbor to the characterization of the sale of property by a REIT as a prohibited transaction and the 100% prohibited transaction tax is available if the following requirements are met:

  •
  the REIT has held the property for not less than two years;

  •
  the aggregate expenditures made by the REIT, or any partner of the REIT, during the two-year period preceding the date of the sale that are includable in the basis of the property do not exceed 30% of the selling price of the property;

  •
  either (1) during the year in question, the REIT did not make more than seven sales of property other than foreclosure property or Section 1031 like-kind exchanges or (2) the aggregate adjusted bases of the non-foreclosure property sold by the REIT during the year did not exceed 10% of either the aggregate bases or fair market value (at the REIT's option) of all of the assets of the REIT at the beginning of such year;

  •
  the REIT has held the property for at least two years for the production of rental income; and

  •
  if the REIT has made more than seven sales of non-foreclosure property during the year, substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor from whom the REIT derives no income.

        For purposes of the limitation on the number of sales that a REIT may complete in any given year, the sale of more than one property to one buyer will be treated as one sale. Moreover, if a REIT obtains replacement property pursuant to a Section 1031 like-kind exchange, then it will be entitled to tack the holding period it has in the relinquished property for purposes of the four year holding period requirement.

        The failure of a sale to fall within the safe harbor does not alone cause such sale to be a prohibited transaction and subject to the 100% prohibited transaction tax. In that event, the particular facts and circumstances of the transaction must be analyzed to determine whether it is a prohibited transaction.

  Operational Requirements—Asset Tests

        At the close of each quarter of our taxable year, we also must satisfy the following three tests relating to the nature and diversification of our assets:

  •
  First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities. The term "real estate assets" includes real property, mortgages on real property, shares in other qualified REITs and a proportionate share of any real estate assets owned by a partnership in which we are a partner or of any qualified REIT subsidiary of ours.

  •
  Second, no more than 25% of our total assets may be represented by securities other than those in the 75% asset test.

  •
  Third, except for stock or securities that qualify as "real estate assets" for purposes of the 75% asset test: (1) the value of any one issuer's securities owned by us may not exceed 5% of the value of our total assets; (2) we may not own more than 10% of any one issuer's outstanding voting securities; and (3) we may not own more than 10% of the value of the outstanding securities of any one issuer.

  •
  Fourth, no more than 25% of the value of our total assets may consist of the securities of one or more TRSs.

        For purposes of the second and third asset tests above, the term "securities" does not include stock in another REIT, equity or debt securities of a qualified REIT subsidiary or TRS, mortgage, bridge or mezzanine loans that constitute real estate assets, or equity interests in a partnership.

        The 5% test must generally be met for any quarter in which we acquire securities. Further, if we meet the asset tests at the close of any quarter, we will not lose our REIT status for a failure to satisfy the asset tests at the end of a later quarter if such failure occurs solely because of changes in asset values. If our failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposing of a sufficient amount of nonqualifying assets within 30 days after the close of that quarter. We will maintain adequate records of the value of our assets to ensure compliance with the asset tests and will take other action within 30 days after the close of any quarter as may be required to cure any noncompliance.

  Operational Requirements—Annual Distribution Requirement

        In order to qualify for taxation as a REIT, we must meet the following annual distribution requirements:

        First, we must make distributions (other than capital gain distributions) to our stockholders in an amount at least equal to:

  1.
  the sum of (a) 90% of our "REIT taxable income" (computed without regard to the dividends paid deduction and by excluding our net capital gain) and (b) 90% of the net income, if any, from foreclosure property in excess of the excise tax on income from foreclosure property;

  2.
  minus the sum of certain items of non-cash income.

        In calculating our REIT taxable income we are only required to include any income generated by a TRS to the extent the TRS pays us a dividend of its income. We must generally pay these distributions in the taxable year to which they relate. Dividends distributed in the subsequent year, however, will be treated as if distributed in the prior year for purposes of such prior year's 90% distribution requirement if one of the following two sets of criteria are satisfied: (1) the dividends were declared in October, November or December, the dividends were payable to stockholders of record on a specified date in such month, and the dividends were actually distributed during January of the subsequent year; or (2) the dividends were declared before we timely filed our federal income tax return for such year, the dividends were distributed in the 12-month period following the close of the prior year and not later than the first regular dividend payment after such declaration, and we elected on our tax return for the prior year to have a specified amount of the subsequent dividend treated as if distributed in the prior year. If we satisfy this annual distribution requirement, we will be subject to tax at regular corporate tax rates to the extent that we do not distribute all of our net capital gain or "REIT taxable income" as adjusted. Even if we satisfy the foregoing distribution requirement and, accordingly, continue to qualify as a REIT for tax purposes, we will still be subject to tax on the excess of our net capital gain and our REIT taxable income, as adjusted, over the amount distributed to stockholders.

        Second, we must distribute during each calendar year at least the sum of:

  •
  85% of our ordinary income for that year;

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  95% of our capital gain net income other than the capital gain net income that we elect to retain and pay tax on for that year; and

  •
  any undistributed taxable income from prior periods.

In the event that we do not satisfy this distribution requirement, we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (a) the amounts actually distributed and (b) retained amounts on which we pay income tax at the corporate level. For these purposes, dividends that are declared in October, November or December of the relevant taxable year, are payable to stockholders of record on a specified date in such month and are actually distributed during January of the subsequent year are treated as distributed in the prior year.

        Third, if we dispose of any asset that is subject to the Built-In Gain Rules during the 10-year period beginning on the date on which we acquired the asset, we will be required to distribute at least 90% of the Built-In Gain (after tax), if any, recognized on the disposition of the asset.

        We intend to make timely distributions sufficient to satisfy the annual distribution requirements and to avoid the 4% excise tax. We expect that our REIT taxable income will be less than our cash flow due to the allowance of depreciation and other non-cash charges in computing REIT taxable income. Accordingly, we anticipate that we generally will have sufficient cash or liquid assets to enable us to satisfy the 90% distribution requirement. It is possible, however, that we may not have sufficient cash or other liquid assets to meet the 90% distribution requirement or to distribute such greater amount as may be necessary to avoid income and excise tax. In such event, we may find it necessary to borrow funds to pay the required distribution or, if possible, pay taxable stock dividends in order to meet the distribution requirement.

        In order for us to deduct dividends we distribute to our stockholders, such distributions must not be "preferential" within the meaning of Section 562(c) of the Internal Revenue Code. Every holder of a particular class of stock must be treated the same as every other holder of shares of such class, and no class of stock may be treated otherwise than in accordance with its dividend rights as a class. We do not intend to make any preferential dividends.

        In the event that we are subject to an adjustment to our REIT taxable income (as defined in Section 860(d)(2) of the Internal Revenue Code) resulting from an adverse determination by either a final court decision, a closing agreement between us and the IRS under Section 7121 of the Internal Revenue Code, an agreement as to tax liability between us and an IRS district director or a statement by us attached to an amendment or supplement to our federal income tax return, we may be able to correct any resulting failure to meet the 90% annual distribution requirement by paying "deficiency dividends" to our stockholders that relate to the adjusted year but that are paid in the subsequent year. To qualify as a deficiency dividend, the distribution must satisfy certain requirements. If these requirements are satisfied, a deduction is allowed for any deficiency dividend subsequently paid by us to offset an increase in our REIT taxable income resulting from an adverse determination. We, however, will be required to pay statutory interest on the amount of any deduction taken for deficiency dividends to compensate for the deferral of the tax liability.

        As noted above, we may also elect to retain, rather than distribute, our net long-term capital gains. The effect of such an election would be:

  •
  we would be required to pay the tax on these gains;

  •
  our stockholders, while required to include their proportionate share of the undistributed long-term capital gains in income, would receive a credit or refund for their share of the tax paid by us; and

  •
  the basis of a stockholder's shares would be increased by the amount of our undistributed long-term capital gains, minus the amount of capital gains tax we pay, included in the stockholder's long-term capital gains.

        In computing our REIT taxable income, we will use the accrual method of accounting and depreciate depreciable property under the alternative depreciation system. We are required to file an annual federal income tax return, which, like other corporate returns, is subject to examination by the Internal Revenue Service. Because the tax law requires us to make many judgments regarding the proper treatment of a transaction or an item of income or deduction, it is possible that the Internal Revenue Service will challenge positions we take in computing our REIT taxable income and our distributions. Issues could arise, for example, with respect to the allocation of the purchase price of properties between depreciable or amortizable assets and nondepreciable or non-amortizable assets such as land and the current deductibility of fees paid to our advisor or its affiliates. Were the Internal Revenue Service successfully to challenge our characterization of a transaction or determination of our REIT taxable income, we could be found to have failed to satisfy a requirement for qualification as a REIT. If, as a result of a challenge, we are determined to have failed to satisfy the distribution requirements for a taxable year, we would be disqualified as a REIT unless we were permitted to pay a deficiency distribution to our stockholders and pay interest thereon to the Internal Revenue Service, as provided by the Internal Revenue Code.

  Operational Requirements—Recordkeeping

        In order to continue to qualify as a REIT, we must maintain records as specified in applicable Treasury Regulations. Further, we must request on an annual basis information designed to disclose the ownership of our outstanding shares. We intend to comply with such requirements.

Statutory Relief

        In addition to the statutory relief provisions discussed above, the American Jobs Creation Act of 2004 created additional relief provisions for REITs. If we fail to satisfy one or more of the requirements for qualification as a REIT, other than the income tests and asset tests discussed above, we will not lose our status as a REIT if our failure was due to reasonable cause and not willful neglect and we paid a penalty of $50,000 for each such failure.

Failure to Qualify as a REIT

        If we fail to qualify as a REIT in any year after electing REIT status, and the relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify will not be deductible by us, but we also will not be required to make distributions during those years. In such event, to the extent of positive current or accumulated earnings and profits, all distributions to stockholders will be dividends that are taxable to individuals at preferential rates through 2012. Subject to certain limitations of the Internal Revenue Code, corporate distributees may be eligible for the dividends-received deduction. Unless we are entitled to relief under specific statutory provisions, we also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances we would be entitled to such statutory relief.

Sale-Leaseback Transactions

        Some of our investments may be in the form of sale-leaseback transactions. In most instances, depending on the economic terms of the transaction, we will be treated for federal income tax purposes as either the owner of the property or the holder of a debt secured by the property. We do not expect to request an opinion of counsel concerning the status of any leases of properties as true leases for federal income tax purposes.

        The Internal Revenue Service may take the position that a specific sale-leaseback transaction that we treat as a true lease is not a true lease for federal income tax purposes but is, instead, a financing arrangement or loan. We may also structure some sale-leaseback transactions as loans. In this event, for purposes of the asset tests and the 75% Income Test, each such loan likely would be viewed as secured by real property to the extent of the fair market value of the underlying property. We expect that, for this purpose, the fair market value of the underlying property would be determined without taking into account our lease. If a sale-leaseback transaction were so recharacterized, we might fail to satisfy the asset tests or the income tests and, consequently, lose our REIT status effective with the year of recharacterization. Alternatively, the amount of our REIT taxable income could be recalculated, which might also cause us to fail to meet the distribution requirement for a taxable year.

Hedging Transactions

        From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase such items, and futures and forward contracts. Income and gain from "hedging transactions" will be excluded from gross income for purposes of both the 75% and 95% gross income tests. A "hedging transaction" for these purposes means either (1) any transaction entered into in the normal course of our trade or business primarily to manage the risk of interest rate, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets and (2) any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income test (or any property which generates such income or gain). We are required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and to satisfy other identification requirements. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT.

Foreign Investments

        Taxes and similar impositions paid by us or our subsidiaries in foreign jurisdictions may not be passed through to, or used by, our stockholders as a foreign tax credit or otherwise. Such taxes and impositions will, however, generally be deductible by us against our taxable income. See "Risk Factors—Federal Income Tax Risks."

Taxation of U.S. Stockholders

  Definition

        In this section, the phrase "U.S. stockholder" means a holder of shares that for federal income tax purposes:

  •
  is a citizen or resident of the United States;

  •
  is a corporation (including an entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States or any of its political subdivisions;

  •
  is an estate or trust, the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  is a trust, if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

If an entity classified as a partnership for federal income tax purposes holds our stock, the tax treatment of a partner will depend on the status of the partner and on the activities of the partnership. Partners of partnerships holding our stock should consult their tax advisers.

        For any taxable year for which we qualify for taxation as a REIT, amounts distributed to taxable U.S. stockholders will be taxed as described below.

  Distributions Generally

        Distributions to U.S. stockholders, other than capital gain distributions discussed below, will constitute dividends up to the amount of our current or accumulated earnings and profits and will be taxable to the stockholders as ordinary income. Individuals receiving "qualified dividends," dividends from domestic and certain qualifying foreign subchapter C corporations, may be entitled to the new lower rates on dividends (at rates applicable to long-term capital gains, currently at a maximum rate of 15%) provided certain holding period requirements are met. However, individuals receiving distributions from us, a REIT, will generally not be eligible for the new lower rates on dividends except with respect to the portion of any distribution that (a) represents dividends being passed through to us from a corporation in which we own shares (but only if such dividends would be eligible for the new lower rates on dividends if paid by the corporation to its individual stockholders), including dividends from our TRSs, (b) is equal to our REIT taxable income (taking into account the distributions paid deduction available to us) less any taxes paid by us on these items during our previous taxable year, or (c) are attributable to built-in gains realized and recognized by us from disposition of properties acquired by us in a non-recognition transaction, less any taxes paid by us on these items during our previous taxable year. These distributions are not eligible for the dividends received deduction generally available to corporations. To the extent that we make a distribution in excess of our current or accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in each U.S. stockholder's shares, and the amount of each distribution in excess of a U.S. stockholder's tax basis in its shares will be taxable as gain realized from the sale of its shares. Distributions that we declare in October, November or December of any year payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of the year, provided that we actually pay the distribution during January of the following calendar year. U.S. stockholders may not include any of our losses on their federal income tax returns.

        We will be treated as having sufficient earnings and profits to treat as a dividend any distribution by us up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed above. Moreover, any "deficiency distribution" will be treated as an ordinary or capital gain distribution, as the case may be, regardless of our earnings and profits. As a result, stockholders may be required to treat as taxable some distributions that would otherwise result in a tax-free return of capital.

  Capital Gain Distributions

        Distributions to U.S. stockholders that we properly designate as capital gain distributions will be treated as long-term capital gains, to the extent they do not exceed our actual net capital gain, for the taxable year without regard to the period for which the U.S. stockholder has held the shares. However, corporate U.S. stockholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. Capital gain dividends are not eligible for the dividends-received deduction for corporations. In the case of individuals, long-term capital gains are generally taxable at maximum federal rates of 15% (through 2012), except that capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate to the extent of previously claimed depreciation deductions.

        We may elect to retain and pay federal income tax on any net long-term capital gain. In this instance, U.S. stockholders will include in their income their proportionate share of the undistributed long-term capital gain. The U.S. stockholders also will be deemed to have paid their proportionate share of tax on such long-term capital gain and, therefore, will receive a credit or refund for the amount of such tax. In addition, the basis of the U.S. stockholders' shares will be increased in an amount equal to the excess of the amount of capital gain included in his or her income over the amount of tax he or she is deemed to have paid.

  Passive Activity Loss and Investment Interest Limitations

        Our distributions and any gain you realize from a disposition of shares will not be treated as passive activity income, and stockholders may not be able to utilize any of their "passive losses" to offset this income on their personal tax returns. Our distributions (to the extent they do not constitute a return of capital) will generally be treated as investment income for purposes of the limitations on the deduction of investment interest. Net capital gain from a disposition of shares and capital gain distributions generally will be included in investment income for purposes of the investment interest deduction limitations only if, and to the extent, you so elect, in which case any such capital gains will be taxed as ordinary income.

  Certain Dispositions of the Shares

        In general, U.S. stockholders will realize capital gain or loss on the sale of common stock equal to the difference between (1) the amount of cash and the fair market value of any property received by the U.S. stockholder on such disposition and (2) the U.S. stockholder's adjusted basis of such common stock. Losses incurred on the sale or exchange of our common stock that a U.S. stockholder holds for less than six months (after applying certain holding period rules) will be treated as long-term capital loss to the extent of any capital gain dividend the stockholder has received with respect to those shares.

        The applicable tax rate will depend on the U.S. stockholder's holding period in the asset (generally, if the U.S. stockholder has held the asset for more than one year, it will produce long-term capital gain) and the U.S. stockholder's tax bracket. The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for non-corporate stockholders) to a portion of the capital gain realized by a non-corporate stockholder on the sale of common stock that would correspond to our "unrecaptured Section 1250 gain." U.S. stockholders should consult with their own tax advisors with respect to their capital gain tax liability. In general, any loss recognized by a U.S. stockholder upon the sale or other disposition of common stock that the U.S. stockholder has held for six months or less, after applying the holding period rules, will be treated as long-term capital loss to the extent of distributions received by the U.S. stockholder from us that were required to be treated as long-term capital gains.

        If a U.S. stockholder has shares of our common stock redeemed by us, such U.S. stockholder will be treated as if such U.S. stockholder sold the redeemed shares if all of such U.S. stockholder's shares of our common stock are redeemed or if such redemption is not essentially equivalent to a dividend within the meaning of Section 302(b)(1) of the Internal Revenue Code or substantially disproportionate within the meaning of Section 302(b)(2) of the Internal Revenue Code. If a redemption is not treated as a sale of the redeemed shares, it will be treated as a dividend distribution. U.S. stockholders should consult with their tax advisors regarding the taxation of any particular redemption of our shares.

  Information Reporting Requirements and Backup Withholding for U.S. Stockholders

        In general, information reporting requirements will apply to payments of distributions on our common stock and to payments of the proceeds of the sale of our common stock, unless an exception applies. Under some circumstances, U.S. stockholders may be subject to backup withholding at a rate of 28% on payments made with respect to, or cash proceeds of a sale or exchange of, our shares. Backup withholding will apply only if the stockholder:

  •
  fails to furnish his taxpayer identification number, which, for an individual, would be his Social Security Number;

  •
  furnishes an incorrect tax identification number;

  •
  is notified by the Internal Revenue Service that he has failed properly to report payments of interest and distributions or is otherwise subject to backup withholding; or

  •
  under some circumstances, fails to certify, under penalties of perjury, that he has furnished a correct tax identification number and that (a) he has not been notified by the Internal Revenue Service that he is subject to backup withholding for failure to report interest and distribution payments or (b) he has been notified by the Internal Revenue Service that he is no longer subject to backup withholding.

        Backup withholding will not apply with respect to payments made to some stockholders, such as corporations and tax-exempt organizations. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a U.S. stockholder will be allowed as a credit against the U.S. stockholder's U.S. federal income tax liability and may entitle the U.S. stockholder to a refund, provided that the required information is furnished to the Internal Revenue Service. U.S. stockholders should consult their own tax advisors regarding their qualifications for exemption from backup withholding and the procedure for obtaining an exemption.

  Recent Legislation

        On March 18, 2010, the President signed into law the Hiring Incentives to Restore Employment Act of 2010 (the "HIRE Act"). The HIRE Act imposes a U.S. withholding tax at a 30% rate on dividends and proceeds of sale in respect of our shares received by U.S. Stockholders who own their shares through foreign accounts or foreign intermediaries and certain non-U.S. stockholders if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. If payment of withholding taxes is required, non-U.S. stockholders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect to such dividends and proceeds will be required to seek a refund from the IRS to obtain the benefit of such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld. These new withholding rules are generally effective for payments made after December 31, 2012.

        On March 30, 2010, the President signed into law the Health Care and Education Reconciliation Act of 2010 (the "Reconciliation Act"). The Reconciliation Act will require certain U.S. stockholders who are individuals, estates for trusts to pay a 3.8% Medicare tax on, among other things, dividends on, and capital gains from, the sale or other disposition of shares, subject to certain exceptions. This tax will apply for taxable years beginning after December 31, 2012.

Treatment of Tax-Exempt Stockholders

        Tax-exempt entities such as employee pension benefit trusts, and individual retirement accounts are generally exempt from federal income taxation. Such entities are subject to taxation, however, on any unrelated business taxable income or "UBTI," as defined in the Internal Revenue Code. Our payment of distributions to a tax-exempt employee pension benefit trust or other domestic tax-exempt stockholder generally will not constitute UBTI to such stockholder unless such stockholder has borrowed to acquire or carry its shares.

        In the event that we were deemed to be a "pension-held REIT," then qualified employee pension benefit trusts that hold more than 10% (in value) of our shares would be required to treat a certain percentage of the distributions paid to them as UBTI. In order to be a pension-held REIT, we must be "predominately held" by such trusts. We will be so held if either (1) one employee pension benefit trust owns more than 25% in value of our shares, or (2) any group of such trusts, each owning more than 10% in value of our shares, holds in the aggregate more than 50% in value of our shares. Our charter contains ownership restrictions such that we expect to never be predominately held by such qualified employee pension benefit trusts, but there can be no assurance in this regard.

        For social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code, respectively, income from an investment in our shares will generally constitute UBTI unless the stockholder in question is able to deduct amounts "set aside" or placed in reserve for certain purposes so as to offset the UBTI generated. Any such organization that is a prospective stockholder should consult its own tax advisor concerning these "set aside" and reserve requirements.

Special Tax Considerations for Non-U.S. Stockholders

        The rules governing U.S. income taxation of non-resident alien individuals, foreign corporations, foreign partnerships and foreign trusts and estates (non-U.S. stockholders) are complex. The following discussion is intended only as a summary of these rules. Prospective non-U.S. stockholders should consult with their own tax advisors to determine the impact of federal, state and local income tax laws on an investment in our shares, including any reporting requirements.

  Income Effectively Connected with a U.S. Trade or Business

        In general, non-U.S. stockholders will be subject to regular U.S. federal income taxation with respect to their investment in our shares if the income derived therefrom is "effectively connected" with the non-U.S. stockholder's conduct of a trade or business in the United States. A corporate non-U.S. stockholder that receives income that is (or is treated as) effectively connected with a U.S. trade or business also may be subject to a branch profits tax under Section 884 of the Internal Revenue Code, which is payable in addition to the regular U.S. federal corporate income tax.

        The following discussion will apply to non-U.S. stockholders whose income derived from ownership of our shares is deemed not to be "effectively connected" with a U.S. trade or business.

  Distributions Not Attributable to Gain from the Sale or Exchange of a United States Real Property Interest

        A distribution to a non-U.S. stockholder that is not attributable to gain realized by us from the sale or exchange of a "United States real property interest" within the meaning of the Foreign Investment in Real Property Tax Act of 1980, as amended (FIRPTA), and that we do not designate as a capital gain distribution will be treated as an ordinary income distribution to the extent that it is made out of current or accumulated earnings and profits. Generally, any ordinary income distribution will be subject to a U.S. federal income tax equal to 30% of the gross amount of the distribution, unless this tax is reduced by the provisions of an applicable tax treaty. Any such distribution in excess of our earnings and profits will be treated first as a return of capital that will reduce each non-U.S. stockholder's basis in its shares (but not below zero) and then as gain from the disposition of those shares, the tax treatment of which is described under the rules discussed below with respect to dispositions of shares.

  Distributions Attributable to Gain From the Sale or Exchange of a United States Real Property Interest

        Distributions to a non-U.S. stockholder that are attributable to gain from the sale or exchange of a United States real property interest will be taxed to a non-U.S. stockholder under Internal Revenue Code provisions enacted by FIRPTA. Under FIRPTA, such distributions are taxed to a non-U.S. stockholder as if the distributions were gains "effectively connected" with a U.S. trade or business. Accordingly, a non-U.S. stockholder will be taxed at the normal capital gain rates applicable to a U.S. stockholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals). Distributions subject to FIRPTA also may be subject to a 30% branch profits tax when made to a corporate non-U.S. stockholder that is not entitled to a treaty exemption.

  Withholding Obligations with Respect to Distributions to Non-U.S. Stockholders

        Although tax treaties may reduce our withholding obligations, based on current law, we will generally be required to withhold from distributions to non-U.S. stockholders, and remit to the Internal Revenue Service:

  •
  35% of designated capital gain distributions or, if greater, 35% of the amount of any distributions that could be designated as capital gain distributions; and

  •
  30% of ordinary income distributions (i.e., distributions paid out of our earnings and profits).

        In addition, if we designate prior distributions as capital gain distributions, subsequent distributions, up to the amount of the prior distributions, will be treated as capital gain distributions for purposes of withholding. A distribution in excess of our earnings and profits will be subject to 30% withholding if at the time of the distribution it cannot be determined whether the distribution will be in an amount in excess of our current or accumulated earnings and profits. If the amount of tax we withhold with respect to a distribution to a non-U.S. stockholder exceeds the stockholder's U.S. tax liability with respect to that distribution, the non-U.S. stockholder may file a claim with the Internal Revenue Service for a refund of the excess.

  Sale of Our Shares by a Non-U.S. Stockholder

        A sale of our shares by a non-U.S. stockholder will generally not be subject to U.S. federal income taxation unless our shares constitute a United States real property interest. Our shares will not constitute a United States real property interest if we are a "domestically controlled REIT." A "domestically controlled REIT" is a REIT that at all times during a specified testing period has less than 50% in value of its shares held directly or indirectly by non-U.S. stockholders. We currently anticipate that we will be a domestically controlled REIT. Therefore, sales of our shares should not be subject to taxation under FIRPTA. However, we do expect to sell our shares to non-U.S. stockholders and we cannot assure you that we will continue to be a domestically controlled REIT. If we were not a domestically controlled REIT, whether a non-U.S. stockholder's sale of our shares would be subject to tax under FIRPTA as a sale of a United States real property interest would depend on whether our shares were "regularly traded" on an established securities market and on the size of the selling stockholder's interest in us. Our shares currently are not "regularly traded" on an established securities market.

        If the gain on the sale of shares were subject to taxation under FIRPTA, a non-U.S. stockholder would be subject to the same treatment as a U.S. stockholder with respect to the gain, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals. In addition, distributions that are treated as gain from the disposition of shares and are subject to tax under FIRPTA also may be subject to a 30% branch profits tax when made to a corporate non-U.S. stockholder that is not entitled to a treaty exemption. Under FIRPTA, the purchaser of our shares may be required to withhold 10% of the purchase price and remit this amount to the Internal Revenue Service.

        Even if not subject to FIRPTA, capital gains will be taxable to a non-U.S. stockholder if the non-U.S. stockholder is a non-resident alien individual who is present in the United States for 183 days or more during the taxable year and some other conditions apply, in which case the non-resident alien individual will be subject to a 30% tax on his U.S. source capital gains.

        Non-U.S. stockholders should consult their tax advisors concerning the U.S. tax effect of an investment in our shares.

  Information Reporting Requirements and Backup Withholding for Non-U.S. Stockholders

        Additional issues may arise for information reporting and backup withholding for non-U.S. stockholders. Prospective non-U.S. stockholders should consult their tax advisors with regard to U.S. information reporting and backup withholding requirements under the Internal Revenue Code.

Statement of Stock Ownership

        We are required to demand annual written statements from the record holders of designated percentages of our shares disclosing the actual owners of the shares. Any record stockholder who, upon our request, does not provide us with required information concerning actual ownership of the shares is required to include specified information relating to his shares in his federal income tax return. We also must maintain, within the Internal Revenue District in which we are required to file our federal income tax return, permanent records showing the information we have received about the actual ownership of shares and a list of those persons failing or refusing to comply with our demand.

State and Local Taxation

        We may be subject to state and local tax in various states and localities. Our stockholders may also be subject to state and local tax in various states and localities. The tax treatment to us and to our stockholders in such jurisdictions may differ from the federal income tax treatment described above. Consequently, before you buy our common stock, you should consult your own tax advisor regarding the effect of state and local tax laws on an investment in our common stock.

Tax Aspects of Our Operating Partnership

        The following discussion summarizes certain federal income tax considerations applicable to our investment in Behringer Harvard Opportunity OP II, our operating partnership. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

  Classification as a Partnership

        We will include in our income a distributive share of Behringer Harvard Opportunity OP II's income and to deduct our distributive share of Behringer Harvard Opportunity OP II's losses only if Behringer Harvard Opportunity OP II is classified for federal income tax purposes as a partnership (or other flow-through entity), rather than as an association taxable as a corporation. Under applicable Treasury Regulations, an unincorporated domestic entity with at least two members may typically elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity fails to make an election, it generally will be treated as a partnership for federal income tax purposes. Behringer Harvard Opportunity OP II intends to be classified as a partnership for federal income tax purposes and will not elect to be treated as an association taxable as a corporation.

        Even though Behringer Harvard Opportunity OP II will be treated as a partnership for federal income tax purposes, it may be taxed as a corporation if it is deemed to be a "publicly traded partnership." A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market, or the substantial equivalent thereof. However, even if the foregoing requirements are met, a publicly traded partnership will not be treated as a corporation for federal income tax purposes if at least 90% of such partnership's gross income for a taxable year consists of "qualifying income" under Section 7704(d) of the Internal Revenue Code. Qualifying income generally includes any income that is qualifying income for purposes of the 95% Income Test applicable to REITs (90% Passive-Type Income Exception). See "—Requirements for Qualification as a REIT—Operational Requirements—Gross Income Tests" above.

        Treasury Regulations provide limited safe harbors from the definition of a publicly traded partnership. Pursuant to one of those safe harbors (the Private Placement Exclusion), interests in a partnership will not be treated as readily tradable on a secondary market or its substantial equivalent if (1) all interests in the partnership were issued in a transaction (or transactions) that was not required to be registered under the Securities Act, and (2) the partnership does not have more than 100 partners at any time during the partnership's taxable year. In determining the number of partners in a partnership, a person owning an interest in a flow-through entity, such as a partnership, grantor trust or S corporation, that owns an interest in the partnership is treated as a partner in such partnership only if (a) substantially all of the value of the owner's interest in the flow-through is attributable to the flow-through entity's interest, direct or indirect, in the partnership and (b) a principal purpose of the use of the flow-through entity is to permit the partnership to satisfy the 100 partner limitation.

Behringer Harvard Opportunity OP II qualifies for the Private Placement Exclusion. Moreover, even if Behringer Harvard Opportunity OP II were considered a publicly traded partnership because it failed to qualify under any of the safe harbors, we believe Behringer Harvard Opportunity OP II should not be taxed as a corporation because it is expected to be eligible for the 90% Passive-Type Income Exception described above.

        We have not requested, and do not intend to request, a ruling from the Internal Revenue Service that Behringer Harvard Opportunity OP II will be classified as a partnership for federal income tax purposes. DLA Piper LLP (US) is of the opinion, however, that based on certain factual assumptions and representations, Behringer Harvard Opportunity OP II will be taxable for federal income tax purposes as a partnership and not as an association taxable as a corporation. Unlike a tax ruling, however, an opinion of counsel is not binding upon the Internal Revenue Service, and we can offer no assurance that the Internal Revenue Service will not challenge the status of Behringer Harvard Opportunity OP II as a partnership for federal income tax purposes. If such challenge were sustained by a court, Behringer Harvard Opportunity OP II would be treated as a corporation for federal income tax purposes, as described below. In addition, the opinion of DLA Piper LLP (US) is based on existing law, which is to a great extent the result of administrative and judicial interpretation. No assurance can be given that administrative or judicial changes would not modify the conclusions expressed in the opinion.

        If for any reason Behringer Harvard Opportunity OP II were taxable as a corporation, rather than a partnership, for federal income tax purposes, we likely would not be able to qualify as a REIT. See "—Requirements for Qualification as a REIT—Operational Requirements—Gross Income Tests" and "—Operational Requirements—Asset Tests" above. In addition, any change in Behringer Harvard Opportunity OP II's status for tax purposes might be treated as a taxable event, in which case we might incur a tax liability without any related cash distribution. Further, items of income and deduction of Behringer Harvard Opportunity OP II would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. Consequently, Behringer Harvard Opportunity OP II would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing Behringer Harvard Opportunity OP II's taxable income.

  Income Taxation of the Operating Partnership and Its Partners

  Partners, Not a Partnership, Subject to Tax

        A partnership is not a taxable entity for federal income tax purposes. We will be required to take into account our allocable share of Behringer Harvard Opportunity OP II's income, gains, losses, deductions and credits for any taxable year of Behringer Harvard Opportunity OP II ending within or with our taxable year, without regard to whether we have received or will receive any distribution from Behringer Harvard Opportunity OP II.

  Partnership Allocations

        Although a partnership agreement generally determines the allocation of income and losses among partners, such allocations will be disregarded for tax purposes under Section 704(b) of the Internal Revenue Code if they do not comply with the provisions of Section 704(b) of the Internal Revenue Code and the Treasury Regulations promulgated thereunder. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partner's interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Behringer Harvard Opportunity OP II's allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Internal Revenue Code and the Treasury Regulations promulgated thereunder.

  Tax Allocations with Respect to Contributed Properties

        Pursuant to Section 704(c) of the Internal Revenue Code, income, gain, loss and deductions attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution. Under applicable Treasury Regulations, partnerships are required to use a "reasonable method" for allocating items subject to Section 704(c) of the Internal Revenue Code, and several reasonable allocation methods are described therein.

        Under the partnership agreement for Behringer Harvard Opportunity OP II, depreciation or amortization deductions of Behringer Harvard Opportunity OP II generally will be allocated among the partners in accordance with their respective interests in Behringer Harvard Opportunity OP II, except to the extent that Behringer Harvard Opportunity OP II is required under Section 704(c) of the Internal Revenue Code to use a method for allocating depreciation deductions attributable to its properties that results in us receiving a disproportionately large share of such deductions. We may possibly (1) be allocated lower amounts of depreciation deductions for tax purposes with respect to contributed properties than would be allocated to us if each such property were to have a tax basis equal to its fair market value at the time of contribution, and (2) be allocated taxable gain in the event of a sale of such contributed properties in excess of the economic profit allocated to us as a result of such sale. These allocations may cause us to recognize taxable income in excess of cash proceeds received by us, which might adversely affect our ability to comply with the REIT distribution requirements, although we do not anticipate that this event will occur. The foregoing principles also will affect the calculation of our earnings and profits for purposes of determining which portion of our distributions is taxable as a dividend. The allocations described in this paragraph may result in a higher portion of our distributions being taxed as a dividend if we acquire properties in exchange for units of the Behringer Harvard Opportunity OP II than would have occurred had we purchased such properties for cash.

  Basis in Operating Partnership Interest

        The adjusted tax basis of our partnership interest in Behringer Harvard Opportunity OP II generally is equal to: (1) the amount of cash and the basis of any other property contributed to Behringer Harvard Opportunity OP II by us, (2) increased by (a) our allocable share of Behringer Harvard Opportunity OP II's income and (b) our allocable share of indebtedness of Behringer Harvard Opportunity OP II, and (3) reduced, but not below zero, by (a) our allocable share of Behringer Harvard Opportunity OP II's loss and (b) the amount of cash distributed to us, including constructive cash distributions resulting from a reduction in our share of indebtedness of Behringer Harvard Opportunity OP II.

        If the allocation of our distributive share of Behringer Harvard Opportunity OP II's loss would reduce the adjusted tax basis of our partnership interest in Behringer Harvard Opportunity OP II below zero, the recognition of such loss will be deferred until such time as the recognition of such loss would not reduce our adjusted tax basis below zero. If a distribution from Behringer Harvard Opportunity OP II or a reduction in our share of Behringer Harvard Opportunity OP II's liabilities (which is treated as a constructive distribution for tax purposes) would reduce our adjusted tax basis below zero, any such distribution, including a constructive distribution, would constitute taxable income to us. The gain realized by us upon the receipt of any such distribution or constructive distribution would normally be characterized as capital gain, and if our partnership interest in Behringer Harvard Opportunity OP II has been held for longer than the long-term capital gain holding period (currently one year), the distribution would constitute long-term capital gain.

  Depreciation Deductions Available to the Operating Partnership

        Behringer Harvard Opportunity OP II will use a portion of contributions made by us from offering proceeds to acquire interests in properties. To the extent that Behringer Harvard Opportunity OP II acquires properties for cash, Behringer Harvard Opportunity OP II's initial basis in such properties for federal income tax purposes generally will be equal to the purchase price paid by Behringer Harvard Opportunity OP II. Behringer Harvard Opportunity OP II plans to depreciate each such depreciable property for federal income tax purposes under the alternative depreciation system of depreciation. Under this system, Behringer Harvard Opportunity OP II generally will depreciate such buildings and improvements over a 40-year recovery period using a straight-line method and a mid-month convention and will depreciate furnishings and equipment over a twelve-year recovery period. To the extent that Behringer Harvard Opportunity OP II acquires properties in exchange for units of Behringer Harvard Opportunity OP II, Behringer Harvard Opportunity OP II's initial basis in each such property for federal income tax purposes should be the same as the transferor's basis in that property on the date of acquisition by Behringer Harvard Opportunity OP II. Although the law is not entirely clear, Behringer Harvard Opportunity OP II generally intends to depreciate such depreciable property for federal income tax purposes over the same remaining useful lives and under the same methods used by the transferors.

  Sale of the Operating Partnership's Property

        Generally, any gain realized by Behringer Harvard Opportunity OP II on the sale of property held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Any gain recognized by Behringer Harvard Opportunity OP II upon the disposition of a property acquired by Behringer Harvard Opportunity OP II for cash will be allocated among the partners in accordance with their respective percentage interests in Behringer Harvard Opportunity OP II.

        Our share of any gain realized by Behringer Harvard Opportunity OP II on the sale of any property held by Behringer Harvard Opportunity OP II as inventory or other property held primarily for sale in the ordinary course of Behringer Harvard Opportunity OP II's trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income also may have an adverse effect upon our ability to satisfy the income tests for maintaining our REIT status. See "—Requirements for Qualification as a REIT—Operational Requirements—Gross Income Tests" above. We, however, do not currently intend to acquire or hold or allow Behringer Harvard Opportunity OP II to acquire or hold any property that represents inventory or other property held primarily for sale in the ordinary course of our or Behringer Harvard Opportunity OP II's trade or business.

  1031 Exchange Program

        Each of the properties (Exchange Program Properties) that are the subject of the Section 1031 TIC Transactions sponsored by Behringer Harvard Holdings or its affiliate generally will be purchased by a single member limited liability company or similar entity established by Behringer Harvard Holdings or other affiliates of our sponsor, referred to in this prospectus as a "Behringer Harvard Exchange Entity." The Behringer Harvard Exchange Entity markets co-tenancy interests in these properties to those persons who wish to re-invest proceeds arising from dispositions of real estate assets (1031 Participants). The 1031 Participants will be able to defer the recognition of taxable gain arising from the sale of their real estate assets by investing proceeds into the co-tenancy interests that qualify for purposes of Section 1031 of the Internal Revenue Code as replacement real estate assets.

        As the Behringer Harvard Exchange Entity successfully markets co-tenancy interests in the properties, these will be sold to the 1031 Participants. Behringer Harvard Holdings will recognize gain or loss arising from such sales measured by the difference between the sum of its cost basis and costs of closing and the price at which it sells such interests to the 1031 Participants. Behringer Harvard Holdings will be responsible for reporting such income to the extent of any net gains and will be liable for any resulting tax. This will have no impact on our tax liability.

        When we purchase interests in the Exchange Program Properties, the tax treatment is expected to be the same as it would be with respect to our other acquisitions of real property. We will become the owner of an interest in real estate, we will have a tax basis in the real estate generally equal to our cost, and our holding period for such real estate will begin on the day of the acquisition. Upon subsequent sale of such interest, we will recognize gain or loss in the same fashion we would with any other real estate investments. The fees that a Behringer Harvard Exchange Entity pays to us for participating in an Exchange Program Property will be taxable as ordinary income to us.

  Recent Tax Legislation regarding Cost Basis Reporting

        Effective January 1, 2011, new federal income tax information reporting rules will require the "cost basis" for shares involved in certain transactions to be reported to stockholders and the Internal Revenue Service. These rules apply to all shares, including shares purchased through our distribution reinvestment plan, purchased on or after January 1, 2011. More specifically, upon the transfer or redemption of any shares subject to the new reporting requirements, a broker must report both the cost basis of the shares and the gain or loss recognized on the transfer or redemption of those shares to the stockholder and to the Internal Revenue Service on Form 1099-B. In addition, effective January 1, 2011, S-corporations will no longer be exempt from Form 1099-B reporting, and shares purchased by an S-corporation on or after January 1, 2012 will be subject to the reporting requirements described above. If we take an organizational action such as a stock split, merger, or acquisition that affects the cost basis of the shares subject to the new reporting requirements, we will report to each stockholder and the Internal Revenue Service a description of the action and the quantitative effect of that action on the cost basis of the applicable shares on an information return.

        In connection with the transfer or redemption of shares subject to the new reporting requirements (generally shares purchased on or after January 1, 2011), stockholders may identify by lot the shares that are transferred or redeemed, but shares of stockholders who do not identify specific lots in a timely manner will be transferred or redeemed on a "first in/first out" basis. Transfer statement reporting on certain transactions not otherwise subject to the reporting requirements discussed above (excluding transactions involving shares acquired before January 1, 2011) may also be required under these new rules. Transfer statements are issued between "brokers" and are not issued to stockholders or the Internal Revenue Service. Stockholders should consult their tax advisors regarding the consequences of the new information reporting rules.

INVESTMENT BY ERISA PLANS AND CERTAIN TAX-EXEMPT ENTITIES

General

        The following is a summary of some non-tax considerations associated with an investment in our shares by tax-qualified pension, stock bonus or profit-sharing plans, employee benefit plans described in Section 3(3) of ERISA, annuities described in Section 403(a) or (b) of the Internal Revenue Code, an individual retirement account or annuity described in Sections 408 or 408A of the Internal Revenue Code, an Archer MSA described in Section 220(d) of the Internal Revenue Code, a health savings account described in Section 223(d) of the Internal Revenue Code, or a Coverdell education savings account described in Section 530 of the Internal Revenue Code, which are referred to as Plans and IRAs, as applicable. This summary is based on provisions of ERISA and the Internal Revenue Code, including amendments thereto through the date of this prospectus, and relevant regulations and opinions issued by the Department of Labor and the Internal Revenue Service through the date of this prospectus. We cannot assure you that adverse tax decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein will not occur. Any such changes may or may not apply to transactions entered into prior to the date of their enactment.

        Our management has attempted to structure us in such a manner that we will be an attractive investment vehicle for Plans and IRAs. However, in considering an investment in our shares, those involved with making such an investment decision should consider applicable provisions of the Internal Revenue Code and ERISA. While each of the ERISA and Internal Revenue Code issues discussed below may not apply to all Plans and IRAs, individuals involved with making investment decisions with respect to Plans and IRAs should carefully review the rules and exceptions described below, and determine their applicability to their situation.

        In general, individuals making investment decisions with respect to Plans and IRAs should, at a minimum, consider:

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  whether the investment is in accordance with the documents and instruments governing such Plan or IRA;

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  whether the investment satisfies the prudence and diversification and other fiduciary requirements of ERISA, if applicable;

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  whether the investment will result in UBTI to the Plan or IRA, see "Federal Income Tax Considerations—Treatment of Tax-Exempt Stockholders;"

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  whether there is sufficient liquidity for the Plan or IRA, considering the minimum distribution requirements under the Internal Revenue Code and the liquidity needs of such Plan or IRA, after taking this investment into account;

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  the need to value the assets of the Plan or IRA annually; and

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  whether the investment would constitute or give rise to a prohibited transaction under ERISA or the Internal Revenue Code, if applicable.

        Additionally, individuals making investment decisions with respect to Plans and IRAs must remember that ERISA requires that the assets of an employee benefit plan must generally be held in trust, and that the trustee, or a duly authorized named fiduciary or investment manager, must have authority and discretion to manage and control the assets of an employee benefit plan.

Minimum Distribution Requirements—Plan Liquidity

        Potential Plan or IRA investors who intend to purchase our shares should consider the limited liquidity of an investment in our shares as it relates to the minimum distribution requirements under the Internal Revenue Code, if applicable. If the shares are held in an IRA or Plan and, before we sell our properties, mandatory distributions are required to be made to the participant or beneficiary of such IRA or Plan, pursuant to the Internal Revenue Code, then this might require that a distribution of the shares be made in kind to such participant or beneficiary, which may not be permissible under the terms and provisions of such IRA or Plan. Even if permissible, a distribution of shares in kind must be included in the taxable income of the recipient for the year in which the shares are received at the then current fair market value of the shares, even though there would be no corresponding cash distribution with which to pay the income tax liability arising because of the distribution of shares. See "Risk Factors—Federal Income Tax Risks." The fair market value of any such distribution-in-kind can be only an estimated value per share because no public market for our shares exists or is likely to develop. See "—Annual Valuation Requirement" below. Further, there can be no assurance that such estimated value could actually be realized by a stockholder because estimates do not necessarily indicate the price at which our shares could be sold. Also, for distributions subject to mandatory income tax withholding under Section 3405 or other tax withholding provisions of the Internal Revenue Code, the trustee of a Plan may have an obligation, even in situations involving in-kind distributions of shares, to liquidate a portion of the in-kind shares distributed in order to satisfy such withholding obligations, although there might be no market for such shares. There may also be similar state or local tax withholding or other tax obligations that should be considered.

Annual Valuation Requirement

        Fiduciaries of Plans are required to determine the fair market value of the assets of such Plans on at least an annual basis. If the fair market value of any particular asset is not readily available, the fiduciary is required to make a good faith determination of that asset's value. Also, a trustee or custodian of an IRA must provide an IRA participant and the Internal Revenue Service with a statement of the value of the IRA each year. Currently, however, neither the Internal Revenue Service nor the Department of Labor has promulgated regulations specifying how "fair market value" should be determined.

        Unless and until our shares are listed for trading on a national securities exchange, it is not expected that a public market for our shares will develop. We have adopted a valuation policy in respect of estimating the per share value of our common stock and expect to disclose such valuation annually in our annual report on Form 10-K, but this estimated value is subject to significant limitations. Pursuant to our valuation policy, during the following time periods we generally will use the gross offering price of a share of the common stock as our estimated per share value:

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  during this offering;

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  if we have commenced another offering of common stock, during such follow-on offering; and

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  for 18 months after the termination of the later of this offering or any follow-on offering.

        In addition, if we have commenced an offering of other securities from which our board of directors believes the value of a share of common stock can be estimated, during such subsequent offering period and for 18 months after the termination of such offering, we will use the value derived from the gross offering price of the other security, as the per share estimated value of the common stock. For purposes of the foregoing, an offering does not include any offering related to a distribution reinvestment plan, employee benefit plan or the redemption of interests in our operating partnership. If we have sold assets and made distributions to stockholders of net proceeds from such sales since the termination of the most recent offering, the estimated value per share shall generally be net of the amount of those distributions.

        No later than 18 months after the last sale in this or a subsequent offering as described above, we will disclose an estimated per share value that is not based solely on the offering price of securities in such offering. This estimate will be determined by our board of directors, or a committee thereof, after consultation with our advisor, Behringer Harvard Opportunity Advisors II, or if we are no longer advised by Behringer Harvard Opportunity Advisors II, our officers, and employees, subject to the restrictions and limitations set forth in the valuation policy. After first publishing an estimate by the board of directors within 18 months after the termination of an offering, we will repeat the process of estimating share value of the common stock periodically thereafter, generally annually.

        With respect to any estimate of the value of our common stock, there can be no assurance that the estimated value, or method used to estimate value, would be sufficient to enable an ERISA fiduciary or an IRA custodian to comply with the ERISA or other regulatory requirements. The Department of Labor or the Internal Revenue Service may determine that a plan fiduciary or an IRA custodian is required to take further steps to determine the value of our shares. For more information about our valuation policy, see "Description of Shares—Valuation Policy."

Prohibited Transactions

        Generally, both ERISA and the Internal Revenue Code prohibit Plans and IRAs from engaging in certain transactions involving Plan Assets with specified parties, such as sales or exchanges or leasing of property, loans or other extensions of credit, furnishing goods or services, or transfers to, or use of, Plan Assets. The specified parties are referred to as "parties-in-interest" under ERISA and as "disqualified persons" under the Internal Revenue Code. These definitions generally include both parties owning threshold percentage interests in an investment entity and "persons providing services" to the Plan or IRA, as well as employer sponsors of the Plan or IRA, fiduciaries and other individuals or entities affiliated with the foregoing. For this purpose, a person generally is a fiduciary with respect to a Plan or IRA if, among other things, the person has discretionary authority or control with respect to Plan Assets or provides investment advice for a fee with respect to Plan Assets. Under Department of Labor regulations, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares, and that person regularly provides investment advice to the Plan or IRA pursuant to a mutual agreement or understanding that such advice will serve as the primary basis for investment decisions, and that the advice will be individualized for the Plan or IRA based on its particular needs. Thus, if we are deemed to hold Plan Assets, our management could be characterized as fiduciaries with respect to such assets, and each would be deemed to be a party-in-interest under ERISA and a disqualified person under the Internal Revenue Code with respect to investing Plans and IRAs. Moreover, certain contemplated transactions between us and our directors and other of our employees could be deemed to be "prohibited transactions." Additionally, ERISA's fiduciary standards applicable to investments by Plans would extend to our directors and possibly other employees as Plan fiduciaries with respect to investments made by us, and the requirement that Plan Assets be held in trust could be deemed to be violated. Whether or not we are deemed to hold Plan Assets, if we or our affiliates are affiliated with a Plan or IRA investor, we might be a disqualified person or party-in-interest with respect to such Plan or IRA investor, resulting in a prohibited transaction merely upon investment by such Plan or IRA in our shares.

  Plan Assets—Definition

        A definition of Plan Assets is not set forth in ERISA or the Internal Revenue Code; however, a Department of Labor regulation, referred to herein as the Plan Asset Regulation, provides guidelines as to whether and under what circumstances the underlying assets of an entity will be deemed to constitute Plan Assets. Under the Plan Asset Regulation, the assets of an entity in which a Plan or IRA makes an equity investment will generally be deemed to be assets of such Plan or IRA unless the entity satisfies one of the exceptions to this general rule. Generally, the exceptions require that the investment in the entity be one of the following:

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  in securities issued by an investment company registered under the Investment Company Act;

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  in "publicly offered securities," defined generally as interests that are "freely transferable," "widely held" and registered with the SEC;

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  in which equity participation by "benefit plan investors" is not significant; or

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  in an "operating company," which includes "venture capital operating companies" and "real estate operating companies."

        The Plan Asset Regulation provides that equity participation in an entity by benefit plan investors is "significant" if at any time 25% or more of the value of any class of equity interest is held by "benefit plan investors." The term "benefit plan investors" is defined for this purpose under ERISA Section 3(42), and in calculating the value of a class of equity interests, the value of any equity interests held by us or any of our affiliates must be excluded. We anticipate that we will not qualify for this exception since we expect to have equity participation by "benefit plan investors" in excess of 25%, which would be deemed to be significant, as defined above. Also, because we are not a registered investment company, we will not qualify for the exemption for investments in securities issued by a registered investment company.

  Publicly Offered Securities Exception

        As noted above, if a Plan acquires "publicly offered securities," the assets of the issuer of the securities will not be deemed to be Plan Assets under the Plan Asset Regulation. The definition of publicly offered securities requires that such securities be "widely held," "freely transferable" and satisfy registration requirements under federal securities laws. Although our shares are intended to satisfy the registration requirements under this definition, the determinations of whether a security is "widely held" and "freely transferable" are inherently factual matters.

        Under the Plan Asset Regulation, a class of securities will be "widely held" if it is held by 100 or more persons independent of the issuer and one another. As of the date of this prospectus, we have in excess of 100 independent stockholders. The Plan Asset Regulation provides that "whether a security is 'freely transferable' is a factual question to be determined on the basis of all relevant facts and circumstances," and provides several examples of restrictions on transferability that, absent unusual circumstances, will not prevent the rights of ownership in question from being considered "freely transferable" if the minimum investment is $10,000 or less.

        Where the minimum investment in a public offering of securities is $10,000 or less, the presence of the following restrictions on transfer will not ordinarily affect a determination that such securities are "freely transferable":

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  any restriction on, or prohibition against, any transfer or assignment that would either result in a termination or reclassification of the entity for federal or state tax purposes or that would violate any state or federal statute, regulation, court order, judicial decree or rule of law;

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  any requirement that not less than a minimum number of shares or units of such security be transferred or assigned by any investor, provided that such requirement does not prevent transfer of all of the then remaining shares or units held by an investor;

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  any prohibition against transfer or assignment of such security or rights in respect thereof to an ineligible or unsuitable investor; and

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  any requirement that reasonable transfer or administrative fees be paid in connection with a transfer or assignment.

        We have been structured with the intent to satisfy the "freely transferable" requirement set forth in the Plan Asset Regulation with respect to our shares, although there is no assurance that our shares will meet such requirement. Our shares are subject to certain restrictions on transfer intended to ensure that we continue to qualify for federal income tax treatment as a REIT and to comply with state securities laws and regulations with respect to investor suitability. The minimum investment in our shares is less than $10,000; thus, these restrictions should not cause the shares to be deemed not "freely transferable."

        Assuming that no other facts and circumstances other than those referred to in the preceding paragraphs exist that restrict transferability of shares of common stock and the offering takes place as described in this prospectus, shares of common stock should constitute "publicly-offered securities" and, accordingly, we believe that our underlying assets should not be considered "plan assets" under the Plan Asset Regulation.

  Real Estate Operating Company Exemption

        The Plan Asset Regulation also provides an exemption with respect to securities issued by a "real estate operating company." We will be deemed to be a "real estate operating company" if, during the relevant valuation periods defined in the Plan Asset Regulation, (1) at least 50% of our assets, other than short-term investments pending long-term commitment or distribution to investors, valued at cost, are invested in real estate that is managed or developed and with respect to which we have the right to substantially participate directly in the management or development activities, and (2) in the ordinary course of our business we are engaged directly in real estate management or development activities. If an entity satisfies the 50% of assets requirement on the date it first makes a long-term investment (the "initial investment date"), and if it satisfies the requirement to engage in management or development activities during the period beginning on the initial investment date and ending on the last day of the first annual valuation period, it will be considered a real estate operating company for the entire period beginning on the initial investment date and ending on the last day of the first annual valuation period. Because the company is a blind pool company, however, we cannot assure you that it will be a real estate operating company within the meaning of the Plan Asset Regulation.

Consequences of Holding Plan Assets

        In the event that our underlying assets were treated by the Department of Labor as Plan Assets, our management would be treated as fiduciaries with respect to each Plan or IRA stockholder, and an investment in our shares might expose the fiduciaries of the Plan or IRA to co-fiduciary liability under ERISA for any breach by our management of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be Plan Assets, an investment by a Plan or IRA in our shares might be deemed to result in an impermissible commingling of Plan Assets with other property.

        If our management or affiliates were treated as fiduciaries with respect to Plan and IRA stockholders, the prohibited transaction restrictions of ERISA would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with entities that are affiliated with our affiliates or us or restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Plan and IRA stockholders with the opportunity to sell their shares to us or we might dissolve or terminate.

Consequences of Engaging in Prohibited Transactions

        ERISA forbids Plans from engaging in prohibited transactions. Fiduciaries of a Plan which allow a prohibited transaction to occur will breach their fiduciary responsibilities under ERISA, and may be liable for any damage sustained by the Plan, as well as civil (and criminal, if the violation was willful) penalties. If it is determined by the Department of Labor or the Internal Revenue Service that a prohibited transaction has occurred, any disqualified person or party-in-interest involved with the prohibited transaction would be required to reverse or unwind the transaction and, for a Plan, compensate the Plan for any loss resulting therefrom. Additionally, the Internal Revenue Code requires that a disqualified person involved with a prohibited transaction must pay an excise tax equal to a percentage of the "amount involved" in the transaction for each year in which the transaction remains uncorrected. The percentage is generally 15%, but is increased to 100% if the prohibited transaction is not corrected promptly. In addition, if an IRA engages in a prohibited transaction, in certain cases the tax-exempt status of the IRA may be lost and the entire balance in the IRA may be treated as having been distributed in a taxable distribution, with an early distribution penalty if applicable.

DESCRIPTION OF SHARES

        The following description of our shares is not complete but is a summary and is qualified in its entirety by reference to the Maryland General Corporation Law, our charter and our bylaws.

        Under our charter, we have authority to issue a total of 400,001,000 shares of capital stock. Of the total shares authorized, 350,000,000 shares are designated as common stock with a par value of $0.0001 per share, 1,000 shares are designated as convertible stock with a par value of $0.0001 per share, and 50,000,000 shares are designated as preferred stock with a par value of $0.0001 per share. Our charter authorizes our board of directors to classify and reclassify any unissued shares of our common stock and preferred stock into other classes or series of stock without stockholder approval. Prior to issuance of shares of each class or series, the board is required by Maryland law and by our charter to set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, and terms or conditions of redemption for each class or series. Thus, the board could authorize the issuance of shares of common stock or preferred stock with terms and conditions that could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common stockholders or otherwise be in their best interest. In addition, our board of directors is authorized to amend our charter, without the approval of our stockholders, to increase the aggregate number of our authorized shares of capital stock or the number of shares of any class or series that we have authority to issue.

        As of March 31, 2011, 23,266,447 shares of our common stock and 1,000 shares of our convertible stock were issued and outstanding. As of the date of this prospectus, Behringer Harvard Holdings, an affiliate of our advisor, owns 22,471 shares of our common stock and our advisor owns all 1,000 shares of our convertible stock. No shares of preferred stock are issued and outstanding.

Common Stock

        The holders of our common stock are entitled to one vote per share on all matters voted on by our stockholders, including election of our directors. Our charter does not provide for cumulative voting in the election of directors. Therefore, the holders of a majority of our outstanding common shares can elect our entire board of directors. Subject to any preferential rights of any outstanding series of preferred stock that may be designated, the holders of our common stock are entitled to such distributions as may be authorized from time to time by our board of directors out of legally available funds and, subject to the rights of any outstanding preferred shares, upon liquidation, are entitled to receive all assets available for distribution to our stockholders. All shares of common stock issued in this offering will be fully paid and non-assessable. The holders of shares of our common stock will not have preemptive rights, which means that you will not have an automatic option to purchase any new shares that we issue, nor will such holders have any preference, conversion, exchange, sinking fund, redemption or appraisal rights.

        Our board of directors has authorized the issuance of shares without certificates. We expect that, until our common stock is listed for trading on a national securities exchange, we will not issue shares of common stock in certificated form. DST Systems, Inc. acts as our registrar and as the transfer agent for our shares. Permitted transfers can be effected simply by mailing to our transfer agent a transfer and assignment form, which we will provide to our stockholders at no charge. Investors who wish to transfer shares of our common stock will be required to pay us a transfer fee of $50, or such other amount as may be deemed reasonable by our board of directors, to cover costs associated with the transfer.

Convertible Stock

        Our authorized capital stock includes 1,000 shares of convertible stock, par value $0.0001 per share. In connection with our organization, we issued all of such shares to Behringer Harvard Holdings, an affiliate of our advisor. On April 2, 2010, Behringer Harvard Holdings transferred ownership of the convertible stock to our advisor. No additional consideration is due upon the conversion of the convertible stock. There will be no distributions paid on shares of convertible stock. Except for certain limited circumstances, we may not redeem all or any portion of the outstanding shares of convertible stock. The conversion of the convertible stock into common shares will result in dilution of the stockholders' interests.

        With certain limited exceptions, shares of convertible stock shall not be entitled to vote on any matter, or to receive notice of, or to participate in, any meeting of stockholders of the company at which they are not entitled to vote. However, the affirmative vote of the holders of more than two-thirds of the outstanding shares of convertible stock is required for the adoption of any amendment, alteration or repeal of a provision of the charter that adversely changes the preferences, limitations or relative rights of the shares of convertible stock.

        Upon the occurrence of (A) our making total distributions on the then outstanding shares of our common stock equal to the issue price of those shares (that is, the price paid for those shares) plus a 10% cumulative, non-compounded, annual return on the issue price of those outstanding shares; or (B) the listing of the shares of common stock for trading on a national securities exchange, each outstanding share of our convertible stock will convert into the number of shares of our common stock described below. Before we will be able to pay distributions to our stockholders equal to the aggregate issue price of our then outstanding shares plus a 10% cumulative, non-compounded, annual return on the issue price of those outstanding shares, we will need to sell a portion of our assets. Thus, the sale of one or more assets will be a practical prerequisite for conversion under clause (A) above.

        Upon the occurrence of either such event, each share of convertible stock shall, unless our advisory management agreement with Behringer Harvard Opportunity Advisors II has been terminated or not renewed on account of a material breach by our advisor, generally be converted into a number of shares of common stock equal to 1/1000 of the quotient of (A) the lesser of (i) 20% of the amount, if any, by which (1) the value of the company (determined in accordance with the provisions of the charter and summarized in the following paragraph) as of the date of the event triggering the conversion plus the total distributions paid to our stockholders through such date on the then outstanding shares of our common stock exceeds (2) the sum of the aggregate issue price of those outstanding shares plus a 10% cumulative, non-compounded, annual return on the issue price of those outstanding shares as of the date of the event triggering the conversion, or (ii) 15% of the amount, if any, by which (I) the value of the company as of the date of the event triggering the conversion plus the total distributions paid to our stockholders through such date on the then outstanding shares of our common stock exceeds (II) the sum of the aggregate issue price of those outstanding shares plus a 6% cumulative, non-compounded, annual return on the issue price of those outstanding shares as of the date of the event triggering the conversion, divided by (B) the value of the company divided by the number of outstanding shares of common stock, in each case, as of the date of the event triggering the conversion. In the case of conversion upon the listing of our shares, the conversion of the convertible stock will not occur until the 31st trading day after the date of such listing. However, if our advisory management agreement with Behringer Harvard Opportunity Advisors II expires without renewal or is terminated (other than because of a material breach by our advisor) prior to each such triggering event described in the foregoing paragraph (an "advisory management agreement termination"), then upon either such triggering event the holder of the convertible stock will be entitled to a prorated portion of the number of shares of common stock determined by the foregoing calculation, where such proration is based on the percentage of time we were advised by Behringer Harvard Opportunity Advisors II.

        As used above and in our charter, "value of the company" as of a specific date means our actual value as a going concern on the applicable date based on the difference between (A) the actual value of all of our assets as determined in good faith by our board, including a majority of the independent directors, and (B) all of our liabilities as set forth on our balance sheet for the period ended immediately prior to the determination date, provided that (1) if such value is being determined in connection with a change of control that establishes our net worth, then the value shall be the net worth established thereby and (2) if such value is being determined in connection with the listing of our common stock for trading on a national securities exchange, then the value shall be the number of outstanding shares of common stock multiplied by the closing price of a single share of common stock, averaged over a period of 30 trading days after the date of listing. If the holder of shares of convertible stock disagrees with the value determined by the board, then each of the holder of the convertible stock and us shall name one appraiser and the two named appraisers shall promptly agree in good faith to the appointment of one other appraiser whose determination of the value of the company shall be final and binding on the parties. The cost of such appraisal shall be shared evenly between us and our advisor.

        Our charter provides that if we:

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  reclassify or otherwise recapitalize our outstanding common stock (except to change the par value, or to change from no par value to par value, or to subdivide or otherwise split or combine shares); or

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  consolidate or merge with another entity in a transaction in which we are either (1) not the surviving entity or (2) the surviving entity but that results in a reclassification or recapitalization of our common stock (except to change the par value, or to change from no par value to par value, or to subdivide or otherwise split or combine shares), then we or the successor or purchasing business entity must provide that the holder of each share of our convertible stock outstanding at the time one of the above events occurs will continue to have the right to convert the convertible stock upon an event triggering conversion. After one of the above transactions occurs, the convertible stock will be convertible into the kind and amount of stock and other securities and property received by the holders of common stock in the transaction that occurred, such that upon conversion, the holders of convertible stock will realize as nearly as possible the same economic rights and effects as described above in the description of the conversion of our convertible stock. This right will apply to successive reclassifications, recapitalizations, consolidations, and mergers until the convertible stock is converted.

        Our board of directors will oversee the conversion of the convertible stock to ensure that any shares of common stock issuable in connection with the conversion is calculated in accordance with the terms of our charter and to evaluate the impact of the conversion on our REIT status. If, in the good faith judgment of our board, full conversion of the convertible stock would jeopardize our status as a REIT, then only such number of shares of convertible stock (or fraction of a share thereof) shall be converted into a number of shares of common stock such that our REIT status would not be jeopardized. The conversion of the remaining shares of convertible stock will be deferred until the earliest date after our board of directors determines that such conversion will not jeopardize our qualification as a REIT. Any such deferral will not otherwise alter the terms of the convertible stock.

Preferred Stock

        Our board of directors has no present plans to issue preferred stock, but may do so at any time in the future without stockholder approval. If our board of directors does determine to issue preferred stock, we expect that such issuances will be approved by at least a majority of our independent directors who do not have an interest in the transaction and who have access to our legal counsel, or independent legal counsel, at our expense.

 Meetings and Special Voting Requirements

        An annual meeting of the stockholders will be held each year, at least 30 days after delivery of our annual report to our stockholders. Special meetings of stockholders may be called only upon the request of a majority of our directors, a majority of the independent directors, the chief executive officer, or by an officer of the company upon the written request of stockholders holding at least 10% of our outstanding common shares entitled to vote at the meeting. Upon receipt of a written request of stockholders holding at least 10% of our outstanding shares entitled to vote at the meeting stating the purpose of the special meeting, the secretary will provide all of our stockholders entitled to vote at the meeting written notice of the meeting, and the purpose of such meeting, to be held not less than 15 nor more than 60 days after the distribution of the notice of meeting. The presence of holders of a majority of the outstanding shares entitled to vote at the meeting, either in person or by proxy, will constitute a quorum. Unless otherwise provided by Maryland General Corporation Law or our charter, the affirmative vote of a majority of votes cast at a meeting at which a quorum is present is necessary to take stockholder action.

        Under our charter, which sets forth the stockholder voting rights required to be set forth therein under the NASAA REIT Guidelines, and under the Maryland General Corporation Law, our holders of shares of our common stock are entitled to vote at a duly held meeting at which a quorum is present on:

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  the election or removal of directors;

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  any amendment of our charter, except that our board of directors may amend our charter without stockholder approval to:

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  change our name;

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  increase or decrease the aggregate number of our shares;

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  increase or decrease the number of our shares of any class or series that we have the authority to issue;

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  classify or reclassify any unissued shares by setting or changing the preferences, conversion or other rights, restrictions, limitations as to distributions, qualifications or terms and conditions of redemption of such shares;

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  effect reverse stock splits; and

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  after the listing of our shares of common stock on a national securities exchange, opting into any of the provisions of Subtitle 8 of Title 3 of the Maryland General Corporation Law (see "—Provisions of Maryland Law and our Charter and Bylaws—Subtitle 8" below);

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  a reorganization as provided in our charter;

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  our liquidation or dissolution; and

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  our being a party to any merger, consolidation or sale or other disposition of substantially all of our assets (notwithstanding that Maryland law may not require stockholder approval).

        Our charter provides that our stockholders are not entitled to exercise any rights of an objecting stockholder provided for under Maryland law unless the board, upon the affirmative vote of a majority of the entire board, determines that such rights will apply, with respect to all or any classes or series of stock, to a particular transaction or all transactions occurring after the date of such approval in connection with which our stockholders would otherwise be entitled to exercise such rights.

        Our advisor is selected and approved annually by our directors. While our stockholders do not have the ability to vote to replace Behringer Harvard Opportunity Advisors II or to select a new advisor, stockholders do have the ability, by the affirmative vote of holders of a majority of the shares entitled to vote on such matter, to elect to remove a director from our board with or without cause.

        Holders of shares of our common stock are entitled to receive a copy of our stockholder list upon request in connection with the exercise of their voting rights or for other proper and legitimate purposes. Such list may not be used to solicit the acquisition of our shares or for another commercial purpose other than in the interest of the stockholders relative to our affairs. The list provided by us will include each common stockholder's name, address and telephone number, and the number of shares owned by each common stockholder, and will be sent within ten days of the receipt by us of the request. A stockholder requesting a list will be required to pay reasonable costs of postage and duplication. Holders of shares of our common stock and their representatives shall also be given access to our corporate records at reasonable times. We have the right to ask that a requesting stockholder represent to us that the list and records will not be used to pursue commercial interests.

        In addition to the foregoing, stockholders have rights under Rule 14a-7 under the Exchange Act which provides that, upon the request of stockholders and the payment of the expenses of the distribution, we are required to distribute specific materials to stockholders in the context of the solicitation of proxies for voting on matters presented to stockholders or, at our option, provide requesting stockholders with a copy of the list of stockholders so that the requesting stockholders may make the distribution of proxies themselves.

Restriction on Ownership of Shares

        In order for us to qualify as a REIT, not more than 50% in value of our outstanding shares may be owned by any five or fewer individuals, including certain entities treated as individuals under the Internal Revenue Code. In addition, our outstanding shares must be owned by 100 or more persons independent of us and each other during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year. Each of the requirements specified in the two preceding sentences shall not apply until after 2008, the first taxable year for which we made an election to be taxed as a REIT. We may prohibit acquisitions and transfers of shares so as to ensure our continued qualification as a REIT under the Internal Revenue Code. However, we cannot assure you that this prohibition will be effective.

        In order to assist us in preserving our status as a REIT, our charter contains restrictions on the number of shares of our common stock and preferred stock that a person may own. No person may acquire or hold, directly or indirectly, in excess of 9.8% (in value or in number of shares, whichever is more restrictive) of our outstanding shares of common or preferred stock. This limitation does not apply to the holder(s) of our convertible stock or the common stock issued upon conversion of our convertible stock. However, our board of directors may defer the timing of the conversion of all or a portion of our convertible stock if it determines that full conversion could jeopardize our qualification as a REIT under then applicable federal income tax laws and regulation. Any such deferral will not otherwise alter the terms of the convertible stock, and such stock will convert at the earliest date after our board of directors determines that such conversion will not jeopardize our qualification as a REIT.

        Our charter further prohibits (a) any person from owning shares of our stock that would result in our being "closely held" under Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to qualify as a REIT and (b) any person from transferring shares of our stock if the transfer would result in our stock being owned by fewer than 100 persons. Any person who acquires or intends to acquire shares of our stock that may violate any of these restrictions, or who is the intended transferee of shares of our stock that are transferred to the trust, as discussed below, is required to give us immediate notice and provide us with such information as we may request in order to determine the effect of the transfer on our status as a REIT. The above restrictions will not apply if our board determines that it is no longer in our best interests to continue to qualify as a REIT.

        Our board, in its sole discretion, may exempt a person from these limits. However, the board may not exempt any person whose ownership of our outstanding stock would result in our being "closely held" within the meaning of Section 856(h) of the Internal Revenue Code or otherwise would result in our failing to qualify as a REIT. In order to be considered by the board for exemption, a person also must not own, directly or indirectly, an interest in a tenant of ours (or a tenant of any entity that we own or control) that would cause us to own, directly or indirectly, more than a 9.9% interest in the tenant. The person seeking an exemption must represent to the satisfaction of the board that it will not violate these two restrictions. The person also must agree that any violation or attempted violation of these restrictions will result in the automatic transfer of the shares of stock causing the violation to the trust, as discussed below. The board of directors may require a ruling from the Internal Revenue Service or an opinion of counsel in order to determine or ensure our status as a REIT.

        Any attempted transfer of our stock which, if effective, would result in our stock being beneficially owned by fewer than 100 persons within the meaning of Section 856(a)(5) of the Internal Revenue Code will be null and void. Any attempted transfer of our stock which, if effective, would result in violation of the ownership limits discussed above or in our being "closely held" under Section 856(h) of the Internal Revenue Code or in our otherwise failing to qualify as a REIT, will cause the number of shares causing the violation (rounded to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the transfer. Shares of our stock held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares of stock held in the trust, will have no rights to distributions and no rights to vote or other rights attributable to the shares of stock held in the trust. The trustee of the trust will have all voting rights and rights to distributions or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any distribution paid prior to our discovery that shares of stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any distribution authorized but unpaid will be paid when due to the trustee. Any distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Maryland law, the trustee will have the authority (1) to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and (2) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

        Within 20 days of receiving notice from us that shares of our stock have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows. The proposed transferee will receive the lesser of (1) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price of the shares on the day of the event causing the shares to be held in the trust and (2) the price received by the trustee from the sale or other disposition of the shares. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that shares of our stock have been transferred to the trust, the shares are sold by the proposed transferee, then (1) the shares shall be deemed to have been sold on behalf of the trust and (2) to the extent that the proposed transferee received an amount for the shares that exceeds the amount he or she was entitled to receive, the excess shall be paid to the trustee upon demand. The notice given to stockholders upon issuance or transfer of shares of our stock will refer to the restrictions described above.

        In addition, shares of our stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (2) the fair market value on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.

        Every owner of more than 5% (or such lower percentage as required by the Internal Revenue Code or the regulations promulgated thereunder) of our stock, within 30 days after the end of each taxable year, is required to give us written notice, stating his name and address, the number of shares of each class and series of our stock that he or she beneficially owns and a description of the manner in which the shares are held. Each such owner will provide us with such additional information as we may request in order to determine the effect, if any, of his beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, each stockholder will upon demand be required to provide us with such information as we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

        The foregoing ownership limits could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common stock or otherwise be in the best interest of the stockholders.

Distributions

        Until proceeds from our public offerings are fully invested and generating sufficient operating cash flow to fully fund the payment of distributions, we have and will continue to pay some or all of our distributions from sources other than operating cash flow. We may generate cash to pay distributions from financing activities, components of which may include proceeds of our public offerings and borrowings (including borrowings secured by our assets) in anticipation of future operating cash flow. In addition, from time to time, our advisor and its affiliates may agree to waive or defer all, or a portion, of the acquisition, asset management or other fees or incentives due to them, pay general administrative expenses or otherwise supplement investor returns in order to increase the amount of cash available to pay distributions to our stockholders. In addition, to the extent we invest in development or redevelopment projects or in properties that have significant capital requirements, these properties may not immediately generate cash flow from operations. Thus, our ability to make distributions may be negatively impacted, especially during our early periods of operation.

        We expect to declare distributions on a quarterly basis and to pay distributions to our stockholders on a monthly basis. We intend to calculate these monthly distributions based on daily record dates so our investors will become eligible for distributions immediately upon purchasing shares. Distributions will be paid to stockholders as of the record dates selected by the directors.

        We do not anticipate having distributions in-kind, unless the distributions are readily marketable securities, distributions of beneficial interests in a liquidating trust established for our dissolution and the liquidation of our assets in accordance with the terms of our charter, or distributions in which (a) our board of directors advises each stockholder of the risks associated with direct ownership of the property, (b) our board of directors offers each stockholder the election of receiving such in-kind distributions, and (c) in-kind distributions are made only to those stockholders that accept the offer.

        We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for tax purposes. Generally, distributed income will not be taxable to us under the Internal Revenue Code if we distribute at least 90% of our REIT taxable income. See "Federal Income Tax Considerations—Taxation of the Company—Requirements for Qualification as a REIT."

        Distributions are authorized at the discretion of our board of directors based on its analysis of our performance over the previous period, expectations of performance for future periods, including actual and anticipated operating cash flow, changes in market capitalization rates for investments suitable for our portfolio, capital expenditure needs, general financial condition, and other factors that our board deems relevant. The board's decision will be influenced, in substantial part, by its obligation to ensure that we maintain our status as a REIT. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period but may be paid in anticipation of cash flow that we expect to receive during a later period in an attempt to make distributions relatively uniform.

        Many of the factors that can affect the availability and timing of cash distributions to stockholders are beyond our control, and a change in any one factor could adversely affect our ability to pay future distributions. There can be no assurance that future cash flow will support distributions at the rate that such distributions are paid in any particular distribution period. See "Risk Factors—Risks Related to Our Business in General—Distributions may be paid from capital and there can be no assurance that we will be able to achieve expected cash flows necessary to continue to pay initially established distributions or maintain distributions at any particular level, or that distributions will increase over time."

        We are not prohibited from distributing our own securities in lieu of making cash distributions to stockholders. We may issue securities as stock dividends in the future.

Share Redemption Program

        Our board of directors has adopted a share redemption program intended to provide limited interim liquidity for our stockholders until a bona fide secondary market develops for our shares of common stock. No such market presently exists, and we can provide no assurance that any market for our shares of common stock will ever develop.

        Prior to the time that a bona fide secondary market for our shares of common stock has developed, stockholders who meet the applicable requirements, as described below, may receive the benefit of limited liquidity by presenting for redemption all or a portion of their shares of common stock to us at any time in accordance with the procedures outlined below. At that time, we may, subject to the significant conditions and limitations described below, redeem for cash such shares. The terms on which we redeem shares may differ between redemptions upon a stockholder's death, "qualifying disability" (as defined herein), or confinement to a long-term care facility (collectively referred to herein as "Exceptional Redemptions") and all other redemptions (referred to herein as "Ordinary Redemptions").

  Ordinary Redemptions

        In the case of Ordinary Redemptions, the purchase price per share for the redeemed shares will equal 90% of (i) the most recently disclosed estimated value per share (the "Valuation") as determined in accordance with our valuation policy (the "Valuation Policy"), as such Valuation Policy is amended from time to time, less (ii) the aggregate distributions per share of any net sale proceeds from the sale of one or more of our assets, or other special distributions so designated by our board of directors, distributed to stockholders after the Valuation was determined (the "Valuation Adjustment"); provided, however, that the purchase price per share shall not exceed: (1) prior to the first Valuation conducted by the board of directors, or a committee thereof (the "Initial Board Valuation"), under the Valuation Policy, 90% of (i) the Original Share Price (as defined herein) less (ii) the aggregate distributions per share of any net sale proceeds from the sale of one or more of our assets, or other special distributions so designated by the board of directors, distributed to stockholders prior to the redemption date (the "Special Distributions"); or (2) on or after the Initial Board Valuation, the Original Share Price less any Special Distributions. As used herein "Original Share Price" means the average price per share the original purchaser or purchasers of shares paid to us for all of his or her shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock). For information about our valuation policy, see "—Valuation Policy."

  Exceptional Redemptions

        In addition, and subject to the conditions and limitations described below, we may redeem shares of our common stock upon the death of a stockholder who is a natural person, including shares held by the stockholder through a revocable grantor trust, or an IRA or other retirement or profit-sharing plan, after receiving written notice from the estate of the stockholder, the recipient of the shares through bequest or inheritance, or, in the case of a revocable grantor trust, the trustee of the trust, having the sole ability to request redemption on behalf of the trust. We must, however, receive the written notice within one year after the death of the stockholder. Requests not received within the one-year period will not be eligible to be treated as a redemption request in connection with the death of a stockholder, but instead will be treated as an Ordinary Redemption. If spouses are joint registered holders of shares, the request to redeem the shares may be made if either of the registered holders dies. If the stockholder is not a natural person, such as a trust (other than a revocable grantor trust), partnership, corporation or other similar entity, the right of redemption upon death does not apply.

        Furthermore, and subject to the conditions and limitations described below, we may redeem shares held by a stockholder who is a natural person with a qualifying disability, or upon confinement to a long-term care facility, including shares held by the stockholder through a revocable grantor trust, or an IRA or other retirement or profit-sharing plan, after receiving written notice from the stockholder, provided that the condition causing the qualifying disability was not pre-existing on the date that the stockholder became a stockholder or that the stockholder seeking redemption was not confined to a long-term care facility on the date the person became a stockholder. We must, however, receive the written notice within one year after the determination of the stockholder's qualifying disability or with respect to redemptions sought upon a stockholder's confinement to a long-term care facility, within one year of the earlier of (1) the one year anniversary of the stockholder's admittance to the long-term care facility or (2) the date of the determination of the stockholder's indefinite confinement to the long-term care facility by a licensed physician. Requests not received within the one-year period will not be eligible to be treated as a redemption request in connection with a stockholder's qualifying disability or confinement to a long-term care facility, but instead will be treated as an Ordinary Redemption. If the stockholder is not a natural person, such as a trust (other than a revocable grantor trust), partnership, corporation or other similar entity, the right of redemption described in this paragraph does not apply.

        In order for a disability to be considered a "qualifying disability," (1) the stockholder must receive a determination of disability based upon a physical or mental condition or impairment arising after the date the stockholder acquired the shares to be redeemed, and (2) the determination of disability must be made by the governmental agency responsible for reviewing the disability retirement benefits that the stockholder could be eligible to receive (the "applicable governmental agency"). The "applicable governmental agencies" are limited to the following: (a) if the stockholder paid Social Security taxes and therefore could be eligible to receive Social Security disability benefits, then the applicable governmental agency is the Social Security Administration or the agency charged with responsibility for administering Social Security disability benefits at that time if other than the Social Security Administration; (b) if the stockholder did not pay Social Security benefits and therefore could not be eligible to receive Social Security disability benefits, but the stockholder could be eligible to receive disability benefits under the Civil Service Retirement System ("CSRS"), then the applicable governmental agency is the U.S. Office of Personnel Management or the agency charged with responsibility for administering CSRS benefits at that time if other than the Office of Personnel Management; or (c) if the stockholder did not pay Social Security taxes and therefore could not be eligible to receive Social Security benefits but suffered a disability that resulted in the stockholder's discharge from military service under conditions that were other than dishonorable and therefore could be eligible to receive military disability benefits, then the applicable governmental agency is the Veteran's Administration or the agency charged with the responsibility for administering military disability benefits at that time if other than the Veteran's Administration.

        Disability determinations by governmental agencies for purposes other than those listed above, including but not limited to worker's compensation insurance, administration or enforcement of the Rehabilitation Act or Americans with Disabilities Act, or waiver of insurance premiums, will not entitle a stockholder to the terms available for Exceptional Redemptions, unless permitted in the discretion of our board of directors. Redemption requests following an award by the applicable governmental agency of disability benefits must be accompanied by (1) the stockholder's initial application for disability benefits and (2) a Social Security Administration Notice of Award, a U.S. Office of Personnel Management determination of disability under CSRS, a Veteran's Administration record of disability-related discharge or such other documentation issued by the applicable governmental agency that we deem acceptable and demonstrates an award of the disability benefits.

        We understand that the following disabilities do not entitle a worker to Social Security disability benefits:

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  disabilities occurring after the legal retirement age;

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  temporary disabilities; and

  •
  disabilities that do not render a worker incapable of performing substantial gainful activity.

        Therefore, these disabilities will not qualify for the terms available for Exceptional Redemptions. However, where a stockholder requests the redemption of his or her shares due to a disability and the stockholder does not have a "qualifying disability" under the terms described above, but has become subject to similar circumstances, our board of directors may redeem the stockholder's shares, in its sole discretion, on the terms available for Exceptional Redemptions.

        With respect to Exceptional Redemptions sought upon a stockholder's confinement to a long-term care facility, a "long-term care facility" shall mean an institution that: (1) either (a) is approved by Medicare as a provider of skilled nursing care or (b) is licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, or U.S. Virgin Islands) and (2) meets all of the following requirements: (a) its main function is to provide skilled, intermediate or custodial nursing care; (b) it provides continuous room and board to three or more persons; (c) it is supervised by a registered nurse or licensed practical nurse; (d) it keeps daily medical records of all medication dispensed; and (e) its primary service is other than to provide housing for residents. A stockholder seeking an Exceptional Redemption of his or her shares due to confinement to a long-term care facility must submit a written statement from a licensed physician certifying either (1) the stockholder's continuous and continuing confinement to a long-term care facility over the course of the last year or (2) that the licensed physician has determined that the stockholder will be indefinitely confined to a long-term care facility. Notwithstanding the above, where a stockholder requests an Exceptional Redemption of his or her shares due to confinement to a long-term care facility but does not meet the definition set forth above, but has become subject to similar circumstances, our board of directors may redeem the stockholder's shares, in our board of directors' sole discretion, on the terms available for Exceptional Redemptions.

        In the case of Exceptional Redemptions, the purchase price per share will be equal to: (1) prior to the Initial Board Valuation, the Original Share Price less any Special Distributions; or (2) on or after the Initial Board Valuation, the most recently disclosed Valuation less any Valuation Adjustment, provided, however, that the purchase price per share shall not exceed the Original Share Price less any Special Distributions.

  General Terms for Redemption

        Our share redemption program, whether for Ordinary Redemptions or Exceptional Redemptions, is available only for stockholders who have held their shares for at least one year and who acquired their shares directly from us or the transferees mentioned below, and is not intended to provide liquidity to any stockholder who acquired his or her shares by purchase from another stockholder. In connection with a request for redemption, the stockholder or his or her estate, heir or beneficiary will be required to certify to us that the stockholder either (1) acquired the shares requested to be repurchased directly from us or (2) acquired the shares from the original investor by way of a bona fide gift not for value to, or for the benefit of, a member of the investor's immediate or extended family (including the investor's spouse, parents, siblings, children or grandchildren and including relatives by marriage) or through a transfer to a custodian, trustee or other fiduciary for the account of the subscriber or members of the investor's immediate or extended family in connection with an estate planning transaction, including by bequest or inheritance upon death or operation of law.

        For purposes of the one-year holding period, limited partners of Behringer Harvard Opportunity OP II who exchange their limited partnership units for shares will be deemed to have owned their shares as of the date they were issued their limited partnership units in Behringer Harvard Opportunity OP II.

        We will not redeem shares that are subject to liens or other encumbrances until the stockholder presents evidence that the liens or encumbrances have been removed. If any shares subject to a lien are inadvertently redeemed or we are otherwise required to pay to any other party all or any amount in respect of the value of redeemed shares, then the recipient of amounts in respect of redemption shall repay to us the amount paid for such redemption up to the amount we are required to pay to such other party.

        Notwithstanding the redemption prices established above, our board of directors may revise the redemption prices; provided, however, that we must provide at least 30 days' notice to stockholders before applying any new price to either Ordinary Redemptions or Exceptional Redemptions.

        Any shares approved for redemption will be redeemed on a periodic basis as determined from time to time by our board of directors, and no less frequently than annually. We will not redeem, during any twelve-month period, more than 5% of the weighted average number of shares outstanding during the twelve-month period immediately prior to the date of redemption (the "5% Limitation"). Generally, the cash available for redemption on any particular date will be limited to the proceeds from our distribution reinvestment plan during the period consisting of the preceding four fiscal quarters for which financial statements are available, less any cash already used for redemptions during the same period, plus, if we had positive operating cash flow during such preceding four fiscal quarters, 1% of all operating cash flow during such preceding four fiscal quarters (the "Funding Limitation" and, together with the 5% Limitation, the "Redemption Limitations"). The Redemption Limitations apply to all redemptions, whether Ordinary or Exceptional Redemptions.

        Our board of directors reserves the right in its sole discretion at any time and from time to time to (1) waive the one-year holding requirement applicable to exigent circumstances such as bankruptcy, a mandatory distribution requirement under a stockholder's IRA or with respect to shares purchased under or through our distribution reinvestment plan, (2) reject any request for redemption, (3) change the purchase price for redemptions (with 30 days' notice), (4) limit the funds to be used for redemptions hereunder or otherwise change the Redemption Limitations or (5) amend, suspend (in whole or in part) or terminate the share redemption program. If we suspend our share redemption program (in whole or in part), except as otherwise provided by the board of directors, until the suspension is lifted, we will not accept any requests for redemption in respect of shares to which such suspension applies in subsequent periods and any such requests and all pending requests that are subject to the suspension will not be honored or retained, but will be returned to the requestor. Our advisor and its affiliates will defer their own redemption requests, if any, until all other requests for redemption have been satisfied in any particular period. If a request for an Exceptional Redemption is made within one year of the event giving rise to eligibility for an Exceptional Redemption, we will waive the one-year holding requirement (a) upon the request of the estate, heir or beneficiary of a deceased stockholder or (b) upon a stockholder's qualifying disability or confinement to a long-term care facility, provided that the condition causing such disability or need for long-term care was not preexisting on the date that such person became a stockholder.

        A request for redemption may be withdrawn in whole or in part by a stockholder in writing at any time prior to redemption. We cannot guarantee that we will accommodate all requests made in any particular redemption period. If we do not redeem all shares presented for redemption during any period, the stockholder or his or her estate, heir or beneficiary can (1) withdraw the request for redemption, or (2) if we have not suspended the redemption of the shares that are subject to the redemption request (in which case the request will be returned as provided above), ask that we honor the request during the next period in which requests are considered. Further, if we do not redeem all shares presented for redemption during any period in which we are redeeming shares, then all shares will be redeemed on a pro rata basis during the relevant period. Any portion of a redemption request that is not honored will be automatically treated as a request for redemption during the next period in which requests will be considered, unless the stockholder seeking redemption affirmatively asks us to withdraw that portion of the request. The stockholder will then be required to resubmit a request for redemption request. Unless otherwise determined by our board of directors, we will not retain any redemption requests that are withdrawn.

        In general, a stockholder or his or her estate, heir or beneficiary may present to us fewer than all of the shares then-owned for redemption, except that the minimum number of shares that must be presented for redemption must be at least 25% of the holder's shares. If, however, redemption is being requested (1) within the one-year timeframe discussed above on behalf of a deceased stockholder or by a stockholder with a qualifying disability or who is confined to a long-term care facility or (2) by a stockholder due to other exigent circumstances, such as bankruptcy or a mandatory distribution requirement under such stockholder's IRA, a minimum of 10% of the stockholder's shares may be presented for redemption; provided, however, that any future redemption request by the stockholder must present for redemption at least 25% of the stockholder's remaining shares. Except in the case of redemptions due to a mandatory distribution under a stockholder's IRA, we will treat a redemption request that would cause a stockholder to own fewer than 200 shares as a request to redeem all of his or her shares, and we will vary from pro rata treatment of redemptions from a stockholder's accounts

(if more than one account) as necessary to avoid having stockholders holding fewer than 200 shares. In the case of stockholders who undertake a series of partial redemptions, appropriate adjustments in the purchase price for the redeemed shares will be made so that the blended price per share for all redeemed shares reflects the average price per share the original purchaser or purchasers of shares paid to us for all of his or her shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock) owned by the stockholder through the dates of each redemption.

        A stockholder who wishes to have shares redeemed must mail or deliver to us a written request on a form provided by us and executed by the stockholder, its trustee or authorized agent. An estate, heir or beneficiary that wishes to have shares redeemed following the death of a stockholder must mail or deliver to us a written request on a form provided by us, including evidence acceptable to our board of directors of the death of the stockholder, and executed by the executor or executrix of the estate, the heir or beneficiary, or their trustee or authorized agent. A stockholder requesting the redemption of his or her shares due to a qualifying disability or confinement to a long-term care facility must mail or deliver to us a written request on a form provided by us, including the evidence and documentation described above, or evidence acceptable to our board of directors of the stockholder's permanent disability or confinement to a long-term care facility. If the shares are to be redeemed under the conditions outlined herein, we will forward the documents necessary to affect the redemption, including any signature guaranty we may require.

        The effective date of any redemption, and the date on which the purchase price per share is determined, calculated in accordance with the procedures discussed herein, will be the last day of the calendar month preceding the date that our board of directors accepts the request for redemption. Commencing on such effective date, any shares accepted for redemption will no longer be deemed outstanding and will no longer be eligible to receive distributions. Our board of directors will consider only properly completed redemption requests that we received on or before the end of the period ending no later than the last day of the calendar month preceding the date that our board of directors accepts the request for redemption. Payment for the shares so approved for redemption, assuming that we have not exceeded the Redemption Limitations and that all necessary conditions have been satisfied, will be made no later than 15 days after the date that our board of directors accepts the request for redemption.

        Subject to the restrictions in Behringer Harvard Opportunity OP II's limited partnership agreement and any other applicable agreement, we may cause Behringer Harvard Opportunity OP II to offer to its limited partners (other than our subsidiaries, BHO II, Inc. and BHO Business Trust II) a partnership unit redemption program equivalent to our share redemption program. Any units redeemed under the partnership unit redemption program will be redeemed upon terms substantially equivalent to the redemption terms of our share redemption program and will be treated as shares for purposes of calculating the Redemption Limitations.

        Neither our sponsor, our advisor, any member of our board of directors nor any of their affiliates will receive any fee on the repurchase of shares by us pursuant to our share redemption program. The shares we purchase under our share redemption program will be cancelled, and will have the status of authorized but unissued shares. We will not reissue repurchased shares unless they are first registered with the SEC under the Securities Act, and under appropriate state securities laws or otherwise issued in compliance with or exemption from registration under these laws. For a discussion of the tax treatment of redemptions, see "Federal Income Tax Considerations—Taxation of U.S. Stockholders."

        The foregoing provisions regarding our share redemption program in no way limit our ability to repurchase shares or other of our securities or those of Behringer Harvard Opportunity OP II from holders thereof by any other legally available means for any reason that the advisor or our board of directors, each in its discretion, deems to be in our best interest.

 Restrictions on Roll-Up Transactions

        A Roll-up Transaction is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of an entity (a Roll-up Entity) that is created or would survive after the successful completion of a Roll-up Transaction. This term does not include:

  •
  a transaction involving our securities that have been for at least 12 months listed for trading on a national securities exchange; or

  •
  a transaction involving only our conversion into a trust or association if, as a consequence of the transaction, there will be no significant adverse change in common stockholder voting rights, the term of our existence, compensation to Behringer Harvard Opportunity Advisors II or our investment objectives.

        In connection with any proposed Roll-up Transaction involving the issuance of securities of a Roll-up Entity, an appraisal of all of our assets shall be obtained from a competent independent appraiser. If the appraisal will be included in a prospectus used to offer the securities of a Roll-up Entity, the appraisal shall be filed with the SEC and the states as an exhibit to the registration statement for the offering. The assets shall be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and will indicate the value of our assets as of a date immediately prior to the announcement of the proposed Roll-up Transaction. The appraisal shall assume an orderly liquidation of assets over a 12-month period. The terms of the engagement of the independent appraiser shall clearly state that the engagement is for our benefit and the benefit of our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to stockholders in connection with any proposed Roll-up Transaction.

        In connection with a proposed Roll-up Transaction, the sponsor of the Roll-up Transaction must offer to our common stockholders who vote "no" on the proposal the choice of:

  (1)
  accepting the securities of the Roll-up Entity offered in the proposed Roll-up Transaction; or

  (2)
  one of the following:

  (a)
  remaining as holders of our common stock and preserving their interests in us on the same terms and conditions as existed previously; or

  (b)
  receiving cash in an amount equal to the stockholder's pro rata share of the appraised value of our net assets.

        We are prohibited from participating in any proposed Roll-up Transaction:

  •
  that would result in our common stockholders having democracy rights in a Roll-up Entity that are less than those provided in our charter and bylaws with respect to the voting rights of our stockholders, annual reports and annual and special meetings of stockholders or that would permit our shares to be assessable;

  •
  that includes provisions that would materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or that would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares held by that investor;

  •
  in which our investors' rights of access to the records of the Roll-up Entity will be less than those provided in our charter and described under "—Meetings and Special Voting Requirements"; or

  •
  in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is not approved by our stockholders.

Provisions of Maryland Law and of Our Charter and Bylaws

  Business Combinations

        Under Maryland law, "business combinations" between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

  •
  any person who beneficially owns 10% or more of the voting power of the corporation's shares; or

  •
  an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

        A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

        After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

  •
  80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

  •
  two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

        These super-majority vote requirements do not apply if the corporation's common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for his or her shares. Maryland law also permits various exemptions from these provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

  Control Share Acquisitions

        Maryland law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, by officers or by directors who are employees of the corporation are excluded from the vote on whether to accord voting rights to the control shares. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

  •
  one-tenth or more but less than one-third;

  •
  one-third or more but less than a majority; or

  •
  a majority or more of all voting power.

        Control shares do not include shares the acquiring person is entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

        A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

        If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders' meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

        The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (b) to acquisitions approved or exempted by our charter or bylaws.

        Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock. We can offer no assurance that this provision will not be amended or eliminated at any time in the future.

  Tender Offers by Stockholders

        Our charter provides that any tender offer made by a stockholder, including any "mini-tender" offer, must comply with most of the provisions of Regulation 14D of the Exchange Act, including the notice and disclosure requirements. The offering stockholder must provide our company notice of such tender offer at least ten business days before initiating the tender offer. If the offering stockholder does not comply with the provisions set forth above, our company will have the right to redeem that stockholder's shares and any shares acquired in such tender offer. In addition, the non-complying stockholder shall be responsible for all of our company's expenses in connection with that stockholder's noncompliance.

  Subtitle 8

        Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland real estate investment trust with a class of equity securities registered under the Securities Exchange Act of 1934 and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

  •
  a classified board;

  •
  two-thirds vote requirement for removing a director;

  •
  a requirement that the number of directors be fixed only by vote of the directors;

  •
  a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred; and

  •
  a majority requirement for the calling of a special meeting of stockholders.

        We have added provisions to our charter that prohibit us, until such time that our shares of common stock are listed on a national securities exchange, from electing to be subject to the provisions under Subtitle 8. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already vest in our board of directors the exclusive power to fix the number of directorships.

  Advance Notice of Director Nominations and New Business

        Our bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to the board of directors and the proposal of business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by the board of directors or (3) by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of persons for election to the board of directors at a special meeting may be made only (1) pursuant to our notice of the meeting, (2) by the board of directors, or (3) provided that the board of directors has determined that directors will be elected at the meeting, by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws. The advance notice provisions of our bylaws could delay, defer or prevent a transaction or a change in control of us that might involve a premium price for holders of our common stock or otherwise be in their best interest.

Valuation Policy

        We have adopted a valuation policy in respect of estimating the per share value of our common stock. Under the valuation policy, we are required to provide to our stockholders a per share estimated value of our common stock on a periodic basis, generally annually. We expect to disclose such estimated value in our annual report on Form 10-K and that such value will also be reflected in customer account statements provided by our stockholders' broker-dealers. Applicable FINRA rules require customer account statements to include an estimated per share value that is derived from data that is not more than 18 months old. We have adopted a valuation policy that reflects this requirement in order to assist broker-dealers who participate in this offering comply with their FINRA obligations.

        Pursuant to our valuation policy, during the following time periods we generally will use the gross offering price of a share of the common stock as our estimated per share value:

  •
  during this offering;

  •
  if we have commenced another offering of common stock, during such follow-on offering; and

  •
  for 18 months after the termination of the later of this offering or the follow-on offering.

        In addition, if we have commenced another offering of other securities from which our board of directors believes the value of a share of common stock can be estimated, during such subsequent offering period and for 18 months after the termination of such offering, we will use the value derived from the gross offering price of the other security, as the per share estimated value of the common stock. For purposes of the foregoing, an offering does not include any offering related to a distribution reinvestment plan, employee benefit plan or the redemption of interests in our operating partnership. If we have sold assets and made distributions to stockholders of net proceeds from such sales since the termination of the most recent offering, the estimated value per share shall generally be net of the amount of those distributions.

        No later than 18 months after the last sale in this or a subsequent offering, as described above, we will disclose an estimated per share value that is not based solely on the offering price of securities in such offering. This estimate will be determined by our board of directors, or a committee thereof, after consultation with our advisor, Behringer Harvard Opportunity Advisors II, or if we are no longer advised by Behringer Harvard Opportunity Advisors II, our officers, and employees, subject to the restrictions and limitations set forth in the valuation policy.

        Our board of directors or a committee thereof will have the discretion to choose a methodology or combination of methodologies as it deems reasonable under then current circumstances for estimating the per share value of our common stock. The estimated value is not intended to be related to any analysis of individual asset value performed for financial statement purposes nor values at which individual assets may be carried on financial statements under applicable accounting standards. The methodologies for determining the estimated values under the valuation policy may take into account numerous factors including, without limitation, the following:

  •
  net amounts that might be realized in a sale of our assets in an orderly liquidation;

  •
  net amounts that might be realized in a bulk portfolio sale of our assets;

  •
  separate valuations of our assets;

  •
  private real estate market conditions;

  •
  public real estate market conditions;

  •
  our business plan and characteristics and factors specific to our portfolio or securities;

  •
  the prices at which our securities were sold in other offerings, such as a distribution reinvestment plan offering;

  •
  the prices paid for our securities in other transactions, including secondary market trades;

  •
  the relative prices paid for comparable companies listed on a national securities exchange; and

  •
  our going concern value.

        Our board of directors may rely on our advisor or a third-party valuation expert to assist in estimating the value of our assets or our shares of common stock. However, with respect to asset valuations, the board of directors will not be required to obtain asset-by-asset appraisals prepared by appraisers certified by a Member of the Appraisal Institute or other trade organization that monitors appraisers, nor must any appraisals conform to formats or standards promulgated by any such trade organization. We will disclose the effective date of the estimated valuation. We will not release individual property value estimates or any of the data supporting the estimated per share value, and we are under no obligation to describe the factors on which the board of directors relied or the methodologies utilized in estimating the estimated value of a share of common stock.

        After first publishing an estimate by the board of directors within 18 months after an offering as described above, we will repeat the process of estimating share value of our common stock periodically thereafter, generally annually. However, if deemed appropriate by our board of directors, we may return to the publication of an estimated value based solely on the offering price of a share of common stock or other securities if we have conducted another offering within 18 months of the disclosure of an estimated per share value. We will provide this information in our annual report on Form 10-K. We may also disseminate this information by a posting on the web site maintained for us and other programs sponsored by Behringer Harvard at www.behringerharvard.com or by other means.

        Estimates based solely on an offering price will be subject to numerous limitations. For example, such estimates will not take into account:

  •
  individual or aggregate values of our assets;

  •
  real estate market fluctuations affecting our assets generally;

  •
  adverse or beneficial developments with respect to one or more assets in our portfolio;

  •
  our costs of the offering; or

  •
  our costs of acquiring assets.

        Estimates not based solely on the offering price of securities in the most recent offering will also be subject to numerous limitations. Such valuations will not reflect developments that occur after the most recent estimated valuation date. Further, such valuations will be estimates only and may be based upon a number of estimates, assumptions, and opinions that may not be or may later prove not to be accurate or complete, which could make the estimated valuations incorrect.

        With respect to any estimate of the value of our common stock made pursuant to our valuation policy, there can be no assurance that:

  •
  the estimated value per share would actually be realized by our stockholders upon liquidation, bulk portfolio sales of our assets, sale of our company or listing of the common stock on an exchange;

  •
  any stockholder would be able to realize estimated share values in any attempt to sell shares;

  •
  the estimated value per share would be related to any individual or aggregated value estimates or appraisals of our assets; or

  •
  the estimated value, or method used to estimate value, would be found by any regulatory authority to comply with the ERISA, FINRA or other regulatory requirements.

        The valuation policy may be amended by our board of directors at any time and, although the policy expresses the intent of the board of directors at the time of its adoption, there is no limitation on the ability of the board of directors to cause us to vary from this policy to the extent it deems appropriate, with or without an express amendment of the policy.

SUMMARY OF DISTRIBUTION REINVESTMENT PLAN AND AUTOMATIC PURCHASE PLAN

Summary of Distribution Reinvestment Plan

        We have adopted a distribution reinvestment plan that allows you to have distributions otherwise distributable to you invested in additional shares of our common stock. We are offering 25,000,000 shares for sale pursuant to our distribution reinvestment plan at an initial price of $9.50 per share. Such price may only be available until the termination of our primary offering, which is anticipated to be on or before July 5, 2013. Our board of directors has the discretion to extend the offering period for the shares offered under our distribution reinvestment plan up to the sixth anniversary of the termination of this primary offering. We may reallocate the shares of common stock being offered in this prospectus between the primary offering and the distribution reinvestment plan. The following is a summary of our distribution reinvestment plan. See Exhibit B to this prospectus for the full text of the plan.

        Pursuant to the distribution reinvestment plan, we generally intend to offer shares for sale at a price equal to: (1) prior to the first the valuation of shares of our common stock conducted by our board of directors or a committee thereof (as opposed to a valuation that is based solely on the offering price of securities in the most recent offering) (the "Initial Board Valuation") under our valuation policy, 95% of (i) the most recently disclosed estimated value per share as determined in accordance with the valuation policy less (ii) the aggregate distributions per share of any net sale proceeds from the sale of one or more of our assets, or other special distributions so designated by the board of directors, distributed to stockholders after the valuation was determined (the "Valuation Adjustment"); or (2) on or after the Initial Board Valuation, 100% of (i) the most recently disclosed valuation as determined in accordance with the valuation policy less (ii) any Valuation Adjustment. Notwithstanding the foregoing, our board of directors may establish a different price for shares sold pursuant to the plan, provided that if the new price so determined varies more than 5% from the pricing that would have resulted from the formula above, we will deliver a notice (which may be given by letter, delivered by electronic means or given by including such information in a Current Report on Form 8-K or in our annual or quarterly reports, all publicly filed with the SEC) regarding the new price to each plan participant at least 30 days' prior to the effective date of the new price. Currently, our estimated value per share is $10.00. For more information about our valuation policy, see "Description of Shares—Valuation Policy."

        No selling commissions, dealer manager fees or organization and offering expenses will be paid with respect to shares purchased pursuant to our distribution reinvestment plan. The result is that the net proceeds to us for sales under our distribution reinvestment plan will be $9.50 per share, or $0.60 per share more than we receive from the sale of shares in our primary offering (assuming selling commissions of 7%, dealer manager fees of 2.5% and other organization and offering expenses of 1.5% of the gross proceeds in our primary offering and shares in our primary offering are sold at $10.00 per share). We expect to use substantially all of the net proceeds from the sale of shares under our distribution reinvestment plan for general corporate purposes, including, but not limited to, the repurchase of shares under our share redemption program; capital expenditures and leasing costs related to our investments in real estate properties; reserves required by any financings of our investments in real estate properties; funding obligations under any of our real estate loans receivable; investments in properties and other real estate-related investments, which would include payment of acquisition fees to our advisor; and the repayment of debt.

        Pursuant to the terms of our distribution reinvestment plan, the reinvestment agent (which is currently Behringer Harvard Opportunity REIT II) will act on behalf of participants to acquire shares of our common stock with the cash distributions participants are entitled to receive from us. Distributions will be invested in shares by the reinvestment agent promptly following the payment date with respect to such distributions. Participants in the distribution reinvestment plan may purchase fractional shares. If sufficient shares are not available for issuance under such plan, the reinvestment agent will remit excess cash to the participants. Participants purchasing shares pursuant to our distribution reinvestment plan will have the same rights as stockholders that purchase in the primary offering.

Investment of Distributions

        Investors who elect to reinvest their distributions generally are required to have the full amount of their cash distributions from us reinvested pursuant to the plan. However, our reinvestment agent has the sole discretion, upon the request of an investor, to accommodate the investor's request for less than all of the investor's shares to be subject to participation in the plan.

Summary of Automatic Purchase Plan

        We have adopted an automatic purchase plan that allows our stockholders to make cash investments of $200.00 or more in additional shares of common stock at regular intervals through automatic debits to their checking, savings or other bank account. After your initial purchase of shares, you may elect to purchase additional shares of our common stock through this plan. Investors in other Behringer Harvard sponsored public real estate programs, including Behringer Harvard REIT I, Behringer Harvard Multifamily REIT I, Behringer Harvard Multifamily REIT II, Behringer Harvard Opportunity REIT I, Behringer Harvard Short-Term Opportunity Fund I and Behringer Harvard Mid-Term Value Enhancement Fund I may participate in the automatic purchase plan after they have satisfied the minimum purchase requirements of those programs and provided they continue to hold such minimum investment. Purchases pursuant to our automatic purchase plan are made in our primary offering on a monthly basis. Alabama, Maine and Ohio investors are not eligible to participate in this plan. Dealer manager fees not to exceed 2.5% will be paid with respect to purchases under our automatic purchase plan. Selling commissions not to exceed 7.0% will be paid with respect to purchases under the automatic purchase plan if the participant in the plan designates in writing that the broker who made the initial sale of shares to the participant shall receive such commission. A stockholder participating in the plan is permitted to identify, change or eliminate the name of his or her account executive at a participating broker-dealer with respect to investments pursuant to such plan. In the event that no account executive is identified, or in the event that the account executive is not employed by a broker-dealer or authorized representative having a valid selling agreement with our dealer manager, no selling commission will be paid. Shares purchased in the automatic investment plan are not eligible for volume discounts. Participants in the automatic purchase plan may purchase fractional shares. A complete copy of our automatic purchase plan is included in this prospectus as Exhibit C.

        Pursuant to the terms of our automatic purchase plan, the reinvestment agent (which is currently Behringer Harvard Opportunity REIT II) will act on behalf of participants to acquire shares of our common stock using the funds that participants designate to be deducted from their bank accounts for automatic purchases.

Election to Participate or Terminate Participation in Distribution Reinvestment Plan or Automatic Purchase Plan

        You may elect to participate in our distribution reinvestment plan and/or our automatic purchase plan by making a written election to participate on your subscription agreement at the time you subscribe for shares. You may elect to participate in either the distribution reinvestment plan or the automatic purchase plan, or both. If you do not elect to participate in a plan at the time of your initial investment, you may do so at any time by delivering to Behringer Harvard Investment Services, a completed authorization form or other written authorization required by Behringer Harvard Investment Services. Participation in our distribution reinvestment plan will commence with the next distribution payable after receipt of the participant's notice, provided it is received at least ten days prior to the last day of the month to which the distribution relates. Participation in our automatic purchase plan will commence with the date selected by the participant for the first automatic purchase, provided that such date is at least ten days after receipt of the election notice.

        Some brokers may determine not to offer their clients the opportunity to participate in either our distribution reinvestment plan or our automatic purchase plan. Any prospective investor who wishes to participate in either plan should consult with his broker as to the broker's position regarding participation in our distribution reinvestment plan and/or our automatic purchase plan, as applicable.

        We reserve the right to prohibit qualified retirement plans from participating in our distribution reinvestment plan and/or automatic purchase plan if such participation would cause our underlying assets to constitute "plan assets" of qualified retirement plans. See "Investment by ERISA Plans and Certain Tax-Exempt Entities."

        Each stockholder electing to participate in our distribution reinvestment plan and/or automatic purchase plan must agree that, if at any time he or she fails to meet the applicable investor suitability standards or cannot make the other investor representations or warranties set forth in the then current prospectus or subscription agreement relating to such investment, he or she will promptly notify the reinvestment agent in writing of that fact and cease participation in the plans.

        To withdraw from participation in our distribution reinvestment plan and/or our automatic purchase plan, or to modify the amount, timing or other terms of automatic purchases under the automatic purchase plan, you must mail written notice to the reinvestment agent. A withdrawal from participation in the distribution reinvestment plan will be effective with respect to distributions for the month in which the notice of termination is received only if the notice is received at least ten days prior to the end of such month. A withdrawal from or modification of participation in the automatic purchase plan will be effective as of the date selected by the investor in the withdrawal or modification notice, provided that such date is at least ten days after receipt of such notice.

        Prior to the listing of our shares on a national stock exchange, if ever, any stockholder's transfer of shares will terminate such stockholder's participation in the distribution reinvestment plan with respect to such transferred shares as of the first day of the quarter in which such transfer is effective, unless the transferee of such shares in connection with such transfer demonstrates that such transferee meets the requirements for participation under the distribution reinvestment plan and affirmatively elects participation by delivering an executed authorization form.

        Offers and sales of shares pursuant to the distribution reinvestment plan and the automatic purchase plan must be registered in certain states in which such offers and sales are made unless an exemption from registration is available. Generally, such registrations are for a period of one year. Thus, we may have to stop selling shares pursuant to the distribution reinvestment plan and the automatic purchase plan in any of the states in which the required registration is not renewed annually.

Reports to Participants

        Within 60 days after the end of each fiscal quarter, the reinvestment agent will deliver to each participant in our distribution reinvestment plan and automatic purchase plan a statement of account describing, as to such participant, the distributions and automatic debit funds, as applicable, received during the quarter, the number of shares purchased during the quarter and the purchase price for such shares.

Federal Income Tax Considerations

        If you elect to participate in the distribution reinvestment plan and are subject to federal income taxation, you will incur a tax liability for distributions allocated to you even though you have elected not to receive the distributions in cash but rather to have the distributions withheld and reinvested pursuant to the distribution reinvestment plan. Specifically, you will be treated as if you have received the distribution from us in cash and then applied such distribution to the purchase of additional shares. In addition, to the extent you purchase shares through our distribution reinvestment plan at a discount to their fair market value, you will be treated for tax purposes as receiving an additional distribution equal to the amount of the discount. In other words, based on the current offering price, participants in our distribution reinvestment plan will be treated as having received a distribution of $10.00 for each $9.50 reinvested by them under our distribution reinvestment plan. You will be taxed on the amount of such distribution as a dividend to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain dividend. See "Risk Factors—Federal Income Tax Risks." Tax information regarding each participant's participation in the plan will be provided to each participant at least annually.

Amendment and Termination

        We reserve the right to amend any aspect of our distribution reinvestment plan and our automatic purchase plan with 30 days' notice to the respective participants. The reinvestment agent also reserves the right to terminate a participant's individual participation in either plan, and we reserve the right to suspend or terminate either plan in our sole discretion at any time, by sending ten days' prior written notice of termination to the terminated participant or, upon termination of such plan, to all participants. Notices to participants may be given by letter, delivered by electronic means or given by including such information in a Current Report on Form 8-K or in our annual or quarterly reports, all publicly filed with the SEC. In the event that we amend or suspend our distribution reinvestment plan or automatic purchase plan, each participant will remain a participant in the plan unless he or she terminates his or her participation in accordance with the procedures described above.

THE OPERATING PARTNERSHIP AGREEMENT

General

        Behringer Harvard Opportunity OP II was formed on January 12, 2007 to acquire, own and operate properties on our behalf. It is the operating partnership of an Umbrella Partnership Real Estate Investment Trust, or UPREIT, which structure is utilized generally to provide for the acquisition of real property from owners who desire to defer taxable gain that would otherwise be recognized by them upon the disposition of their property. These owners may also desire to achieve diversity in their investment and other benefits afforded to owners of stock in a REIT. For purposes of satisfying the asset and income tests for qualification as a REIT for tax purposes, the REIT's proportionate share of the assets and income of an UPREIT, such as Behringer Harvard Opportunity OP II, will be deemed to be assets and income of the REIT.

        A property owner may generally contribute property to an UPREIT in exchange for limited partnership units on a tax-free basis. In addition, Behringer Harvard Opportunity OP II will be structured to make distributions with respect to limited partnership units that will be equivalent to the distributions made to holders of our common stock. Finally, a limited partner in Behringer Harvard Opportunity OP II may later redeem his limited partnership units in Behringer Harvard Opportunity OP II for cash or, at our option, shares of our common stock in a taxable transaction.

        The partnership agreement for Behringer Harvard Opportunity OP II contains provisions that would allow, under certain circumstances, other entities, including other Behringer Harvard sponsored programs, to merge into or cause the exchange or conversion of their interests for interests of Behringer Harvard Opportunity OP II. In the event of such a merger, exchange or conversion, Behringer Harvard Opportunity OP II would issue additional limited partnership interests that would be entitled to the same exchange rights as other holders of limited partnership interests of Behringer Harvard Opportunity OP II. As a result, any such merger, exchange or conversion ultimately could result in the issuance of a substantial number of shares of our common stock, thereby diluting the percentage ownership interest of other stockholders.

        We intend to hold substantially all of our assets through Behringer Harvard Opportunity OP II. We may, however, own investments directly or through entities other than Behringer Harvard Opportunity OP II if limited partners of Behringer Harvard Opportunity OP II that are not affiliated with us and who hold more than 50% of the limited partnership units held by all limited partners not affiliated with us approve the ownership of a property through another entity. BHO II, our wholly owned subsidiary, is the sole general partner of Behringer Harvard Opportunity OP II and, as of December 31, 2010, owned an approximately 0.1% partnership interest in Behringer Harvard Opportunity OP II. Our subsidiary, BHO Business Trust II, is the only limited partner and the owner of the other approximately 99.9% partnership interest in Behringer Harvard Opportunity OP II. Through BHO II, we have the exclusive power to manage and conduct the business of Behringer Harvard Opportunity OP II.

        The following is a summary of certain provisions of the partnership agreement of Behringer Harvard Opportunity OP II. This summary is not complete and is qualified by the specific language in the partnership agreement.

Capital Contributions

        As we accept subscriptions for shares, we transfer (through our wholly owned subsidiary, BHO Business Trust II) substantially all of the net proceeds of the offering to Behringer Harvard Opportunity OP II as a capital contribution; however, we are deemed to have made capital contributions in the amount of the gross offering proceeds received from investors. Behringer Harvard Opportunity OP II is deemed to have simultaneously paid the selling commissions and other costs associated with the offering. If Behringer Harvard Opportunity OP II requires additional funds at any time in excess of capital contributions made by us, through BHO Business Trust II or BHO II, or from borrowings, we may borrow funds from a financial institution or other lender and lend such funds to Behringer Harvard Opportunity OP II on the same terms and conditions as are applicable to our borrowing of such funds. In addition, we are authorized to cause Behringer Harvard Opportunity OP II to issue partnership interests for less than fair market value if we conclude in good faith that such issuance is in the best interests of us and Behringer Harvard Opportunity OP II.

Operations

        The partnership agreement requires that Behringer Harvard Opportunity OP II be operated in a manner that will enable us to (1) satisfy the requirements for being classified as a REIT for tax purposes, (2) avoid any federal income or excise tax liability, and (3) ensure that Behringer Harvard Opportunity OP II will not be classified as a "publicly traded partnership" for purposes of Section 7704 of the Internal Revenue Code, which classification could result in Behringer Harvard Opportunity OP II being taxed as a corporation, rather than as a partnership. See "Federal Income Tax Considerations—Tax Aspects of Our Operating Partnership—Classification as a Partnership."

        The partnership agreement provides that Behringer Harvard Opportunity OP II will distribute cash flow from operations to the limited partners of Behringer Harvard Opportunity OP II in accordance with their relative percentage interests on at least a quarterly basis in amounts determined by us, such that a holder of one unit of partnership interest in Behringer Harvard Opportunity OP II will effectively receive the same amount of annual cash flow distributions from Behringer Harvard Opportunity OP II as the amount of annual distributions paid to the holder of one of our shares of common stock. Remaining cash from operations will generally be distributed to us through the general partner and the original limited partner to enable us to make distributions to our stockholders.

        Similarly, the partnership agreement of Behringer Harvard Opportunity OP II provides that taxable income is generally allocated to the partners of Behringer Harvard Opportunity OP II in accordance with their relative percentage interests such that a holder of one unit of partnership interest in Behringer Harvard Opportunity OP II will be allocated taxable income for each taxable year in an amount equal to the amount of taxable income to be recognized by a holder of one of our shares, subject to compliance with the provisions of Sections 704(b) and 704(c) of the Internal Revenue Code and corresponding Treasury Regulations. Losses, if any, will generally be allocated among the partners in accordance with their respective percentage interests in Behringer Harvard Opportunity OP II. We are authorized to allocate income or loss to permit Behringer Harvard Opportunity OP II in a manner so to avoid the characterization of operating income allocable to tax-exempt partners as "unrelated business taxable income," as defined in the Internal Revenue Code.

        Upon the liquidation of Behringer Harvard Opportunity OP II, after payment of debts and obligations, any remaining assets of Behringer Harvard Opportunity OP II will be distributed to partners with positive capital accounts in accordance with their respective positive capital account balances. If BHO II were to have a negative balance in its capital account following a liquidation, we might be obligated to contribute cash to Behringer Harvard Opportunity OP II up to an amount not exceeding such negative balance.

        In addition to the administrative and operating costs and expenses incurred by Behringer Harvard Opportunity OP II in acquiring and operating real properties, to the extent not paid by us, Behringer Harvard Opportunity OP II will pay all of our administrative costs and expenses, and such expenses will be treated as expenses of Behringer Harvard Opportunity OP II. Such expenses will include:

  •
  all expenses relating to the formation and continuity of our existence;

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  all expenses relating to the public offering and registration of securities by us;

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  all expenses associated with the preparation and filing of any periodic reports by us under federal, state or local laws or regulations;

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  all expenses associated with compliance by us with applicable laws, rules and regulations;

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  all costs and expenses relating to any issuance or redemption of partnership interests or shares of our common stock; and

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  all our other operating or administrative costs incurred in the ordinary course of our business on behalf of Behringer Harvard Opportunity OP II.

All claims between the partners of Behringer Harvard Opportunity OP II arising out of the partnership agreement are subject to binding arbitration.

Exchange Rights

        The limited partners of Behringer Harvard Opportunity OP II, including BHO Business Trust II, have the right to cause their limited partnership units to be redeemed by Behringer Harvard Opportunity OP II or purchased by us for cash. In either event, the cash amount to be paid will be equal to the cash value of the number of our shares that would be issuable if the limited partnership units were exchanged for our shares on a one-for-one basis. Alternatively, we may elect to purchase the limited partnership units by issuing one share of our common stock for each limited partnership unit exchanged. If we list our shares of common stock on a national securities exchange, the cash value of a share of common stock would equal the average of the daily market price of a share of common stock for the ten consecutive trading days immediately preceding the date on which the cash value is determined. If our shares of common stock are not listed, then until 18 months have passed without a sale in an offering of our common stock (or other securities from which the board of directors believes the value of a share of common stock can be estimated), not including any offering related to a distribution reinvestment plan, employee benefit plan or the redemption of interests in our operating partnership, we generally will use the gross offering price of a share of the common stock in our most recent offering as the per share estimated value thereof or, with respect to an offering of other securities from which the value of a share of common stock can be estimated, the value derived from the gross offering price of the other security as the per share estimated value of the common stock. We expect that after 18 months have passed without a sale in an offering of our common stock (or other securities from which our board of directors believes the value of a share of common stock can be estimated), not including any offering related to a distribution reinvestment plan, employee benefit plan or the redemption of interests in our operating partnership, the estimated value we provide for our common stock will be based on valuations of our properties and other assets.

        These exchange rights may not be exercised, however, if and to the extent that the delivery of shares upon exercise would (1) result in any person owning shares in excess of our ownership limits, (2) result in shares being owned by fewer than 100 persons, (3) cause us to be "closely held" within the meaning of Section 856(h) of the Internal Revenue Code, (4) cause us to own 10% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Internal Revenue Code, or (5) cause the acquisition of shares by a redeemed limited partner to be "integrated" with any other distribution of our shares for purposes of complying with the Securities Act. Conditions (2) and (3) will not apply until after the first taxable year for which we make an election as a REIT.

        Subject to the foregoing, limited partners of Behringer Harvard Opportunity OP II may exercise their exchange rights at any time after one year following the date of issuance of their partnership units. However, a limited partner may not deliver more than two exchange notices each calendar year and may not exercise an exchange right for less than 1,000 partnership units, unless such limited partner holds less than 1,000 units, in which case, he must exercise his exchange right for all of his units. We do not expect to issue any of the shares of common stock offered hereby to limited partners of Behringer Harvard Opportunity OP II in exchange for their limited partnership units. Rather, in the event a limited partner of Behringer Harvard Opportunity OP II exercises its exchange rights, and we elect to purchase the partnership units with shares of our common stock, we expect to issue unregistered shares of common stock, or subsequently registered shares of common stock, in connection with such transaction.

Transferability of Interests

        We may not (1) cause BHO II to voluntarily withdraw as the general partner of Behringer Harvard Opportunity OP II, (2) engage in any merger, consolidation or other business combination, or (3) cause BHO II to transfer the general partnership interest in Behringer Harvard Opportunity OP II (except to us or another of our wholly owned subsidiaries), unless the transaction in which such withdrawal, business combination or transfer occurs results in the limited partners receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately prior to such transaction or unless, in the case of a merger or other business combination, the successor entity contributes substantially all of its assets to Behringer Harvard Opportunity OP II in return for an interest in Behringer Harvard Opportunity OP II and agrees to assume all obligations of the general partner of Behringer Harvard Opportunity OP II. We may also enter into a business combination or transfer the general partnership interest upon the receipt of the consent of a majority-in-interest of the limited partners of Behringer Harvard Opportunity OP II, other than BHO Business Trust II and other affiliates of Mr. Behringer. With certain exceptions, a limited partner may not transfer its interests in Behringer Harvard Opportunity OP II, in whole or in part, without our written consent, acting as general partner through our wholly owned subsidiary, BHO II. In addition, BHO Business Trust II may not transfer its interest in Behringer Harvard Opportunity OP II as long as Behringer Harvard Opportunity Advisors II is acting as our advisor, except pursuant to the exercise of its right to exchange limited partnership units for shares of our common stock, in which case similar restrictions on transfer will apply to the REIT shares received by BHO Business Trust II.

PLAN OF DISTRIBUTION

The Offering

        We are offering a maximum of 50,000,000 shares of our common stock to the public in our primary offering through Behringer Securities, our dealer manager, a registered broker-dealer affiliated with our advisor. The shares are being offered at a price of $10 per share with discounts available to certain categories of purchasers. Because this is a "best efforts" offering, the dealer manager must use only its best efforts to sell the shares and it has no firm commitment or obligation to purchase any of the shares. We are also offering 25,000,000 shares for sale pursuant to our distribution reinvestment plan at a price of $9.50 per share. Therefore, a total of 75,000,000 shares are registered in this offering. We reserve the right to reallocate the shares of common stock registered in this offering between the primary offering and the distribution reinvestment plan.

        The offering of our shares will terminate on or before July 5, 2013. However, our board of directors may extend the offering an additional year. If we extend the offering for another year and file another registration statement during the one-year extension in order to sell additional shares, we could continue to sell shares in this offering until the earlier of 180 days after the third anniversary of the effectiveness of this offering or the effective date of the subsequent registration statement. If we extend the primary offering beyond July 5, 2013, we will provide that information in a prospectus supplement. If we file a subsequent registration statement, we could continue offering shares with the same or different terms and conditions. Nothing in our organizational documents prohibits us from engaging in additional subsequent public offerings of our stock. Although we could continue public offerings indefinitely, and although we have not set a date or an aggregate amount of offering proceeds beyond which we must stop offering shares, we do not expect to continue offering shares beyond July 5, 2013. Our board of directors has the discretion to extend the offering period for the shares being sold pursuant to our distribution reinvestment plan up to the sixth anniversary of the termination of the primary offering, in which case we will notify participants in the plan of such extension. Our board of directors may terminate this offering at any time prior to the termination date. Unless an exemption from a state's registration requirements is available, this offering must be registered in every state in which we offer or sell shares. Generally, such registrations are for a period of one year. Thus, we may have to stop selling shares in any state in which the registration is not renewed annually.

Behringer Securities

        Behringer Securities was organized in December 2001 for the purpose of participating in and facilitating the distribution of securities of Behringer Harvard sponsored programs, including the securities being offered in this offering. Behringer Securities has acted as dealer manager for prior public offerings by Behringer Harvard Mid-Term Value Enhancement Fund I, Behringer Harvard Short-Term Opportunity Fund I, Behringer Harvard REIT I and Behringer Harvard Opportunity REIT I and is currently acting as dealer manager for the initial public offering of Behringer Harvard Multifamily REIT I. In its role as dealer manager for this offering, we do not expect Behringer Securities to offer and sell our shares of common stock directly to the public. Instead, Behringer Securities will engage third party broker-dealers who will offer and sell our shares to the public in this offering. For additional information about Behringer Securities, including information relating to Behringer Securities' affiliation with us, please refer to the section of this prospectus captioned "Management—Affiliated Companies—Dealer Manager."

Compensation We Pay for the Sale of Our Shares

        Except as provided below, our dealer manager receives selling commissions of 7.0% of the gross offering proceeds. The dealer manager also receives a dealer manager fee in the amount of 2.5% of the gross offering proceeds as compensation for acting as the dealer manager and for reimbursement of expenses incurred in connection with marketing our shares. We do not pay selling commissions or a dealer manager fee for shares sold under the distribution reinvestment plan. We will also reimburse the dealer manager or its affiliates for bona fide due diligence expenses as described below. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the shares.

	Price to Public	Selling Commissions	Dealer Manager Fee	Net Proceeds (Before Organization and Offering Expenses)
Primary Offering
Per Share	$10.00	$0.70	$0.25	$9.05
Total Maximum	$500,000,000	$35,000,000	$12,500,000	$452,500,000
Distribution Reinvestment Plan
Per Share	$9.50	$—	$—	$9.50
Total Maximum	$237,500,000	$—	$—	$237,500,000

        We will not pay any selling commissions in connection with: (1) the sale of the shares to one or more select dealers and their respective officers and employees and their approved respective affiliates (see "—Shares Purchased by Affiliates and Participating Broker-Dealers") and (2) the sale of the shares to investors whose contracts for investment advisory and related brokerage services include a fixed or "wrap" fee feature or other asset fee arrangement. We will not pay any selling commissions or dealer manager fees in connection with sales by us directly to certain institutional investors. The net proceeds to us will not be affected by any such reductions in selling commissions or dealer manager fees.

        We also will not pay any selling commissions or dealer manager fee (1) if the investor has engaged the services of a registered investment adviser or other financial advisor, who will be paid other compensation by the investor for investment advisory services or other financial or investment advice (other than a registered investment adviser that is also registered as a broker-dealer who does not have a fixed or "wrap" fee feature or other asset fee arrangement with the investor, including where the investor has a contract for financial planning services with such a registered investment adviser that is also a registered broker-dealer and/or an agent of such firm) or (2) if the investor is investing in a bank trust account with respect to which the investor has delegated the decision-making authority for investments made in the account to a bank trust department. The net proceeds to us will not be affected by reducing the selling commissions payable in connection with such transactions. Neither our dealer manager nor its affiliates will directly or indirectly compensate any person engaged as an investment adviser or a bank trust department by a potential investor as an inducement for such investment adviser or a bank trust department to advise favorably for an investment in our shares.

        Our dealer manager has authorized certain broker-dealers or authorized representatives who are members of FINRA to sell shares of our common stock. In the event of the sale of shares by such broker-dealers, the dealer manager reallows its selling commissions in the amount of up to 7.0% of the gross offering proceeds to such participating broker-dealers. In addition, the dealer manager may, pursuant to separately negotiated agreements, reallow to broker-dealers participating in the offering a portion of its dealer manager fee, provided that the dealer manager may reallow, in the aggregate, no more than 1.5% of gross offering proceeds for marketing fees and expenses, conference fees and non-itemized, non-invoiced due diligence efforts. The amount of the reallowance will be commensurate with the participating broker-dealer's level of marketing support, and, when allowed, success of its sales efforts, each as compared to those of the other participating broker-dealers. Further, our dealer manager may, in special cases pursuant to separately negotiated agreements and subject to applicable FINRA limitations, reimburse certain broker-dealers participating in the offering for technology costs and expenses associated with the offering and costs and expenses associated with the facilitation of the marketing and ownership of our shares by such broker-dealers' customers. These costs will be paid from the dealer manager fee. We do not pay selling commissions or dealer manager fees for sales under our distribution reinvestment plan.

        We or an affiliate of our advisor may also provide non-cash incentives for registered representatives of our dealer manager and participating broker-dealers that in no event will exceed the limits set forth in Rule 2310(c)(2)of the FINRA Manual. Pursuant to such rule, non-cash incentives may include: a de minimis amount of gifts (currently $100 per person, per year), an occasional meal or ticket to a sporting or entertainment event and payment or reimbursement of costs of attending bona fide training and education meetings. Such incentives will not be preconditioned on achievement of sales targets. The value of any such non-cash incentive items will be considered underwriting compensation in connection with this offering. In connection with the retail conferences and other meetings related to wholesaling services, the non-cash incentives may consist of the payment or reimbursement of costs incurred by registered representatives of our dealer manager in connection with attending retail conferences or other meetings related to wholesaling services, including travel, meals and lodging costs, as well as costs for an occasional ticket to a sporting event or the theater, or comparable entertainment purchased by the registered representatives of our dealer manager, which is neither so frequent nor so extensive as to raise any question of propriety and is not preconditioned on achievement of a sales target.

        Subject to the limits on organization and offering expenses described below, we will also reimburse the dealer manager or its affiliates for reimbursements it may make to broker-dealers for bona fide due diligence expenses that are supported by a detailed and itemized invoice. We estimate these expenses will be approximately $786,000.

        Under the rules of FINRA, total underwriting compensation, including selling commissions, the dealer manager fee, wholesaling compensation, expenses relating to sales services, non-invoiced due diligence expenses, and any non-cash sales incentives, may not exceed 10% of our gross offering proceeds, provided that amounts paid for reimbursement of bona fide due diligence expenses are not subject to this 10% cap on underwriting compensation. FINRA and many states also limit our total organization and offering expenses to 15% of gross offering proceeds.

        In addition to amounts paid to Behringer Securities for selling commissions and the dealer manager fee, we have reimbursed our advisor an aggregate of $7.5 million for organization and offering expenses that it has incurred on our behalf (other than selling commissions and the dealer manager fee) with respect to our initial public offering and this primary offering. No additional reimbursements will be made until the completion of this primary offering. Upon completion of this primary offering, our advisor will reimburse us to the extent that the total amount spent by us on organization and offering expenses in both our initial public primary offering and this primary offering (other than selling commissions and the dealer manager fee) exceeds 1.5% of the gross proceeds raised in the completed initial public primary offering and this primary offering; however, if we have not reimbursed our advisor in excess of 1.5% of the gross proceeds raised in both our completed initial public primary offering and this primary offering, we will reimburse our advisor for any additional organization and offering expenses it incurs up to the 1.5% limit. Although we are contractually obligated to reimburse the advisor for organization and offering expenses (other than selling commissions and the dealer manager fee) up to 1.5% of the gross proceeds raised in the initial public primary offering and this primary offering, we currently estimate that our organization and offering expenses (other than selling commissions and the dealer manager fee) in connection with this primary offering will be approximately $7.4 million, or 1.47% of the gross proceeds of this primary offering, assuming we sell the maximum number of shares in this primary offering. On October 2, 2009, our advisor waived our obligation to pay $3.5 million of organization and offering expenses (other than selling commissions and the dealer manager fee) it incurred on our behalf through December 31, 2008. Our advisor and its affiliates will be responsible for the payment of organization and offering expenses related to our completed initial public primary offering and this primary offering (other than selling commissions and the dealer manager fee) to the extent they exceed 1.5% of gross proceeds raised in the initial public primary offering and this primary offering, without recourse against or reimbursement by us.

        We have agreed to indemnify the participating broker-dealers, including our dealer manager and selected registered investment advisers, against certain liabilities arising under the Securities Act. However, the SEC and some state securities commissions take the position that indemnification against liabilities arising under the Securities Act is against public policy and is unenforceable.

        The participating broker-dealers and registered investment advisers are not obligated to obtain any subscriptions on our behalf, and we cannot assure you how many shares will be sold.

Shares Purchased by Affiliates and Participating Broker-Dealers

        Our executive officers and directors, as well as officers and affiliates of Behringer Harvard Opportunity Advisors II (and employees of our advisor and its affiliates) and their family members (including spouses, parents, grandparents, children and siblings), may purchase shares in this offering at a discount. The purchase price for such shares shall be $9.05 per share, reflecting the fact that selling commissions in the amount of $0.70 per share and dealer manager fees in the amount of $0.25 per share will not be payable in connection with such sales. The net offering proceeds we receive will not be affected by such sales of shares at a discount. Behringer Harvard Opportunity Advisors II and its affiliates and their employees will be expected to hold their shares purchased as stockholders for investment and not with a view towards distribution. In addition, shares purchased by Behringer Harvard Opportunity Advisors II and its affiliates and their employees will not be entitled to vote on matters submitted to stockholders regarding the removal of the advisor or any transaction between us and the advisor or its affiliates.

        We may sell shares to retirement plans of broker-dealers participating in the offering, to broker-dealers in their individual capacities, to IRAs and qualified plans of their registered representatives or to any one of their registered representatives in their individual capacities net of selling commissions resulting in a purchase price of $9.30 per share, or 93.0% of the public offering price, reflecting the fact that selling commissions in the amount of $0.70 per share will not be payable in connection with such sales. The net proceeds to us from such sales will be identical to net proceeds we receive from other sales of shares.

Subscription Process

        We will sell shares of our common stock when subscriptions to purchase shares are received and accepted by us. If you meet our suitability standards, you may subscribe for shares by completing and signing a subscription agreement, like the one contained in this prospectus as Exhibit A, according to its instructions for a specific number of shares and delivering to us a check for the full purchase price of the shares. You should make your check payable to "Behringer Harvard Opportunity REIT II, Inc." You should exercise care to ensure that the subscription agreement is filled out correctly and completely. By executing the subscription agreement, you will attest that you:

  •
  have received this prospectus;

  •
  agree to the terms of our charter;

  •
  meet the net worth and net income requirements described in this prospectus;

  •
  are purchasing the shares for your own account;

  •
  acknowledge that, if you are a Maine or Kansas resident, the Office of the Kansas Securities Commissioner and the Maine Office of Securities recommend that your aggregate investment in our shares and similar direct participation investments should not exceed 10% of your liquid net worth. For these purposes, "liquid" net worth is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities;

  •
  affirm that, if you are an Alabama, California, Kentucky, Massachusetts, Oregon, Pennsylvania or Tennessee resident, your investment does not exceed 10% of your liquid net worth;

  •
  affirm that, if you are a Michigan, North Dakota or Ohio resident, your investment in us and other Behringer Harvard sponsored real estate programs does not exceed 10% of your liquid net worth;

  •
  acknowledge that there is no public market for our shares; and

  •
  are in compliance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 and are not on any governmental authority watch list.

We include these representations in our subscription agreement in order to prevent persons who do not meet our suitability standards or other investment qualifications from subscribing to purchase our shares. See also the section of this prospectus captioned "How to Subscribe."

        Subscriptions will be effective upon either our (1) acceptance and countersigning of the subscription agreement or (2) admission of the investor as a stockholder, which will be evidenced by sending a confirmation of our acceptance to the investor. In the event we evidence our acceptance of a subscription by sending a confirmation, the date of acceptance will be the date that we admit the investor as a stockholder, which may or may not be the date on which the corresponding confirmation is sent. We reserve the right to reject any subscription in whole or in part, notwithstanding our deposit of the subscription proceeds in an escrow or company account. We may not accept a subscription for shares until at least five business days after the date you receive this final prospectus. Subject to compliance with Rule 15c2-4 of the Exchange Act of 1934, as amended, our dealer manager and the broker-dealers participating in the offering will submit an investor's check promptly to us.

        We will accept or reject subscriptions within 30 days after we receive them. If your subscription agreement is rejected, your funds will be returned to you within ten business days after the date of such rejection. If your subscription is accepted, you will receive a confirmation of your purchase after you have been admitted as an investor. We generally admit stockholders to Behringer Harvard Opportunity REIT II on at least a monthly basis.

        The proceeds of this offering will be received and held in trust for the benefit of investors to be used only for the purposes set forth in the "Estimated Use of Proceeds" section of this prospectus.

Investments by IRAs and Qualified Plans

        We have arranged for certain providers to serve as custodians for investors of our common stock who desire to establish an IRA, SEP or certain other tax-deferred accounts. For a current list of custodians, please check with your financial advisor or contact Behringer Harvard Investment Services at (866) 655-3600.

Volume Discounts

        In connection with sales of certain minimum numbers of shares under the primary offering (shares offered hereunder other than under the distribution reinvestment plan), the purchaser, if the purchaser so requests, will receive a volume discount resulting in a reduction in selling commissions payable with respect to such sale. In such event, any such reduction will be credited to the investor by reducing the purchase price per share payable by the investor. The following table illustrates the various discount levels available for qualifying purchases:

		Sales Commissions per Share in Volume Discount Range
Number of Shares Purchased	Purchase Price per Share to Investor	Percentage (Based on $10 per Share)	Amount
0 to 50,000	$10.00	7.0%	$0.70
50,001 to 100,000	$9.80	5.0%	$0.50
100,001 and over	$9.60	3.0%	$0.30

        For example, if the purchaser buys 200,000 shares, the investor would pay (1) $500,000 for the first 50,000 shares ($10.00 per share), (2) $490,000 for the next 50,000 shares ($9.80 per share), and (3) $960,000 for the remaining 100,000 shares ($9.60 per share). Accordingly, the purchaser could pay as little as $1,950,000 ($9.75 per share) rather than $2,000,000 for the shares. After payment of selling commissions of $90,000 ($0.45 per share) and dealer manager fees of $50,000 ($0.25 per share), we would receive net proceeds of $1,810,000 ($9.05 per share). Although the purchaser receives a volume discount, the net proceeds to us will not be affected by such volume discounts.

        Likewise, if the purchaser elects to invest the full $2,000,000, the application of a volume discount would increase the number of shares the purchaser would receive. The purchaser would receive (1) 50,000 shares for the first $500,000, (2) 50,000 shares for the next $490,000, and (3) approximately 105,208 shares for the next $1,010,000. After payment of selling commissions of approximately $91,562 (approximately $0.45 per share) and dealer manager fees of approximately $51,302 ($0.25 per share), we would receive net proceeds of approximately $1,857,135 ($9.05 per share). Again, although the purchaser receives a volume discount, the net proceeds to us will not be affected by such volume discounts. In the first example above, the purchaser was able to invest as little as $1,950,000 to acquire 200,000 shares instead of having to pay $2,000,000 to purchase the same 200,000 shares without the benefit of a volume discount. In the second example, the purchaser desirous of investing the full $2,000,000 was able to purchase more shares (205,208 shares) than the 200,000 shares that he or she would have purchased in the first example.

        In addition, in order to encourage purchases of 300,000 or more shares, our advisor may agree to forego a portion of the amount we would otherwise be obligated to reimburse our advisor for our organization and offering expenses. Other accommodations may be agreed to by our sponsor in connection with a purchase of 300,000 or more shares. The purchase price of such shares would be reduced by the extent of any such accommodations so that the net proceeds to us would be the same as for sales at $10.00 per share. All such sales in which compensation will be paid with respect to the sale of shares must be made through registered broker-dealers.

        Purchases of shares under our distribution reinvestment plan are not included in computing volume discounts since no selling commissions or dealer manager fees are paid with respect to sales under our distribution reinvestment plan.

        Once a "single purchaser" (as defined below) qualifies for a volume discount, the purchaser will be eligible to receive the benefit of such discount on future purchase of shares in our primary offering. If a later purchase entitles a single purchaser to an increased volume discount, the increased volume will apply only to the then current and future share purchases.

        In addition, a single purchaser may request that we aggregate subscriptions for our shares with previous and contemporaneous subscriptions by that single purchaser to other Behringer Harvard sponsored real estate programs as part of a combined order for purposes of determining the number of shares purchased, provided such other Behringer Harvard sponsored real estate program is then publicly offering securities in a primary offering. An investor may reduce the amount of his or her purchase price to the net amount shown in the foregoing table, if applicable. The volume discount will be prorated among the separate investors whose investments are combined.

        Any request to receive any volume discount as described above must be made in writing, submitted simultaneously with the subscription for shares to which the discount is to relate, and must set forth the qualifying basis for such request, as well as specify the specific subscriptions to which the request relates. Any such request must be made by the purchaser, the purchaser's financial representative, or the purchaser's retail broker-dealer. Any such request will be subject to verification by our advisor that the subscriptions qualify for discount.

        Notwithstanding the foregoing paragraph, we may, but are under no obligation to, apply volume discounts to subscriptions without any such written request in circumstances where we independently believe a purchaser is eligible for any of the volume discounts described above.

        Only subscriptions purchased through the same retail broker-dealer, excluding Behringer Securities when acting only as dealer manager and not as a retail broker-dealer, may be combined for the purpose of determining volume discounts. For the purpose of such volume discounts, the term "single purchaser" includes:

  •
  an individual, his or her spouse and their children under the age of 21 who purchase the shares for his, her or their own accounts;

  •
  accounts with the same primary account holder, as determined by the account tax identification number, such as an individual account and a joint account where the primary holder of the joint account has the same tax identification number as the individual account and such as an individual account and an individual retirement account where the primary beneficiary of the retirement account has the same tax identification number as the individual account;

  •
  any one of the following entities: a corporation, partnership, association, joint-stock company, trust fund or limited liability company;

  •
  any group of entities owned or controlled by the same beneficial owner or owners;

  •
  any individuals or entities acquiring shares as joint purchasers;

  •
  an employees' trust, pension, profit-sharing or other employee benefit plan qualified under Section 401(a) of the Internal Revenue Code;

  •
  all employees' trust, pension, profit-sharing or other employee benefit plans maintained by a given corporation, partnership or other entity; or

  •
  all commingled trust funds maintained by a given bank.

        California residents should be aware that volume discounts will not be available in connection with the sale of shares made to California residents to the extent such discounts do not comply with the provisions of Rule 260.140.51 adopted pursuant to the California Corporate Securities Law of 1968. Pursuant to this Rule, volume discounts can be made available to California residents only in accordance with the following conditions:

  •
  there can be no variance in the net proceeds to us from the sale of the shares to different purchasers of the same offering;

  •
  all purchasers of the shares must be informed of the availability of quantity discounts;

  •
  the same volume discounts must be allowed to all purchasers of shares that are part of the offering;

  •
  the minimum amount of shares as to which volume discounts are allowed cannot be less than $10,000;

  •
  the variance in the price of the shares must result solely from a different range of commissions, and all discounts allowed must be based on a uniform scale of commissions; and

  •
  no discounts are allowed to any group of purchasers.

        Accordingly, volume discounts for California residents will be available in accordance with the foregoing table of uniform discount levels based on dollar volume of shares purchased, but no discounts are allowed to any group of purchasers, and no subscriptions may be aggregated as part of a combined order for purposes of determining the number of shares purchased.

        Regardless of any reduction in any commissions (or organization and offering expenses and dealer manager fees in respect of sales of over 300,000 shares), for any reason, any other fees and reimbursements based upon gross proceeds of the offering, including organization and offering reimbursements payable to Behringer Harvard Opportunity Advisors II and the dealer manager fee payable to Behringer Securities, will be calculated as though the purchaser paid $10.00 per share.

        Because all investors will be deemed to have contributed the same amount per share to us for purposes of declaring and paying distributions, investors qualifying for a volume discount will receive a higher return on their investment than investors who do not qualify for such discount.

HOW TO SUBSCRIBE

        Investors who meet the applicable suitability standards, minimum purchase and other requirements described in the "Suitability Standards" section of this prospectus may purchase shares of common stock. If you want to purchase shares, you should proceed as follows:

  (1)
  Read the entire prospectus and the current supplement(s), if any, accompanying this prospectus.

  (2)
  Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this prospectus as Exhibit A.

  (3)
  You should make your check payable to "Behringer Harvard Opportunity REIT II, Inc."

  (4)
  For non-custodial accounts, send the completed subscription agreement and check to:

Behringer Harvard Investment Services (866) 655-3600
Regular Mail:	Express/Overnight Delivery:
P.O. Box 219768 Kansas City, MO 64121-9768	430 West 7th Street Kansas City, MO 64105-1407

    For custodial accounts (such as are commonly used for individual retirement accounts), send the completed subscription agreement and check to your custodian who will forward them as instructed below.

  (5)
  By executing the subscription agreement and paying the full purchase price for the shares subscribed for, you will attest that you meet the suitability standards as stated in the subscription agreement and agree to be bound by the terms of the subscription agreement.

        An approved trustee must process through us and forward us subscriptions made through IRAs, Keogh plans, 401(k) plans and other tax-deferred plans. We have arranged for certain providers to serve as custodians for investors of our common stock who desire to establish an IRA, SEP or certain other tax-deferred accounts. For a current list of custodians, please check with your financial advisor or contact Behringer Harvard Investment Services at (866) 655-3600.

SUPPLEMENTAL SALES MATERIAL

        In addition to this prospectus, we may utilize certain sales material in connection with the offering of the shares, although only when accompanied by or preceded by the delivery of this prospectus. The sales material may include:

  •
  investor sales promotion brochures;

  •
  cover letters transmitting the prospectus;

  •
  brochures containing a summary description of the offering;

  •
  brochures describing our advisor, directors and officers;

  •
  reprints of articles about us or the real estate industry generally;

  •
  fact sheets describing the general nature of Behringer Harvard Opportunity REIT II and our investment objectives;

  •
  slide presentations and studies of the prior performance of entities managed by our advisor and its affiliates;

  •
  broker updates;

  •
  computer presentations;

  •
  web site material;

  •
  electronic media presentations;

  •
  audio cassette presentations;

  •
  video presentations;

  •
  cd-rom presentations;

  •
  seminars and seminar advertisements and invitations; and

  •
  scripts for telephonic marketing.

        All of the foregoing material will be prepared by our advisor or its affiliates with the exception of the third-party article reprints. In certain jurisdictions, some or all of such sales material may not be available. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.

        The offering of shares is made only by means of this prospectus. Although the information contained in the supplemental sales material will not conflict with any of the information contained in this prospectus, such sales material does not purport to be complete, and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated by reference in this prospectus or said registration statement or as forming the basis of the offering of the shares.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Foreign Currency Exchange Risk

        We maintain approximately $0.2 million in Euro-denominated accounts at European financial institutions. Accordingly, we are not materially exposed to any significant foreign currency fluctuations related to these accounts.

Interest Rate Risk

        We may be exposed to interest rate changes primarily as a result of long-term debt used to acquire properties and make loans and other permitted investments. Our management's objectives, with regard to interest rate risks, are to limit the impact of interest rate changes on earnings and cash flows and to lower overall borrowing costs. To achieve these objectives, we will borrow primarily at fixed rates or variable rates with the lowest margins available and in some cases, with the ability to convert variable rates to fixed rates. With regard to variable rate financing, we will assess interest rate cash flow risk by continually identifying and monitoring changes in interest rate exposures that may adversely impact expected future cash flows and by evaluating hedging opportunities. We may enter into derivative financial instruments such as options, forwards, interest rate swaps, caps, or floors to mitigate our interest rate risk on a related financial instrument or to effectively lock the interest rate portion of our variable rate debt. Of our $177.2 million in notes payable at March 31, 2011, $96.6 million represented debt subject to variable interest rates, of which $38.9 million is subject to minimum interest rates. If our variable interest rates increased 100 basis points, we estimate that total annual interest cost, including interest expensed and interest capitalized, would increase by $0.4 million.

        Interest rate fluctuations generally will not affect our future earnings or cash flows on our fixed rate real estate loan receivable, the PAL Loan, unless it matures or is otherwise terminated. However, interest rate changes will affect the fair value of our fixed rate instrument. As we expect to hold the PAL Loan to maturity and the amounts due under the loan would be limited to the outstanding principal balance and any accrued and unpaid interest, we do not expect that fluctuations in interest rates would have a significant impact on the cash flows of our fixed rate real estate loan receivable.

        The PAL Loan has a maturity date of September 1, 2016 and accrues interest at 18% per annum. The PAL Loan is subject to market risk to the extent that the stated interest rate varies from current market rates for loans made under similar terms.

        Interest rate caps classified as assets were reported at their combined fair value of $0.4 million within prepaid expenses and other assets at March 31, 2011. A 100 basis point decrease in interest rates would result in a $0.3 million net decrease in the fair value of our interest rate caps. A 100 basis point increase in interest rates would result in a $0.6 million net increase in the fair value of our interest rate caps.

LEGAL MATTERS

        DLA Piper LLP (US), Raleigh, North Carolina, has passed upon the legality of the common stock. DLA Piper LLP (US), Chicago, Illinois has also reviewed the statements relating to certain federal income tax matters that are likely to be material to U.S. holders of our common stock under the caption "Federal Income Tax Considerations" and passed upon our qualification as a REIT for federal income tax purposes. DLA Piper LLP (US) also provides legal services to Behringer Harvard Opportunity Advisors II, our advisor, Behringer Securities, our dealer manager, as well as other affiliates of our advisor, and may continue to do so in the future.

 EXPERTS

        The consolidated financial statements and related financial statement schedules of Behringer Harvard Opportunity REIT II, Inc. and subsidiaries as of December 31, 2010 and 2009 and for the three years in the period ended December 31, 2010, incorporated by reference in this Prospectus from Behringer Harvard Opportunity REIT II, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2010 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        The statement of revenues and certain operating expenses of 1875 Lawrence for the year ended December 31, 2007, the statements of revenues and certain operating expenses of Palms of Monterrey, of the Original Florida MOB Portfolio, and of Gardens Medical Pavilion for the year ended December 31, 2009, incorporated by reference in the Prospectus from Behringer Harvard Opportunity REIT II, Inc.'s Current Reports on Form 8-K/A which were filed with the SEC on December 19, 2008, July 26, 2010, and December 22, 2010, respectively, and the statements of revenues and certain operating expenses of Holstenplatz and of Archibald Business Center for the year ended December 31, 2009, incorporated by reference in the Prospectus from Behringer Harvard Opportunity REIT II, Inc.'s Current Reports on Form 8-K which were filed with the SEC on September 2, 2010 and September 9, 2010, respectively, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference (which reports on the statement of revenues and certain operating expenses express unqualified opinions and include explanatory paragraphs referring to the purpose of the statements), and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        The statements of revenues and certain operating expenses of Parrot's Landing and of Interchange Business Center for the year ended December 31, 2009, incorporated by reference in the Prospectus from Behringer Harvard Opportunity REIT II, Inc.'s Current Reports on Form 8-K/A which were filed with the SEC on November 12, 2010 and January 26, 2011, respectively have been audited by Saville Dodgen & Company, PLLC, independent auditors, as stated in their reports, which are incorporated herein by reference (which reports on the statement of revenues and certain operating expenses express unqualified opinions and include explanatory paragraphs referring to the purpose of the statement), and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        The financial statements of Waipouli Holdings, LLC (the parent company of the seller of the Kauai Coconut Beach Hotel) as of and for the years ended December 31, 2009 and 2008, incorporated by reference in this Prospectus and Registration Statement from Behringer Harvard Opportunity REIT II, Inc.'s Current Report on Form 8-K/A which was filed with the SEC on January 5, 2011, have been audited by Ernst and Young LLP, independent auditors, as set forth in their report, which is incorporated herein by reference (which contains an explanatory paragraph describing conditions that raise substantial doubt about Waipouli Holdings, LLC's ability to continue as a going concern as described in Note 1 to the financial statements). Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

 INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        We have elected to "incorporate by reference" certain information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. You can access documents that are incorporated by reference into this prospectus at the web site maintained for us and our advisor and its affiliates at http://www.behringerharvard.com (URL for documents:
 http://www.snl.com/irweblinkx/docs.aspx?IID=4165566). There is additional information about us and our advisor and its affiliates at the web site, but unless specifically incorporated by reference herein as described in the paragraphs below, the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

        The following documents filed with the SEC are incorporated by reference in this prospectus (Commission File No. 000-53650), except for any document or portion thereof deemed to be "furnished" and not filed in accordance with SEC rules:

  •
  Annual Report on Form 10-K for the fiscal year ended December 31, 2010 filed with the SEC on March 30, 2011;

  •
  Quarterly Report on Form 10-Q for the three months ended March 31, 2011 filed with the SEC on May 16, 2011;

  •
  Current Report on Form 8-K filed with the SEC on June 8, 2011;

  •
  Current Report on Form 8-K/A filed with the SEC on January 26, 2011;

  •
  Current Report on Form 8-K/A filed with the SEC on January 5, 2011;

  •
  Current Report on Form 8-K/A filed with the SEC on December 22, 2010;

  •
  Current Report on Form 8-K/A filed with the SEC on November 12, 2010;

  •
  Current Report on Form 8-K filed with the SEC on September 9, 2010;

  •
  Current Report on Form 8-K filed with the SEC on September 2, 2010;

  •
  Current Report on Form 8-K/A filed with the SEC on July 26, 2010;

  •
  Current Report on Form 8-K/A filed with the SEC on December 19, 2008;

  •
  Form 8-A

        We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon request, a copy of any or all of the information that we have incorporated by reference into this prospectus but not delivered with this prospectus. To receive a free copy of any of the documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, call or write us at:

Behringer Harvard Investment Services
15601 Dallas Parkway, Suite 600
Addison, Texas 75001-6026
Telephone: (866) 655-3600
Fax: (816) 218-1141
 www.behringerharvard.com

        The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

ADDITIONAL INFORMATION

        We have filed a registration statement on Form S-11 with the SEC with respect to the shares of common stock to be issued in this offering. This prospectus is a part of that registration statement and, as permitted by SEC rules, does not include all of the information you can find in the registration statement or the exhibits to the registration statement. For additional information relating to us, we refer you to the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or document are necessarily summaries of such contract or document and in each instance, if we have filed the contract or document as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement.

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. We intend to furnish our stockholders with annual reports containing consolidated financial statements certified by an independent public accounting firm. The registration statement is, and any of these future filings with the SEC will be, available to the public over the Internet at the SEC's web site at www.sec.gov/edgar/searchedgar/webusers.htm. You may read and copy any filed document at the SEC's public reference room in Washington, D.C. at 100 F. Street, N.E., Room 1580, Washington, D.C. Please call the SEC at (800) SEC-0330 for further information about the public reference room.

        Our sponsor also maintains a web site at www.behringerharvard.com where there is additional information about our business, but the contents of the web site are not incorporated by reference in or otherwise a part of this prospectus.

EXHIBIT A

BEHRINGER HARVARD OPPORTUNITY REIT II, INC.

FORM OF SUBSCRIPTION AGREEMENT

$ Total $ Invested
Minimum $2,000 initial investment, except in New York where the minimum investment is $2,500.* See the current prospectus, as supplemented to date (the "prospectus"), for more information.
State in which sale was made:
☐ Please check the box if this investment is made pursuant to a wrap fee arrangement or by a registered representative purchasing on his own behalf, both of which result in no commission being paid.
*Participants in other Behringer Harvard public real estate programs who have satisfied the minimum initial investment in those programs may be eligible to invest in smaller amounts.

THIS SUBSCRIPTION AGREEMENT is made and entered into between Behringer Harvard Opportunity REIT II, Inc., a Maryland corporation (the "REIT"), and the investor(s) whose signature appears below (collectively or individually, the "Investor").

1.
INVESTMENT PURCHASE INFORMATION AND PAYMENT INSTRUCTIONS: Please check the type of purchase being made and the method of payment. Then, please follow the applicable mailing instructions.

PURCHASE INFORMATION

☐
Initial Investment

☐
Additional Investment

☐
Volume Discount—Rights of Accumulation—Please link the tax identification/social security numbers for investments made in the REIT or in Behringer Harvard Multifamily REIT I, Inc. listed below to qualify those combined investments as a "single purchaser." Please see the "Plan of Distribution—Volume Discounts" section of the prospectus for more information.

Tax ID/SS #:	Tax ID/SS #:

PAYMENT INSTRUCTIONS

☐
By Mail—Forward a check made payable to Behringer Harvard Opportunity REIT II, Inc. and this Subscription Agreement to the address listed below.

☐
By Wire—UMB Bank, N.A., ABA routing # 101000695, Behringer Harvard Opportunity REIT II, Inc., Acct # 9871691551. Forward this Subscription Agreement to the address listed below.

☐
Custodial Accounts—Forward this Subscription Agreement directly to the custodian.

Mailing Instructions:
BEHRINGER HARVARD INVESTMENT SERVICES
866.655.3600

Regular Mail:	Express/Overnight Delivery:
P.O. Box 219768	430 West 7th Street
Kansas City, MO 64121-9768	Kansas City, MO 64105-1407

You will not be admitted as a stockholder until the REIT has accepted your Subscription Agreement, which will be evidenced by the REIT sending a confirmation of its acceptance. The REIT may reject any subscription, in whole or in part, in its sole discretion. The maximum number of Shares will be purchased based on the amount set forth under "Total $ Invested" above and may vary if this is a non-commission sale and whether volume discounts apply. If you provide payment that differs from the payment amount indicated above, your subscription will be automatically deemed a subscription for the maximum number of Shares that may be purchased for the payment provided.

NOTE TO REGISTERED REPRESENTATIVE: Copies of the Behringer Harvard Corporate Resolution form, Certificate of Investment Powers for Pension and Other Employee Benefit Plan form, Certificate of Investment Powers, Corporate Resolution form and other Behringer Harvard forms may be easily accessed in the broker section of the Behringer Harvard website—behringerharvard.com. Please call Investment Services at 866.655.3600 if you need log-in information or assistance.

2.
TYPE OF REGISTRATION Please complete either column A or B below, but not both.

A. Non-Custodial Registration
☐	Individual One signature required.
☐	Joint Tenants with Right of Survivorship All parties must sign.
☐	Community Property All parties must sign.
☐	Tenants in Common All parties must sign.
☐	S Corporation Registration Authorized signature required. Include the Behringer Harvard Corporate Resolution Form.
☐	C Corporation Registration Authorized signature required. Include the Behringer Harvard Corporate Resolution Form.
☐	Partnership Registration Authorized signature required. Include the Behringer Harvard Entity Certification of Investment Powers Form.
☐	Uniform Gift/Transfer to Minors Act State of Custodian signature required.
☐	Qualified Pension Plan (Non-custodian)* Authorized signature required. Include the Behringer Harvard Trustee Certification of Investment Powers for Pension and Other Employee Benefit Plans Form.
☐	Trust Authorized signature required. Include the Behringer Harvard Trustee Certification of Investment Powers Form.
☐	Other (Specify):

B. Custodial Registration*
☐ Traditional IRA Owner and custodian signature required.
☐ Roth IRA Owner and custodian signature required.
☐ KEOGH Plan Owner and custodian signature required.
☐ Simplified Employee Pension/Trust (SEP) Owner and custodian signature required.
☐ Pension or Profit Sharing Plan Owner and custodian signature required.
☐ Other (Specify):

Custodian Information—To be completed by custodian.
Name of Custodian:
Street/P.O. Box:
City, State, ZIP:
Custodian Tax ID #:
Custodian Account #:
Custodian Telephone #:

*See "Investment by ERISA Plans and Certain Tax-Exempt Entities" in the prospectus for a discussion of risks related to an investment in Shares by certain tax-exempt or tax-deferred plans.

3.
INVESTOR NAME AND ADDRESS

Please note: Investor information is required for all registration types. If this is a custodial investment through an IRA or otherwise, the custodian must provide the information in the above Custodian Information Section.

Name of Owner/Entity:                                                                      Tax ID/SS #:                                                          Date of Birth:

Name of Joint Owner/Trustee:                                                                Tax ID/SS #:                                                          Date of Birth:

Street Address (Required) :

City:                                                                                         State:                                                                       ZIP Code:

Mailing Address (Optional) :

City:                                                                                         State:                                                                       ZIP Code:

Home Phone:                                                                              Business Phone:

E-mail Address:                                                                          Country of Citizenship:

4.
Communications

Go Paperless—Electronic Delivery of Investor Communications

☐
By checking this box, the REIT will make certain investor communications available on its website behringerharvard.com and notify you via e-mail when such documents are available. Investor communications that may be delivered electronically include account statements, tax forms, annual reports, acquisition updates, proxy statements and other investor communications.

By electing electronic delivery, you agree that you have the appropriate hardware and software to receive e-mail notifications and view PDF documents. You understand you may incur certain costs associated with downloading and printing investor documents. Electronic delivery also involves risks related to system or network outages that could impair your timely receipt of or access to documents. The REIT may choose to send one or more items to you in paper form despite your consent to electronic delivery. You may also request a paper copy of any particular investor document. Your consent will be effective until you revoke it by either changing your delivery preference online at behringerharvard.com, under the "Investors" link, or by contacting the REIT at (866) 655-3600.

Householding

In order to reduce administrative costs, if paper delivery of investor communications (including proxy statements, annual reports, acquisition updates and other investor communications) is required, the REIT will deliver one printed communication to all REIT investors sharing my address unless I decline to consent to "householding" of investor communications by checking the adjacent box.

☐
Decline Householding

I understand that my consent to householding of investor communications will remain effective as long as my account with the REIT remains active unless I revoke my consent by writing to the REIT at PO Box 219768, Kansas City, MO 64121. We will process your request within 30 days after receipt and begin sending individual copies of communications to you.

5.
DISTRIBUTIONS Note: Complete either column A or B depending on registration type.

A. Non-Custodial Registration
If you fail to select an option or fail to complete the required information below, all non-custodial registration distributions will be sent to the address set forth in Section 3.
☐	I elect to participate in the distribution reinvestment plan of the REIT.*
☐	I prefer distributions to be deposited directly into my checking account (please see instructions below and include a voided check).
☐	I prefer to direct distributions to a party other than the registered owner per my instructions below (please complete all information).
☐	I prefer distributions to be paid to me at my address listed in Section 3.

B. Custodial Registration
If you fail to select an option below, all custodial registration distributions will be sent to the custodian for the benefit of the Investor.
☐	I elect to participate in the distribution reinvestment plan of the REIT.*
☐	I prefer for distributions be sent to the custodian for the benefit of the Investor.

*Each Investor who elects to have distributions reinvested agrees to notify the REIT and the broker-dealer named in this Subscription Agreement in writing if at any time he or she fails to meet the applicable suitability standards or is unable to make any other representations and warranties set forth in the prospectus and this Subscription Agreement.

In the event that the distribution reinvestment plan is suspended or terminated by the REIT and the REIT continues to pay a cash distribution, the cash distributions going forward will be paid to you at your then address of record, or as otherwise instructed by you, until such time as the suspension ceases at which time you will automatically resume receiving shares under the distribution reinvestment plan unless you have terminated your participation under the distribution reinvestment plan. Also, in the event that the REIT pays a special cash distribution to Investors, the cash distribution will also be paid to you at your then address of record, or as otherwise instructed by you.

To direct distributions to a checking account please enclose a voided check.    By enclosing a voided check, you authorize the REIT to begin making electronic deposits to the designated checking account. An automated deposit entry shall constitute the receipt for each transaction. This authority is to remain in force until the REIT has received written notification of its termination at such time and in such manner as to give the REIT reasonable time to act. In the event that the REIT deposits funds erroneously into the account, it is authorized to debit the account for the amount of the erroneous deposit.

To direct distributions (for non-custodial accounts only) to a party other than the registered owner, please provide the following information, as applicable:

Name of Institution/Payee:                                                                                                                    Account #:

Name on Account:

Street/P.O. Box:

City:                                                                                                                                        State:                                  ZIP Code:

6.
AUTOMATIC PURCHASES

Complete the following information if you wish to authorize additional investments in the REIT via automatic debits from your bank account. Participants in other Behringer Harvard public real estate programs may make automatic purchases in the REIT after satisfying the minimum purchase requirements of those programs. Each Investor who elects to participate in the automatic purchase plan agrees that the agreements, representations, and warranties made by the Investor in this Subscription Agreement apply to all additional purchases made under the plan including that the Investor meets the suitability standards set forth in the prospectus and this Subscription Agreement. The Investor also acknowledges and understands that the notices set forth in this Subscription Agreement also apply to additional purchases made under the automatic purchase plan. Alabama, Maine and Ohio residents are not eligible to participate in the automatic purchase plan.

I wish to make an Automatic Purchase ($200 minimum) in the amount of $                         (each month).

☐
I authorize payment for automatic purchase through direct debits from my checking account. Not available on IRA custodial accounts or other retirement accounts.

Please enclose a voided check for the appropriate account to participate in the automatic purchase plan.    By enclosing a voided check you authorize the REIT to begin making electronic debits from the checking account designated by the enclosed voided check each month. Such deductions and investments will continue until you notify the REIT in writing to change or discontinue them. Should your checking account contain insufficient funds to cover the authorized deduction, no deduction or investment will occur. In such event, your bank may charge you a fee for insufficient funds. If the REIT does not receive any payment from you for three consecutive months, the REIT may notify you in writing of your termination from the automatic purchase plan.

7.
SUBSCRIBER SIGNATURES Please carefully read and separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

In order to induce the REIT to accept this subscription, I hereby represent and warrant as follows:

		Owner	Joint Owner
(a)	I have received the prospectus, and I accept the terms and conditions of the organizational documents of the REIT.

		Initials	Initials
(b)	I have (1) a net worth (exclusive of home, home furnishings, and automobiles) of $250,000 or more; or (2) a net worth (exclusive of home, home furnishings, and automobiles) of at least $70,000 and had during the last tax year or estimate that I will have during the current tax year a minimum of $70,000 annual gross income, and, if applicable, that I meet the higher net worth and/or net income requirements imposed by my state of primary residence as set forth in the prospectus under "Suitability Standards." I will not purchase additional Shares unless I meet the net worth and gross income requirements at the time of purchase.

		Initials	Initials
(c)	I am purchasing Shares for my own account, and I acknowledge that there is no public maraket for this investment.

		Initials	Initials
(d)	I am not an Unacceptable Investor, as such term is defined in the prospectus on page two under "Suitability Standards—Restrictions Imposed by the Patriot Act and Related Acts."

		Initials	Initials
(e)	If I am an Alabama, California, Kentucky, Massachusetts, Oregon, Pennsylvania or Tennessee resident, this investment does not exceed 10 percent of my liquid net worth.

		Initials	Initials
(f)	If I am a Michigan, North Dakota or Ohio resident, this investment, together with investments in any other Behringer Harvard-sponsored real estate program, does not exceed 10 percent of my liquid net worth.

		Initials	Initials
(g)	If I am a Kansas or Maine resident, I acknowledge that it is recommended that my aggregate investment in Shares and similar direct participation investments should not exceed 10 percent of my liquid net worth, which is that portion of net worth which consists of cash, cash equivalents, and readily marketable securities.

		Initials	Initials

NOTICE IS HEREBY GIVEN TO EACH INVESTOR THAT YOU DO NOT WAIVE ANY RIGHTS YOU MAY HAVE UNDER THE SECURITIES ACT OF 1933, THE SECURITIES EXCHANGE ACT OF 1934 OR ANY STATE SECURITIES LAW BY EXECUTING THIS AGREEMENT. A SALE OF SHARES MAY NOT BE COMPLETED UNTIL AT LEAST FIVE BUSINESS DAYS AFTER RECEIPT OF THE FINAL PROSPECTUS.

The undersigned warrants receipt of the prospectus no later than five business days prior to the date signed. The Investor authorizes the REIT to discuss this investment with the Investor's current financial advisor.

If your subscription is accepted, you will receive a confirmation of your purchase after you have been admitted as a stockholder.

SUBSTITUTE FORM W-9

I declare that the information supplied above is true and correct and may be relied upon by the REIT in connection with my investment in the REIT. Under penalties of perjury, by signing this Subscription Agreement, I hereby certify that (a) I have provided herein my correct Taxpayer Identification Number, (b) I am not subject to backup withholding as a result of a failure to report all interest or dividends, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding and (c) except as otherwise expressly indicated above, I am a U.S. person (including a U.S. resident alien). If the IRS has notified you that backup withholding applies, then you must strike out the language in clause (b) in the certificate above that relates to underreporting.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature of Investor or Authorized Person	Printed Name	Date
Signature of Joint Owner, Trustee, Custodian or Authorized Person, if applicable	Printed Name	Date
8.
FINANCIAL ADVISOR Please read and complete the following.

The broker-dealer or authorized representative must sign below to complete the order. The undersigned broker-dealer or authorized representative warrants that it is a duly licensed broker-dealer (or non-commission based financial advisor) and may lawfully offer Shares in the state designated as the Investor's address or the state in which the sale is to be made, if different. The broker-dealer or authorized representative warrants that he or she has (a) reasonable grounds to believe this investment is suitable for the Investor as defined by Rule 2310 of the FINRA Conduct Rules, (b) informed the Investor of all aspects of liquidity and marketability of this investment as required by Rule 2310 of the FINRA Conduct Rules, (c) delivered the prospectus to the Investor at least five business days prior to the date that the Investor delivered this Subscription Agreement, (d) verified the identity of the Investor through appropriate methods and will retain proof of such verification process (to be delivered upon request), as required by applicable law, and (e) verified that the Investor and the registered owner do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions.

Broker-Dealer Name:	Phone #:
Broker-Dealer Street/P.O. Box:
City:	State:	ZIP Code:
Financial Advisor Name:	Phone #:
Financial Advisor #:	Branch #:
Financial Advisor Street/P.O. Box:
City:	State:	ZIP Code:
E-mail Address:

Behringer Harvard may use this address to provide an e-mail notification receipt of this subscription and provide additional information about Behringer Harvard programs.

Signature of Financial Advisor:	Date:

EXHIBIT B
SECOND AMENDED AND RESTATED DISTRIBUTION REINVESTMENT PLAN
Behringer Harvard Opportunity REIT II, Inc.

        Behringer Harvard Opportunity REIT II, Inc., a Maryland corporation (the "Company"), has adopted this second amended and restated distribution reinvestment plan (the "Plan"), administered by the Company or an unaffiliated third party (the "Administrator"), as agent for participants in the Plan ("Participants"), on the terms and conditions set forth below.

        1.    ELECTION TO PARTICIPATE.    Subject to the terms hereof, any purchaser of shares of common stock of the Company, par value $.0001 per share (the "Shares"), may become a Participant by making a written election to participate on such purchaser's Subscription Agreement at the time of subscription for Shares. Any stockholder who has not previously elected to participate in the Plan may so elect at any time by completing and executing an authorization form obtained from the Administrator or any other appropriate documentation as may be required by the Administrator. Participants generally are required to have the full amount of their cash distributions (other than "Designated Special Distributions" as defined below) with respect to all Shares owned by them reinvested pursuant to the Plan. However, the Administrator shall have the sole discretion, upon the request of a Participant, to accommodate a Participant's request for less than all of the Participant's Shares to be subject to participation in the Plan.

        2.    DISTRIBUTION REINVESTMENT PLAN.    The Administrator will receive all cash distributions (other than "Designated Special Distributions" as defined below) paid by the Company with respect to Shares of Participants (collectively, the "Distributions"). Participation will commence with the next Distribution payable after receipt of the Participant's election pursuant to Paragraph 1 hereof, provided it is received at least ten days prior to the last day of the month to which such Distribution relates. Subject to the preceding sentence, regardless of the date of such election, a holder of Shares will become a Participant in the Plan effective on the first day of the month following such election, and the election will apply to all Distributions attributable to such month and to all months thereafter. As used in this Plan, the term "Designated Special Distributions" shall mean those cash or other distributions designated as Designated Special Distributions by the Board of Directors of the Company (the "Board").

        3.    GENERAL TERMS OF PLAN INVESTMENTS.    The Administrator will apply all Distributions subject to this Plan, as follows:

          (a)   Prior to the termination of the Company's initial public offering or any follow-on public offering (the "Offerings") of the Shares reserved for issuance under the Plan pursuant to a registration statement on Form S-11, as thereafter amended or supplemented (the "Registration Statement"), the Administrator will invest Distributions in Shares at a price equal to the following, regardless of the price per Share paid by the Participant for the Shares in respect of which the Distributions are paid: (1) prior to the first the valuation of the Shares conducted by the Board or a committee thereof (as opposed to a valuation that is based solely on the offering price of securities in the most recent offering) (the "Initial Board Valuation") under the Company's valuation policy, as such valuation policy is amended from time to time (the "Valuation Policy"), 95% of (i) the most recently disclosed estimated value per Share (the "Valuation") as determined in accordance with the Valuation Policy less (ii) the aggregate distributions per Share of any net sale proceeds from the sale of one or more of the Company's assets, or other special distributions so designated by the Board, distributed to stockholders after the Valuation was determined (the "Valuation Adjustment"); or (2) on or after the Initial Board Valuation, 100% of (i) the most recently disclosed Valuation as determined in accordance with the Valuation Policy less (ii) any Valuation Adjustment. No advance notice of pricing pursuant to this Paragraph 3(a) shall be required.

          (b)   After termination of the Offerings, the Administrator will invest Distributions in Shares that may (but are not required to) be supplied from either (i) Shares registered with the Securities and Exchange Commission (the "Commission") pursuant to an effective registration statement on Form S-3 for Shares for use in the Plan (a "Future Registration") or (ii) Shares purchased by the Administrator for the Plan in a secondary market (if available) or on a national stock exchange (if listed) (collectively, the "Secondary Market") and registered with the Commission for resale pursuant to the Plan. Shares registered in a Future Registration that are not purchased by the Administrator in the Secondary Market will be issued at a price equal to 100% of (A) the most recently disclosed Valuation less (B) any Valuation Adjustment. Shares purchased on the Secondary Market as set forth in (ii) above will be purchased at the then-prevailing market price, and the average price paid by the Administrator for all such purchases for a single Distribution will be utilized for purposes of determining the purchase price for Shares purchased under the Plan on such investment date; however, in no event will the purchase price for Shares purchased under the Plan be less than 100% of the market price for Shares on such investment date. Shares acquired by the Administrator on the Secondary Market or registered in a Future Registration for use in the Plan may be at prices lower or higher than the per Share price that will be paid for the Shares purchased for the Plan pursuant to the Offerings and any subsequent offering. If the Administrator acquires Shares in the Secondary Market for use in the Plan, the Administrator shall use reasonable efforts to acquire Shares for use in the Plan at the lowest price then reasonably available. However, the Administrator does not in any respect guaranty or warrant that the Shares so acquired and purchased by the Participants in the Plan will be at the lowest possible price. Further, irrespective of the Administrator's ability to acquire Shares in the Secondary Market or the Company's ability to complete a Future Registration for shares to be used in the Plan, neither the Administrator nor the Company is in any way obligated to do either. No advance notice of pricing pursuant to this Paragraph 3(b) shall be required.

          (c)   Regardless of the pricing determined pursuant to Paragraphs 3(a) and 3(b) above, the Board may determine, from time to time, in its sole discretion, the price at which the Administrator will invest Distributions in Shares. No advance notice of pricing pursuant to this Paragraph 3(c) shall be required unless the new price so determined varies more than 5% from the pricing that would have resulted pursuant to Paragraphs 3(a) and 3(b) above, as applicable, with respect to any Distribution reinvestment if the Board had not so determined a new price, in which case the Company shall deliver a notice regarding the new price to each Participant at least 30 days' prior to the effective date of the new price.

          (d)   No selling commissions, dealer manager fees or organization and offering expenses will be paid for Shares purchased pursuant to the Plan.

          (e)   For each Participant, the Administrator will maintain an account that shall reflect for each month the Distributions received by the Administrator on behalf of such Participant. A Participant's account shall be reduced as purchases of Shares are made on behalf of such Participant.

          (f)    Distributions shall be invested in Shares by the Administrator promptly following the payment date with respect to such Distributions to the extent Shares are available for purchase under the Plan. If sufficient Shares are not available, any such funds that have not been invested in Shares within 30 days after receipt by the Administrator will be distributed to the Participants. Any interest earned on such accounts will be paid to the Company and is and will become the property of the Company.

          (g)   The purchase of fractional shares, computed to four decimal places, is a permissible and likely result of participation in the Plan. The ownership of the Shares shall be reflected on the books of the Company or its transfer agent.

          (h)   A Participant will not be able to acquire Shares under the Plan to the extent that such purchase would cause the Participant to exceed the ownership limits set forth in the Company's charter, as amended, unless exempted by the Board.

          (i)    The Shares issued under the Plan will be uncertificated until the Board determines otherwise.

        4.    DISTRIBUTION OF FUNDS.    In making purchases for Participants' accounts, the Administrator may commingle Distributions attributable to Shares owned by Participants and any additional payments received from Participants in respect of the purchase of Shares.

        5.    ABSENCE OF LIABILITY.    Neither the Company nor the Administrator shall have any responsibility or liability as to the value of the Shares, any change in the value of the Shares acquired for the Participant's account, or the rate of return earned on, or the value of, the interest-bearing accounts in which Distributions are invested. Neither the Company nor the Administrator shall be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability (a) arising out of the failure to terminate a Participant's participation in the Plan upon such Participant's death prior to receipt of notice in writing of such death and the expiration of 15 days from the date of receipt of such notice and (b) with respect to the time and the prices at which Shares are purchased for a Participant.

        6.    SUITABILITY.

        (a)   Each Participant shall notify the Administrator in the event that, at any time during his or her participation in the Plan, there is any material change in the Participant's financial condition or inaccuracy of any representation under the Subscription Agreement for the Participant's initial purchase of Shares.

        (b)   For purposes of this Paragraph 6, a material change shall include any anticipated or actual decrease in net worth or annual gross income or any other change in circumstances that would cause the Participant to fail to meet the suitability standards set forth in the Company's then current prospectus, as supplemented, for the offering of Shares under this Plan.

        7.    REPORTS TO PARTICIPANTS.    Within 60 days after the end of each fiscal quarter, the Administrator will deliver to each Participant a statement of account describing, as to such Participant, the Distributions received during the quarter, the number of Shares purchased during the quarter, the per Share purchase price for such Shares and the total Shares purchased on behalf of the Participant. Each statement shall also advise the Participant that, in accordance with Paragraph 6 hereof, the Participant is required to notify the Administrator in the event that there is any material change in the Participant's financial condition or if any representation made by the Participant under the Subscription Agreement for the Participant's initial purchase of Shares becomes inaccurate. Tax information regarding a Participant's participation in the Plan will be sent to each Participant by the Company or the Administrator at least annually.

        8.    NO DRAWING.    No Participant shall have any right to draw checks or drafts against the Participant's account or give instructions to the Company or the Administrator except as expressly provided herein.

        9.    TAXES.    The reinvestment of Distributions under the Plan does not relieve Participants of any taxes that may be payable as a result of those Distributions and their reinvestment pursuant to the terms of this Plan.

        10.    TERMINATION.

        (a)   A Participant may terminate or modify his participation in the Plan at any time by written notice mailed to the Administrator. To be effective for any Distribution, such notice must be received by the Administrator at least ten days prior to the last day of the month to which such Distribution relates.

        (b)   Prior to the listing of the Shares on a national stock exchange, a Participant's transfer of Shares will terminate participation in the Plan with respect to such transferred Shares as of the first day of the month in which such transfer is effective, unless the transferee of such Shares in connection with such transfer demonstrates to the Administrator that such transferee meets the requirements for participation hereunder and affirmatively elects participation by delivering an executed authorization form or other instrument required by the Administrator.

        (c)   The Administrator may terminate a Participant's individual participation in the Plan, and the Company may suspend or terminate the Plan itself, at any time by ten days' prior written notice to a Participant, or to all Participants, as the case may be.

        (d)   After termination of the Plan or termination of a Participant's participation in the Plan, the Administrator will send to each Participant (i) a statement of account in accordance with Paragraph 7 hereof, and (ii) a check for the amount of any Distributions in the Participant's account that have not been invested in Shares. Any future Distributions with respect to such former Participant's Shares made after the effective date of the termination of the Participant's participation in the Plan will be sent directly to the former Participant or to such other party as the Participant has designated pursuant to an authorization form or other documentation satisfactory to the Administrator.

        11.    STATE REGULATORY RESTRICTIONS.    The Administrator is authorized to deny participation in the Plan to residents of any state that imposes restrictions on participation in the Plan that conflict with the general terms and provisions of this Plan.

        12.    NOTICE.    Any notice or other communication required or permitted to be given by any provision of this Plan shall be in writing and, if to the Administrator, addressed to Behringer Harvard Investment Services, P.O. Box 219768, Kansas City, MO 64121-9768, or such other address as may be specified by the Administrator by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant's last address of record with the Administrator, delivered by electronic means to any address specified by the Participant, or given by including such information in a Current Report on Form 8-K or in the Company's annual or quarterly reports, all publicly filed with the Commission. Each Participant shall notify the Administrator promptly in writing of any change of address.

        13.    AMENDMENT.

        (a)   The terms and conditions of this Plan may be amended or supplemented by the Company at any time, including but not limited to an amendment to the Plan to substitute a new Administrator to act as agent for the Participants, by delivering an appropriate notice to each Participant at least 30 days prior to the effective date of the amendment or supplement. Such amendment or supplement shall be deemed conclusively accepted by each Participant except those Participants from whom the Administrator receives written notice of termination prior to the effective date thereof.

        (b)   In the event that the Plan is amended pursuant to this Paragraph 13 or suspended pursuant to Paragraph 10(c) hereof, each Participant shall remain a Participant in the Plan receiving cash distributions during such period that the Plan is suspended or the Shares cannot otherwise be distributed hereunder, unless the Participant terminates his participation in accordance with the procedures set forth under Paragraph 10(a) above. Once such suspension or other inability to distribute Shares hereunder ceases, the Participant will then receive Shares hereunder.

        14.    GOVERNING LAW.    This plan and participant's election to participate in the plan shall be governed by the laws of the State of Maryland. The foregoing choice of law shall not restrict the application of any state's securities laws (including the standards contained in the Statement of Policy Regarding Real Estate Investment Trusts adopted by the North American Securities Administrators Association on May 7, 2007) to the sale of shares to its residents or within such state.

EXHIBIT C
SECOND AMENDED AND RESTATED AUTOMATIC PURCHASE PLAN
Behringer Harvard Opportunity REIT II, Inc.

        Behringer Harvard Opportunity REIT II, Inc., a Maryland corporation (the "Company"), has adopted this Second Amended and Restated Automatic Purchase Plan (the "Plan"), administered by the Company or an unaffiliated third party (the "Administrator"), as agent for participants in the Plan ("Participants"), on the terms and conditions set forth below.

        1.    ELECTION TO PARTICIPATE.    Subject to the terms hereof, any purchaser of shares of common stock of the Company, par value $.0001 per share (the "Shares"), may become a Participant by making a written election to participate on such purchaser's Subscription Agreement at the time of subscription for Shares. Residents of the States of Alabama, Maine and Ohio are not eligible to participate in the Plan. Any stockholder who has not previously elected to participate in the Plan, and subject to the terms set forth in the Company's then-current prospectus, any participant in any publicly offered limited partnership, real estate investment trust or other real estate program sponsored by Behringer Harvard Holdings or its affiliates may so elect at any time by completing and executing an authorization form obtained from the Administrator or any other appropriate documentation as may be acceptable to the Administrator.

        2.    AUTOMATIC PURCHASE PROGRAM.    The Administrator or the Company's transfer agent will, at monthly intervals (each, a "Payment Interval"), automatically debit the Participant's bank checking account, savings account, or other account in the amount indicated on the Participant's election to participate, not less than $200 per month (collectively, the "Additional Payments"). Participation in the program will commence with the next monthly interval, provided the election is received at least ten days prior to the end of the month; otherwise, the election will apply to all subsequent monthly intervals.

        3.    GENERAL TERMS OF PLAN INVESTMENTS.    The Administrator will apply all Additional Payments subject to this Plan, as follows:

          (a)   Prior to the termination of the Company's initial public offering or any follow-on public offering (the "Offerings ") of the Shares pursuant to a registration statement on Form S-11, as thereafter amended or supplemented (the "Registration Statement"), the Administrator will invest Additional Payments in Shares at the public offering price per Share ($10.00 per share). In addition, in the event of any sale of Shares in respect of which the Company or the dealer manger is authorized to make, and has made, an agreement as to a reduction of sales commissions or dealer manager fees, the Company or the dealer manager also may agree to a commensurate reduction in such commissions or fees for the purchase of Shares hereunder as set forth in the Company's prospectus. If such an agreement is made, the Company or the dealer manager shall notify the Administrator thereof and the price at which Shares shall be purchased hereunder. Notwithstanding the foregoing, no reduction in the purchase price for Shares purchased hereunder shall be made in respect of Shares acquired by the Participant at a commission reduction resulting from established volume discounts set forth in the Company's prospectus.

          (b)   The Administrator will invest Additional Payments in Shares that may (but are not required to) be supplied from any of (i) Shares registered with the Securities and Exchange Commission (the "Commission") in connection with the Offerings, or (ii) Shares purchased by the Administrator for the Plan in a secondary market (if available) or on a stock exchange (collectively, the "Secondary Market") and registered with the Commission for resale pursuant to the Plan. Shares purchased on the Secondary Market as set forth in (iii) above will be purchased at the then-prevailing market price, and the average price paid by the Administrator for all such purchases for a single automatic purchase interval will be utilized for purposes of purchases of Shares in the Plan on such investment date. Shares acquired by the Administrator on the

  Secondary Market for use in the Plan may be at prices lower or higher than the per Share price that will be paid for the Shares purchased for the Plan pursuant to the Offering and any subsequent offering. If the Administrator acquires Shares in the Secondary Market for use in the Plan, the Administrator shall use reasonable efforts to acquire Shares for use in the Plan at the lowest price then reasonably available. However, the Administrator does not in any respect guaranty or warrant that the Shares so acquired and purchased by the Participants in the Plan will be at the lowest possible price. Further, irrespective of the Administrator's ability to acquire Shares in the Secondary Market or the Company's ability to complete a future registration for shares to be used in the Plan, neither the Administrator nor the Company is in any way obligated to do either.

          (c)   If a Participant designates in writing that such Participant's broker who made the initial sale of Shares to the Participant shall receive commissions for purchases under the Plan, then such broker shall be paid a selling commission not to exceed 7.0% (reduced commission rates will apply as set forth in paragraph (a) above). Dealer manager fees will be paid to the dealer manager named in the Registration Statement for the Offering at the rate not to exceed 2.5% (reduced fees will apply as set forth in paragraph (a) above). Each Participant is permitted to identify, change, or eliminate the name of his account executive at a participating broker-dealer with respect to Shares purchased pursuant to the Plan.

          (d)   For each Participant, the Administrator will maintain an account that shall reflect the Additional Payments received by the Administrator on behalf of such Participant. A Participant's account shall be reduced as purchases of Shares are made on behalf of such Participant.

          (e)   Additional Payments will be invested by the Administrator in Shares promptly following each Payment Interval to the extent Shares are available for purchase under the Plan. If sufficient Shares are not available, any such funds that have not been invested in Shares within 30 days after receipt by the Administrator and, in any event, by the end of the fiscal quarter in which they are received, will be distributed to the Participants. Any interest earned on such accounts will be paid to the Company and will become the property of the Company.

          (f)    The purchase of fractional shares, computed to four decimal places, is a permissible and likely result of participation in the Plan. The ownership of the Shares shall be reflected on the books of the Company or its transfer agent.

          (g)   A Participant will not be able to acquire Shares under the Plan to the extent that such purchase would cause the Participant to exceed the ownership limits set forth in the Company's charter, as amended, unless exempted by the Company's board of directors.

          (h)   The Shares issued under the Plan will be uncertificated until the Company's board of directors determines otherwise.

        4.    DISTRIBUTION OF FUNDS.    If the Participant elects to participate in the distribution reinvestment plan, the Administrator may commingle distributions related to Shares purchased through this Plan with Participant's other distributions from the Company's Shares to make purchases pursuant to the Company's distribution reinvestment plan.

        5.    ABSENCE OF LIABILITY.    Neither the Company nor the Administrator shall have any responsibility or liability as to the value of the Shares, any change in the value of the Shares acquired for the Participant's account, or the rate of return earned on, or the value of, the interest-bearing accounts in which Additional Payments are invested. Neither the Company nor the Administrator shall be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability (a) arising out of the failure to terminate a Participant's participation in the Plan upon such Participant's death prior to receipt of notice in writing of such death and the expiration of 15 days from the date of receipt of such notice and (b) with respect to the time and the prices at which Shares are purchased for a Participant.

        6.    SUITABILITY.

        (a)   Each Participant shall notify the Administrator in the event that, at any time during his participation in the Plan, there is any material change in the Participant's financial condition or inaccuracy of any representation under the Subscription Agreement for the Participant's initial purchase of Shares.

        (b)   For purposes of this Paragraph 6, a material change shall include any anticipated or actual decrease in net worth or annual gross income or any other change in circumstances that would cause the Participant to fail to meet the suitability standards set forth in the Company's then-current prospectus, as supplemented, for the offering of Shares under this Plan.

        7.    REPORTS TO PARTICIPANTS.    Within 60 days after the end of each fiscal quarter, the Administrator will deliver to each Participant a statement of account describing, as to such Participant, the Additional Payments received during the quarter, the number of Shares purchased during the quarter, the per Share purchase price for such Shares, and the total Shares purchased on behalf of the Participant pursuant to the Plan. Each statement shall also advise the Participant that, in accordance with Paragraph 6 hereof, the Participant is required to notify the Administrator in the event that there is any material change in the Participant's financial condition or if any representation made by the Participant under the Subscription Agreement for the Participant's initial purchase of Shares becomes inaccurate. Tax information regarding a Participant's participation in the Plan will be sent to each Participant by the Company or the Administrator at least annually.

        8.    NO DRAWING.    No Participant shall have any right to draw checks or drafts against the Participant's account or give instructions to the Company or the Administrator except as expressly provided herein.

        9.    TAXES.    Participants should consult their own tax adviser regarding the tax consequences of ownership of the Shares.

        10.    TERMINATION.

        (a)   A Participant may terminate or modify his participation in the Plan at any time by written notice mailed to the Administrator. To be effective for any Additional Payment, such notice must be received by the Administrator at least ten days prior to the next Payment Interval following the date of receipt of such notice.

        (b)   The Administrator may terminate a Participant's individual participation in the Plan, and the Company may suspend or terminate the Plan itself, at any time by ten days' prior written notice to a Participant, or to all Participants, as the case may be.

        (c)   After termination of the Plan or termination of a Participant's participation in the Plan, the Administrator will send to each Participant (i) a statement of account in accordance with Paragraph 7 hereof, and (ii) a check for the amount of any Additional Payments in the Participant's account that have not been invested in Shares.

        11.    STATE REGULATORY RESTRICTIONS.    The Administrator is authorized to deny participation in the Plan to residents of any state which imposes restrictions on participation in the Plan that conflict with the general terms and provisions of this Plan.

        12.    NOTICE.    Any notice or other communication required or permitted to be given by any provision of this Plan shall be in writing and, if to the Administrator, addressed to Behringer Harvard Investment Services, P.O. Box 219768, Kansas City, MO 64121-9768, or such other address as may be specified by the Administrator by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant's last address of record with the Administrator, delivered by electronic means to any address specified by the Participant, or given by including such information in a Current Report on Form 8-K or in the Company's annual or quarterly reports, all publicly filed with the Commission. Each Participant shall notify the Administrator promptly in writing of any change of address.

        13.    AMENDMENT.

        (a)   The terms and conditions of this Plan may be amended or supplemented by the Company at any time, including but not limited to an amendment to the Plan to substitute a new Administrator to act as agent for the Participants, by delivering an appropriate notice to each Participant at least 30 days prior to the effective date of the amendment or supplement. Such amendment or supplement shall be deemed conclusively accepted by each Participant except those Participants from whom the Administrator receives written notice of termination prior to the effective date thereof.

        (b)   In the event that the Plan is amended pursuant to this Paragraph 13 or suspended pursuant to Paragraph 10(b) hereof, each Participant shall remain a Participant in the Plan, unless the Participant terminates his participation in accordance with the procedures set forth under Paragraph 10(a) above.

        14.    GOVERNING LAW.    This plan and participant's election to participate in the plan shall be governed by the laws of the State of Maryland. The foregoing choice of law shall not restrict the application of any state's securities laws (including the standards contained in the Statement of Policy Regarding Real Estate Investment Trusts adopted by the North American Securities Administrators Association on May 7, 2007) to the sale of shares to its residents or within such state.

        15.    PARTICIPATION BY LIMITED PARTNERS OF BEHRINGER HARVARD OPPORTUNITY OP II LP.    For purposes of this Plan, "stockholders" shall be deemed to include limited partners of Behringer Harvard Opportunity OP II LP (the "Partnership"); "Participants" shall be deemed to include limited partners of the Partnership that elect to participate in the Plan.

Prospectus
Up to 75,000,000 Shares of Common Stock
Offered to the Public

ALPHABETICAL INDEX	Page
Additional Information	263
Cautionary Note Regarding Forward-Looking Statements	101
Conflicts of Interest	138
Description of Real Estate Investments	170
Description of Shares	223
Estimated Use of Proceeds	102
Experts	261
Federal Income Tax Considerations	195
How to Subscribe	258
Incorporation of Certain Information by Reference	262
Investment by ERISA Plans and Certain Tax-Exempt Entities	217
Investment Objectives and Criteria	148
Legal Matters	260
Management	107
Plan of Distribution	250
Prior Performance Summary	182
Prospectus Summary	4
Quantitative and Qualitative Disclosures About Market Risk	260
Questions and Answers About This Offering	29
Risk Factors	42
Selected Information Regarding Our Operations	176
Stock Ownership	136
Suitability Standards	1
Summary of Distribution Reinvestment Plan and Automatic Purchase Plan	242
Supplemental Sales Material	259
The Operating Partnership Agreement	246

        We have not authorized any dealer, salesperson or other individual to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth below. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time after the date of this prospectus.

        Our shares are not FDIC insured, may lose value and are not bank guaranteed. See "Risk Factors" beginning on page 42 to read about risks you should consider before buying shares of our common stock.

July 5, 2011